EXHIBIT 10.70

[AHCCCS LOGO]	Notice of Request for Proposal SOLICITATION NO.: YH09-0001 PAGE 1 OF 175	(AHCCCS) Arizona Health Care Cost Containment System 701 East Jefferson, MD 5700 Phoenix, Arizona 85034

SECTION A: SOLICITATION, OFFER AND AWARD

Solicitation Contact Person:

Michael Veit                                                                          Telephone: (602) 417-4762
Contracts and Purchasing Section                                    Telefax: (602) 417-5957
701 E. Jefferson, MD5700                                                   E-Mail: Michael.Veit@azahcccs.gov
Phoenix, Arizona 85034                                                       Issue Date: February 1, 2008

LOCATION:        ARIZONA HEALTH CARE COST CONTAINMENT SYSTEM ADMINISTRATION
(AHCCCS)

                                Contracts and Purchasing Section (First Floor)
                                701 E. Jefferson, MD5700
                                Phoenix, Arizona 85034

DESCRIPTION:                                    ACUTE CARE SERVICES
PROPOSAL DUE DATE:                    March 28, 2008 AT 3:00 P.M. MST

Offeror’s Conference:
A Prospective Offeror’s Conference and Technical Assistance Session has been scheduled on February 11, 2008 from 8:30 AM to 12:00 PM, and a Information Technology (IT) PMMIS Technical Interface Meeting from 1:00 PM to 5:00 PM. in the Gold Room, at AHCCCS, 701 E. Jefferson, Phoenix, AZ 85034.

Persons with a disability may request a reasonable accommodation, such as a sign language interpreter, by contacting the person named above. Requests should be made as early as possible to allow time to arrange the accommodation.

QUESTIONS CONCERNING THIS SOLICITATION SHALL BE SUBMITTED IN THE FORMAT DESCRIBED IN SECTION I, INSTRUCTIONS TO OFFERORS, TO THE SOLICITATION CONTACT PERSON NAMED ABOVE, IN WRITING VIA E-MAIL ONLY BY 5:00 PM ON FEBRUARY 15, 2008.

Competitive sealed proposals will be received at the above specified location, until the time and date cited. Proposals received by the correct time and date will be opened and the name of each offeror will be publicly read.

Proposals must be in the actual possession of AHCCCS on or prior to the time and date and at the location indicated above. Late proposals shall not be considered.

Proposals must be submitted in a sealed envelope or package with the Solicitation Number and the offeror’s name and address clearly indicated on the envelope or package. All proposals must be typewritten. Additional instructions for preparing a proposal are included in this solicitation document.

OFFERORS ARE STRONGLY ENCOURAGED TO CAREFULLY READ THE ENTIRE SOLICITATION.

OFFER

The undersigned Offeror hereby agrees to provide all services in accordance with the terms and requirements stated herein, including all exhibits, amendments, and final proposal revisions (if any). Signature also acknowledges receipt of all pages indicated in the Table of Contents.

Arizona Transaction (Sales) Privilege Tax License No.:                N/A
Federal Employer Identification No.:                                                62-1831567
E-Mail Address: Fax:                                                                           nnovick@abrazohealth.com
VHS Phoenix Health Plan, LLC
7878 North 16th Street, Suite 105
Phoenix, AZ  85020

For clarification of this offer, contact:                                              Nancy Novick
                                                                                                                Phone: 602-824-3810
                                                                                                                Fax: 602-824-3857
                                                                                                                /s/ Nancy Novick
                                                                                                                 Signature of Person Authorized to Sign Offer
                                                                                                                Nancy Novick, CEO

CERTIFICATION
By signature in the Offer section above, the bidder certifies:

1.    The submission of the offer did not involve collusion or other anti-competitive practices.
2.    The bidder shall not discriminate against any employee or applicant for employment in violation of Federal Executive
       Order 11246, State Executive Order 99-4 or A.R.S. §§ 41-1461 through 1465.
3.    The bidder has not given, offered to give, nor intends to give at any time hereafter any economic opportunity, future employment, gift, loan, gratuity, special discount, trip, favor, or service to a public servant in connection with the submitted offer. Failure to provide a valid signature affirming the stipulations required by this clause shall result in rejection of the offer. Signing the offer with a false statement shall void the offer, any resulting contract and may be subject to legal remedies provided by law.
4.    The bidder certifies that the above referenced organization ___ is/ X  is not a small business with less than 100 employees or has gross revenues of $4 million or less.

ACCEPTANCE OF OFFER (to be completed by AHCCCS)

Your offer, including all exhibits, amendments and final proposal revisions (if any), contained herein, is accepted.

The Contractor is now bound to provide all services listed by the attached contract and based upon the solicitation, including all terms, conditions, specifications, amendments, etc., and the Contractor’s Offer as accepted by AHCCCS.

This contract shall henceforth be referred to as Contract No.YH09 - 0001

Awarded this 1st day of May 2008

/s/ Michael Veit
 Michael Veit, as AHCCCS Contracting Officer and not personally

TABLE OF CONTENTS

SECTION B: CAPITATION RATES...........................................................................................................................
SECTION C: DEFINITIONS.........................................................................................................................................
SECTION D: PROGRAM REQUIREMENTS.............................................................................................................

INTRODUCTION...........................................................................................................................................................
        1.  TERM OF CONTRACT AND OPTION TO RENEW..................................................................................
        2.  ELIGIBILITY CATEGORIES............................................................................................................................
        3.  ENROLLMENT AND DISENROLLMENT....................................................................................................
        4.  ANNUAL ENROLLMENT CHOICE..............................................................................................................
        5.  ENROLLMENT AFTER CONTRACT AWARD..........................................................................................
        6.  AUTO-ASSIGNMENT ALGORITHM...........................................................................................................
        7.  AHCCCS MEMBER IDENTIFICATION CARDS........................................................................................
        8.  MAINSTREAMING OF AHCCCS MEMBERS............................................................................................
        9.  TRANSITION OF MEMBERS........................................................................................................................
        10. SCOPE OF SERVICES.....................................................................................................................................
        11. SPECIAL HEALTH CARE NEEDS................................................................................................................
        12. BEHAVIORAL HEALTH SERVICES............................................................................................................
        13. AHCCCS GUIDELINES, POLICIES AND MANUALS..............................................................................
        14. MEDICAID SCHOOL BASED CLAIMING PROGRAM (MSBC)............................................................
        15. PEDIATRIC IMMUNIZATIONS AND THE VACCINES FOR CHILDREN  PROGRAM.....................
        16. STAFF REQUIREMENTS AND SUPPORT SERVICES.............................................................................
        17. WRITTEN POLICIES, PROCEDURES AND JOB DESCRIPTIONS.........................................................
        18. MEMBER INFORMATION...........................................................................................................................
        19. SURVEYS..........................................................................................................................................................
        20. CULTURAL COMPETENCY.........................................................................................................................
        21. MEDICAL RECORDS.....................................................................................................................................
        22. ADVANCE DIRECTIVES...............................................................................................................................
        23. QUALITY MANAGEMENT (QM)...............................................................................................................
        24. MEDICAL MANAGEMENT (MM)..............................................................................................................
        25. ADMINISTRATIVE PERFORMANCE STANDARDS..............................................................................
        26. GRIEVANCE SYSTEM....................................................................................................................................
        27. NETWORK DEVELOPMENT........................................................................................................................
        28. PROVIDER AFFILIATION TRANSMISSION............................................................................................
        29. NETWORK MANAGEMENT.......................................................................................................................
        30. PRIMARY CARE PROVIDER  STANDARDS............................................................................................
        31. MATERNITY CARE PROVIDER STANDARDS........................................................................................
        32. REFERRAL MANAGEMENT PROCEDURES AND STANDARDS.......................................................
        33. APPOINTMENT STANDARDS...................................................................................................................
        34. FEDERALLY QUALIFIED HEALTH CENTERS AND RURAL HEALTH CLINICS.............................
         34. FEDERALLY QUALIFIED HEALTH CENTERS AND RURAL HEALTH CLINICS.............................
        35. PROVIDER MANUAL....................................................................................................................................
        36. PROVIDER REGISTRATION.........................................................................................................................
        37. SUBCONTRACTS...........................................................................................................................................
        38. CLAIMS PAYMENT/HEALTH INFORMATION SYSTEM ....................................................................
        39. SPECIALTY CONTRACTS............................................................................................................................
        40. HOSPITAL SUBCONTRACTING AND REIMBURSEMENT..................................................................
        41. RESPONSIBILITY FOR NURSING FACILITY REIMBURSEMENT........................................................
        42. PHYSICIAN INCENTIVES/PAY FOR PERFORMANCE ..........................................................................
        43. MANAGEMENT SERVICES AGREEMENT AND COST ALLOCATION PLAN.................................
        44. RESERVED........................................................................................................................................................
        45. RESERVED........................................................................................................................................................
        46. PERFORMANCE BOND OR BOND SUBSTITUTE...................................................................................
        47. AMOUNT OF PERFORMANCE BOND......................................................................................................
        48. ACCUMULATED FUND DEFICIT ..............................................................................................................
        49. ADVANCES, DISTRIBUTIONS, LOANS AND INVESTMENTS............................................................
        50. FINANCIAL VIABILITY STANDARDS ....................................................................................................
        51. SEPARATE INCORPORATION....................................................................................................................
        52. MERGER, REORGANIZATION AND CHANGE OF OWNERSHIP .......................................................
        53. COMPENSATION...........................................................................................................................................
        54. PAYMENTS TO CONTRACTORS...............................................................................................................
        55. CAPITATION ADJUSTMENTS ..................................................................................................................
        56. RESERVED........................................................................................................................................................
        57. REINSURANCE...............................................................................................................................................
        58. COORDINATION OF BENEFITS..................................................................................................................
        59. COPAYMENTS ...............................................................................................................................................
        60. MEDICARE SERVICES AND COST SHARING ........................................................................................
        61. MARKETING ..................................................................................................................................................
        62. CORPORATE COMPLIANCE.......................................................................................................................
        63. RECORDS RETENTION.................................................................................................................................
        64. DATA EXCHANGE REQUIREMENTS .......................................................................................................
        65. ENCOUNTER DATA REPORTING .............................................................................................................
        66. ENROLLMENT AND CAPITATION TRANSACTION UPDATES........................................................
        67. PERIODIC REPORT REQUIREMENTS........................................................................................................
        68. REQUESTS FOR INFORMATION................................................................................................................
        69. DISSEMINATION OF INFORMATION......................................................................................................
        70. OPERATIONAL AND FINANCIAL READINESS REVIEWS..................................................................
        71. OPERATIONAL AND FINANCIAL REVIEWS..........................................................................................
        72. SANCTIONS....................................................................................................................................................
        73. BUSINESS CONTINUITY AND RECOVERY PLAN..................................................................................
        74. TECHNOLOGICAL ADVANCEMENT .......................................................................................................
        75. PENDING LEGISLATIVE / OTHER ISSUES................................................................................................
        76. SUPPORT OF ARIZONA BASED TRANSLATIONAL AND CLINICAL RESEARCH ......................
        77. RESERVED........................................................................................................................................................
        78. RESERVED........................................................................................................................................................

 SECTION E: CONTRACT CLAUSES.........................................................................................................................

         1) APPLICABLE LAW..........................................................................................................................................
        2) AUTHORITY.....................................................................................................................................................
        3) ORDER OF PRECEDENCE...............................................................................................................................
        4) CONTRACT INTERPRETATION AND AMENDMENT ...........................................................................
        5) SEVERABILITY.................................................................................................................................................
        6) RELATIONSHIP OF PARTIES .......................................................................................................................
        7) ASSIGNMENT AND DELEGATION.............................................................................................................
        8) INDEMNIFICATION........................................................................................................................................
        9) INDEMNIFICATION -- PATENT AND COPYRIGHT ................................................................................
        10) COMPLIANCE WITH APPLICABLE LAWS, RULES AND REGULATIONS .....................................
        11) ADVERTISING AND PROMOTION OF CONTRACT..............................................................................
        12) PROPERTY OF THE STATE ........................................................................................................................
        13) THIRD PARTY ANTITRUST VIOLATIONS..............................................................................................
        14) RIGHT TO ASSURANCE...............................................................................................................................
        15) TERMINATION FOR CONFLICT OF INTEREST......................................................................................
        16) GRATUITIES...................................................................................................................................................
        17) SUSPENSION OR DEBARMENT ................................................................................................................
        18) TERMINATION FOR CONVENIENCE .......................................................................................................
        19) TEMPORARY MANAGEMENT/OPERATION OF A CONTRACTOR AND TERMINATION.........
        20) TERMINATION - AVAILABILITY OF FUNDS.........................................................................................
        21) RIGHT OF OFFSET ........................................................................................................................................
        22) NON-EXCLUSIVE REMEDIES......................................................................................................................
        23) NON-DISCRIMINATION .............................................................................................................................
        24) EFFECTIVE DATE..........................................................................................................................................
        25) INSURANCE....................................................................................................................................................
        26) DISPUTES........................................................................................................................................................
        27) RIGHT TO INSPECT PLANT OR PLACE OF BUSINESS.........................................................................
        28) INCORPORATION BY REFERENCE............................................................................................................
        29) COVENANT AGAINST CONTINGENT FEES............................................................................................
        30) CHANGES........................................................................................................................................................
        31) TYPE OF CONTRACT ...................................................................................................................................
        32) AMERICANS WITH DISABILITIES ACT.................................................................................................
        33) WARRANTY OF SERVICES.........................................................................................................................
        34) NO GUARANTEED QUANTITIES .............................................................................................................
        35) CONFLICT OF INTEREST ............................................................................................................................
        36) CONFIDENTIALITY AND DISCLOSURE OF CONFIDENTIAL INFORMATION..............................
        37) COOPERATION WITH OTHER CONTRACTORS ...................................................................................
        38) ASSIGNMENT OF CONTRACT AND BANKRUPTCY...........................................................................
        39) OWNERSHIP OF INFORMATION AND DATA ......................................................................................
        40) AUDITS AND INSPECTIONS .....................................................................................................................
        41) LOBBYING.......................................................................................................................................................
        42) CHOICE OF FORUM......................................................................................................................................
        43) DATA CERTIFICATION ..............................................................................................................................
        44) OFF SHORE PERFORMANCE OF WORK PROHIBITED........................................................................
        45) FEDERAL IMMIGRATION AND NATIONALITY ACT.........................................................................
        46) IRS W-9 FORM................................................................................................................................................
        47) CONTINUATION OF PERFORMANCE THROUGH TERMINATION..................................................

 SECTION F: RESERVED...............................................................................................................................................

SECTION G: REPRESENTATIONS AND CERTIFICATIONS OF OFFEROR......................................................

SECTION H: EVALUATION FACTORS AND SELECTION PROCESS................................................................

SECTION I: INSTRUCTIONS TO OFFERORS..........................................................................................................

SECTION J: LIST OF ATTACHMENTS....................................................................................................................

ATTACHMENT A: MINIMUM SUBCONTRACT PROVISIONS.........................................................................

        1. ASSIGNMENT AND DELEGATION OF RIGHTS AND RESPONSIBILITIES ........................................
        2. AWARDS OF OTHER SUBCONTRACTS....................................................................................................
        3. CERTIFICATION OF COMPLIANCE – ANTI-KICKBACK AND LABORATORY TESTING.............
        4. CERTIFICATION OF TRUTHFULNESS OF REPRESENTATION............................................................
        5. CLINICAL LABORATORY IMPROVEMENT AMENDMENTS OF 1988................................................
        6. COMPLIANCE WITH AHCCCS RULES RELATING TO AUDIT AND INSPECTION..........................
        7. COMPLIANCE WITH LAWS AND OTHER REQUIREMENTS ...............................................................
        8. CONFIDENTIALITY REQUIREMENT ..........................................................................................................
        9. CONFLICT IN INTERPRETATION OF PROVISIONS ................................................................................
        10. CONTRACT CLAIMS AND DISPUTES .....................................................................................................
        11. ENCOUNTER DATA REQUIREMENT .......................................................................................................
        12. EVALUATION OF QUALITY, APPROPRIATENESS, OR TIMELINESS OF SERVICES ...................
        13. FRAUD AND ABUSE.....................................................................................................................................
        14. GENERAL INDEMNIFICATION ..................................................................................................................
        15. INSURANCE....................................................................................................................................................
        16. LIMITATIONS ON BILLING AND COLLECTION PRACTICES ............................................................
        17. MAINTENANCE OF REQUIREMENTS TO DO BUSINESS AND PROVIDE SERVICES....................
        18. NON-DISCRIMINATION REQUIREMENTS..............................................................................................
        19. PRIOR AUTHORIZATION AND UTILIZATION MANAGEMENT .....................................................
        20. RECORDS RETENTION.................................................................................................................................
        21. SEVERABILITY...............................................................................................................................................
        22. SUBJECTION OF SUBCONTRACT.............................................................................................................
        23. TERMINATION OF SUBCONTRACT.........................................................................................................
        24. VOIDABILITY OF SUBCONTRACT............................................................................................................
        25. WARRANTY OF SERVICES.........................................................................................................................
        26. OFF-SHORE PERFORMANCE OF WORK PROHIBITED .......................................................................
        27. FEDERAL IMMIGRATION AND NATIONALITY ACT..........................................................................

 ATTACHMENT B: MINIMUM NETWORK STANDARDS (BY GEOGRAPHIC SERVICE AREA)..............

 ATTACHMENT C: RESERVED .................................................................................................................................

ATTACHMENT D: SAMPLE LETTER OF INTENT ..............................................................................................

ATTACHMENT E: INSTRUCTIONS FOR PREPARING CAPITATION PROPOSAL.......................................

ATTACHMENT F: PERIODIC REPORT REQUIREMENTS...................................................................................

ATTACHMENT G: AUTO-ASSIGNMENT ALGORITHM....................................................................................

ATTACHMENT H(1): ENROLLEE GRIEVANCE SYSTEM STANDARDS AND POLICY................................

ATTACHMENT H(2): PROVIDER CLAIM DISPUTE STANDARDS AND POLICY.........................................

ATTACHMENT I: RESERVED....................................................................................................................................

ATTACHMENT J: OFFEROR’S CHECKLIST..........................................................................................................

ATTACHMENT K: COST SHARING COPAYMENTS.............................................................................................

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SECTION B: CAPITATION RATES

The Contractor shall provide services as described in this contract. In consideration for these services, the Contractor will be paid Contractor-specific rates per member per month for the term October 1, 2008 through September 30,
2009. See Attachment E, Instructions for Preparing Capitation Proposal, for more information.

SECTION C:        DEFINITIONS

638 TRIBAL FACILITY
A facility that is operated by an Indian tribe and that is authorized to provide services pursuant to Public Law (P.L.) 93-638, as amended.

1931 (also referred to as TANF related)
Eligible individuals and families under Section 1931 of the Social Security Act, with household income levels at or below 100% of the federal poverty level
(FPL).

ACOM
AHCCCS Contractor Operations Manual, available on the AHCCCS website at
www.azahcccs.gov.

ADHS
Arizona Department of Health Services, the state agency mandated to serve the public health needs of all Arizona citizens.

ADHS BEHAVIORAL HEALTH RECIPIENT
A Title XIX or Title XXI acute care member who is eligible for and is receiving behavioral health services through ADHS and its subcontractors.

ADJUDICATED CLAIMS
Claims that have been received and processed by the Contractor, and which resulted in a payment or denial of payment

AGENT
Any person who has been delegated the authority to obligate or act on behalf of another person or entity on who has been delegated the authority to obligate or act on behalf of another person or entity.

AHCCCS
Arizona Health Care Cost Containment System, which is composed of the
Administration, Contractors, and other arrangements through which health care services are provided to an eligible person, as defined by A.R.S. § 36-2902, et seq.

AHCCCS BENEFITS
See “COVERED SERVICES”.

AHCCCS CARE
Eligible individuals and childless adults whose income is less than 100% of the
FPL, and who are not categorically linked to another Title XIX program. Also known as “NON MEDICAL EXPENSE DEDUCTION MEMBER (NONMED)”

AHCCCS MEMBER
See “MEMBER”.

ALTCS
The Arizona Long Term Care System, a program under AHCCCS that delivers long-term, acute, behavioral health and case management services to members, as authorized by A.R.S. § 36-2932.

AMBULATORY CARE
Preventive, diagnostic and treatment services provided on an outpatient basis by physicians, nurse practitioners, physician assistants and other health care providers.

AMERICAN INDIAN HEALTH PROGRAM (AIHP)
The program that delivers health care to the eligible Native American population living on reservations through the Indian Health Service (IHS). Formerly known as AHCCCS IHS FFS Program.

AMPM
AHCCCS Medical Policy Manual, available on the AHCCCS website at
www.azahcccs.gov.

ANNUAL ENROLLMENT CHOICE (AEC)
The opportunity, given each member annually, to change to another Contractor in their GSA.

APPEAL RESOLUTION
The written determination by the Contractor concerning an appeal.

ARIZONA ADMINISTRATIVE CODE (A.A.C.)
State regulations established pursuant to relevant statutes. For purposes of this solicitation, the relevant sections of the A.A.C. are referred to throughout this document as “AHCCCS Rules”.

A.R.S.
Arizona Revised Statutes.

BBA
The Balanced Budget Act of 1997.

BIDDER’S LIBRARY
A repository of manuals, statutes, rules and other reference material located on the AHCCCS website at www.azahcccs.gov.

BOARD CERTIFIED
An individual who has successfully completed all prerequisites of the respective specialty board and successfully passed the required examination for certification.

BORDER COMMUNITIES
Cities, towns or municipalities located in Arizona and within a designated geographic service area whose residents typically receive primary or emergency care in adjacent Geographic Service Areas (GSA) or neighboring states, excluding neighboring countries, due to service availability or distance. (R9-22-
201.F, R9-22-201.G, R9-22-101.B)

BREAST AND CERVICAL CANCER TREATMENT PROGRAM (BCCTP)
Eligible individuals under the Title XIX expansion program for women with income up to 250% of the FPL, who are diagnosed with and need treatment for breast and/or cervical cancer or cervical lesions and are not eligible for other
Title XIX programs providing full Title XIX services. Qualifying individuals cannot have other creditable health insurance coverage, including Medicare.

CAPITATION
Payment to a Contractor by AHCCCS of a fixed monthly payment per person in advance, for which the Contractor provides a full range of covered services as authorized under A.R.S. § 36-2904 and § 36-2907.

CATEGORICALLY LINKED TITLE XIX MEMBER
Member eligible for Medicaid under Title XIX of the Social Security Act including those eligible under 1931 provisions of the Social Security Act, Sixth
Omnibus Budget Reconciliation Act (SOBRA), Supplemental Security Income
(SSI), and SSI-related groups. To be categorically linked, the member must be aged 65 or over, blind, disabled, a child under age 19, a parent of a dependent child, or pregnant.

CLAIM DISPUTE
A dispute, filed by a provider or Contractor, whichever is applicable, involving a payment of a claim, denial of a claim, imposition of a sanction or reinsurance.

CLEAN CLAIM
A claim that may be processed without obtaining additional information from the provider of service or from a third party, but does not include a claim under investigation for fraud or abuse or under review for medical necessity.

CMS
Centers for Medicare and Medicaid Services, an organization within the U.S.
Department of Health and Human Services, which administers the Medicare and
Medicaid programs and the State Children’s Health Insurance Program.

COMPETITIVE BID PROCESS
A state procurement system used to select Contractors to provide covered services on a geographic basis.

CONTINUING OFFEROR (INCUMBENT)
An AHCCCS Contractor during CYE ‘08 that submits a proposal pursuant to this solicitation.

CONTRACT SERVICES
See “COVERED SERVICES”.

CONTRACT YEAR (CY)
Corresponds to the federal fiscal year (October 1 through September 30).

CONTRACTOR
An organization or entity agreeing through a direct contracting relationship with
AHCCCS to provide the goods and services specified by this contract in conformance with the stated contract requirements, AHCCCS statute and rules, and federal law and regulations.

CONVICTED
A judgment of conviction has been entered by a federal, state or local court, regardless of whether an appeal from that judgment is pending.

COPAYMENT
A monetary amount specified by the Director that the member pays directly to a
Contractor or provider at the time covered services are rendered, as defined in
R9-22-701.

COVERED SERVICES
Health care services to be delivered by a Contractor, which are designated in
Section D of this contract; AHCCCS Rules R9-22, Article 2, and R9-31, Article
2, and the AMPM [42 CFR 438.210(a)(4)].

CRS
The Children's Rehabilitative Services administered by ADHS, as defined in R9-
22-1401.

CRS-ELIGIBLE
An individual who has completed the CRS application process, as delineated in the CRS Policy and Procedure Manual, and has met all applicable criteria to be eligible to receive CRS-related services.

CY
See “CONTRACT YEAR”.

CYE
Contract Year Ending; same as “CONTRACT YEAR”.

DAYS
Calendar days, unless otherwise specified as defined in the text, as defined in
R9-22-101.

DELEGATED AGREEMENT
A type of subcontract with a qualified organization or person to perform one or more functions required to be provided by the Contractor pursuant to this contract.

DIRECTOR
The Director of AHCCCS.

DISENROLLMENT
The discontinuance of a member’s ability to receive covered services through a
Contractor.

DME
Durable medical equipment, which is an item or appliance that can withstand repeated use, is designated to serve a medical purpose, and is not generally useful to a person in the absence of a medical condition, illness or injury as defined in
R9-22-101.

DUAL ELIGIBLE
A member who is eligible for both Medicare and Medicaid.

ELIGIBILITY DETERMINATION
A process of determining, through a written application and required documentation, whether an applicant meets the qualifications for Title XIX or
Title XXI.

EMERGENCY MEDICAL CONDITION
A medical condition manifesting itself by acute symptoms of sufficient severity
(including severe pain) such that a prudent layperson who possesses an average knowledge of health and medicine could reasonably expect the absence of immediate medical attention to result in: a) placing the patient’s health (or, with respect to a pregnant woman, the health of the woman or her unborn child) in serious jeopardy, b) serious impairment to bodily functions, or c) serious dysfunction of any bodily organ or part [42 CFR 438.114(a)].

EMERGENCY MEDICAL SERVICE
Covered inpatient and outpatient services provided after the sudden onset of an emergency medical condition as defined above. These services must be furnished by a qualified provider, and must be necessary to evaluate or stabilize the emergency medical condition [42 CFR 438.114(a)].

ENCOUNTER
A record of a health care-related service rendered by a provider or providers registered with AHCCCS to a member who is enrolled with a Contractor on the date of service.

ENROLLEE
An eligible person who is enrolled in AHCCCS, as defined in A.R.S. § 36-2901,
A.R.S. § 36-2981, A.R.S. § 36-2901.01, and 42 CFR 438.10(a).

ENROLLMENT
The process by which an eligible person becomes a member of a Contractor’s plan.

EPSDT
Early and Periodic Screening, Diagnosis and Treatment; services for persons under 21 years of age, as described in AHCCCS Rules R9-22, Article 2.

FAMILY PLANNING SERVICES EXTENSION PROGRAM
A program that provides only family planning services for a maximum of two consecutive 12-month periods to a SOBRA woman whose pregnancy has ended and who is not otherwise eligible for full Title XIX services.

FEDERALLY QUALIFIED HEALTH CENTER (FQHC)
An entity that meets the requirements and receives a grant and funding pursuant to Section 330 of the Public Health Service Act. An FQHC includes an outpatient health program or facility operated by a tribe or tribal organization under the Indian Self-Determination and Education Assistance Act (P.L. 93-638)
or an urban Indian organization receiving funds under Title V of the Indian
Health Care Improvement Act (P.L. 94-437).

FEE-FOR-SERVICE (FFS)
A method of payment to registered providers on an amount per-service basis.

FES
Federal Emergency Services program covered under R9-22-217, to treat an emergency medical condition for a member who is determined eligible under
A.R.S. § 36-2903.03 (D).

FFP
Federal financial participation (FFP) refers to the contribution that the federal government makes to the Title XIX and Title XXI program portions of
AHCCCS, as defined in 42 CFR 400.203.

FISCAL YEAR (FY)
The budget year - federal fiscal year: October 1 through September 30; State fiscal year: July 1 through June 30.

FREEDOM OF CHOICE (FC)
The opportunity given to each member who does not specify a Contractor preference at the time of enrollment to choose between the Contractors available within the Geographic Service Area in which the member is enrolled.

FREEDOM TO WORK (TICKET TO WORK)
Eligible individuals under the Title XIX expansion program that extends eligibility to individuals 16 through 64 years old who meet SSI disability criteria;
whose earned income, after allowable deduction, is at or below 250% of the FPL and who are not eligible for any other Medicaid program.

GEOGRAPHIC SERVICE AREA (GSA)
A specific county or defined grouping of counties designated by AHCCCS within which a Contractor provides, directly or through subcontract, covered health care to members enrolled with that Contractor.

GRIEVANCE SYSTEM
A system that includes a process for enrollee grievances, enrollee appeals, provider claim disputes, and access to the state fair hearing system.

HEALTHCARE GROUP OF ARIZONA (HCG)
A prepaid medical coverage plan marketed to small, uninsured businesses and political subdivisions within the state.

HEALTH PLAN
See “CONTRACTOR”.

HIFA
The CMS Health Insurance Flexibility and Accountability Demonstration
Initiative , which targets State Children's Health Insurance Program (Title XXI)
funding for populations with incomes at or below 200 % of the FPL.

HIFA PARENTS
Parents of Medicaid-(SOBRA) and KidsCare-eligible children who are not otherwise eligible for Medicaid. All eligible parents except Native Americans must pay an enrollment fee and a monthly premium based on household income.

HIPAA
The Health Insurance Portability and Accountability Act (P.L. 104-191); also known as the Kennedy-Kassebaum Act, signed August 21, 1996.

IBNR
Incurred but not reported: liability for services rendered for which claims have not been received.

HIS
Indian Health Service authorized as a federal agency pursuant to 25 U.S.C. 1661.

KIDSCARE
A program for individuals under the age of 19 years, who are eligible under the
SCHIP program, in households with income at or below 200% FPL. All members, except Native American members, are required to pay a premium amount based on the number of children in the family and the gross family income. Also referred to as “Title XXI”.

LIABLE PARTY
A person or entity that is or may be, by agreement, circumstance or otherwise, liable to pay all or part of the medical expenses incurred by an AHCCCS applicant or member.

LIEN
A legal claim, filed with the County Recorder’s office in the county in which a member resides and/or in the county an injury was sustained, for the purpose of ensuring that AHCCCS receives reimbursement for medical services paid. The lien is attached to any settlement the member may receive as a result of an injury.

MANAGED CARE
Systems that integrate the financing and delivery of health care services to covered individuals by means of arrangements with selected providers to furnish comprehensive services to members; establish explicit criteria for the selection of health care providers; have financial incentives for members to use providers and procedures associated with the plan; and have formal programs for quality, utilization management and the coordination of care.

MANAGEMENT SERVICES AGREEMENT
A type of subcontract with an entity in which the owner of the Contractor delegates some or all of the comprehensive management and administrative services necessary for the operation of the Contractor.

MANAGEMENT SERVICES SUBCONTRACTOR
An entity to which the Contractor delegates the comprehensive management and administrative services necessary for the operation of the Contractor

MANAGING EMPLOYEE
A general manager, business manager, administrator, director, or other individual who exercises operational or managerial control over or who directly or indirectly conducts the day-to-day operation of an institution, organization or agency.

MATERIAL OMISSION
Facts, data or other information excluded from a report, contract, etc.; the absence of which could lead to erroneous conclusions following reasonable review of such report, contract, etc.

MAJOR UPGRADE
Any upgrade or changes that may result in a disruption to the following: loading of contracts, providers or members, issuing prior authorizations or the adjudication of claims.

MEDICAID
A federal/state program authorized by Title XIX of the Social Security Act, as amended.

MEDICAL EXPENSE DEDUCTION (MED)
Title XIX waiver member whose family income exceeds the limits of all other
Title XIX categories (except ALTCS) and has family medical expenses that reduce income to or below 40% of the FPL. MED members may or may not have a categorical link to Title XIX.

MEDICAL MANAGEMENT
An integrated process or system that is designed to assure appropriate utilization of health care resources, in the amount and duration necessary to achieve desired health outcomes, across the continuum of care (from prevention to end of life care).

MEDICARE
A federal program authorized by Title XVIII of the Social Security Act, as amended.

MEDICARE MANAGED CARE PLAN
A managed care entity that has a Medicare contract with CMS to provide services to Medicare beneficiaries, including Medicare Advantage Plan (MAP), Medicare
Advantage Prescription Drug Plan (MAPDP), MAPDP Special Needs Plan, or
Medicare Prescription Drug Plan

MEDICARE PART DEXCLUDED DRUGS
Medicare Part D is the prescription drug coverage option available to Medicare beneficiaries, including those also eligible for Medicaid. Medications that are available under this benefit are not covered by AHCCCS. Certain drugs that are excluded from coverage by Medicare continue to be covered by AHCCCS.
Those medications are barbiturates, benzodiazepines, and over-the-counter medication as defined in the AMPM. Prescription medications that are covered under Medicare, but are not on a Part D health plan’s formulary are not considered excluded drugs, and are not covered by AHCCCS.

MEMBER
See “ENROLLEE”.

NON-CONTRACTING PROVIDER
A person or entity that provides services as prescribed in A.R.S. § 36-2901, but does not have a subcontract with an AHCCCS Contractor.

NON-MEDICAL EXPENSE DEDUCTION (NON MED) MEMBER
See “AHCCCS CARE”.

NPI
National Provider Identifier assigned by the CMS contracted national enumerator.

OFFEROR
An organization or other entity that submits a proposal to the Administration in response to this RFP, as defined in R9-22-101.

PERFORMANCE STANDARDS
A set of standardized measures designed to assist AHCCCS in evaluating, comparing and improving the performance of its Contractors.

PMMIS
AHCCCS’s Prepaid Medical Management Information System.

POST STABILIZATION SERVICES
Medically necessary services, related to an emergency medical condition, provided after the member’s condition is sufficiently stabilized in order to maintain, improve or resolve the member’s condition so that the member could be safely discharged or transferred to another location [42 CFR 438-114(a)].

POTENTIAL ENROLLEE
A Medicaid-eligible recipient who is not yet enrolled with a Contractor [42 CFR
438.10(a)].

PRIMARY CARE PROVIDER (PCP)
An individual who meets the requirements of A.R.S. § 36-2901, and who is responsible for the management of a member’s health care. A PCP may be a physician defined as a person licensed as an allopathic or osteopathic physician according to A.R.S. Title 32, Chapter 13 or Chapter 17, or a practitioner defined as a physician assistant licensed under A.R.S. Title 32, Chapter 25, or a certified nurse practitioner licensed under A.R.S. Title 32, Chapter 15.

PRIOR PERIOD
The period of time, prior to a member’s enrollment, during which the member is eligible for covered services. The time frame is from the effective date of eligibility to the day a member is enrolled with a Contractor.

PROVIDER
Any person or entity that contracts with AHCCCS or a Contractor for the provision of covered services to members according to the provisions A.R.S. §
36-2901 or any subcontractor of a provider delivering services pursuant to A.R.S.
§ 36-2901.

QUALIFIED MEDICARE BENEFICIARY DUAL ELIGIBLE (QMB DUAL)
A person, eligible under A.R.S. § 36-2971(6), who is entitled to Medicare Part A insurance and meets certain income and residency requirements of the Qualified
Medicare Beneficiary program. A QMB who is also eligible for Medicaid, is commonly referred to as a QMB dual eligible.

RATE CODE
Eligibility classification for capitation payment purposes.

REGIONAL BEHAVIORAL HEALTH AUTHORITY (RBHA)
An organization under contract with ADHS, that administers covered behavioral health services in a geographically specific area of the state. Tribal governments, through an agreement with ADHS, may operate a tribal regional behavioral health authority (TRBHA) for the provision of behavioral health services to
Native American members living on-reservation.

REINSURANCE
A risk-sharing program provided by AHCCCS to Contractors for the reimbursement of certain contract service costs incurred for a member beyond a predetermined monetary threshold.

RELATED PARTY
A party that has, or may have, the ability to control or significantly influence a
Contractor, or a party that is, or may be, controlled or significantly influenced by a Contractor. "Related parties" include, but are not limited to, agents, managing employees, persons with an ownership or controlling interest in the Offeror and their immediate families, subcontractors, wholly-owned subsidiaries or suppliers, parent companies, sister companies, holding companies, and other entities controlled or managed by any such entities or persons.

RISK GROUP
Grouping of rate codes that are paid at the same capitation rate.

RFP
Request For Proposal is a document prepared by AHCCCS, which describes the services required and instructs prospective Offerors about how to prepare a response (proposal), as defined in R9-22-101.

RURAL HEALTH CLINIC (RHC)
A clinic located in an area designated by the Bureau of Census as rural, and by the Secretary of the DHHS as medically underserved or having an insufficient number of physicians, which meets the requirements under 42 CFR 491.

SCHIP
State Children’s Health Insurance Program under Title XXI of the Social
Security Act. The Arizona version of SCHIP is referred to as “KidsCare”. See
“KIDSCARE”.

SCOPE OF SERVICES See “COVERED SERVICES”.

SERVICE LEVEL AGREEMENT
A type of subcontract with a corporate owner or any of its divisions or subsidiaries that requires specific levels of service for administrative functions or services for the Contractor, specifically related to fulfilling the Contractor’s obligations to
AHCCCS under the terms of this contract.

SOBRA
Eligible pregnant women under Section 9401 of the Sixth Omnibus Budget and
Reconciliation Act of 1986, amended by the Medicare Catastrophic Coverage
Act of 1988, 42 U.S.C. 1396a(a)(10)(A)(ii)(IX), November 5, 1990, with individually budgeted incomes at or below 150% of the FPL, and children in families with individually budgeted incomes ranging from below 100% to 140%
of the FPL, depending on the age of the child.

SOBRA FAMILY PLANNING
Female members eligible for family planning services only, for a maximum of two consecutive 12-month periods following the loss of SOBRA eligibility.

SPECIAL HEALTH CARE NEEDS
Members with special health care needs are those members who have serious and chronic physical, developmental or behavioral conditions, and who also require medically necessary health and related services of a type or amount beyond that generally required by members.

STATE
The State of Arizona.

STATE ONLY TRANSPLANT MEMBERS
Individuals who are eligible under one of the Title XIX eligibility categories and found eligible for a transplant, but subsequently lose Title XIX eligibility due to excess income become eligible for one of two extended eligibility options as specified in A.R.S. 36-2907.10 and A.R.S. 36-2907.11.

STATE PLAN
The written agreements between the State and CMS, which describe how the
AHCCCS program meets CMS requirements for participation in the Medicaid program and the State Children’s Health Insurance Program.

SUBCONTRACT
An agreement entered into by the Contractor with a provider of health care services, who agrees to furnish covered services to members, or with any other organization or person who agrees to perform any administrative function or service for the Contractor specifically related to fulfilling the Contractor's obligations to AHCCCS under the terms of this contract, as defined in R9-22-
101.

SUBCONTRACTOR
(1) A provider of health care who agrees to furnish covered services to members.
(2) A person, agency or organization with which the Contractor has contracted or delegated some of its management/administrative functions or responsibilities.
(3) A person, agency or organization with which a fiscal agent has entered into a contract, agreement, purchase order or lease (or leases of real property) to obtain space, supplies, equipment or services provided under the AHCCCS agreement.

SUPPLEMENTAL SECURITY INCOME (SSI) AND SSI RELATED GROUPS
Eligible individuals receiving income through federal cash assistance programs under Title XVI of the Social Security Act who are aged, blind or disabled and have household income levels at or below 100% of the FPL.

SUPPLEMENTAL SECURITY DISABILITY INSURANCE TEMPORARY
MEDICAL COVERAGE (SSDITMC)
Eligible individuals who have been enrolled in AHCCCS at any time within the most recent 24 months and became ineligible for AHCCCS coverage due to excess income; and who are not covered by creditable health insurance, including
Medicare.

TEMPORARY ASSISTANCE TO NEEDY FAMILIES (TANF)
A federal cash assistance program under Title IV of the Social Security Act established by the Personal Responsibility and Work Opportunity Reconciliation
Act of 1996 (P.L. 104-193). It replaced Aid To Families With Dependent
Children (AFDC).

THIRD PARTY LIABILITY (TPL)
See “LIABLE PARTY”.

TITLE XIX MEMBER
A member eligible for federally funded Medicaid programs under Title XIX of the Social Security Act including those eligible under 1931 provisions of the
Social Security Act, Sixth Omnibus Budget Reconciliation Act (SOBRA),
Supplemental Security Income (SSI), SSI-related groups, Title XIX Waiver groups, Medicare Cost Sharing groups, Breast and Cervical Cancer Treatment program and Freedom to Work program.

TITLE XIX WAIVER GROUP (TWG)MEMBER
All AHCCCS Care (Non-MED) and MED members who do not meet the requirements of a categorically linked Medicaid program.

TITLE XXI MEMBER
A member eligible for acute care services under Title XXI of the Social Security
Act, referred to in Federal legislation as the “State Children’s Health Insurance
Program” (SCHIP and HIFA). The Arizona version of SCHIP is referred to as
“KidsCare.”

WWHP
Well Woman Health-Check Program, administered by the Arizona Department of Health Services and funded by the Centers for Disease Control and Prevention.
(See AMPM Chapter 400)

YEAR
See “CONTRACT YEAR”.

YOUNG ADULT TRANSITIONAL INSURANCE (YATI)
Eligible individuals, between 18 and 21 years of age who were formerly enrolled through the foster care program.

[END OF DEFINITIONS]

SECTION D: PROGRAM REQUIREMENTS

INTRODUCTION

The Arizona Health Care Cost Containment System (AHCCCS) Administration is the single state agency for the
Medicaid and SCHIP programs. AHCCCS has operated under an 1115 Research and Demonstration Waiver since
1982 when it became the first statewide Medicaid managed care system in the nation. The program is a model public-private collaboration that includes the state and its counties, the federal government, and managed care contractors and providers from both the public and private sectors. AHCCCS has remained a leader in Medicaid
Managed Care through the diligent pursuit of excellence and cost effectiveness by Managed Care Contractors
(MCOs) in collaboration with the AHCCCS Administration.

In order to continue this collaboration, Contractors must continue to add value to the program. A Contractor adds value when it:

            • Recognizes that Medicaid members are entitled to care and assistance navigating the service delivery system and demonstrates special effort to assure members receive necessary services, including prevention and screening services.
                • Recognizes that Medicaid members with special health care needs or chronic health conditions require care coordination, and provides that coordination. This is particularly true if a member must receive services from other AHCCCS Contractors in addition to the Contractor.
                • Recognizes that Medicaid members have the right to contact their elected officials in an effort to secure necessary services and assist members in order to reduce their need to contact elected officials.
                  The Contractor provides information to elected officials to help them respond to the member.
                • Recognizes that health care providers are an essential partner in the delivery of health care services, and operates in a manner that is efficient and effective for health care providers as well as the
                  Contractor.
                • Avoids administrative practices that place unnecessary burdens on providers with little or no impact on quality of care or cost containment.
                • Recognizes that performance improvement is both clinical and operational in nature and self monitors and self corrects as necessary to improve contract compliance or operational excellence.
                • Recognizes that the program is publicly funded, and as such is subject to public scrutiny and behaves in a manner that is supported by the general public.
                • Recognizes that the program is subject to significant regulation and operates in compliance with those regulations.

AHCCCS encourages Contractor innovation and application of best practices. The AHCCCS administration is always looking for ways to reduce administrative costs and improve program efficiency. Over the term of the contract, AHCCCS will work collaboratively with contractors to evaluate ways to reduce program complexity, improve chronic disease management, reduce administrative burdens, leverage joint purchasing power, and reduce unnecessary Medicaid/SCHIP administrative and medical costs.

1. TERM OF CONTRACT AND OPTION TO RENEW

The initial term of this contract shall be 10/1/08 through 9/30/11, with two additional one-year options to renew.
All contract renewals shall be through contract amendment. AHCCCS shall issue amendments prior to the end date of the contract when there is an adjustment to capitation rates and/or changes to the scope of services contained herein. Changes to the scope of services include, but are not limited, to changes in the enrolled population, changes in covered services and changes in GSAs.

If the Contractor has been awarded a contract in more than one GSA, each such contract will be considered separately renewable. AHCCCS may renew the Contractor’s contract in one GSA, but not in another. In capping of the Contractor’s enrollment in all GSAs. Further, AHCCCS may require the Contractor to renew all currently awarded GSAs, or may terminate the contract if the Contractor does not agree to renew all currently awarded GSAs.

When AHCCCS issues an amendment to the contract, the provisions of such renewal will be deemed to have been accepted 60 days after the date of mailing by AHCCCS, even if the amendment has not been signed by the
Contractor, unless within that time the Contractor notifies AHCCCS in writing that it refuses to sign the renewal amendment. If the Contractor provides such notification, AHCCCS will initiate contract termination proceedings.

Contractor’s Notice of Intent Not To Renew: If the Contractor chooses not to renew this contract, the
Contractor may be liable for certain costs associated with the transition of its members to a different Contractor.
If the Contractor provides AHCCCS written notice of its intent not to renew this contract at least 180 days before its expiration, this liability for transition costs may be waived by AHCCCS.

Contract Termination: In the event that the contract or any portion thereof is terminated for any reason, or expires, the Contractor shall assist AHCCCS in the transition of its members to other Contractors, and shall abide by standards and protocols set forth in Paragraph 9, Transition of Members. In addition, AHCCCS reserves the right to extend the term of the contract on a month-to-month basis to assist in any transition of members. The Contractor shall make provision for continuing all management and administrative services until the transition of all members is completed and all other requirements of this contract are satisfied. The
Contractor shall be responsible for providing all reports set forth in this contract and necessary for the transition process, and shall be responsible for the following:

a. Notification of subcontractors and members.
b. Payment of all outstanding obligations for medical care rendered to members. Until AHCCCS is satisfied that the Contractor has paid all such obligations, the Contractor shall provide the following reports to
    AHCCCS on a monthly basis (due the 15th day of the month, for the preceding month):
                (1) A monthly claims aging report by provider/creditor including IBNR amounts;
                (2) A monthly summary of cash disbursements and provider/creditor settlements;
                (3) A monthly accounting of Member Grievances and Provider Claim Disputes and their disposition;
                (4) Additional reporting as requested in the termination letter issued by AHCCCS.
c. Quarterly and Audited Financial Statements up to the date of contract termination. The financial statement requirement will not be absolved without an official release from AHCCCS.
d. Encounter reporting until all services rendered prior to contract termination have reached adjudicated status and data validation of the information has been completed, as communicated by a letter of release from
    AHCCCS.
e. Cooperation with reinsurance audit activities on prior contract years until release has been granted by
    AHCCCS.
f. Cooperation with any open reconciliation activities including, but not limited to, PPC or SSDI-TMC until release has been granted by AHCCCS.
g. Quarterly Quality Management and Medical Management reports will be submitted as required by Section
    D, Paragraphs 23, Quality Management, and 24, Medical Management, as appropriate to provide AHCCCS with information on services rendered up to the date of Contract termination. This will include quality of care
    (QOC) concern reporting based on the date of service, as opposed to the date of reporting, for a period of 3 months after contract termination.
h. Performance Bond will be required until remaining AHCCCS liabilities are less than $50,000.
i. In the event of termination or suspension of the contract by AHCCCS, such termination or suspension shall not affect the obligation of the Contractor to indemnify AHCCCS for any claim by any third party against the
    State or AHCCCS arising from the Contractor's performance of this contract and for which the Contractor would otherwise be liable under this contract.
j. Any dispute by the Contractor, with respect to termination or suspension of this contract by AHCCCS, shall be exclusively governed by the provisions of Section E, Paragraph 26, Disputes.
k. Any funds advanced to the Contractor for coverage of members for periods after the date of termination shall be returned to AHCCCS within 30 days of termination of the contract.
l. Record retention requirements, as described in Section D Paragraph 63; Section E, Paragraph 40 and
   Attachment A, Paragraph 20, will apply.

2. ELIGIBILITY CATEGORIES

AHCCCS is Arizona’s Title XIX Medicaid program operating under an 1115 Waiver and Title XXI program operating under Title XXI State Plan authority. Arizona has the authority to require mandatory enrollment in managed care. All Acute Care Program members eligible for AHCCCS benefits, with exceptions as identified below, are enrolled with Acute Care Contractors that are paid on a capitated basis. AHCCCS pays for health care expenses on a fee-for-service (FFS) basis for Title XIX- and Title XXI- eligible members who receive services through the Indian Health Service; for Title XIX eligible members who are entitled to emergency services under the Federal Emergency Services (FES) program; and for Medicare cost sharing beneficiaries under QMB programs.

The following describes the eligibility groups enrolled in the managed care program and covered under this contract [42 CFR 434.6(a)(2)].

Title XIX

1931 (Also referred to as TANF-related): Eligible individuals and families under the 1931 provision of the Social Security Act, with household income levels at or below 100% of the FPL.

SSI and SSI Related Groups: Eligible individuals receiving income through federal cash assistance programs under Title XVI of the Social Security Act who are aged, blind or disabled and have household income levels at or below 100% of the FPL.

Freedom to Work (Ticket to Work): Eligible individuals under the Title XIX expansion program that extends eligibility to individuals 16 through 64 years old who meet SSI disability criteria, and whose earned income after allowable deductions is at or below 250% of the FPL, and who are not eligible for any other Medicaid program. These members must pay a premium to AHCCCS, depending on income.

SOBRA: Under the Sixth Omnibus Budget Reconciliation Act of 1986, eligible pregnant women, with individually budgeted income at or below 150% of the FPL, and children in families with individually budgeted incomes ranging from below 100% to 140% of the FPL, depending on the age of the child.

SOBRA Family Planning: Family planning extension program that covers the costs for family planning services only, for a maximum of two consecutive 12-month periods following the loss of
SOBRA eligibility.

Breast and Cervical Cancer Treatment Program (BCCTP): Eligible individuals under the Title XIX expansion program for women with incomes up to 250% of the FPL, who are diagnosed with and need treatment for breast and/or cervical cancer or cervical lesions and are not eligible for other Title XIX programs. Eligible members cannot have other creditable health insurance coverage, including
Medicare.

Young Adult Transitional Insurance (YATI): Former foster care children between 18 and 21 years of age.

Title XIX Waiver Group

AHCCCS Care (Non-MED): Eligible individuals and couples whose income is at or below 100% of the
FPL, and who are not categorically linked to another Title XIX program. Also known as Non-MED members.

MED: Title XIX waiver member whose family income exceeds the limits of all other Title XIX categories (except ALTCS) and has family medical expenses that reduce income to at or below 40% of the FPL. MED members may or may not have a categorical link to Title XIX.

Title XXI

KidsCare: Individuals under the age of 19 years, eligible under the SCHIP program, who are in households with incomes at or below 200% FPL. All members except Native American members are required to pay a premium amount based on the number of children in the family and the gross family income. Also referred to as Title XXI.

HIFA Parents: Non-Title XIX-eligible parents of KidsCare children or parents of Title XIX SOBRAeligible children who are eligible under the HIFA demonstration initiative waiver. HIFA parents (except
Native American members) are required to pay a one-time enrollment fee and a monthly premium to
AHCCCS, based on household income. Due to funding considerations, this program has an enrollment cap.

State-Only

Social Security Disability Insurance Temporary Medical Coverage (SSDI-TMC): Laws 2006, Chapter
373 established a Temporary Medical Coverage Program. SSDI-TMC provides health care coverage to persons who:

1. Are citizens or qualified immigrants and residents who have been enrolled in AHCCCS at any time within the last 24 months; and
2. Become ineligible for AHCCCS coverage due to excess income making them over income for
   Medicaid; and
3. Are not yet eligible for Medicare; and
4. Are not covered by creditable health insurance.

In order to participate in SSDI-TMC, eligible persons must pay a premium. Participants become ineligible for SSDI-TMC once they become eligible for Medicare. SSDI-TMC is funded entirely by the
State. Contractors will be capitated for these members under unique rate codes. SSDI-TMC members are not eligible for prior period coverage, any supplemental payments or reinsurance. Members are entitled to all AHCCCS Acute Care covered services. This program is subject to the availability of funds and enrollment may be capped and/or frozen.

State-Only Transplants: Title XIX individuals, for whom medical necessity for a transplant has been established and who subsequently lose Title XIX eligibility may become eligible for and select one of two extended eligibility options as specified in A.R.S. 36-2907.10 and A.R.S. 36-2907.11. The extended eligibility is authorized only for those individuals who have met all of the following conditions:

                1. The individual has been determined ineligible for Title XIX due to excess income;
                2. The individual has been placed on a donor waiting list before eligibility expired;
                3. The individual has entered into a contractual arrangement with the transplant facility to pay the amount of income which is in excess of the eligibility income standards (referred to as transplant share of cost).

The following options for extended eligibility are available to these members:

Option 1: Extended eligibility is for one 12-month period immediately following the loss of AHCCCS eligibility. The member is eligible for all AHCCCS covered services as long as they continue to be medically eligible for a transplant. If determined medically ineligible for a transplant at any time during the period, eligibility will terminate at the end of the calendar month in which the determination is made.

Option 2: As long as medical eligibility for a transplant (status on a transplant waiting list) is maintained, at the time that the transplant is scheduled to be performed the transplant candidate will be re-enrolled with his/her previous Contractor to receive all covered transplant services. Option 2-eligible individuals are not eligible for any non-transplant related health care services from AHCCCS.

3. ENROLLMENT AND DISENROLLMENT

AHCCCS has the exclusive authority to enroll and disenroll members. The Contractor shall not disenroll any member for any reason unless directed to do so by AHCCCS. The Contractor may request AHCCCS to change the member’s enrollment in accordance with the ACOM Enrollment Choice and Change of Contractor
Policy. The Contractor may not request disenrollment because of an adverse change in the member’s health status or because of the member’s utilization of medical services, diminished mental capacity, or uncooperative or disruptive behavior resulting from his or her special needs. An AHCCCS member may request disenrollment from the Contractor for cause at any time. Requests due to situations defined in Section
A (1) of the ACOM Change of Plan Policy should be referred to AHCCCS Member Services via mail or at
(602) 417-4000 or (800) 962-6690. For medical continuity requests, the Contractor shall follow the procedures outlined in the ACOM Change of Plan Policy, before notifying AHCCCS. AHCCCS will disenroll the member through the ACOM Change of Plan Policy when the member:

                1. Becomes ineligible for the AHCCCS program;
                2. Moves out of the Contractor’s service areas;
                3. Changes contractors during the member’s open enrollment/annual enrollment choice period;
                4. The Contractor does not, because of moral or religious objections, cover the service the member seeks; or
                5. When approved for a Contractor change [42 CFR 438.56].

Members may submit plan change requests to the Contractor or the AHCCCS Administration. A denial of any plan change request must include a description of the member’s right to appeal the denial.

Eligibility for the various AHCCCS coverage groups is determined by one of the following agencies:

Social Security Administration (SSA)
SSA determines eligibility for the Supplemental Security Income
(SSI) cash program. SSI cash recipients are automatically
eligible for AHCCCS coverage.

Department of Economic Security (DES)
DES determines eligibility for families with children under
section 1931 of the Social Security Act, pregnant women and
children under SOBRA, the Adoption Subsidy Program, Title IVE foster care children, Young Adult Transitional Insurance
Program, the Federal Emergency Services program (FES), HIFA
parents of SOBRA-eligible children and Title XIX Waiver
Members.

AHCCCS
AHCCCS determines eligibility for the SSI/Medical Assistance
Only groups, including the FES program for this population
(aged, disabled, blind), the Arizona Long Term Care System
(ALTCS), the Qualified Medicare Beneficiary program and other
Medicare cost sharing programs, BCCTP, the Freedom to Work
program, the Title XXI KidsCare program, HIFA parents of
KidsCare children, the SSDI-TMC program, and the State-Only
Transplant program.

AHCCCS Acute Care members are enrolled with Contractors in accordance with the rules set forth in A.A.C
R9-22, Article 17, A.A.C. R9-31, Articles 3 and 17.

Member Choice of Contractor
All AHCCCS members eligible for services covered under this contract have a choice of available Contractors.
Information about these Contractors will be given to each applicant during the application process for
AHCCCS benefits. If there is only one Contractor available for the applicant’s Geographic Service Area, no choice is offered as long as the Contractor offers the member a choice of PCPs. Members who do not choose a
Contractor prior to AHCCCS being notified of their eligibility are automatically assigned to a Contractor based on family continuity or the auto-assignment algorithm. Once assigned, AHCCCS sends a Freedom of Choice notice to the member and gives them 30 days to choose a different Contractor from the auto-assigned
Contractor. See Section D, Paragraph 6, Auto-Assignment Algorithm, for further explanation.

The Contractor will share with AHCCCS the cost of providing information about the Acute Care Contractors to potential members and to those eligible for annual enrollment choice.

Exceptions to the above enrollment policies for Title XIX members include previously enrolled members who have been disenrolled for less than 90 days. These members will be automatically enrolled with the same
Contractor, if still available. Women who become eligible for the Family Planning Services Extension
Program, will remain assigned to their current Contractor.

The effective date of enrollment for a new Title XIX member with the Contractor is the day AHCCCS takes the enrollment action. The Contractor is responsible for payment of medically necessary covered services retroactive to the member’s beginning date of eligibility, as reflected in PMMIS.

SSDI-Temporary Medical Coverage and KidsCare Title XXI members must select a Contractor prior to being determined eligible, and therefore will not be auto-assigned. HIFA parents who do not choose a Contractor will be enrolled with their child’s Contractor following the enrollment rules set forth in R9-31-1719.

When a member is transferred from Title XIX to Title XXI and has not made a Contractor choice for Title
XXI, the member will remain with his/her current Contractor and a Freedom of Choice notice will be sent to the member. The member may then change plans no later than 30 days from the date the Freedom of Choice notice is sent.

The effective date of enrollment for a Title XXI member (including HIFA parents) and SSDI-Temporary
Medical Coverage members will be the first day of the month following notification to the Contractor. In the event that eligibility is determined on or after the 25th day of the month, eligibility will begin on the 1st day of the second month following the determination.

Prior Period Coverage: AHCCCS provides prior period coverage for the period of time prior to the Title XIX member’s enrollment during which the member is eligible for covered services. The time frame is from the effective date of eligibility to the day the member is enrolled with the Contractor. The Contractor receives notification from the Administration of the member’s enrollment. The Contractor is responsible for payment of all claims for medically necessary covered services, including all behavioral health services, provided to members during prior period coverage. This may include services provided prior to the contract year (See
Section D, Paragraph 53, Compensation, for a description of the Contractor’s reimbursement from AHCCCS for this eligibility time period).

For behavioral health services, the 72-hour maximum liability period specified in A.A.C. R9-22-210.01 does
NOT apply to services provided during prior period coverage. Additionally, behavioral health services provided during the PPC period are not considered in the calculation of the maximum of 72 hours of inpatient emergency behavioral health services as described in the rule. Pursuant to A.R.S. 36-545 et seq., court-ordered behavioral health screening and evaluation services are the responsibility of the county. Refer also to Section
D, Paragraph 12, Behavioral Health Services.

Newborns: Newborns born to AHCCCS eligible mothers enrolled at the time of the child's birth will be enrolled with the mother's Contractor, when newborn notification is received by AHCCCS. The Contractor is responsible for notifying AHCCCS of a child’s birth to an enrolled member. Capitation for the newborn will begin on the date notification is received by AHCCCS. The effective date of AHCCCS eligibility will be the newborn’s date of birth, and the Contractor is responsible for all covered services to the newborn, whether or not AHCCCS has received notification of the child’s birth. AHCCCS is currently available to receive notification 24 hours a day, 7 days a week via phone or the AHCCCS website. Each eligible mother of a newborn is sent a letter advising her of her right to choose a different Contractor for her child; the date of the change will be the date of processing the request from the mother. If the mother does not request a change, the child will remain with the mother's Contractor.

Newborns of FES mothers are auto-assigned to a Contractor and mothers of these newborns sent letters advising them of their right to choose a different Contractor for their children. In the event the FES mother chooses a different Contractor, AHCCCS will recoup all capitation paid to the originally assigned Contractor and the baby will be enrolled retroactive to the date of birth with the second Contractor. The second
Contractor will receive prior period capitation from the date of birth to the day before assignment and prospective capitation from the date of assignment forward. The second Contractor will be responsible for all covered services to the newborn from date of birth.

Enrollment Guarantees: Upon initial capitated enrollment as a Title XIX-eligible member, the member is guaranteed a minimum of five full months of continuous enrollment. Upon initial capitated enrollment as a
Title XXI-eligible member, the member is guaranteed a minimum of 12 full months of continuous enrollment.
Enrollment guarantees do not apply to HIFA parents and SSDI-Temporary Medical Coverage members. The enrollment guarantee is a one-time benefit. If a member changes from one Contractor to another within the enrollment guarantee period, the remainder of the guarantee period applies to the new Contractor. The enrollment guarantee may not be granted or may be terminated if the member is incarcerated, or if a minor child is adopted. AHCCCS Rules R9-22, Article 17, and R9-31, Article 3, describes other reasons for which the enrollment guarantee may not apply.

Native Americans: Native Americans, on- or off-reservation, may choose to receive services from Indian
Health Service (IHS), a P.L. 93-638 tribal facility or any available Contractor. If a choice is not made within the specified time limit, Native American Title XIX members living on-reservation will be assigned to the
AHCCCS American Indian Health Program (AIHP) as FFS members. The designation of a zip code as a
‘reservation zip code’, not the physical location of the residence, is the factor that determines whether a member is considered on or off-reservation for these purposes. Further, if the member resides in a zip code that contains land on both sides of a reservation boundary and the zip code is assigned as off-reservation, the physical location of the residence does not change the off-reservation designation for the member. Native
American Title XIX members living off-reservation who do not make a Contractor choice will be assigned to an available Contractor using the AHCCCS protocol for family continuity and the auto-assignment algorithm.
Native American Title XXI members must make a choice prior to being determined eligible. Title XXI HIFA parent members’ enrollment will follow the Title XIX enrollment rules. Native Americans may change from
AHCCCS AIHP FFS to a Contractor or from a Contractor to AHCCCS AIHP FFS at any time.

4. ANNUAL ENROLLMENT CHOICE

AHCCCS conducts an Annual Enrollment Choice (AEC) for members on their annual anniversary date [42
CFR 438.56(c)(2)(ii)]. AHCCCS may hold an open enrollment in any GSA or combination of GSAs, as deemed necessary. During AEC, members may change Contractors subject to the availability of other
Contractors within their Geographic Service Area. A members is mailed a printed enrollment form and other information required by the Balanced Budget Act of 1997 (BBA) 60 days prior to his/her AEC date and may choose a new Contractor by contacting AHCCCS to complete the enrollment process. If the member does not participate in the AEC, no change of Contractor will be made (except for approved changes under the ACOM
Change of Plan Policy) during the new anniversary year. This holds true if a Contractor’s contract is renewed and the member continues to live in a Contractor’s service area. The Contractor shall comply with the ACOM
Member Transition for Annual Enrollment Choice Policy, Open Enrollment and Other Plan Changes Policy,
and the AMPM.

5. ENROLLMENT AFTER CONTRACT AWARD

In the event that AHCCCS does not award a CYE ’09 contract to an incumbent contractor, AHCCCS will direct enrollment effective October 1, 2008, for those members enrolled with an exiting Contractor. Members will be auto assigned to all or select Contractors utilizing the auto assignment algorithm found in the
Conversion Group Assignment section of Attachment G, Auto-Assignment Algorithm. The members in the
Conversion Group will have the opportunity to choose an alternate Contractor, according to the details in
Attachment G, Auto-Assignment Algorithm.

AHCCCS will also use an enhanced auto-assignment algorithm in certain GSAs for new Contractors or those incumbent Contractors defined as small Contractors. This enhanced algorithm may be in effect beginning
October 1, 2008, for a period of no less than three months and no more than six months. Those Contractors not defined as new or small Contractors in a GSA may not receive auto-assigned members during the enhanced algorithm period. See Attachment G, Auto-Assignment Algorithm, for details.

In addition to auto-assignment, AHCCCS will make changes to both annual enrollment choice materials and new enrollee materials prior to October 1, 2008, to reflect the change in available contractors. The auto assignment algorithm will be adjusted to exclude auto assignment of new enrollees to exiting Contractor(s)
effective August 1, 2008.

6. AUTO-ASSIGNMENT ALGORITHM

Members who do not exercise their right to choose and do not have family continuity are assigned to a Contractor through an auto-assignment algorithm. Once auto-assigned, AHCCCS sends a Freedom of Choice notice to the member and gives him/her 30 days to choose a different Contractor from the auto-assigned Contractor. The algorithm is a mathematical formula used to distribute members to the various Contractors in a manner that is predictable and consistent with AHCCCS goals. The algorithm favors those Contractors with lower capitation rates and higher Program scores in this procurement and as described below. For further details on the AHCCCS
Auto-Assignment Algorithm, refer to Attachment G. AHCCCS may change the algorithm at any time during the term of the contract in response to Contractor-specific issues (e.g. imposition of an enrollment cap).

In future contract years, AHCCCS may adjust the auto-assignment algorithm in consideration of Contractors’
clinical performance measure results when calculating target percentages. Ranking in the algorithm may be weighted, based on the number of Performance Measures for which a Contractor is meeting the current AHCCCS
Minimum Performance Standard (MPS) as a percentage of the total number of measures utilized in the calculation. AHCCCS will determine and communicate the Performance Measures to be used to evaluate
Contractor performance prior to the beginning of the contract year to be measured.

7. AHCCCS MEMBER IDENTIFICATION CARDS

The Contractor is responsible for paying the costs of producing AHCCCS member identification cards. The
Contractor will receive an invoice the month following the issue date of the identification card.

8. MAINSTREAMING OF AHCCCS MEMBERS

To ensure mainstreaming of AHCCCS members, the Contractor shall take affirmative action so that members are provided covered services without regard to payer source, race, color, creed, gender, religion, age, national origin (to include those with limited English proficiency), ancestry, marital status, sexual preference, genetic information, or physical or mental handicap, except where medically indicated. The Contractor must take into account a member’s literacy and culture when addressing members and their concerns, and must take reasonable steps to encourage subcontractors to do the same. The Contractor must make interpreters, including assistance for the vision- or hearing- impaired, available free of charge for all members to ensure appropriate delivery of covered services. The Contractor must provide members with information instructing them how to access these services.

Prohibited practices include, but are not limited to, the following, in accordance with Title VI of the US Civil
Rights Act of 1964, 42 USC, Section 2001, Executive Order 13166, and rules and regulation promulgated according to, or as otherwise provided by law:

a. Denying or not providing a member any covered service or access to an available facility.
b. Providing to a member any covered service which is different, or is provided in a different manner or at a different time from that provided to other members, other public or private patients or the public at large, except where medically necessary.
c. Subjecting a member to segregation or separate treatment in any manner related to the receipt of any covered service; restricting a member in any way in his or her enjoyment of any advantage or privilege enjoyed by others receiving any covered service.
d. The assignment of times or places for the provision of services on the basis of the race, color, creed, religion, age, sex, national origin, ancestry, marital status, sexual preference, income status, AHCCCS membership, or physical or mental handicap of the participants to be served.

If the Contractor knowingly executes a subcontract with a provider with the intent of allowing or permitting the subcontractor to implement barriers to care (i.e., the terms of the subcontract act to discourage the full utilization of services by some members); the Contractor will be in default of its contract.

If the Contractor identifies a problem involving discrimination by one of its providers, it shall promptly intervene and implement a corrective action plan. Failure to take prompt corrective measures may place the
Contractor in default of its contract.

9. TRANSITION OF MEMBERS

The Contractor shall comply with the AMPM and the ACOM Member Transition for Annual Enrollment
Choice, Open Enrollment and Other Plan Changes Policy standards for member transitions between
Contractors or GSAs, participation in or discharge from CRS or CMDP, to or from an ALTCS Contractor, and upon termination or expiration of a contract. AHCCCS may discontinue enrollment of members with the
Contractor three months prior to the contract termination date. The Contractor shall develop and implement policies and procedures which comply with these policies to address transition of:

a. Members with significant medical conditions such as a high-risk pregnancy or pregnancy within the last
   30 days, the need for organ or tissue transplantation, chronic illness resulting in hospitalization or nursing facility placement, etc.;
b. Members who are receiving ongoing services such as dialysis, home health, chemotherapy and/or radiation therapy, or who are hospitalized at the time of transition;
c. Members who have conditions requiring ongoing monitoring or screening such as elevated blood lead levels and members who were in the NICU after birth.
d. Members who frequently contact AHCCCS, state and local officials, the Governor’s Office and/or the media.
e. Members who have received prior authorization for services such as scheduled surgeries, out-of-area specialty services, or nursing home admission;
f. Prescriptions, DME and medically necessary transportation ordered for the transitioning member by the relinquishing Contractor; and
g. Medical records of the transitioning member (the cost, if any, of reproducing and forwarding medical records shall be the responsibility of the relinquishing AHCCCS Contractor).
h. Any members transitioning to CMDP.

When relinquishing members, the Contractor is responsible for timely notification to the receiving Contractor regarding pertinent information related to any special needs of transitioning members. The Contractor, when receiving a transitioning member with special needs, is responsible for coordinating care with the relinquishing
Contractor in order that services are not interrupted, and for providing the new member with Contractor and service information, emergency numbers and instructions about how to obtain services.

10. SCOPE OF SERVICES

The Contractor shall provide covered services to AHCCCS members in accordance with all applicable federal and state laws regulations and policies, including those listed by reference in attachments and this contract.
The services are described in detail in AHCCCS Rules R9-22, Article 2, the AHCCCS Medical Policy Manual
(AMPM) and the AHCCCS Contractor Operations Manual (ACOM), all of which are incorporated herein by reference, except for provisions specific to the Fee-for-Service program, and may be found on the AHCCCS website (http://www.azahcccs.gov/) [42 CFR 438.210(a)(1)]. To be covered, services must be medically necessary and cost effective. The covered services are briefly described below. Except for annual well woman exams, behavioral health and children’s dental services, covered services must be provided by or coordinated with a primary care provider.

The Contractor shall coordinate all services it provides to a member with any services the member receives from other entities, including behavioral health services the member receives through an ADHS/RBHA provider and Children’s Rehabilitative Services (CRS) provided through ADHS/CRSA. The Contractor shall ensure that, in the process of coordinating care, each member’s privacy is protected in accordance with the privacy requirements in 45 CFR Parts 160 and 164, Subparts A and E, to the extent that they are applicable [42
CFR 438.208(b)(4) and 438.224].

Services must be rendered by providers that are appropriately licensed or certified, operating within their scope of practice, and registered as an AHCCCS provider. The Contractor shall provide the same standard of care for all members, regardless of the member's eligibility category. The Contractor shall ensure that the services are sufficient in amount, duration and scope to reasonably be expected to achieve the purpose for which the services are furnished. The Contractor shall not arbitrarily deny or reduce the amount, duration, or scope of a required service solely because of diagnosis, type of illness, or condition of the member. The Contractor may place appropriate limits on a service on the basis of criteria such as medical necessity; or for utilization control, provided the services furnished can reasonably be expected to achieve their purpose [42 CFR 438.210(a)(3)].

If the Contractor does not, because of a moral or religious objection, cover one or more of the services listed in this contract, it must notify AHCCCS of the objection. The Contractor must arrange for those services to be provided by another entity. Any alternative arrangement must be approved in advance by AHCCCS. Requests for approval must be submitted to the Division of Health Care Management, Acute Care Operations Unit, 90
days prior to implementation.

Authorization of Services: For the processing of requests for initial and continuing authorizations of services, the Contractor shall have in place and follow written policies and procedures. The Contractor shall have mechanisms in place to ensure consistent application of review criteria for authorization decisions. Any decision to deny a service authorization request or to authorize a service in an amount, duration or scope that is less than requested, shall be made by a health care professional who has appropriate clinical expertise in treating the member’s condition or disease [42 CFR 438.210(b)].

Notice of Action: The Contractor shall notify the requesting provider and give the member written notice of any decision by the Contractor to deny, reduce, suspend or terminate a service authorization request, or to authorize a service in an amount, duration, or scope that is less than requested. The notice shall meet the requirements of 42 CFR 438.404, AHCCCS Rules and ACOM Notice of Action Policy. The notice to the provider must also be in writing as specified in Attachment H(1) of this contract.

The Contractor shall ensure that its providers are not restricted or inhibited in any way from communicating freely with members regarding their health care, medical needs and treatment options, even if needed services are not covered by the Contractor.

Ambulatory Surgery: The Contractor shall provide surgical services for either emergency or scheduled surgeries when provided in an ambulatory or outpatient setting, such as a freestanding surgical center or a hospital-based outpatient surgical setting.

American Indian Health Program (AIHP): AHCCCS will reimburse claims on a FFS basis for acute care services that are medically necessary, eligible for 100% Federal reimbursement, and are provided to Title XIX members enrolled with the Contractor in an IHS or a 638 tribal facility. Encounters for Title XIX services in
IHS or tribal facilities will not be accepted by AHCCCS or considered in capitation rate development.

The Contractor is responsible for reimbursement to IHS or tribal facilities for services provided to Title XXI
Native American members enrolled with the Contractor. The Contractor may choose to subcontract with an
IHS or 638 tribal facility as part of its provider network for the delivery of Title XXI covered services.
Expenses incurred by the Contractor for Title XXI services delivered in an IHS or 638 tribal facility shall be encountered and considered in capitation rate development.

Anti-hemophilic Agents and Related Services: The Contractor shall provide services for the treatment of hemophilia and Von Willebrand’s disease (See Section D, Paragraph 57, Reinsurance, Catastrophic
Reinsurance).

Audiology: The Contractor shall provide audiology services to members under the age of 21 years, including the identification and evaluation of hearing loss and rehabilitation of the hearing loss through medical or surgical means. i.e., Only the identification and evaluation of hearing loss are covered for members 21 years of age and older unless the hearing loss is due to an accident or injury-related emergent condition. Pursuant to
A.A.C. R9-22-212, hearing aids are not covered for members 21 and older.

Behavioral Health: The Contractor shall provide behavioral health services as described in Section D,
Paragraph 12, Behavioral Health Services. Also refer to Prior Period Coverage in Section D, Paragraph 3,
Enrollment and Disenrollment.

Children's Rehabilitative Services (CRS): The program for children with CRS-covered conditions is administered by the Arizona Department of Health Services (ADHS) for children who meet CRS eligibility criteria. The Contractor shall refer children to the CRS program who are potentially eligible for services related to CRS-covered conditions, as specified in R9-22, Article 2, and A.R.S. Title 36, Chapter 2, Article 3.
The Contractor is responsible for care of members until Children’s Rehabilitative Services Administration
(CRSA) determines those members eligible. In addition, the Contractor is responsible for covered services for
CRS-eligible members unless and until the Contractor has received written confirmation from CRSA that
CRSA will provide the requested service. The Contractor shall require the member’s Primary Care Provider
(PCP) to coordinate the member’s care with the CRS Program. For more detailed information regarding eligibility criteria, referral practices, and Contractor-CRS coordination issues, refer to the CRS Policy and
Procedures Manual located on the Arizona Department of Health Services website at http://www.azdhs.gov/
and the related ACOM policy.

The Contractor shall respond to requests for services potentially covered by CRSA in accordance with the related ACOM policy. The Contractor is responsible for addressing prior authorization requests if CRSA fails to comply with the timeframes specified in the related ACOM policy. The Contractor remains ultimately responsible for the provision of all covered services to its members, including emergency services not related to a CRS condition, emergency services related to a CRS condition rendered outside the CRS network, and
AHCCCS-covered services denied by CRSA for the reason that it is not a service related to a CRS condition.

Referral to CRSA does not relieve the Contractor of the responsibility for providing timely medically necessary AHCCCS services not covered by CRSA. In the event that CRSA denies a medically necessary
AHCCCS service for the reason that it is not related to a CRS condition, the Contractor must promptly respond to the service authorization request and authorize the provision of medically necessary services. CRSA cannot contest the Contractor prior authorization determination if CRSA fails to timely respond to a service authorization request. The Contractor, through its Medical Director, may request review from the CRS
Regional Medical Director when it denies a service for the reason that it is not covered by the CRS Program.
The Contractor may also request a hearing with the Administration if it is dissatisfied with the CRSA determination. If the AHCCCS Hearing Decision determines that the service should have been provided by
CRSA, CRSA shall be financially responsible for the costs incurred by the Contractor in providing the service.

A member with private insurance is not required to utilize CRSA. This includes members with Medicare whether they are enrolled in Medicare FFS or a Medicare Managed Care plan. If a member uses the private insurance network or Medicare for a CRS-covered condition, the Contractor is responsible for all applicable deductibles and copayments. If the member is on Medicare, the ACOM Medicare Cost Sharing for Members
in Traditional Fee for Service Medicare Policy and Medicare Cost Sharing for Members in Medicare
Managed Care Plans Policy shall apply. When the private insurance or Medicare is exhausted, or certain annual or lifetime limits are reached with respect to CRS-covered conditions, the Contractor shall refer the member to CRSA for determination of eligibility for CRS services. If the member with private insurance or
Medicare chooses to enroll with CRS, CRS becomes the secondary payer responsible for all applicable deductibles and copayments. The Contractor is not responsible to provide services in instances when the
CRS-eligible member who has no primary insurance or Medicare refuses to receive CRS-covered services through the CRS program. If the Contractor becomes aware that a member with a CRS-covered condition refuses to participate in the CRS application process or refuses to receive services through the CRS Program, the member may be billed by the provider in accordance with AHCCCS regulations regarding billing for unauthorized services.

Chiropractic Services: The Contractor shall provide chiropractic services to members under age 21 when prescribed by the member’s PCP and approved by the Contractor in order to ameliorate the member’s medical condition. Medicare approved chiropractic services for any member shall also be covered, subject to limitations specified in 42 CFR 410.22, for Qualified Medicare Beneficiaries if prescribed by the member’s
PCP and approved by the Contractor.

Dialysis: The Contractor shall provide medically necessary dialysis, supplies, diagnostic testing and medication for all members when provided by Medicare-certified hospitals or Medicare-certified end stage renal disease (ESRD) providers. Services may be provided on an outpatient basis or on an inpatient basis if the hospital admission is not solely to provide chronic dialysis services.

Early and Periodic Screening, Diagnosis and Treatment (EPSDT): The Contractor shall provide comprehensive health care services through primary prevention, early intervention, diagnosis and medically necessary treatment to correct or ameliorate defects and physical or mental illness discovered by the screenings for members under age 21. The Contractor shall ensure that these members receive required health screenings, including those for developmental/behavioral health, in compliance with the AHCCCS periodicity schedule.
The Contractor shall submit all EPSDT reports to the AHCCCS Division of Health Care Management, as required by the AMPM. The Contractor is required to meet specific participation/utilization rates for members as described in Section D, Paragraph 23, Quality Management.

The Contractor shall ensure the initiation and coordination of a referral to the ADHS/RBHA system for members in need of behavioral health services. The Contractor shall follow up with the RBHA to monitor whether members have received these health services.

The Contractor is encouraged to assign EPSDT-aged members to providers that are trained on and who use
AHCCCS-approved developmental screening tools.

Early Detection Health Risk Assessment, Screening, Treatment and Primary Prevention: The Contractor
shall provide primary prevention education to adult members. The Contractor shall provide health care services through screening, diagnosis and medically necessary treatment for members 21 years of age and older. These services include, but are not limited to, screening and treatment for hypertension; elevated cholesterol; colon cancer; sexually transmitted diseases; tuberculosis; HIV/AIDS; breast and cervical cancer; and prostate cancer.
Nutritional assessment and treatment are covered when medically necessary to meet the nutritional needs of members who may have a chronic debilitating disease. Physical examinations, diagnostic work-ups and medically necessary immunizations are also covered as found in Arizona Administrative Code Section R9-22-
205. Required assessment and screening services for members under age 21 are specified in the AHCCCS
EPSDT periodicity schedule.

Emergency Services: The Contractor shall have and/or provide the following as a minimum:

a. Emergency services facilities adequately staffed by qualified medical professionals to provide prehospital, emergency care on a 24-hour-a-day, 7-day-a-week basis, for the sudden onset of a medically emergent condition. Emergency medical services are covered without prior authorization. The
    Contractor is encouraged to contract with emergency service facilities for the provision of emergency services. The Contractor shall be responsible for educating members and providers regarding appropriate utilization of emergency room services including behavioral health emergencies. The
    Contractor shall monitor emergency service utilization (by both provider and member) and shall have guidelines for implementing corrective action for inappropriate utilization;
b. All medical services necessary to rule out an emergency condition; and
c. Emergency transportation.

Per the Balanced Budget Act of 1997, 42 CFR 438.114, the following conditions apply with respect to coverage and payment of emergency services:

The Contractor must cover and pay for emergency services regardless of whether the provider that furnishes the service has a contract with the Contractor.

The Contractor may not deny payment for treatment obtained under either of the following circumstances:

1. A member had an emergency medical condition, including cases in which the absence of medical attention would not have resulted in the outcomes identified in the definition of emergency medical condition under 42 CFR 438.114.
2. A representative of the Contractor (an employee or subcontracting provider) instructs the member to seek emergency medical services.

Additionally, the Contractor may not:

1. Limit what constitutes an emergency medical condition as defined in 42 CFR 438.114, on the basis of lists of diagnoses or symptoms.
2. Refuse to cover emergency services based on the failure of the emergency room provider, hospital, or fiscal agent to notify the Contractor of the member’s screening and treatment within 10 calendar days of presentation for emergency services. Claims submission by the hospital within 10 calendar days of presentation for the emergency services constitutes notice to the Contractor. This notification stipulation is only related to the provision of emergency services.
3. Require notification of Emergency Department treat and release visits as a condition of payment unless the plan has prior approval of the AHCCCS Administration.

A member who has an emergency medical condition may not be held liable for payment of subsequent screening and treatment needed to diagnose the specific condition or stabilize the patient.
The attending emergency physician, or the provider actually treating the member, is responsible for determining when the member is sufficiently stabilized for transfer or discharge, and such determination is binding on the Contractor responsible for coverage and payment. The Contractor shall comply with BBA guidelines regarding the coordination of post-stabilization care.

For additional information and requirements regarding emergency services, refer to AHCCCS Rules R9-22-201 et seq. and 42 CFR 438.114.

Family Planning: The Contractor shall provide family planning services in accordance with the AMPM, for all members who choose to delay or prevent pregnancy. These include medical, surgical, pharmacological and laboratory services, as well as contraceptive devices. Information and counseling, which allow members to make informed decisions regarding family planning methods, shall also be included. If the Contractor does not provide family planning services, it must contract for these services through another health care delivery system.

The Contractor shall provide services to members enrolled in the Family Planning Services Extension
Program, a program that provides family planning services only, for a maximum of two consecutive 12-month periods, to women whose SOBRA eligibility has terminated. The Contractor is also responsible for notifying
AHCCCS when a SOBRA woman is sterilized to prevent inappropriate enrollment in the SOBRA Family
Planning Services Extension Program. Notification should be made at the time the newborn is reported or after the sterilization procedure is completed.

Home and Community Based Services (HCBS): Assisted living facility, alternative residential setting, or home and community based services (HCBS) as defined in R9-22, Article 2, and R9-28, Article 2 that meet the provider standards described in R9-28, Article 5, and subject to the limitations set forth in the AMPM. These services are covered in lieu of a nursing facility.

Home Health: This service shall be provided under the direction of a physician to prevent hospitalization or institutionalization and may include nursing, therapies, supplies and home health aide services. It shall be provided on a part-time or intermittent basis.

Hospice: These services are covered for members who are certified by a physician as being terminally ill and having six months or less to live. See the AMPM for details on covered hospice services.

Hospital: Inpatient services include semi-private accommodations for routine care, intensive and coronary care, surgical care, obstetrics and newborn nurseries, and behavioral health emergency/crisis services. If the member’s medical condition requires isolation, private inpatient accommodations are covered. Nursing services, dietary services and ancillary services such as laboratory, radiology, pharmaceuticals, medical supplies, blood and blood derivatives, etc. are also covered. Outpatient hospital services include any of the above, which may be appropriately provided on an outpatient or ambulatory basis (i.e., laboratory, radiology, therapies, ambulatory surgery, etc.). Observation services may be provided on an outpatient basis, if determined reasonable and necessary, when deciding whether the member should be admitted for inpatient care. Observation services include the use of a bed and periodic monitoring by hospital nursing staff and/or other staff to evaluate, stabilize or treat medical conditions of a significant degree of instability and/or disability.

Immunizations: The Contractor shall provide immunizations for adults (21 years of age and older) to include but not limited to: diphtheria-tetanus, influenza, pneumococcus, rubella, measles and hepatitis-B and others as medically indicated. For all members under the age of 21, immunization requirements include but are not limited to: diphtheria, tetanus, pertussis vaccine (DTaP), inactivated polio vaccine (IPV), measles, mumps, rubella (MMR) vaccine, H. influenza, type B (HIB) vaccine, hepatitis B (Hep B) vaccine, varicella zoster virus
(VZV) vaccine and pneumococcal conjugate vaccine (PCV) (see Section D, Paragraph 15, Pediatric
Immunizations and the Vaccines for Children Program). The Contractor is required to meet specific immunization rates for members under the age of 21, which are described in Section D, Paragraph 23, Quality
Management. (Please refer to the AMPM for current immunization requirements.)

Incontinence Supplies: The Contractor shall cover incontinence supplies as specified in AHCCCS Rule
A.A.C. R9-22-212 and the AMPM.

Laboratory: Laboratory services for diagnostic, screening and monitoring purposes are covered when provided by a CLIA (Clinical Laboratory Improvement Act) approved free-standing laboratory, hospital, clinic, physician office or other health care facility laboratory.

Upon written request, the Contractor may obtain laboratory test data on members from a freestanding laboratory or hospital- based laboratory subject to the requirements specified in A.R.S. § 36-2903(Q) and (R).
The data shall be used exclusively for quality improvement activities and health care outcome studies required and/or approved by the Administration.

Maternity: The Contractor shall provide pre-conception counseling, pregnancy identification, prenatal care, treatment of pregnancy related conditions, labor and delivery services, and postpartum care for members.
Services may be provided by physicians, physician assistants, nurse practitioners, or certified nurse midwives.
Members may select or be assigned to a PCP specializing in obstetrics. All members, anticipated to have a low-risk delivery, may elect to receive labor and delivery services in their home, if this setting is included in the allowable settings of the Contractor and the Contractor has providers in its network that offer home labor and delivery services. All members anticipated to have a low-risk prenatal course and delivery may elect to receive prenatal care, labor and delivery and postpartum care provided by certified nurse midwives, if these providers are in the Contractor’s network. Members receiving maternity services from a certified nurse midwife must also be assigned to a PCP for other health care and medical services. The Contractor shall allow women and their newborns to receive up to 48 hours of inpatient hospital care after a routine vaginal delivery and up to 96 hours of inpatient care after a cesarean delivery. The attending health care provider, in consultation with the mother, may discharge the mother or newborn prior to the minimum length of stay. A normal newborn may be granted an extended stay in the hospital of birth when the mother’s continued stay in the hospital is beyond the 48 or 96 hour stay.

The Contractor shall inform all assigned AHCCCS pregnant women of voluntary prenatal HIV testing and the availability of medical counseling if the test is positive. The Contractor shall provide information in the member handbook and annually in the member newsletter, which encourages pregnant women to be tested and provides instructions about where testing is available. Semi-annually, the Contractor shall report to AHCCCS the number of pregnant women who have been identified as HIV/AIDS-positive. This report is due no later than 30 days after the end of the second and fourth quarters of the contract year.

Medical Foods: Medical foods are covered within limitations defined in the AMPM for members diagnosed with a metabolic condition included under the ADHS Newborn Screening Program and specified in the
AMPM. The medical foods, including metabolic formula and modified low protein foods, must be prescribed or ordered under the supervision of a physician.

Medical Supplies, Durable Medical Equipment (DME), Orthotic and Prosthetic Devices: These services are covered when prescribed by the member’s PCP, attending physician, practitioner, or by a dentist. Medical equipment may be rented or purchased only if other sources, which provide the items at no cost, are not available. The total cost of the rental must not exceed the purchase price of the item. Reasonable repairs or adjustments of purchased equipment are covered to make the equipment serviceable and/or when the repair cost is less than renting or purchasing another unit.

Nursing Facility: The Contractor shall provide services in nursing facilities, including religious non-medical health care institutions, for members who require short-term convalescent care not to exceed 90 days per contract year. In lieu of a nursing facility, the member may be placed in an assisted living facility, an alternative residential setting, or receive home and community based services (HCBS) as defined in R9-22,
Article 2 and R9-28, Article 2 that meet the provider standards described in R9-28, Article 5, and subject to the limitations set forth in the AMPM.

Nursing facility services must be provided in a dually-certified Medicare/Medicaid nursing facility, which includes in the per-diem rate: nursing services; basic patient care equipment and sickroom supplies; dietary services; administrative physician visits; non-customized DME; necessary maintenance and rehabilitation therapies; over-the-counter medications; social, recreational and spiritual activities; and administrative, operational medical direction services. See Section D, Paragraph 41, Responsibility for Nursing Facility
Reimbursement, for further details.

The Contractor shall notify the Assistant Director of the Division of Member Services, by Email, when a member has been residing in a nursing facility for 75 days. This will allow AHCCCS time to follow-up on the status of the ALTCS application and to consider potential fee-for-service coverage, if the stay goes beyond the
90-day per contract year maximum. The notice should be sent via e-mail to
HealthPlan75DayNotice@azahcccs.gov.

                Notifications must include:
                1. Member Name
                2. AHCCCS ID
                3. Date of Birth
                4. Name of Facility
                5. Admission Date to the Facility
                6. Date they reach the 75 days
                7. Name of Contractor of enrollment

Nutrition: Nutritional assessments may be conducted as a part of the EPSDT screenings for members under age 21, and to assist members 21 years of age and older whose health status may improve with nutritional intervention. Assessment of nutritional status on a periodic basis may be provided as determined necessary, and as a part of the health risk assessment and screening services provided by the member’s PCP. AHCCCS covers nutritional therapy on an enteral, parenteral or oral basis, when determined medically necessary to provide either complete daily dietary requirements or to supplement a member’s daily nutritional and caloric intake and when AHCCCS criteria specified in the AMPM are met.

Oral Health: The Contractor shall provide all members under the age of 21 years with all medically necessary dental services including emergency dental services, dental screening and preventive services in accordance with the AHCCCS periodicity schedule, as well as therapeutic dental services, dentures, and pretransplantation dental services. The Contractor shall monitor compliance with the EPSDT periodicity schedule for dental screening services. The Contractor is required to meet specific utilization rates for members as described in Section D, Paragraph 23, Quality Management. The Contractor shall ensure that members are notified when dental screenings are due if the member has not been scheduled for a visit. If a dental screening is not received by the member, a second notice must be sent. Members under the age of 21 may request dental services without referral and may choose a dental provider from the Contractor’s provider network. For members who are 21 years of age and older, the Contractor shall provide emergency dental care, medically necessary dentures and dental services for transplantation services as specified in the AMPM.

Physician: The Contractor shall provide physician services to include medical assessment, treatments and surgical services provided by licensed allopathic or osteopathic physicians.

Podiatry: The Contractor shall provide podiatry services to include bunionectomies, casting for the purpose of constructing or accommodating orthotics, medically necessary orthopedic shoes that are an integral part of a brace, and medically necessary routine foot care for patients with a severe systemic disease that prohibits care by a nonprofessional person.

Post-stabilization Care Services Coverage and Payment: Pursuant to AHCCCS Rule A.A.C. R9-22-210 and
42 CFR 438.114, 422.113(c) and 422.133, the following conditions apply with respect to coverage and payment of emergency and of post-stabilization care services, except where otherwise noted in the contract:

The Contractor must cover and pay for post-stabilization care services without authorization, regardless of whether the provider that furnishes the service has a contract with the Contractor, for the following situations:

1. Post-stabilization care services that were pre-approved by the Contractor; or
2. Post-stabilization care services were not pre-approved by the Contractor because the Contractor did not respond to the treating provider’s request for pre-approval within one hour after being requested to approve such care or could not be contacted for pre-approval.
3. The Contractor representative and the treating physician cannot reach agreement concerning the member’s care and a Contractor physician is not available for consultation. In this situation, the
   Contractor must give the treating physician the opportunity to consult with a Contractor physician and the treating physician may continue with care of the patient until a Contractor physician is reached or one of the criteria in 42 CFR 422.113(c)(3) is met.

Pursuant to 42 CFR 422.113(c)(3), the Contractor’s financial responsibility for post-stabilization care services that have not been pre-approved ends when:

1. A Contractor physician with privileges at the treating hospital assumes responsibility for the member’s care;
2. A Contractor physician assumes responsibility for the member’s care through transfer;
3. A Contractor representative and the treating physician reach an agreement concerning the member’s care; or
4. The member is discharged.

Pregnancy Terminations: AHCCCS covers pregnancy termination if the pregnant member suffers from a physical disorder, physical injury, or physical illness, including a life endangering physical condition caused by or arising from the pregnancy itself, that would, as certified by a physician, place the member in danger of death unless the pregnancy is terminated, or the pregnancy is a result of rape or incest.

The attending physician must acknowledge that a pregnancy termination has been determined medically necessary by submitting the Certificate of Necessity for Pregnancy Termination. This certificate must be submitted to the Contractor’s Medical Director. The Certificate must certify that, in the physician's professional judgment, one or more of the previously mentioned criteria have been met.

Prescription Drugs: Medications ordered by a PCP, attending physician, dentist or other authorized prescriber and dispensed under the direction of a licensed pharmacist are covered subject to limitations related to prescription supply amounts, Contractor formularies and prior authorization requirements. The Contractor may include over-the-counter medications in the formulary, as defined in the AMPM. An appropriate overthe-
counter medication may be prescribed, when it is determined to be a lower-cost alternative to prescription drugs.

Medicare Part D: AHCCCS covers those drugs ordered by a PCP, attending physician, dentist or other authorized prescriber and dispensed under the direction of a licensed pharmacist subject to limitations related to prescription supply amounts, and the Contractor’s prior authorization requirements if they are excluded from
Medicare Part D coverage. Medications that are covered by Part D, but are not on a specific Part D Health
Plan’s formulary are not considered excluded drugs and will not be covered by AHCCCS.

Primary Care Provider (PCP): PCP services are covered when provided by a physician, physician assistant or nurse practitioner selected by, or assigned to, the member. The PCP provides primary health care and serves as a coordinator in referring the member for specialty medical services [42 CFR 438.208(b)]. The PCP is responsible for maintaining the member’s primary medical record, which contains documentation of all health risk assessments and health care services of which they are aware whether or not they were provided by the
PCP.

Radiology and Medical Imaging: These services are covered when ordered by the member’s PCP, attending physician or dentist and are provided for diagnosis, prevention, treatment or assessment of a medical condition.
Services are generally provided in hospitals, clinics, physician offices and other health care facilities.

Rehabilitation Therapy: The Contractor shall provide occupational, physical and speech therapies. Therapies must be prescribed by the member’s PCP or attending physician for an acute condition and the member must have the potential for improvement due to the rehabilitation. Physical therapy for all members, and occupational and speech therapies for members under the age of 21, are covered in both inpatient and outpatient settings. For those members who are 21 and over, occupational and speech therapies are covered in inpatient settings only.

Respiratory Therapy: This therapy is covered in inpatient and outpatient settings when prescribed by the member’s PCP or attending physician, and is necessary to restore, maintain or improve respiratory functioning.

Transplantation of Organs and Tissue, and Related Immunosuppressant Drugs: These services are covered within limitations defined in the AMPM for members diagnosed with specified medical conditions. Services include pre-transplant inpatient or outpatient evaluation; donor search; organ/tissue harvesting or procurement;
preparation and transplantation services; and convalescent care. In addition, if a member receives, or has received, a transplant covered by a source other than AHCCCS, medically necessary non-experimental services are provided, within limitations, after the discharge from the acute care hospitalization for the transplantation. AHCCCS has contracted with transplantation providers for the Contractor’s use or the
Contractor may select its own transplantation provider.

Transportation: These services include emergency and non-emergency medically necessary transportation.
Emergency transportation, including transportation initiated by an emergency response system such as 911, may be provided by ground, air or water ambulance to manage an AHCCCS member’s emergency medical condition at an emergency scene and transport the member to the nearest appropriate medical facility.
Non-emergency transportation shall be provided for members who are unable to provide their own transportation for medically necessary services. The Contractor shall ensure that members have coordinated, reliable, medically necessary transportation to ensure members arrive on-time for regularly scheduled appointments and are picked up upon completion of the entire scheduled treatment.

Triage/Screening and Evaluation: These are covered services when provided by acute care hospitals, IHS facilities, a PL 93-638 tribal facility and after-hours settings to determine whether or not an emergency exists, assess the severity of the member’s medical condition and determine what services are necessary to alleviate or stabilize the emergent condition. Triage/screening services must be reasonable, cost effective and meet the criteria for severity of illness and intensity of service.

Vision Services/Ophthalmology/Optometry: The Contractor shall provide all medically necessary emergency eye care, vision examinations, prescriptive lenses, and treatments for conditions of the eye for all members under the age of 21. For members who are 21 years of age and older, the Contractor shall provide emergency care for eye conditions which meet the definition of an emergency medical condition. Also covered for this population is cataract removal, and medically necessary vision examinations and prescriptive lenses, if required, following cataract removal and other eye conditions as specified in the AMPM.

Members shall have full freedom to choose, within the Contractor’s network, a practitioner in the field of eye care, acting within the scope of their practice, to provide the examination, care or treatment for which the member is eligible. A “practitioner in the field of eye care” is defined to be either an ophthalmologist or an optometrist.

11. SPECIAL HEALTH CARE NEEDS

The Contractor shall have in place a mechanism to identify all members with special health care needs [42
CFR 438.240(b)(4)]. The Contractor shall implement mechanisms to assess each member identified as having special health care needs, in order to identify any ongoing special conditions of the member which require a course of treatment or regular care monitoring. The assessment mechanisms shall use appropriate health care professionals [42 CFR 438.208(c)(2)]. The Contractor shall share with other entities providing services to that member the results of its identification and assessment of that member’s needs so that those activities need not be duplicated [42 CFR 438.208(b)(3)].

For members with special health care needs determined to need a specialized course of treatment or regular care monitoring, the Contractor must have procedures in place to allow members to directly access a specialist
(for example through a standing referral or an approved number of visits) as appropriate for the member’s condition and identified needs [42 CFR 438.208(c)(4)].

The Contractor shall have a methodology to identify providers willing to provide medical home services and make reasonable efforts to offer access to these providers.

The American Academy of Pediatrics (AAP) describes care from a medical home as:
                • Accessible
                • Continuous
                • Coordinated
                • Family-centered
                • Comprehensive
                • Compassionate
                • Culturally effective

The Contractor shall ensure that populations with ongoing medical needs, including but not limited to dialysis, radiation and chemotherapy, have coordinated, reliable, medically necessary transportation to ensure members arrive on-time for regularly scheduled appointments and are picked up upon completion of the entire scheduled treatment.

12. BEHAVIORAL HEALTH SERVICES

AHCCCS members, except for SOBRA Family Planning members, are eligible for comprehensive behavioral health services. For SOBRA Family Planning members, there is no behavioral health coverage. With the exception of the Contractor’s providers’ medical management of certain behavioral health conditions as described under “Medication Management Services”, the behavioral health benefit for these members is provided through the ADHS - Regional Behavioral Health Authority (RBHA) system. The Contractor shall be responsible for member education regarding these benefits; provision of limited emergency inpatient services;
and screening and referral to the RBHA system of members identified as requiring behavioral health services.

Member Education: The Contractor shall be responsible for educating members in the member handbook and other printed documents about covered behavioral health services and where and how to access services.
Covered services include:

a. Behavior Management (behavioral health personal care, family support/home care training, self-help/peer support)
b. Behavioral Health Case Management Services (limited)
c. Behavioral Health Nursing Services
d. Emergency Behavioral Health Care
e. Emergency and Non-Emergency Transportation
f. Evaluation and Assessment
g. Individual, Group and Family Therapy and Counseling
h. Inpatient Hospital Services (the Contractor may provide services in alternative inpatient settings that are licensed by the Arizona Department of Health Services, Division of Assurance and Licensure, the Office
    of Behavioral Health Licensure, in lieu of services in an inpatient hospital. These alternative settings must be lower cost than traditional inpatient settings. The cost of the alternative settings will be considered in capitation rate development)
i.  Non-Hospital Inpatient Psychiatric Facilities Services (Level I residential treatment centers and sub-acute facilities)
j.  Laboratory and Radiology Services for Psychotropic Medication Regulation and Diagnosis
k. Opioid Agonist Treatment
l.  Partial Care (Supervised day program, therapeutic day program and medical day program)
m. Psychosocial Rehabilitation (living skills training; health promotion; supportive employment services)
n. Psychotropic Medication
o. Psychotropic Medication Adjustment and Monitoring
p. Respite Care (with limitations)
q. Rural Substance Abuse Transitional Agency Services
r. Screening
s. Behavioral Health Therapeutic Home Care Services

Referrals: As specified in Section D, Paragraph 10, Scope of Services, EPSDT, the Contractor must provide developmental/behavioral health screenings for members up to 21 years of age in compliance with the
AHCCCS periodicity schedule. The Contractor shall ensure the initiation and coordination of behavioral health referrals of these members to the RBHA when determined necessary through the screening process.
The Contractor is responsible for RBHA referral and follow-up collaboration, as necessary, for other members identified as needing behavioral health evaluation and treatment. Members may also access the RBHA system for evaluation by self-referral or be referred by schools, State agencies or other service providers. The
Contractor is responsible for providing transportation to a member’s first RBHA evaluation appointment if a member is unable to provide his/her own transportation.

Emergency Services: Once a member is enrolled, the Contractor is responsible for providing up to 72 hours inpatient emergency behavioral health services to members with psychiatric or substance abuse diagnoses who are not behavioral health recipients in accordance with AHCCCS Rule R9-22-210.01. These emergency inpatient behavioral health services are in addition to a Contractor’s responsibility to reimburse all medically necessary behavioral health services received during prior period coverage. Reimbursement for court ordered screening and evaluation services is not the responsibility of the Contractor and instead falls to the county pursuant to A.R.S. 36-545. For additional information regarding behavioral health services refer to Title 9
Chapter 22 Articles 2 and 12. It is expected that the Contractor initiate a referral to the RBHA for evaluation and behavioral health recipient eligibility as soon as possible after admission.

When members present in an emergency room setting, the Contractor is responsible for all emergency medical services including triage, physician assessment and diagnostic tests. For members who are not ADHS behavioral health recipients, the Contractor is responsible to provide medically necessary psychiatric consultations or psychological consultations in emergency room settings to help stabilize the member or determine the need for inpatient behavioral health services. ADHS is responsible for medically necessary psychiatric consultations provided to ADHS behavioral health recipients in emergency room settings.

Comorbidities: The Contractor must ensure that members with diabetes who are being discharged from the
Arizona State Hospital (AzSH) are issued the same brand and model of both glucometer and supplies they were trained to use while in the facility. Care must be coordinated with the AzSH prior to discharge to ensure that all supplies are authorized and available to the member upon discharge.

In the event that a member’s mental health status renders them incapable or unwilling to manage their medical condition and the member has a skilled medical need, the Contractor must arrange ongoing medically necessary nursing services.

Coordination of Care: The Contractor is responsible for ensuring that a medical record is established by the
PCP when behavioral health information is received from the RBHA or provider about an assigned member even if the PCP has not yet seen the assigned member. In lieu of actually establishing a medical record, such information may be kept in an appropriately labeled file but must be associated with the member’s medical record as soon as one is established. The Contractor shall require the PCP to respond to RBHA/provider information requests pertaining to ADHS behavioral health recipient members within 10 business days of receiving the request. The response should include all pertinent information, including, but not limited to, current diagnoses, medications, laboratory results, last PCP visit, and recent hospitalizations. The Contractor shall require the PCP to document or initial signifying review of member behavioral health information received from a RBHA behavioral health provider who is also treating the member. For prior period coverage, the Contractor is responsible for payment of all claims for medically necessary covered behavioral health services.

Medication Management Services: The Contractor shall allow PCPs to provide medication management services (prescriptions, medication monitoring visits, laboratory and other diagnostic tests necessary for diagnosis and treatment of behavioral disorders) to members with diagnoses of depression, anxiety and attention deficit hyperactivity disorder. The Contractor shall make available, on the Contractor’s formulary, medications for the treatment of these disorders. AHCCCS has established a work group to identify best practices and evidence-based practice guidelines for the treatment of anxiety, depression and ADHD disorders.
The Contractor shall be required to participate in the AHCCCS work group meetings. Decisions from the work group shall be implemented by the Contractor, and may include, but are not limited to, assuring that PCPs are trained on and follow AHCCCS-approved evidence-based practice guidelines, implementation of monitoring processes and reporting of guidelines.

The Contractor may implement step therapy for behavioral health medications used for treating anxiety, depression and ADHD disorders. If the RBHA/behavioral health provider provides documentation to the
Contractor that step therapy has already been completed, or is medically contraindicated, the Contractor shall continue to provide the medication at the dosage at which the member has been stabilized, unless there is subsequently a change in medical condition of the member.

The Contractor shall ensure that training and education are available to PCPs regarding behavioral health referral and consultation procedures. The Contractor shall establish policies and procedures for referral and consultation and shall describe them in its provider manual. Policies for referral must include, at a minimum, criteria, processes, responsible parties and minimum requirements no less stringent than those specified in this contract for the forwarding of member medical information.

Transfer of Care: When a PCP has initiated medication management services for a member to treat a behavioral health disorder, and it is subsequently determined by the PCP or Contractor that the member should be transferred to a RBHA prescriber for evaluation and/or continued medication management services, the
Contractor will require and ensure that the PCP or Contractor coordinates the transfer of care. All affected subcontracts shall include this provision. The Contractor shall establish policies and procedures for the transition of members who are referred to the RBHA for ongoing treatment. The Contractor shall ensure that
PCPs maintain continuity of care for these members. The policies and procedures must address, at a minimum, the following:

1. Guidelines for when a transition of the member to the RBHA for ongoing treatment is indicated.
2. Protocols for notifying the RBHA of the member’s transfer, including reason for transfer, diagnostic information, and medication history.
3. Protocols and guidelines for the transfer of medical records, including but not limited to which parts of the medical record are to be copied, timeline for making the medical record available to the RBHA, observance of confidentiality of the member’s medical record, and protocols for responding to RBHA requests for additional medical record information.
4. Protocols for transition of prescription services, including but not limited to notification to the RBHA of the member’s current medications and timeframes for dispensing and refilling medications during the transition period. This coordination must ensure at a minimum, that the member does not run out of prescribed medications prior to the first appointment with a RBHA prescriber and that all relevant member pertinent medical information as outlined above and including the reason for transfer is forwarded to the receiving RBHA prescriber prior to the member’s first scheduled appointment with the RBHA prescriber.
5. Contractor activities to monitor to ensure that members are appropriately transitioned to the RBHA for care.

The Contractor shall ensure that its quality management program incorporates monitoring of the PCP’s management of behavioral health disorders and referral to, coordination of care with and transfer of care to
RBHA providers as required under this contract.

13. AHCCCS GUIDELINES, POLICIES AND MANUALS

All AHCCCS guidelines, policies and manuals are hereby incorporated by reference into this contract. All guidelines, policies and manuals are available on the AHCCCS internet website, located at www.azahcccs.gov.
The Contractor is responsible for complying with the requirements set forth within. In addition, linkages to
AHCCCS Rules (Arizona Administrative Code), Statutes and other resources are also available to all interested parties through the AHCCCS website. Upon adoption by AHCCCS, updates will be made available to the Contractor. The Contractor shall be responsible for implementing these requirements and maintaining current copies of updates.

14. MEDICAID SCHOOL BASED CLAIMING PROGRAM (MSBC)

Pursuant to an Intergovernmental Agreement with the Department of Education, and a contract with a Third
Party Administrator, AHCCCS reimburses participating school districts for specifically identified Medicaid services when provided to Medicaid eligible children who are included under the Individuals with Disabilities
Education Act (IDEA). The Medicaid services must be identified in the member’s Individual Education Plan
(IEP) as medically necessary for the child to obtain a public school education.

MSBC services are provided in a school setting or other approved setting specifically to allow children to receive a public school education. They do not replace medically necessary services provided outside the school setting or other MSBC approved alternative setting. Currently, services include audiology, therapies
(OT, PT and speech/language); behavioral health evaluation and counseling; nursing and attendant care; and
specialized transportation. The Contractor’s evaluations and determinations of medical necessity shall be made independent of the fact that the child is receiving MSBC services.

The Contractor and its providers must coordinate with schools and school districts that provide MSBC services to the Contractor’s enrolled members. Services should not be duplicative. Contractor case managers, working with special needs children, should coordinate with the appropriate school staff working with these members.
Transfer of member medical information and progress toward treatment goals between the Contractor and the member’s school or school district is required as appropriate and should be used to enhance the services provided to members.

15. PEDIATRIC IMMUNIZATIONS AND THE VACCINES FOR CHILDREN PROGRAM

Through the Vaccines for Children Program, the Federal and State governments purchase, and make available to providers free of charge, vaccines for AHCCCS children under age 19. The Contractor shall not utilize
AHCCCS funding to purchase vaccines for members under the age of 19. If vaccines are not available through the VFC Program, the Contractor shall contact the AHCCCS Division of Health Care Management, Clinical
Quality Management Unit. Any provider, licensed by the State to administer immunizations, may register with
ADHS as a "VFC provider" and receive free vaccines. The Contractor shall not reimburse providers for the administration of the vaccines in excess of the maximum allowable as set by CMS, found in the AHCCCS fee schedule. The Contractor shall comply with all VFC requirements and monitor its providers to ensure that, a physician if acting as primary care physician (PCP) to AHCCCS members under the age of 19 is registered with ADHS/VFC.

In some GSAs, providers may choose not to provide vaccinations due to low numbers of children in their panels, etc. The Contractor must develop processes to ensure that vaccinations are available through a VFC enrolled provider or through the county Health Department. In all instances, the antigens are to be provided through the VFC program. The Contractor must develop processes to pay the administration fee to whoever administers the vaccine regardless of their contract status with the Contractor.

Arizona State law requires the reporting of all immunizations given to children under the age of 19.
Immunizations must be reported at least monthly to the ADHS. Reported immunizations are held in a central database known as ASIIS (Arizona State Immunization Information System), which can be accessed by providers to obtain complete, accurate immunization records. Software is available from ADHS to assist providers in meeting this reporting requirement. The Contractor must educate its provider network about these reporting requirements and the use of this resource and monitor to ensure compliance.

16. STAFF REQUIREMENTS AND SUPPORT SERVICES

The Contractor shall have in place the organizational, operational, managerial and administrative systems capable of fulfilling all contract requirements. For the purposes of this contract, the Contractor shall not employ or contract with any individual who has been debarred, suspended or otherwise lawfully prohibited from participating in any public procurement activity or from participating in non-procurement activities under regulations issued under Executive Order No. 12549 or under guidelines implementing Executive Order 12549
[42 CFR 438.610 (a) & (b)].

The Contractor is responsible for maintaining a significant local (within the State of Arizona) presence. This presence includes staff designated below with an asterisk (*). The Contractor must obtain approval from
AHCCCS prior to moving functions outside the State of Arizona. Such a request for approval must be submitted to the Division of Health Care Management at least 60 days prior to the proposed change in operations and must include a description of the processes in place that assure rapid responsiveness to effect changes for contract compliance. The Contractor shall be responsible for any additional costs associated with on-site audits or other oversight activities of required functions located outside of the State of Arizona. At the beginning of each contract year the Contractor must provide, to the Division of Health Care Management, a listing of all functions and their locations.

The Contractor must employ sufficient staffing and utilize appropriate resources to achieve contractual compliance. The Contractor’s resource allocation must be adequate to achieve outcomes in all functional areas within the organization. Adequacy will be evaluated based on outcomes and compliance with contractual and
AHCCCS policy requirements, including the requirement for providing culturally competent services. If the
Contractor does not achieve the desired outcomes or maintain compliance with contractual obligations, additional monitoring and regulatory action may be employed by AHCCCS, up to and including actions specified in Section D, Paragraph 72, Sanctions, of the Contract.

An individual staff member shall be limited to occupying a maximum of two of the Key Staff positions listed below. The Contractor shall inform AHCCCS, Division of Health Care Management, in writing within seven days, when an employee leaves one of the Key Staff positions listed below (this requirement does not apply to
Additional Required Staff, also listed below). The name of the interim contact person should be included with the notification. The name and resume of the permanent employee should be submitted as soon as the new hire has taken place. At a minimum, the following staff is required:

Key Staff

a. *Administrator/CEO/COO or designee must be available, full time, to fulfill the responsibilities of the position and to oversee the entire operation of the Contractor. The Administrator shall devote sufficient time to the Contractor’s operations to ensure adherence to program requirements and timely responses to
    AHCCCS Administration.

b. *Medical Director/CMO who shall be an Arizona-licensed physician. The Medical Director shall be actively involved in all-major clinical programs and QM and MM components of the Contractor. The
    Medical Director shall devote sufficient time to the Contractor to ensure timely medical decisions, including after-hours consultation as needed.
c. Chief Financial Officer/CFO who is available, full time, to fulfill the responsibilities of the position and to oversee the budget and accounting systems implemented by the Contractor.
d. Pharmacy Director/Coordinator who is an Arizona licensed pharmacist or physician who oversees and administers the prescription drug and pharmacy benefits. The Pharmacy Coordinator/Director may be an employee or Contractor of the Plan.
e. Dental Director/Coordinator who is responsible for coordinating dental activities of the health plan and providing required communication between the plan and AHCCCS. The Dental Director/Coordinator may be an employee or Contractor of the plan and must be licensed in Arizona if they are required to review or deny dental services.
f. *Compliance Officer who will implement and oversee the Contractor’s compliance program. The compliance officer shall be an on-site management official, available to all employees, with designated and recognized authority to access records and make independent referrals to the AHCCCS Office of
    Program Integrity. See Section D, Paragraph 62, Corporate Compliance
g. *Grievance Manager who will manage and adjudicate member and provider disputes arising under the
    Grievance System including member grievances, appeals, and requests for hearing and provider claim disputes.
h. Business Continuity Planning Coordinator as noted in the ACOM Business Continuity and Recovery
    Plan Policy
i. *Contract Compliance Officer who will serve as the primary point-of-contact for all Contractor operational issues.
    The primary functions of the Contract Compliance Officer are:
     –Coordinate the tracking and submission of all contract deliverables
     –Field and coordinate responses to AHCCCS inquiries
     –Coordinate the preparation and execution of contract requirements such as OFRS, random and periodic audits and ad hoc visits
j. *Quality Management Coordinator who is an Arizona-licensed registered nurse, physician or physician's assistant or a Certified Professional in Healthcare Quality (CPHQ). The QM Coordinator must have experience in quality management and quality improvement.
    The primary functions of the Quality Management Coordinator position are:
     –Ensure individual and systemic quality of care
     –Integrate quality throughout the organization
     –Implement process improvement
     –Resolve, track and trend quality of care grievances
     –Ensure a credentialed provider network
k. Performance/Quality Improvement Coordinator The Performance/Quality Improvement Coordinator will have a minimum qualification as a Certified Professional in Healthcare Quality (CPHQ) or comparable education and experience in data and outcomes measurement.
    The primary functions of the Performance/Quality Improvement Coordinator are:
     –Focus organizational efforts on improving clinical quality performance measures
     –Develop and implement performance improvement projects
     –Utilize data to develop intervention strategies to improve outcomes
     –Report quality improvement/performance outcomes
l. *Maternal Health/EPSDT (child health) Coordinator who shall be an Arizona licensed nurse, physician or physician's assistant; or have a Master's degree in health services, public health, health care administration or other related field, and/or a Certified Professional in Health Care Quality (CPHQ).
    Staffing under this position should be sufficient to meet quality and performance measure goals.
    The primary functions of the MCH/EPSDT Coordinator are:
     –Ensuring receipt of EPSDT services
     –Ensuring receipt of maternal and postpartum care
     –Promoting family planning services
     –Promoting preventive health strategies
     –Identification and coordination assistance for identified member needs
     –Interface with community partners
m. *Medical Management Coordinator who is an Arizona licensed registered nurse, physician or physician’s assistant if required to make medical necessity determinations; or have a Master’s degree in health services, health care administration, or business administration if not required to make medical necessity determination.
    The primary functions of the Medical Management Coordinator are:
     –Ensure adoption and consistent application of appropriate inpatient and outpatient medical necessity criteria.
     –Ensure appropriate concurrent review and discharge planning of inpatient stays is conducted.
     –Develop, implement and monitor the provision of care coordination, disease management and case management functions.
     –Monitor, analyze and implement appropriate interventioins based on utilization data, including identifying and correcting over or under utilization of services.
n. *Behavioral Health Coordinator who shall be a behavioral health professional as described in Health
    Services Rule R9-20. The Behavioral Health Coordinator shall devote sufficient time to ensure that the
    Contractor’s behavioral health referral and coordination activities are implemented per AHCCCS requirements.
    The primary functions of the Behavioral Health Coordinator are:
     –Coordinate member behavioral care needs with the RBHA system
     –Develop processes to coordinate behavioral health care between PCPs and RBHAs
     –Participate in the identification of best practices for behavioral health in a primary care setting
     –Coordinate behavioral care with medically necessary services
o. Member Services Manager who shall coordinate communications with members; serve in the role of member advocate; coordinate issues with appropriate areas within the organization; resolve member inquiries/problems and meet standards for resolution, telephone abandonment rates and telephone hold times.
p. *Provider Services Manager who shall coordinate communications between the Contractor, its subcontractors, IHS and tribally-operated health programs under P.L. 93-638 (Indian Self-Determination and Education Assistance Act); provide assistance to providers in resolving problems; respond to provider inquiries; educate providers about participation in the AHCCCS program and maintain a sufficient provider network.
q. Claims Administrator
    The primary functions of the Claims Administrator are:
     –Develop and implement claims processing systems capable of paying claims in accordance with state and federal requirements
     –Develop processes for cost avoidance
     –Ensure minimization of claims recoupments
     –Meet claims processing timelines
     –Meet AHCCCS encounter reporting requirements
r. *Provider Claims Educator (full-time equivalent employee for a Contractor with over 100,000 members)
    The position is fully integrated with the Contractor’s grievance, claims processing, and provider relations systems and facilitates the exchange of information between these systems and providers.
    The primary functions of the Provider Claims Educator are:
     –Educate contracted and non-contracted providers (i.e.: professional and institutional) regarding appropriate claims submission requirements, coding updates, electronic claims transactions and electronic fund transfer, and available Contractor resources such as provider manuals, website, fee schedules, etc.
     –Interfaces with the Contractor’s call center to compile, analyze, and disseminate information from provider calls
     –identifies trends and guides the development and implementation of strategies to improve provider satisfaction
     –Frequently communicates (i.e.: telephonic and on-site) with providers to assure the effective exchange of information and gain feedback regarding the extent to which providers are informed about appropriate claims submission practices

Additional Required Staff

s. Prior Authorization staff to authorize health care 24 hours per day, 7 days per week. This staff shall include an Arizona-licensed nurse, physician or physician's assistant. The staff will work under the direction of an Arizona-licensed registered nurse, physician, or physician’s assistant.
t. *Concurrent Review staff to conduct inpatient concurrent review. This staff shall consist of an Arizona-licensed nurse, physician, or physician's assistant. The staff will work under the direction of an Arizona-licensed nurse.
u. *Clerical and Support staff to ensure appropriate functioning of the Contractor's operation.
v. Member Services staff There shall be sufficient Member Service staff to enable members to receive prompt resolution of their inquiries/problems.
w. *Provider Services staff There shall be sufficient Provider Services staff to enable providers to receive prompt responses and assistance (See Section D, Paragraph 29, Network Management, for more information).
x. Claims Processing staff There shall be sufficient, appropriately trained, Claim Processing staff to ensure the timely and accurate processing of original claims, resubmissions and overall adjudication of claims.
y. Encounter Processing staff There shall be sufficient, appropriately trained, Encounter Processing staff to ensure the timely and accurate processing and submission to AHCCCS of encounter data and reports.

Staff Training and Meeting Attendance

The Contractor shall ensure that all staff members have appropriate training, education, experience and orientation to fulfill the requirements of the position. AHCCCS may require additional staffing for a
Contractor that has substantially failed to maintain compliance with any provision of this contract and/or
AHCCCS policies.

The Contractor must provide initial and ongoing staff training that includes an overview of AHCCCS;
AHCCCS Policy and Procedure Manuals; Contract requirements and State and Federal requirements specific to individual job functions. The Contractor shall ensure that all staff members having contact with members or providers receive initial and ongoing training with regard to the appropriate identification and handling of quality of care/service concerns.

New and existing transportation, prior authorization and member services representatives must be trained in the geography of any/all GSA(s) in which the Contractor holds a contract and have access to mapping search engines (e.g. MapQuest, Yahoo Maps, Google Maps, etc) for the purposes of authorizing services in;
recommending providers in; and transporting members to, the most geographically appropriate location.

The Contractor shall provide the appropriate staff representation for attendance and participation in meetings and/or events scheduled by AHCCCS. All meetings shall be considered mandatory unless otherwise indicated.

17. WRITTEN POLICIES, PROCEDURES AND JOB DESCRIPTIONS

The Contractor shall develop and maintain written policies, procedures and job descriptions for each functional area of its plan, consistent in format and style. The Contractor shall maintain written guidelines for developing, reviewing and approving all policies, procedures and job descriptions. All policies and procedures shall be reviewed at least annually to ensure that the Contractor's written policies reflect current practices.
Reviewed policies shall be dated and signed by the Contractor's appropriate manager, coordinator, director or administrator. Minutes reflecting the review and approval of the policies by an appropriate committee are also acceptable documentation. All medical and quality management policies must be approved and signed by the
Contractor's Medical Director. Job descriptions shall be reviewed at least annually to ensure that current duties performed by the employee reflect written requirements.

Based on provider or member feedback, if AHCCCS deems a Contractor policy or process to be inefficient and/or place unnecessary burden on the members or providers, the Contractor will be required to work with
AHCCCS to change the policy or procedure within a time period specified by AHCCCS.

18. MEMBER INFORMATION

The Contractor shall be accessible by phone for general member information during normal business hours.
All enrolled members will have access to a toll free phone number. All informational materials, prepared by the Contractor, shall be approved by AHCCCS prior to distribution to members. The reading level and name of the evaluation methodology used should be included. The Contractor should refer to the ACOM Member
Information Policy for further information and requirements.

All materials shall be translated when the Contractor is aware that a language is spoken by 3,000 or 10%, whichever is less, of the Contractor’s members, who also have limited English proficiency (LEP).

All vital materials shall be translated when the Contractor is aware that a language is spoken by 1,000 or 5%, whichever is less, of the Contractor’s members, who also have LEP. Vital materials must include, at a minimum, Notices of Action, vital information from the member handbooks and consent forms.

All written notices informing members of their right to interpretation and translation services in a language shall be translated when the Contractor is aware that 1,000 or 5%, whichever is less, of the Contractor’s members speak that language and have LEP [42 CFR 438.10(c)(3)].

Oral interpretation services must be available and free of charge to all members regardless of the prevalence of the language. The Contractor must notify all members of their right to access oral interpretation services and how to access them. Refer to the ACOM Member Information Policy [42 CFR 438.10(c)(4) and (5)].

The Contractor shall make every effort to ensure that all information prepared for distribution to members is written using an easily understood language and format and as further described in the AHCCCS Member
Information Policy. Regardless of the format chosen by the Contractor, the member information must be printed in a type, style and size, which can easily be read by members with varying degrees of visual impairment. The Contractor must notify its members that alternative formats are available and how to access them [42 CFR 438.10(d)].

When there are program changes, notification shall be provided to the affected members at least 30 days before implementation.

The Contractor shall produce and provide the following printed information to each member or family within
10 days of receipt of notification of the enrollment date [42 CFR 438.10(f)(3)]:

I. A member handbook which, at a minimum, shall include the items listed in the ACOM Member
   Information Policy.

   The Contractor shall review and update the Member Handbook at least once a year. The handbook must be submitted to AHCCCS, Division of Health Care Management for approval by August 15th of each contract year, or within four weeks of receiving the annual renewal amendment, whichever is later.

II. A description of the Contractor’s provider network, which at a minimum, includes those items listed in the
   ACOM Member Information Policy.

The Contractor must give written notice about termination of a contracted provider, within 15 days after receipt or issuance of the termination notice, to each member who received their primary care from, or is seen on a regular basis by, the terminated provider. Affected members must be informed of any other changes in the network 30 days prior to the implementation date of the change [42 CFR 438.10(f)(4) and (5)]. The
Contractor shall have information available for potential enrollees as described in the ACOM Member
Information Policy.

The Contractor must develop and distribute, at a minimum, quarterly newsletters during the contract year. The following types of information are to be contained in the newsletter:

            • Educational information on chronic illnesses and ways to self-manage care
                • Reminders of flu shots and other prevention measures at appropriate times
                • Medicare Part D issues
                • Cultural Competency
                • Contractor specific issues
                • Tobacco cessation information
                • HIV/AIDS testing for pregnant women
                • Other information as required by the Administration

The Contractor will, on an annual basis, inform all members of their right to request the following information
[42 CFR 438.10(f)(6) and 42 CFR 438.100(a)(1) and (2)]:

                a. An updated member handbook at no cost to the member
                b. The network description as described in the ACOM Member Information Policy

This information may be sent in a separate written communication or included with other written information such as in a member newsletter.

19. SURVEYS

The Contractor may be required to perform its own annual general or focused member survey. All such
Contractor surveys, along with a timeline for the project, shall be approved in advance by AHCCCS DHCM.
The results and the analysis of the results shall be submitted to the Acute Care Operations Unit within 45 days of the completion of the project. AHCCCS may require inclusion of certain questions.

AHCCCS may periodically conduct surveys of a representative sample of the Contractor's membership and providers. AHCCCS will consider suggestions from the Contractor for questions to be included in each survey. The results of these surveys, conducted by AHCCCS, will become public information and available to all interested parties upon request. The draft reports from the surveys will be shared with the Contractor prior to finalization. The Contractor will be responsible for the cost of these surveys based on its share of AHCCCS enrollment.

20. CULTURAL COMPETENCY

The Contractor shall have a Cultural Competency Plan that meets the requirements of the ACOM Cultural
Competency Policy. An annual assessment of the effectiveness of the plan, along with any modifications to the plan, must be submitted to the Division of Health Care Management, no later than 45 days after the start of each contract year. This plan should address all services and settings [42 CFR 438.206(c)(2)].

21. MEDICAL RECORDS

The member's medical record is the property of the provider who generates the record. Each member is entitled to one copy of his or her medical record free of charge. The Contractor shall have written policies and procedures to maintain the confidentiality of all medical records.

The Contractor is responsible for ensuring that a medical record is established when information is received about a member. If the PCP has not yet seen the member, such information may be kept temporarily in an appropriately labeled file, in lieu of establishing a medical record, but must be associated with the member’s medical record as soon as one is established.

The Contractor shall have written policies and procedures for the maintenance of medical records so that those records are documented accurately and in a timely manner, are readily accessible, and permit prompt and systematic retrieval of information.

The Contractor shall have written standards for documentation on the medical record for legibility, accuracy and plan of care, which comply with the AMPM.

The Contractor shall have written plans for providing training and evaluating providers' compliance with the
Contractor's medical records standards. Medical records shall be maintained in a detailed and comprehensive manner, which conforms to good professional medical practice, permits effective professional medical review and medical audit processes, and which facilitates an adequate system for follow-up treatment. Medical records must be legible, signed and dated.

When a member changes PCPs, his or her medical records or copies of medical records must be forwarded to the new PCP within 10 business days from receipt of the request for transfer of the medical records.

AHCCCS is not required to obtain written approval from a member, before requesting the member's medical record from the PCP or any other agency. The Contractor may obtain a copy of a member's medical records without written approval of the member, if the reason for such request is directly related to the administration of the AHCCCS program. AHCCCS shall be afforded access to all members' medical records whether electronic or paper within 20 business days of receipt of request.

Information related to fraud and abuse may be released so long as protected HIV-related information is not disclosed (A.R.S. §36-664(I)).

22. ADVANCE DIRECTIVES

In accordance with 42 CFR 422.128, the Contractor shall maintain policies and procedures addressing advanced directives for adult members that specify:

1. Each contract or agreement with a hospital, nursing facility, home health agency, hospice or organization responsible for providing personal care, must comply with Federal and State law regarding advance directives for adult members [42 CFR 438.6(i)(1)]. Requirements include:

a) Maintaining written policies that address the rights of adult members to make decisions about medical care, including the right to accept or refuse medical care, and the right to execute an advance directive.
   If the agency/organization has a conscientious objection to carrying out an advance directive, it must be explained in policies. (A health care provider is not prohibited from making such objection when made pursuant to A.R.S. § 36-3205.C.1.)
b) Provide written information to adult members regarding each individual’s rights under State law to make decisions regarding medical care, and the health care provider's written policies concerning advance directives (including any conscientious objections) [42 CFR 438.6(i)(3)]
c) Documenting in the member’s medical record whether or not the adult member has been provided the information and whether an advance directive has been executed.
d) Not discriminating against a member because of his or her decision to execute or not execute an advance directive, and not making it a condition for the provision of care.
e) Providing education to staff on issues concerning advance directives including notification of direct care providers of services, such as home health care and personal care, of any advanced directives executed by members to whom they are assigned to provide services.

2. The Contractor shall require subcontracted PCPs, which have agreements with the entities described in paragraph 1 above, to comply with the requirements of subparagraphs 1 (a) through (e) above. The
   Contractor shall also encourage health care providers specified in subparagraph a. to provide a copy of the member’s executed advanced directive, or documentation of refusal, to the member’s PCP for inclusion in the member’s medical record.

3. The Contractor shall provide written information to adult members that describe the following:

a) A member’s rights under State law, including a description of the applicable State law.
b) The organization’s policies respecting the implementation of those rights, including a statement of any limitation regarding the implementation of advance directives as a matter of conscience.
c) The member’s right to file complaints directly with AHCCCS.
d) Changes to State law as soon as possible, but no later than 90 days after the effective date of the change [42 CFR 438.6(i)(4)].

23. QUALITY MANAGEMENT (QM)

The Contractor shall provide quality medical care and services to members, regardless of payer source or eligibility category. The Contractor shall promote improvement in the quality of care provided to enrolled members through established quality management and performance improvement processes. The Contractor shall execute processes to assess, plan, implement and evaluate quality management and performance improvement activities, as specified in the AMPM [42 CFR 438.240(a)(1) and (e)(2)].

The Contractor quality assessment and performance improvement programs, at a minimum, shall comply with the requirements outlined in the AMPM and this Paragraph.

A. Quality Management Program:
The Conractor shall have an ongoing quality management program for the services it furnishes to members that includes the requirements listed in AMPM Capter 900 and the following:
1. A written Quality Assessment and Performance Improvement (QA/PI) plan, an evaluation of the previous year’s QA/PI program, and Quarterly QA/PI reports that address its strategies for performance improvement and conducting the quality management activites.
2. QM/PI Program monitoring and evaluation activites that includes Peer Review and Quality
   Management Committees chaired by the Contractor’s Chief Medical Officer.
3. Protection of medical records and any other personal health and enrollment information that identifies a particular member or subset of members in accordance with Federal and State privacy requirements.
4. Member rights and responsibilities.
5. Uniform provisional credentialing, initial credentialing, re-credentialing and organizational credential verification [42 CFR 438.206(b)(6)]. The Contractor shall demonstrate that its providers are credentialed and reviewed through the Contractor’s Credentialing Committee that is chaired by the
   Contractor’s Medical Director [42 CFR 438.214]. The Contractor should refer to Section D, Paragraph
25, Administrative Performance Standards, and Attachement F, Periodic Report Requirements, for
   reporting requirements. The process:
                a. Shall follow a documented process for provisional credentialing, initial credentialing, recredentialing and organizational credential verification of providers who have signed contracts or participation agreements with the Contractor;
                b. Shall not discriminate against particular providers that serve high-risk populations or specialize in conditions that require costly treatment;
                c. Shall not employ or contract with providers excluded from participation in Federal health care programs.
6. Tracking and trending of member and provider issues, which includes investigation and analysis of quality of care issues, abuse, neglect and unexpected deaths. The resolution process must include:
                a. Acknowledgement letter to the originator of the concern;
                b. Documentation of all steps utilized during the investigation and resolution process;
                c. Follow-up with the member to assist in ensuring immediate health care needs are met;
                d. Closure/resolution letter that provides sufficient detail to ensure that the member has an understanding of the resolution of their issue, any responsibilities they have in ensuring all covered, medically necessary care needs are met, and a Contractor contact name/telephone number to call for assistance or to express any unresolved concerns;
                e. Documentation of implemented corrective action plan(s) or action(s) taken to resolve the concern;
                f. Analysis of the effectiveness of the interventions taken.
7. Mechanisms to assess the quality and appropriateness of care furnished to members with special health care needs.
8. Participation in community initiatives including applicable activities of the Medicare Quality
   Improvement Organization (QIO).
9. Performance improvement programs including performance measures and performance improvement projects.

B. Performance Improvement:
The Contractor’s quality management program shall be designed to achieve, through ongoing measurements and intervention, significant improvement, sustained over time, in the areas of clinical care and non-clinical care that are expected to have a favorable effect on health outcomes and member satisfaction. The Contractor must [42 CFR 438.240(b)(2) and (c)]:
                1. Measure and report to the State its performance, using standard measures required by the State, or as required by CMS;
                2. Submit to the State data specified by the State, that enables the State to measure the Contractor’s performance; or
                3. Perform a combination of the activities.

I. Performance Measures:

The Contractor shall comply with AHCCCS quality management requirements to improve performance for all
AHCCCS established performance measures. Complete descriptions of the AHCCCS clinical quality
Performance Measure can be found in the most recently published reports of acute-care performance measures located on the AHCCCS website. AHCCCS uses Healthcare Effectiveness Data and Information Set (also known as the Health Plan Employer Data and Information Set, or HEDIS) technical specifications from the
National Committee for Quality Assurance (NCQA) for all clinical quality performance Measures. The only exception to AHCCCS’ use of the HEDIS methodology is in the performance measure titled “EPSDT
Participation”. AHCCCS bases the measurement of EPSDT Participation on the methodology established in
CMS “Form 416” which can be found on the CMS website (www.cms.hhs.gov).

Contractors must comply with national performance measures and levels that may be identified and developed by the Centers for Medicare and Medicaid Services in consultation with AHCCCS and/or other relevant stakeholders. CMS has been working in partnership with states in developing core performance measures for
Medicaid and SCHIP programs. The current AHCCCS-established performance measures may be subject to change when these core measures are finalized and implemented.

AHCCCS intends to implement a hybrid methodology for collecting and reporting Performance Measure rates, as allowed by NCQA, for selected HEDIS measures. Contractors shall collect data from medical records and provide these data with supporting documentation, as instructed by AHCCCS, for each hybrid measure as requested. The number of records that each Contractor will be required to collect will be based on HEDIS sampling guidelines and may be affected by the Contractor’s previous rate for the measure being collected.

AHCCCS may begin implementation of the hybrid methodology with the following measures: Adolescent
Immunizations, Cervical Cancer Screening and Timeliness of Prenatal Care. AHCCCS may implement hybrid methodology for collecting and reporting additional measures in this, or future, contract years.

In addition, the Contractor must have in place a process for internal monitoring of Performance Measure rates, using a standard methodology established or adopted by AHCCCS, for each required Performance Measure.
The Contractor’s Quality Assessment/Performance Improvement Program will report its performance on an ongoing basis to its Administration. It also will report this Performance Measure data to AHCCCS in conjunction with its Quarterly EPSDT and Adult Quarterly Monitoring Report.

The Contractor must meet AHCCCS stated Minimum Performance Standards for each population/eligibility category for which AHCCCS reports results. However, it is equally important that the Contractor continually improve performance measure outcomes from year to year. The Contractor shall strive to meet the goal established by AHCCCS.

                Minimum Performance Standard – A Minimum Performance Standard (MPS) is the minimal expected level of performance by the Contractor. If a Contractor does not achieve this standard, the
                Contractor will be required to submit a corrective action plan and may be subject to a sanction of up to
                $100,000 dollars for each deficient measure.

                Goal – If the Contractor has already met or exceeded the AHCCCS Minimum Performance Standard for any measure, the Contractor must strive to meet the established Goal for the measure(s).

A Contractor must show demonstrable and sustained improvement toward meeting AHCCCS Performance
Standards. AHCCCS may impose sanctions on Contractors that do not show statistically significant improvement in a measure rate and require the Contractor to demonstrate that they are allocating increased administrative resources to improving rates for a particular measure or service area. AHCCCS also may require a corrective action plan and may sanction any Contractor that shows a statistically significant decrease in its rate, even if it meets or exceeds the Minimum Performance Standard.

An evidence-based corrective action plan must be received by AHCCCS within 30 days of receipt of notification of the deficiency from AHCCCS. This plan must be approved by AHCCCS prior to implementation. AHCCCS may conduct one or more follow-up on-site reviews to verify compliance with a corrective action plan.

All Performance Measures apply to all member populations [42 CFR 438.240(a)(2), (b)(2) and (c)]. AHCCCS may analyze and report results by line of business, by GSA or county, and/or applicable demographic factors.

AHCCCS has established standards for the measures listed below.

The following table identifies the Minimum Performance Standards (MPS) and Goals for each measure:

                                Acute-care Contractor Performance Standards

Performance Measure                       Minimum Performance Standard    Goal (Health People Goals)

Immunization of Two-year-olds
4:3:1:3:3:1 Series                                                   82%                                                        80%
4:3:1:3:3:1:4 Series                                                43%                                                        80%
DTaP - 4 doses                                                     85%                                                        90%
Polio - 3 doses (*)                                                90%                                                        90%
MMR - 1 dose (*)                                                90%                                                        90%
Hib - 3 doses (*)                                                   86%                                                        90%
HBV - 3 doses (*)                                                 90%                                                        90%
Varicella - 1 dose (*)                                            86%                                                        90%
PCV – 4 doses (*)                                                47%                                                        90%
Adolescent Immunizations(1)                            TBD                                                        90%

Children’s Dental Visits 2 to 21

Years                                                                      55%                                                        57%
Well-child Visits 15 Months                              65%                                                        90%
Well-child Visits 3 - 6 Years                               64%                                                        80%
Adolescent Well-care Visits                              41%                                                        50%
EPSDT Participation                                            68%                                                        80%
Children's Access to PCPs 24 Months             93%                                                        97%
Children's Access to PCPs 25
months-6 Years                                                    83%                                                        97%
Children’s Access to PCPs 7-11
Years                                                                      83%                                                        97%
Children's Access to PCPs 12-19 Years            81%                                                        97%
Cervical Cancer Screening                                  65%                                                        90%
Breast Cancer Screening                                     54%                                                        70%
Adult Preventive/Ambulatory
Care 20-44 Years                                                   78%                                                        96%
Adult Preventive/Ambulatory
Care 45-64 Years                                                   85%                                                        96%
Timeliness of Prenatal Care                                80%                                                        90%
Chlamydia Screening                                           51%                                                        62%
Appropriate Medications for Asthma              86%                                                        93%
Diabetes Care: Hb A1c Testing                         77%                                                        89%
Diabetes Care: Eye Exam                                     49%                                                        68%
Diabetes Care: LDL-C Screening                       81%                                                        91%

Notes:
Contractor Performance is evaluated annually on the AHCCCS-reported rate for each measure. Rates for measures that include only members under 21 years of age are reported and evaluated separately for Title XIX and Title XXI eligibility groups.

The MPS is based on the national HEDIS Medicaid mean for 2006 as reported by NCQA or, if the most recent AHCCCS statewide average is greater than the national Medicaid mean, the MPS is based on the AHCCCS statewide average for Medicaid members.

Goals are based on Healthy People 2010 Objectives; if there was no comparable objective set for a particular measure, the most recent HEDIS 90th percentile rate for Medicaid plans nationally was used as the benchmark.

(*) AHCCCS will continue to measure and report results of these individual antigens; however, a
Contractor may not be held accountable for specific Performance Standards unless AHCCCS determines that completion of a specific antigen or antigens is affecting overall completion of the childhood immunization series.

(1) NCQA is in the process of making revisions to the measure, and current AHCCCS data is not yet available.

The Contractor shall participate in immunization audits, at intervals specified by AHCCCS, based on random sampling to verify the immunization status of members at 24 months of age. If records are missing for more than 5 percent of the Contractor’s final sample, the Contractor is subject to sanctions by AHCCCS. An
External Quality Review Organization (EQRO) may conduct a study to validate the Contractor’s reported rates.

In addition, AHCCCS shall measure and report the Contractor’s EPSDT Participation Rate, utilizing the CMS
416 methodology. The Contractor must take affirmative steps to increase member participation in the EPSDT program. The EPSDT participation rate is the number of children younger than 21 years receiving at least one medical screen during the contract year, compared to the number of children expected to receive at least one medical screen. The number of children expected to receive at least one medical screen is based on the
AHCCCS EPSDT periodicity schedule and the average period of eligibility.

The Contractor must monitor rates for postpartum visits and low/very low birth weight deliveries and implement interventions as necessary to improve or sustain these rates. These activities will be monitored by
AHCCCS during the Operational and Financial Review.

II. Performance Improvement Program:

The Contractor shall have an ongoing program of performance improvement projects that focus on clinical and non-clinical areas as specified in the AMPM, and that involve the following [42 CFR 438.240(b)(1) and
(d)(1)]:

1. Measurement of performance using objective quality indicators.
2. Implementation of system interventions to achieve improvement in quality
3. Evaluation of the effectiveness of the interventions.
4. Planning and initiation of activities for increasing or sustaining improvement.

The Contractor shall report the status and results of each project to AHCCCCS as requested. Each performance improvement project must be completed in a reasonable time period so as to generally allow information on the success of performance improvement projects in the aggregate to produce new information on quality of care every year [42 CFR 438.240(d)(2)].

III. Data Collection Procedures:

When requested, the Contractor must submit data for standardized Performance Measures and/or Performance
Improvement Projects as required by AHCCCS within specified timelines and according to AHCCCS procedures for collecting and reporting the data. Contractor is responsible for collecting valid and reliable data and using qualified staff and personnel to collect the data. Data collected for Performance Measures and/or
Performance Improvement Projects must be returned by the Contractor in the format and according to instructions from AHCCCS, by the due date specified. Any extension for additional time to collect and report data must be made in writing in advance of the initial due date. Failure to follow the data collection and reporting instructions that accompany the data request may result in sanctions imposed on the Contractor.

24. MEDICAL MANAGEMENT (MM)

The Contractor shall execute processes to assess, plan, implement and evaluate medical management activities, as specified in the AMPM Chapter 1000, Utilization Management, that include at least the following:

1. Pharmacy Management; including the evaluation, reporting, analysis and interventions based on the data and reported through the MM Committee.
2. Prior authorization and Referral Management;
For the processing of requests for initial and continuing authorizations of services the Contractor shall:
                a) Have in effect mechanisms to ensure consistent application of review criteria for authorization decisions;
                b) Consult with the requesting provider when appropriate [42 CFR 438.210(b)(2)];
                c) Monitor and ensure that all enrollees with special health care needs have direct access to care.
3. Development and/or Adoption of Practice Guidelines [42 CFR 438.236(b)], that
                a) Are based on valid and reliable clinical evidence or a consensus of health care professionals in the particular field;
                b) Consider the needs of the Contractor’s members;
                c) Are adopted in consultation with contracting health care professionals;
                d) Are reviewed and updated periodically as appropriate;
                e) Are disseminated by the Contractor to all affected providers and, upon request, to enrollees and potential enrollees [42 CFR 438.236(c)];
                f) Provide a basis for consistent decisions for utilization management, member education, coverage of services, and other areas to which the guidelines apply [42 CFR 438.236(d)].
4. Concurrent review:
                a) Consistent application of review criteria; Provide a basis for consistent decisions for utilization management, coverage of services, and other areas to which the guidelines apply;
                b) Discharge planning.
5. Continuity and coordination of care;
6. Monitoring and evaluation of over and/or under utilization of services [42 CFR 438-240(b)(3)];
7. Evaluation of new medical technologies, and new uses of existing technologies;
8. Disease Management or Chronic Care Program that reports results and provides for analysis of the program through the MM Committee; and
9. Quarterly Utilization Management Report (details in the AMPM)
10. Within the first two years of the contract term, the Contractor must review all prior authorization requirements for services, items or medications and submit a report to AHCCCS providing the rationale for the requirements. AHCCCS shall determine and provide a format for the report.

The Contractor shall have a process to report MM data and management activities through a MM Committee.
The Contractor’s MM committee will analyze the data, make recommendations for action, monitor the effectiveness of actions and report these findings to the committee. The Contractor shall have in effect mechanisms to assess the quality and appropriateness of care furnished to members with special health care needs [42 CFR 438.240(b)(4)].

The Contractor will assess, monitor and report quarterly through the MM Committee medical decisions to assure compliance with Notice of Action timeliness, language and content, and that the decisions comply with all Contractor coverage criteria. This includes quarterly evaluation of all Notice of Action decisions that are made by a subcontracted entity.

The Contractor shall maintain a written MM plan that addresses its plan for monitoring MM activities described in this section. The plan must be submitted for review by AHCCCS Division of Health Care
Management within timelines specified in Attachment F.

In addition to care coordination as specified in this contract, the Contractor must proactively provide care coordination for members who have multiple complaints regarding services or the AHCCCS Program. This includes, but is not limited to, members who do not meet the Contractor's criteria for case management as well as members who contact governmental entities for assistance, including AHCCCS.

25. ADMINISTRATIVE PERFORMANCE STANDARDS

This paragraph contains requirements for the Contractor’s Member Services, Provider Services and Claims
Services telephonic performance; as well as the measurement of credentialing timeliness. All reported data is subject to validation through periodic audit and/or Operational and Financial Review.

Telephone Standards

The maximum allowable speed of answer (SOA) is 45 seconds. The SOA is defined as the on line wait time in seconds that the member/provider waits from the moment the call is connected in the Contractor’s phone switch until the call is picked up by a Contractor representative or Interactive Voice Recognition System
(IVR). If the Contractor has IVR capabilities, callers must be given the choice of completing their call by IVR or by Contractor representative.

The Contractor shall meet the following standards for its member services and centralized provider telephone line statistics. All calls to the line shall be included in the measure.
                a. The Monthly Average Abandonment Rate shall be 5% or less;
                b. First Contact Call Resolution shall be 70% or better; and
                c. The Monthly Average Service Level shall be 75% or better.

The Monthly Average Abandonment Rate (AR) is:

Number of calls abandoned in a 24-hour period
Total number of calls received in a 24-hour period

The ARs are then summed and divided by the number of days in the reporting period.

First Contact Call Resolution Rate (FCCR) is:

                Number of calls received in 24-hour period for which no follow up communication or internal phone transfer is needed, divided by Total number of calls received in 24-hour period

The daily FCCRs are then summed and divided by the number of days in the reporting period.

The Monthly Average Service Level (MASL) is:

Calls answered within 45 seconds for the month reported
Total of month’s answered calls + month’s abandoned calls + (if available) month’s calls receiving a busy signal

Note: Do not use average daily service levels divided by the days in the reporting period.

On a monthly basis the measures are to be reported for both the Member Services and Provider telephone lines.
For each of the Administrative Measures a. through c., the Contractor shall also report the number of days in the reporting period that the standard was not met. The Contractor shall include in the report the instances of down time for the centralized telephone lines, the dates of occurrence and the length of time they were out of service. The reports should be sent to the Contractor's assigned Operations and Compliance Officer in the
Acute Care Operations Unit of the Division of Health Care Management. The deadline for submission of the reports is the 15th day of the month following the reporting period (or the first business day following the
15th). Back up documentation for the report, to the level of measured segments in the 24-hour period, shall be retained for a rolling 12-month period. AHCCCS will review the performance measure calculation procedures and source data for this report.

Credentialing Timeliness

The Contractor is required to process credentialing applications in a timely manner. To assess the timeliness of provisional and initial credentialing a Contractor will divide the number of complete applications processed
(approved/denied) during the time period by the number of complete applications that were received during the time period, as follows:

Complete applications processed
Complete applications received

The standards for processing are listed by category below:

Type of Credentialing         14 days                  90 days                  120 days                                180 days
Provisional                            100%
Initial                                                                      90%                        95%                                        100%

The Contractor will also report the following information with regard to all credentialing applications on a quarterly basis, as specified in Attachment F, Periodic Report Requirements:

                1. Number of applications received
                2. Number of completed applications received (separated by type: provisional, initial)
                3. Number of completed provisional credentialing applications approved
                4. Number of completed provisional credentialing applications denied
                5. Number of initial credentialing applications approved
                6. Number of initial credentialing applications denied
                7. Number of initial (include provisional in this number) applications processed within 90, 120, 180 days

26. GRIEVANCE SYSTEM

The Contractor shall have in place a written grievance system process for subcontractors, enrollees and non-
ontracted providers, which defines their rights regarding disputed matters with the Contractor. The
Contractor’s grievance system for enrollees includes a grievance process (the procedures for addressing enrollee grievances), an appeals process and access to the state’s fair hearing process. The Contractor shall provide the appropriate personnel to establish implement and maintain the necessary functions related to the grievance systems process. Refer to Attachments H(1) and H(2) for Enrollee Grievance System and Provider
Grievance System Standards and Policy, respectively.

The Contractor may delegate the grievance system process to subcontractors, however, the Contractor must ensure that the delegated entity complies with applicable Federal and State laws, regulations and policies, including, but not limited to 42 CFR Part 438 Subpart F. The Contractor shall remain responsible for compliance with all requirements. The Contractor shall also ensure that it timely provides written information to both enrollees and providers, which clearly explains the grievance system requirements. This information must include a description of: the right to a state fair hearing, the method for obtaining a state fair hearing, the rules that govern representation at the hearing, the right to file grievances, appeals and claim disputes, the requirements and timeframes for filing grievances, appeals and claim disputes, the availability of assistance in the filing process, the toll-free numbers that the enrollee can use to file a grievance or appeal by phone, that benefits will continue when requested by the enrollee in an appeal or state fair hearing request concerning certain actions which are timely filed, that the enrollee may be required to pay the cost of services furnished during the appeal/hearing process if the final decision is adverse to the enrollee, and that a provider may file an appeal on behalf of an enrollee with the enrollee’s written consent. Information to enrollees must meet cultural competency and limited English proficiency requirements as specified in Section D, Paragraph 18, Member
Information, and Section D, Paragraph 20, Cultural Competency.

The Contractor shall be responsible to provide the necessary professional, paraprofessional and clerical services for the representation of the Contractor in all issues relating to the grievance system and any other matters arising under this contract which rise to the level of administrative hearing or a judicial proceeding.
Unless there is an agreement with the State in advance, the Contractor shall be responsible for all attorney fees and costs awarded to the claimant in a judicial proceeding.

The Contractor will provide reports on the Grievance System as required in the Grievance System Reporting
Guide available on the AHCCCS website.

27. NETWORK DEVELOPMENT

The Contractor shall develop and maintain a provider network that is designed to support a medical home for members and sufficient to provide all covered services to AHCCCS members [42 CFR 438.206(b)(1)]. It shall ensure covered services are provided promptly and are reasonably accessible in terms of location and hours of operation [42 CFR 438.206(c)(1)(i) and (ii)]. There shall be sufficient personnel for the provision of covered services, including emergency medical care on a 24-hour-a-day, 7-days-a-week basis [42 CFR 438.206(c)(1)(iii)].

The network shall be sufficient to provide covered services within designated time and distance limits. For
Maricopa and Pima Counties only, this includes a network such that 95% of its members residing within the boundary area of metropolitan Phoenix and Tucson do not have to travel more than 5 miles to visit a PCP, dentist or pharmacy. Additionally, a Contractor in Maricopa and/or Pima counties must have at least one contracted hospital in each of the service districts specified in Attachment B. In rural counties the contractor must have a sufficient network of physicians to provide adequate inpatient and outpatient services to the Contractor’s members.. For inpatient services Hospitalists may satisfy this requirement. See Attachment B for GSA specific requirements.

The Contractor is expected to design a network that provides a geographically convenient flow of patients among network providers. The provider network shall be designed to reflect the needs and service requirements of AHCCCS’s culturally and linguistically diverse member population. The Contractor shall design their provider networks to maximize the availability of community based primary care and specialty care access and that reduces utilization of emergency services, one day hospital admissions, hospital based outpatient surgeries when lower cost surgery centers are available, and hospitalization for preventable medical problems. The Contractor must provide a comprehensive provider network that ensures its membership has access at least equal to community norms. Services shall be as accessible to AHCCCS members in terms of timeliness, amount, duration and scope as those services are available to non-AHCCCS persons within the same service area [42 CFR 438.210(a)(2)]. The Contractor is expected to consider the full spectrum of care when developing its network. The Contractor is encouraged to have available non-emergent after-hours physician or primary care services within its network. The Contractor must also consider communities whose residents typically receive care in neighboring states/border communities. If the Contractor is unable to provide any services locally, it must notify AHCCCS and shall provide reasonable alternatives for members to access care.
These alternatives must be approved by AHCCCS. If the Contractor’s network is unable to provide medically necessary services required under contract, the Contractor must adequately and timely cover these services through an out of network provider until a network provider is contracted. The Contractor and out of network provider must coordinate with respect to authorization and payment issues in these circumstances [42 CFR
438.206(b)(4) and (5)].

The Contractor must pay all AHCCCS registered Arizona Early Intervention Program (AzEIP) providers, regardless of their contract status with the Contractor, when Individual Family Service Plans identify and meet the requirement for medically necessary EPSDT covered services.

The Contractor is also encouraged to develop non-financial incentive programs to increase participation in its provider network.

AHCCCS is committed to workforce development and support of the medical residency and dental student training programs in the state of Arizona. AHCCCS expects the Contractor to support these efforts. AHCCCS encourages plans to contract with or otherwise support the many Graduate Medical Education (GME)
Residency Training Programs currently operating in the state and to investigate opportunities for resident participation in Contractor medical management and committee activities. In the event of a contract termination between the Contractor and a Graduate Medical Education Residency Training Program or training site, the Contractor may not remove members from that program in such a manner as to harm the stability of the program. AHCCCS reserves the right to determine what constitutes risk to the program. If a Residency
Training Program is in need of patients in order to maintain accreditation, AHCCCS may require a Contractor within the program’s GSA to make members available to the program. Further, the Contractor must attempt to contract with graduating residents and providers that are opening new practices in, or relocating to, Arizona, especially in rural or underserved areas.

The Contractor shall not discriminate with respect to participation in the AHCCCS program, reimbursement or indemnification against any provider based solely on the provider’s type of licensure or certification [42 CFR
438.12(a)(1)]. In addition, the Contractor must not discriminate against particular providers that service high-risk populations or specialize in conditions that require costly treatment [42 CFR 438.214(c)]. This provision, however, does not prohibit the Contractor from limiting provider participation to the extent necessary to meet the needs of the Contractor’s members. This provision also does not interfere with measures established by the
Contractor to control costs consistent with its responsibilities under this contract [42 CFR 438.12(b)(1)]. If a
Contractor declines to include individual or groups of providers in its network, it must give the affected providers timely written notice of the reason for its decision [42 CFR 438.12(a)(1)]. The Contractor may not include providers excluded from participation in Federal health care programs, under either section 1128 or section
1128A of the Social Security Act [42 CFR 438.214(d)].

See Attachment B, Minimum Network Requirements, for details on network requirements by Geographic Service
Area.

Provider Network Development and Management Plan: The Contractor shall develop and maintain a provider network development and management plan, which ensures that the provision of covered services will occur as stated above. The requirements for the Network Development and Management Plan are found in the ACOM
Provider Network Development and Management Plan Policy [42 CFR 438.207(b)]. This plan shall be updated annually and submitted to AHCCCS, Division of Health Care Management, 45 days from the start of each contract year.

28. PROVIDER AFFILIATION TRANSMISSION

The Contractor shall submit information quarterly regarding its provider network. This information shall be submitted in the format described in the Provider Affiliation Transmission User Manual on October 15, January
15, April 15, and July 15 of each contract year. The manual may be found on the AHCCCS website. If the provider affiliation transmission is not timely, accurate and complete, the Contractor may be required to submit a corrective action plan and may be subject to sanction.

29. NETWORK MANAGEMENT

The Contractor shall have policies on how the Contractor will [42 CFR 438.214(a)]:

a. Communicate with the network regarding contractual and/or program changes and requirements;
b. Monitor network compliance with policies and rules of AHCCCS and the Contractor, including compliance with all policies and procedures related to the grievance process and ensuring the member’s care is not compromised during the grievance process;
c. Evaluate the quality of services delivered by the network;
d. Provide or arrange for medically necessary covered services should the network become temporarily insufficient within the contracted service area;
e. Monitor the adequacy, accessibility and availability of its provider network to meet the needs of its members, including the provision of care to members with limited proficiency in English;
f. Process expedited and temporary credentials;
g. Recruit, select, credential, re-credential and contract with providers in a manner that incorporate quality management, utilization, office audits and provider profiling;
h. Provide training for its providers and maintain records of such training;
i. Track and trend provider inquiries/complaints/requests for information and take systemic action as necessary and appropriate;
j. Ensure that provider calls are acknowledged within 3 business days of receipt; resolved and the result communicated to the provider within 30 business days of receipt.

Contractor policies shall be subject to approval by AHCCCS, Division of Health Care Management, and shall be monitored through operational audits.

The Contractor is required to obtain prior approval from AHCCCS, DHCM regarding material changes to operations. A material change to operations is defined as any change in overall business operations (i.e., policy, process, protocol, etc.) that could have an impact on or reasonably be foreseen to have an impact on more than 5% of the members and/or providers. The Contractor must submit the request for approval of material change, including draft notification to affected members and providers, 60 days prior to the expected implementation of the change. The request should contain, at a minimum, information regarding the nature of the change; the reason for the change; methods of communication to be used; and the anticipated effective date. If AHCCCS does not respond to the Contractor within 30 days; the request and the notices are deemed approved. A material change in Contractor operations requires 30 days advance written notice to affected providers and members. The requirements regarding material changes do not extend to contract negotiations between the Contractor and a provider.

The Contractor may be required to conduct meetings with providers to address issues (or to provide general information, technical assistance, etc.) related to federal and state requirements, changes in policy, reimbursement matters, prior authorization and other matters as identified or requested by the Administration.

The Contractor shall give hospitals and provider groups 90 days notice prior to a contract termination without cause. Contracts between the Contractor and single practitioners are exempt from this requirement.

All material changes in the Contractor's provider network must be approved in advance by AHCCCS, Division of
Health Care Management [42 CFR 438.207(c)]. A material change to the network is defined as one which affects, or can reasonably be foreseen to affect, the Contractor's ability to meet the performance and network standards as described in this contract. It also includes any change that would cause more than 5% of members in the GSA to change the location where services are received or rendered. The Contractor must submit the request for approval of material change, including draft notification to affected members, 60 days prior to the expected implementation of the change. The request must include a description of any short-term gaps identified as a result of the change and the alternatives that will be used to fill them. If AHCCCS does not respond within 30 days the request and the notice are deemed approved. A material change in Contractor network requires 30 days advance written notice to affected members. For emergency situations, AHCCCS will expedite the approval process.

The Contractor shall notify AHCCCS, Division of Health Care Management, within one business day of any unexpected changes that would impair its provider network. This notification shall include (1) information about how the change will affect the delivery of covered services, and (2) the Contractor's plans for maintaining the quality of member care, if the provider network change is likely to affect the delivery of covered services.

Homeless Clinics:
A Contractor in Maricopa and Pima County must contract with homeless clinics at the AHCCCS Fee-for-Service rate for Primary Care services. Contracts must stipulate that:

                1. Only those members that request a homeless clinic as a PCP may be assigned to them; and
                2. Members assigned to a homeless clinic may be referred out-of-network for needed specialty services

The Contractor must make resources available to assist homeless clinics with administrative issues such as obtaining Prior Authorization, and resolving claims issues.

AHCCCS will convene meetings, as necessary, with the Contractor and the homeless clinics to resolve administrative issues and perceived barriers to the homeless members receiving care. Representatives from the
Contractor must attend these meetings.

E-Prescribing:
The Contractor must work in collaboration with the Administration to implement E-Prescribing.

30. PRIMARY CARE PROVIDER STANDARDS

The Contractor shall include in its provider network a sufficient number of PCPs to meet the requirements of this contract. Health care providers designated by the Contractor as PCPs shall be licensed in Arizona as allopathic or osteopathic physicians who generally specialize in family practice, internal medicine, obstetrics, gynecology, or pediatrics; certified nurse practitioners or certified nurse midwives; or physician’s assistants
[42 CFR 438.206(b)(2)].

The Contractor shall assess the PCP’s ability to meet AHCCCS appointment availability and other standards when determining the appropriate number of its members to be assigned to a PCP. The Contractor should also consider the PCP’s total panel size (i.e., AHCCCS and non-AHCCCS patients) when making this determination. AHCCCS members shall not comprise the majority of a PCP’s panel of patients. AHCCCS shall inform the Contractor when a PCP has a panel of more than 1,800 AHCCCS members (assigned by a single Contractor or multiple Contractors), to assist in the assessment of the size of their panel. This information will be provided on a quarterly basis. The Contractor will adjust the size of a PCP’s panel, as needed, for the PCP to meet AHCCCS appointment and clinical performance standards.

The Contractor shall have a system in place to monitor and ensure that each member is assigned to an individual PCP and that the Contractor’s data regarding PCP assignments is current. The Contractor is encouraged to assign members with complex medical conditions, who are age 12 and younger, to board certified pediatricians. PCP’s, with assigned members diagnosed with AIDS or as HIV positive, shall meet criteria and standards set forth in the AMPM.

The Contractor shall ensure that providers serving EPSDT-aged members utilize AHCCCS-approved standard developmental screening tools and are trained in the use of the tools. The Contractor is encouraged to assign
EPSDT-aged members to providers that are trained in the use of, and have expressed willingness to use,
AHCCCS-approved developmental screening tools.

To the extent required by this contract, the Contractor shall offer members freedom of choice within its network in selecting a PCP [42 CFR 438.6(m) and 438.52(d)]. The Contractor may restrict this choice when a member has shown an inability to form a relationship with a PCP, as evidenced by frequent changes, or when there is a medically necessary reason. When a new member has been assigned to the Contractor, the
Contractor shall inform the member in writing of his enrollment and of his PCP assignment within 10 days of the Contractor's receipt of notification of assignment by AHCCCS. The Contractor shall include with the enrollment notification a list of all the Contractor's available PCPs, the process for changing the PCP assignment, should the member desire to do so, as well as the information required in the ACOM Member
Information Policy. The Contractor shall confirm any PCP change in writing to the member. Members may make both their initial PCP selection and any subsequent PCP changes either verbally or in writing.

At a minimum, the Contractor shall hold the PCP responsible for the following activities [42 CFR
438.208(b)(1)]:

a. Supervision, coordination and provision of care to each assigned member;
b. Initiation of referrals for medically necessary specialty care;
c. Maintaining continuity of care for each assigned member;
d. Maintaining the member’s medical record, including documentation of all services provided to the member by the PCP, as well as any specialty or referral services. Services potentially requiring medical follow up are the only dental services whose documentation must be included in the medical record.

The Contractor shall establish and implement policies and procedures to monitor PCP activities and to ensure that PCPs are adequately notified of, and receive documentation regarding, specialty and referral services provided to assigned members by specialty physicians, and other health care professionals. Contractor policies and procedures shall be subject to approval by AHCCCS, Division of Health Care Management, and shall be monitored through operational audits.

The Contractor will work with AHCCCS to develop a methodology to reimburse school based clinics.
AHCCCS and the Contractor will identify coordination of care processes and reimbursement mechanisms.
The Contractor will be responsible for payment of these services directly to the clinics.

31. MATERNITY CARE PROVIDER STANDARDS

The Contractor shall ensure that a maternity care provider is designated for each pregnant member for the duration of her pregnancy and postpartum care and that those maternity services are provided in accordance with the AMPM. The Contractor may include in its provider network the following maternity care providers:

a. Arizona licensed allopathic and/or osteopathic physicians who are Obstetricians or general practitice/family practice providers who provide maternity care services.
b. Physician Assistants
c. Nurse Practitioners
d. Certified Nurse Midwives

Pregnant members may choose, or be assigned, a PCP who provides obstetrical care. Such assignment shall be consistent with the freedom of choice requirements for selecting health care professionals while ensuring that the continuity of care is not compromised. Members who choose to receive maternity services from a certified nurse midwife shall also be assigned to a PCP for medical care, as primary care is not within the scope of practice for certified nurse midwives.

All physicians and certified nurse midwives who perform deliveries shall have OB hospital privileges or a documented hospital coverage agreement for those practitioners performing deliveries in alternate settings.
Certified midwives perform deliveries only in the member’s home. Labor and delivery services may also be provided in the member’s home by physicians, certified nurse practitioners and certified nurse midwives who include such services within their practice.

32. REFERRAL MANAGEMENT PROCEDURES AND STANDARDS

The Contractor shall have adequate written procedures regarding referrals to specialists, to include, at a minimum, the following:

a. Use of referral forms clearly identifying the Contractor.
b. PCP referral shall be required for specialty physician services, except that women shall have direct access to in-network GYN providers, including physicians, physician assistants and nurse practitioners within the scope of their practice, without a referral for preventive and routine services [42 CFR 438.206(b)(2)]. In addition, for members with special health care needs determined to need a specialized course of treatment or regular care monitoring, the Contractor must have a mechanism in place to allow such members to directly access a specialist (for example through a standing referral or an approved number of visits) as appropriate for the member’s condition and identified needs. Any waiver of this requirement by the
   Contractor must be approved in advance by AHCCCS.
c. Specialty physicians shall not begin a course of treatment for a medical condition other than that for which the member was referred, unless approved by the member’s PCP.
d. A process in place that ensures the member's PCP receives all specialist and consulting reports and a process to ensure PCP follow-up of all referrals including EPSDT referrals for behavioral health services.
e. A referral plan for any member who is about to lose eligibility and who requests information on low-cost or no-cost health care services.
f. Referral to Medicare Managed Care Plan.
g. Allow for a second opinion from a qualified health care professional within the network, or if one is not available in network, arrange for the member to obtain one outside the network, at no cost to the member
    [42 CFR 438.206(b)(3)].

The Contractor shall comply with all applicable physician referral requirements and conditions defined in
Sections 1903(s) and 1877 of the Social Security Act and their implementing regulations which include, but are not limited to, 42 CFR Part 411, Part 424, Part 435 and Part 455. Sections 1903(s) and 1877 of the Act
prohibits physicians from making referrals for designated health services to health care entities with which the physician or a member of the physician’s family has a financial relationship. Designated health services include:

                a. Clinical laboratory services
                b. Physical therapy services
                c. Occupational therapy services
                d. Radiology services
                e. Radiation therapy services and supplies
                f. Durable medical equipment and supplies
                g. Parenteral and enteral nutrients, equipment and supplies
                h. Prosthetics, orthotics and prosthetic devices and supplies
                i. Home health services
                j. Outpatient prescription drugs
                k. Inpatient and outpatient hospital services

33. APPOINTMENT STANDARDS

The Contractor shall monitor appointment availability utilizing the methodology found in the ACOM
Appointment Availability Monitoring and Reporting Policy to ensure that the following standards are met:

Wait time for Appointment:
For Primary Care Appointments, the Contractor shall be able to provide:

a. Emergency PCP appointments - same day of request
b. Urgent care PCP appointments - within 2 days of request
c. Routine care PCP appointments - within 21 days of request

For specialty referrals, the Contractor shall be able to provide:

a. Emergency appointments - within 24 hours of referral
b. Urgent care appointments - within 3 days of referral
c. Routine care appointments - within 45 days of referral

For dental appointments, the Contractor shall be able to provide:

a. Emergency appointments - within 24 hours of request
b. Urgent care appointments - within 3 days of request
c. Routine care appointments - within 45 days of request

For maternity care, the Contractor shall be able to provide initial prenatal care appointments for enrolled pregnant members as follows:

a. First trimester - within 14 days of request
b. Second trimester - within 7 days of request
c. Third trimester - within 3 days of request
d. High risk pregnancies - within 3 days of identification of high risk by the Contractor or maternity care provider, or immediately if an emergency exists

For purposes of the sections above, “urgent” is defined as an acute, but not necessarily life-threatening condition which, if not attended to, could endanger the patient’s health.

Wait time in Office:
The Contractor shall actively monitor and ensure that a member's waiting time for a scheduled appointment at the PCP’s or specialist’s office is no more than 45 minutes, except when the provider is unavailable due to an emergency.

Wait time for Transportation:
If a member needs non-emergent medically necessary transportation, the Contractor shall require its transportation provider to schedule the transportation so that the member arrives on time for the appointment, but no sooner than one hour before the appointment; does not have to wait more than one hour after calling for transportation after the conclusion of the appointment to be picked up; nor have to wait for more than one hour after conclusion of the treatment for transportation home; nor be picked up prior to the completion of treatment. The Contractor must develop and implement a quarterly performance auditing protocol to evaluate compliance with the standards above for all subcontracted transportation vendors/brokers and require corrective action if standards are not met.

The Contractor must use the results of appointment availability monitoring to assure adequate appointment availability in order to reduce unnecessary emergency department utilization. The Contractor is also encouraged to contract with or employ the services of non-emergency facilities to address member non-emergency care issues occurring after regular office hours or on weekends.

The Contractor shall establish processes to monitor and reduce the appointment “no-show” rate by provider and service type. As best practices are identified, AHCCCS may require implementation by the Contractor.

The Contractor shall have written policies and procedures about educating its provider network regarding appointment time requirements. The Contractor must assign a specific staff member or unit within its organization to monitor compliance with appointment standards. The Contractor must develop a corrective action plan when appointment standards are not met; if appropriate, the corrective action plan should be developed in conjunction with the provider [42 CFR 438.206(c)(1)(iv), (v) and (vi)]. Appointment standards shall be included in the Provider Manual. The Contractor is encouraged to include the standards in the provider subcontract.

34. FEDERALLY QUALIFIED HEALTH CENTERS AND RURAL HEALTH CLINICS

The Contractor is encouraged to use FQHCs/RHCs in Arizona to provide covered services. AHCCCS requires the Contractor to negotiate rates of payment with FQHCs/RHCs for non-pharmacy services that are comparable to the rates paid to providers that provide similar services. AHCCCS reserves the right to review a Contractor’s negotiated rates with an FQHC/RHC for reasonableness and to require adjustments when negotiated rates are found to be substantially less than those being paid to other, non-FQHC/RHC providers for comparable services.

The Contractor is required to submit member information for Title XIX members for each FQHC/RHC on a quarterly basis to the AHCCCS Division of Health Care Management. AHCCCS will perform periodic audits of the member information submitted. The Contractor should refer to the AHCCCS Reporting Guide for Acute
Care Contractors with the Arizona Health Care Cost Containment System for further guidance. The
FQHCs/RHCs registered with AHCCCS are listed on the AHCCCS website (http://www.azahcccs.gov).

35. PROVIDER MANUAL

The Contractor shall develop, distribute and maintain a provider manual as described in the ACOM Provider
Information Policy.

36. PROVIDER REGISTRATION

The Contractor shall ensure that all of its subcontractors register with AHCCCS as an approved service provider.
A Provider Participation Agreement must be signed by each provider who is not already an AHCCCS registered provider. The original shall be forwarded to AHCCCS. The provider registration process must be completed in order for the Contractor to report services a provider renders to enrolled members and for the Contractor to be paid reinsurance. The National Provider Identifier (NPI) is required on all claim submissions and subsequent encounters (from providers who are eligible for a NPI). The Contractor shall work with providers to obtain their
NPI.

Except as otherwise required by law or as otherwise specified in a contract between a Contractor and a provider, the AHCCCS Administration fee-for-service provisions referenced in the AHCCCS Provider Participation
Agreement located on the AHCCCS website (e.g. billing requirements, coding standards, payment rates) are in force between the provider and Contractor.

37. SUBCONTRACTS

The Contractor shall be legally responsible for contract performance whether or not subcontracts are used [42

CFR 438.230(a) and 434.6(c)]. No subcontract shall operate to terminate the legal responsibility of the
Contractor to assure that all activities carried out by the subcontractor conform to the provisions of this contract.
Subject to such conditions, any function required to be provided by the Contractor pursuant to this contract may be subcontracted to a qualified person or organization. All such subcontracts must be in writing [42 CFR
438.6(L)]. See the ACOM Contractor Claims Processing by Health Plan Subcontracted Providers Policy.

All subcontracts entered into by the Contractor are subject to prior review and written approval by AHCCCS,
Division of Health Care Management, and shall incorporate by reference the terms and conditions of this contract. The following types of Administrative Services subcontracts shall be submitted to AHCCCS, Division of Health Care Management for prior approval at least 30 days prior to the beginning date of the subcontract.
Administrative Services Subcontracts:

                1. Delegated agreements that subcontract:
                                a) Any function related to the management of the contract with AHCCCS. Examples include member services, provider relations, quality management, medical management (e.g., prior authorization, concurrent review, medical claims review)
                                b) Claims processing, including pharmacy claims.
                                c) Credentialing including those for only primary source verification
                2. All Management Service Agreements
                3. All Service Level Agreements with any Division or Subsidiary of a corporate parent owner

AHCCCS may, at its discretion, communicate directly with the governing body or Parent Corporation of the
Contractor regarding the performance of a subcontractor or Contractor respectively.

The Contractor shall maintain a fully executed original of all subcontracts, which shall be accessible to AHCCCS within two business days of request by AHCCCS. All requested subcontracts must have full disclosure of all terms and conditions and must fully disclose all financial or other requested information. Information may be designated as confidential but may not be withheld from AHCCCS as proprietary. Information designated as confidential may not be disclosed by AHCCCS without the prior written consent of the Contractor except as required by law. All subcontracts shall comply with the applicable provisions of Federal and State laws, regulations and policies.

Before entering into a subcontract which delegates Contractor duties or responsibilities to a subcontractor, the
Contractor must evaluate the prospective subcontractor’s ability to perform the activities to be delegated. If the
Contractor delegates duties or responsibilities such as utilization management or claims processing to a subcontractor, then the Contractor shall establish a written agreement that specifies the activities and reporting responsibilities delegated to the subcontractor. The written agreement shall also provide for revoking delegation or imposing other sanctions if the subcontractor’s performance is inadequate. In order to determine adequate performance, the Contractor shall monitor the subcontractor’s performance on an ongoing basis and subject it to formal review according to a periodic schedule. The schedule for review shall be submitted to AHCCCS,
Division of Health Care Management for prior approval. As a result of the performance review, any deficiencies must be communicated to the subcontractor in order to establish a corrective action plan. The results of the performance review and the correction plan shall be communicated to AHCCCS upon completion [42 CFR
438.230(b)].

A merger, reorganization or change in ownership of an Administrative Services subcontractor of the Contractor shall require a contract amendment and prior approval of AHCCCS.

Contractor must submit the Annual Subcontractor Assignment and Evaluation Report (within 90 days from the start of the contract year) detailing any Contractor duties or responsibilities that have been subcontracted as described under administrative subcontracts previously in this section. If the Contractor does not assign any duties under the subcontract types listed in the paragraph above, a statement to this effect must be submitted in lieu of the Annual Subcontractor Assignment and Evaluation Report. The Annual Subcontractor Assignment
and Evaluation Report will include the following:

            • Subcontractor’s name
                • Delegated duties and responsibilities
                • Most recent review date of the duties, responsibilities and financial position of the subcontractor
                • A comprehensive evaluation of the performance (operational and financial) of the subcontractor
                • Identified areas of deficiency
                • Corrective action plans as necessary
                • Next scheduled review date

The Contractor shall promptly inform AHCCCS, Division of Health Care Management, in writing if a subcontractor is in significant non-compliance that would affect their abilities to perform the duties and responsibilities of the subcontract.

The Contractor shall not include covenant-not-to-compete requirements in its provider agreements. Specifically, the Contractor shall not contract with a provider and require that the provider not provide services for any other
AHCCCS Contractor. In addition, except for cost sharing requirements, the Contractor shall not enter into subcontracts that contain compensation terms that discourage providers from serving any specific eligibility category.

The Contractor must enter into a written agreement with any provider (including out-of-state providers) the
Contractor reasonably anticipates will be providing services at the request of the Contractor more than 25 times during the contract year [42 CFR 438.206(b)(1)]. Exceptions to this requirement include the following:

1. If a provider who provides services more than 25 times during the contract year refuses to enter into a written agreement with the Contractor, the Contractor shall submit documentation of such refusal to AHCCCS,
   Division of Health Care Management within seven days of its final attempt to gain such agreement.
2. If a provider performs emergency services such as an emergency room physician or an ambulance company, a written agreement is not required.
3. Individual providers as detailed in the AMPM.
4. Hospitals, as discussed in Section D, Paragraph 40, Hospital Subcontracting and Reimbursement.
5. If a provider primarily performs services in an inpatient setting.
6. If upon the Medical Director’s review, it is determined that the Contractor or members would not benefit by adding the provider to the contracted network.

Any other exceptions to this requirement must be approved by AHCCCS, Division of Health Care Management.
If AHCCCS does not respond within 30 days; the requested exception is deemed approved. The Contractor may request an expedited review and approval.

All subcontracts must contain verbatim all the provisions of Attachment A, Minimum Subcontract Provisions. In
addition, each provider subcontract must contain the following [42 CFR 438.206(b)(1)]:

1. Full disclosure of the method and amount of compensation or other consideration to be received by the subcontractor.
2. Identification of the name and address of the subcontractor.
3. Identification of the population, to include patient capacity, to be covered by the subcontractor.
4. The amount, duration and scope of medical services to be provided, and for which compensation will be paid.
5. The term of the subcontract including beginning and ending dates, methods of extension, termination and re-negotiation.
6. The specific duties of the subcontractor relating to coordination of benefits and determination of third-party liability.
7. A provision that the subcontractor agrees to identify Medicare and other third-party liability coverage and to seek such Medicare or third party liability payment before submitting claims to the Contractor.
8. A description of the subcontractor's patient, medical, dental and cost record keeping system.
9. Specification that the subcontractor shall cooperate with quality management/quality improvement programs, and comply with the utilization management and review procedures specified in 42 CFR Part 456, as specified in the AMPM.
10. A provision stating that a merger, reorganization or change in ownership of an Administrative Services subcontractor of the Contractor shall require a contract amendment and prior approval of AHCCCS.
11. A provision that indicates that AHCCCS is responsible for enrollment, re-enrollment and dis-enrollment of the covered population.
12. A provision that the subcontractor shall be fully responsible for all tax obligations, Worker's Compensation
   Insurance, and all other applicable insurance coverage obligations which arise under this subcontract, for itself and its employees, and that AHCCCS shall have no responsibility or liability for any such taxes or insurance coverage.
13. A provision that the subcontractor must obtain any necessary authorization from the Contractor or AHCCCS for services provided to eligible and/or enrolled members.
14. A provision that the subcontractor must comply with encounter reporting and claims submission requirements as described in the subcontract.
15. Provision(s) that allow the Contractor to suspend, deny, refuse to renew or terminate any subcontractor in accordance with the terms of this contract and applicable law and regulation.
16. A provision that the subcontractor may provide the member with factual information, but is prohibited from recommending or steering a member in the member’s selection of a Contractor.
17. A provision that compensation to individuals or entities that conduct utilization management and concurrent review activities is not structured so as to provide incentives for the individual or entity to deny, limit or discontinue medically necessary services to any enrollee (42 CFR 438.210(e)).

38. CLAIMS PAYMENT/HEALTH INFORMATION SYSTEM

The Contractor shall develop and maintain a health information system that collects, analyzes, integrates, and reports data. The system shall provide information on areas including, but not limited to, service utilization, claim disputes and appeals [42 CFR 438.242(a)].

The Contractor will ensure that changing or making major upgrades to the information systems affecting claims processing, or any other major business component, will be accompanied by a plan which includes a timeline, milestones, and adequate testing before implementation. At least six months before the anticipated implementation date, the Contractor shall provide the system change plan to AHCCCS for review and comment.

The Contractor must have a health information system that integrates member demographic data, provider information, service provision, claims submission and reimbursement. This system must be capable of collecting, storing and producing information for the purposes of financial, medical and operational management.

In support of this requirement, the Contractor will be required to have an independent audit of the Claims
Payment/Health Information System completed within two (2) calendar years of the initiation of the Contract; or
by September 30, 2010 (CYE10). The Contractor must submit a signed agreement on or before December 31st
2008, with a schedule for completion, entered into with an independent auditing firm of their selection to be approved by the AHCCCS Division of Health Care Management. The Division of Health Care Management will monitor the scope of this audit, to include no less than a verification of contract information management
(contract loading and auditing), claims processing and encounter submission processes. In addition to this requirement, the Contractor may be required in future contract years to initiate additional independent Claim
System/Health Information System audit at the direction of the AHCCCS Administration. In the event of a system change or upgrade, the Contractor will be required to initiate an independent Claim System/Health
Information System audit.

In addtition to the above required audit, the Contractor shall develop and implement an internal claims audit function that will include the following:
                • Verification that provider contracts are loaded correctly
                • Accuracy of payments against provider contract terms

The Contractor shall develop and maintain a HIPAA compliant claims processing and payment system capable of processing, cost avoiding and paying claims in accordance with A.R.S. §§ 36-2903 and 2904 and AHCCCS
Rules R9-22 Article 7. The system must be adaptable to updates in order to support future AHCCCS claims related Policy requirements as needed.

The contractor must include nationally recognized methodologies to correctly pay claims including but not limited to:
                • Correct Coding Initiative (CCI) for Professional and Outpatient services;
                • Multiple Surgical Reductions;
                • Global Day Bundling;
                • Multi Channel Lab Test Bundling

The Contractor claims payment system must be able to assess and/or apply the following data related edits:
                • Benefit Package Variations;
                • Timeliness Standards;
                • Data Accuracy;
                • Adherence to AHCCCS Policy;
                • Provider Qualifications;
                • Member Eligibility and Enrollment;
                • Over-Utilization Standards

This system must produce a remittance advice related to the Contractor’s payments and/or denials to providers and must include at a minimum:
                • an adequate description of all denials and adjustments;
                • the reasons for such denials and adjustments;
                • the amount billed;
                • the amount paid;
                • application of COB;
                • provider rights for claim disputes.

The related remittance advice must be sent with the payment, unless the payment is made by electronic funds transfer (EFT). The remittance advice sent related to an EFT must be mailed, or sent to the provider, no later than the date of the EFT. If the remittance is made through EFT, a notice of the provider’s right for claim dispute must be sent to the provider concurrently.

The Contractor’s claims payment system, as well as its prior authorization and concurrent review process, must minimize the likelihood of having to recoup already-paid claims. Any individual recoupment in excess of
$50,000 per provider within a contract year must be approved in advance by AHCCCS, Division of Health Care
Management, Acute Care Operations Unit. If AHCCCS does not respond within 30 days the recoupment request is deemed approved. AHCCCS must be notified of any cumulative recoupment greater than $50,000 per provider Tax Identification Number per contract year. A Contractor shall not recoup monies from a provider later than 12 months after the date of original payment on a clean claim, without prior approval from AHCCCS, as further described in the ACOM Recoupment Request Policy.

The Contractor is required to reimburse providers for previously recouped monies if the provider was subsequently denied payment by the primary insurer based on timely filing limits or lack of prior authorization and the member failed to disclose additional insurance coverage other than AHCCCS.

The Contractor must void encounters for claims that are recouped in full. For recoupments that result in a reduced claim value or adjustments that result in an increased claim value, replacement encounters must be submitted. AHCCCS will validate the submission of applicable voids and replacement encounters upon completion of any approved recoupment that meets the qualifications of this section. All replaced or voided encounters must reach adjudicated status within 120 days of the approval of the recoupment. The Contractor should refer to the ACOM Recoupment Request Policy and AHCCCS Encounter Reporting User Manual for
further guidance.

Unless a subcontract specifies otherwise, a Contractor with 50,000 or more members shall ensure that 95% of all clean claims are adjudicated within 30 days of receipt of the clean claim and 99% are adjudicated within 60 days of receipt of the clean claim. Unless a subcontract specifies otherwise, a Contractor with fewer than 50,000 members shall ensure that 90% of all clean claims are adjudicated within 30 days of receipt of the clean claim and
99% are adjudicated within 60 days of receipt of the clean claim. Additionally, unless a shorter time period is specified in contract, the Contractor shall not pay a claim initially submitted more than 6 months after date of service or pay a clean claim submitted more than 12 months after date of service. Claim payment requirements pertain to both contracted and non-contracted providers. The receipt date of the claim is the date stamp on the claim or the date electronically received. The receipt date is the day the claim is received at the Contractor’s specified claim mailing address. The paid date of the claim is the date on the check or other form of payment [42
CFR 447.45(d)]. Claims submission deadlines shall be calculated from the claim end date or the effective date of eligibility posting, whichever is later as stated in A.R.S. 36-2904.H.

Effective for all non-hospital clean claims, in the absence of a contract specifying other late payment terms, a
Contractor is required to pay interest on late payments. Late claims payments are those that are paid after 45 days of receipt of the clean claim (as defined in this contract). In grievance situations, interest shall be paid back to the date interest would have started to accrue beyond the applicable 45 day requirement. Interest shall be at the rate of ten per cent per annum, unless a different rate is stated in a written contract. In the absence of interest payment terms in a subcontract, interest shall accrue starting on the first day after a clean claim is contracted to be paid.
For hospital clean claims, a slow payment penalty shall be paid in accordance with A.R.S. 2903.01. When interest is paid, the Contractor must report the interest as directed in the AHCCCS Encounter Reporting User
Manual.

AHCCCS will require the Contractor to participate in an AHCCCS workgroup to develop uniform guidelines for standardizing hospital outpatient and outpatient provider claim requirements, including billing rules and documentation requirements. The workgroup may be facilitated by an AHCCCS selected consultant. The
Contractor will be held responsible for the cost of this project based on its share of AHCCCS enrollment.

The Contractor is required to accept and generate HIPAA compliant electronic claims transactions from/to any provider interested and capable of electronic submission or electronic remittance receipt; and must be able to make claims payments via electronic funds transfer. In addition, the Contractor shall implement and meet the following milestone in order to make claims processing and payment more efficient and timely:

            • Receive and pay 60% of all claims (based on volume of actual claims excluding claims processed by
                Pharmacy Benefit Managers (PBMs)) electronically by July 1, 2009

In accordance with the Deficit Reduction Act of 2005, Section 6085, Contractor is required to reimburse non-
ontracted emergency services providers at no more than the AHCCCS Fee-For-Service rate. This applies to in state as well as out of state providers.

In accordance with Arizona Revised Statute 36-2903 and 36-2904, in the absence of a written negotiated rate,
Contractor is required to reimburse non-contracted non-emergent in state providers at the AHCCCS fee schedule and methodology, or pursuant to 36-2905.01, at ninety-five percent of the AHCCCS Fee-For-Service rates for urban hospital days. All payments are subject to other limitations that apply, such as provider registration, prior authorization, medical necessity, and covered service.

The Contractor shall submit a monthly Claims Dashboard as specified in the AHCCCS Claims Dashboard
Reporting Guide. The Monthly report must be received by the AHCCCS Division of Healthcare Management, no later than 15 days from the end of each month.

Within the first 6 months of the contract term, the Contractor must review claim requirements, including billing rules and documentation requirements, and submit a report to AHCCCS that will include the rationale for the requirements. AHCCCS shall determine and provide a format for the report.

39. SPECIALTY CONTRACTS

AHCCCS may at any time negotiate or contract on behalf of the Contractor and AHCCCS for specialized hospital and medical services. AHCCCS will consider existing Contractor resources in the development and execution of specialty contracts. AHCCCS may require the Contractor to modify its delivery network to accommodate the provisions of specialty contracts. AHCCCS may consider waiving this requirement in particular situations if such action is determined to be in the best interest of the State; however, in no case shall reimbursement exceeding that payable under the relevant AHCCCS specialty contract be considered in capitation rate development or risk sharing arrangements, including reinsurance.

During the term of specialty contracts, AHCCCS may act as an intermediary between the Contractor and specialty Contractors to enhance the cost effectiveness of service delivery. Adjudication of claims related to payments provided under specialty contracts shall remain the responsibility of the Contractor. AHCCCS may provide technical assistance prior to the implementation of any specialty contracts.

Currently, AHCCCS only has specialty contracts for transplant services and anti-hemophilic agents and related pharmaceutical services. AHCCCS shall provide at least 60 days advance written notice to the Contractor prior to the implementation of any specialty contract. See Section D, Paragraph 57, Reinsurance, for further details.

40. HOSPITAL SUBCONTRACTING AND REIMBURSEMENT

Maricopa and Pima counties only: The Inpatient Hospital Reimbursement Program is defined in the Arizona
Revised Statutes (A.R.S.) 36-2905.01, and requires hospital subcontracts to be negotiated between the Contractor and hospitals in Maricopa and Pima counties to establish reimbursement levels, terms and conditions.
Subcontracts shall be negotiated by the Contractor and hospitals to cover operational concerns, such as timeliness of claims submission and payment, payment of discounts or penalties and legal resolution which may, as an option, include establishing arbitration procedures. These negotiated subcontracts shall remain under close scrutiny by AHCCCS to ensure availability of quality services within specific service districts, equity of related party interests and reasonableness of rates. The general provisions of this program encompass acute care hospital services and outpatient hospital services that result in an admission. The Contractor, upon request, shall make available to AHCCCS, all hospital subcontracts and amendments. For non-emergency patient-days, the
Contractor shall ensure that at least 65% of its members use contracted hospitals. AHCCCS reserves the right to subsequently adjust the 65% standard. Further, if in AHCCCS’s judgment the number of emergency days at a particular non-contracted hospital becomes significant, AHCCCS may require a subcontract at that hospital. In accordance with R9-22-718, unless otherwise negotiated by both parties, the reimbursement for inpatient services, including outliers, provided at a non-contracted hospital shall be based on the rates as defined in A.R.S.
§ 36-2903.01, multiplied by 95%.

All counties EXCEPT Maricopa and Pima: The Contractor shall reimburse hospitals for member care in accordance with AHCCCS Rule R9-22-705. The Contractor is encouraged to obtain subcontracts with hospitals in all GSAs. The Contractor, upon request, shall make available to AHCCCS, all hospital subcontracts and amendments.

Out-of-State Hospitals: The Contractor shall reimburse out-of-state hospitals in accordance with AHCCCS
Rule R9-22-705. A Contractor serving border communities (excluding Mexico) is strongly encouraged to establish contractual agreements with those out-of-state hospitals that are identified by GSA in Attachment B.

Outpatient hospital services: In the absence of a contract, the default payment rate for outpatient hospital services billed on a UB-92 will be based on the AHCCCS outpatient hospital fee schedule, rather than a hospital-specific cost-to-charge ratio (pursuant to ARS 36-2904).

Hospital Recoupments: The Contractor may conduct prepayment and post-payment medical reviews of all hospital claims including outlier claims. Erroneously paid claims are subject to recoupment. If the Contractor fails to identify lack of medical necessity through concurrent review and/or prepayment medical review, lack of medical necessity identified during post-payment medical review shall not constitute a basis for recoupment by the Contractor. This prohibition does not apply to recoupments that are a result of an AHCCCS reinsurance audit. See also Section D, Paragraph 38, Claims Payment/Health Information System. For a more complete description of the guidelines for hospital reimbursement, please consult the AHCCCS website for applicable statutes and rules.

41. RESPONSIBILITY FOR NURSING FACILITY REIMBURSEMENT

The Contractor shall provide medically necessary nursing facility services as outlined in Section D, Paragraph 10,
Scope of Services. The Contractor shall also provide medically necessary nursing facility services for any enrolled member who has a pending ALTCS application who is currently residing in a nursing facility and is eligible for services provided under this contract. If the member becomes ALTCS eligible and is enrolled with an
ALTCS Contractor before the end of the maximum 90 days per contract year of nursing facility coverage, the
Contractor is only responsible for nursing facility reimbursement during the time the member is enrolled with the
Contractor as shown in the PMMIS. Nursing facility services covered by another liable party (including
Medicare) while the member is enrolled with the Contractor, shall be applied to the 90 day per contract year limitation.

The Contractor shall not deny nursing facility services when the member’s eligibility, including prior period coverage, had not been posted at the time of admission. In such situations the Contrator shall impose reasonable authorization requirements. There is no ALTCS enrollment, including prior period coverage, that occurs concurrently with AHCCCS acute enrollment.

The Contractor shall notify the Assitant Director of the Division of Member Services, when a member has been residing in a nursing facility for 75 days as specified in Section D, Paragraph 10, Scope of Services, under the heading Nursing Facility. This will allow AHCCCS time to follow-up on the status of the ALTCS application and to consider potential fee-for-service coverage if the stay goes beyond the 90 day per contract year maximum.

42. PHYSICIAN INCENTIVES/PAY FOR PERFORMANCE

Physician Incentives
Reporting of Physician Incentive Plans has been suspended by CMS until further notice. No reporting is required until suspension is lifted.

The Contractor must comply with all applicable physician incentive requirements and conditions defined in 42
CFR 417.479. These regulations prohibit physician incentive plans that directly or indirectly make payments to a doctor or a group as an inducement to limit or refuse medically necessary services to a member. The
Contractor is required to disclose all physician incentive agreements to AHCCCS and to AHCCCS members who request them.

The Contractor shall not enter into contractual arrangements that place providers at significant financial risk as defined in 42 CFR 417.479 unless specifically approved in advance by the AHCCCS Division of Health Care
Management. In order to obtain approval, the following must be submitted to the AHCCCS Division of
Health Care Management 45 days prior to the implementation of the contract [42 CFR 438.6(g)]:

1. A complete copy of the contract
2. A plan for the member satisfaction survey
3. Details of the stop-loss protection provided
4. A summary of the compensation arrangement that meets the substantial financial risk definition.

The Contractor shall disclose to AHCCCS the information on physician incentive plans listed in 42 CFR
417.479(h)(1) through 417.479(I) upon contract renewal, prior to initiation of a new contract, or upon request from AHCCCS or CMS.

The Contractor shall also provide for compliance with physician incentive plan requirements as set forth in 42
CFR 422.208, 422.210 and 438.6(h). These regulations apply to contract arrangements with subcontracted entities that provide utilization management services.

Value Driven Healthcare/Pay for Performance
AHCCCS may explore opportunities to develop and implement system-wide Value Driven Healthcare programs and pay for performance initiatives. The Contractor shall participate in the development and implementation of such programs as requested by AHCCCS. Should the Contractor’s individual pay for performance program conflict with AHCCCS programs, the Contractor may be required to close out the individual program. AHCCCS may require the Contractor to provide PCP assignment information. The
Contractor shall provide this information in a format specified by AHCCCS upon request.

Transparency
AHCCCS programs will be in compliance with Federal and State transparency initiatives. AHCCCS may publically report or make available any data, reports, analysis or outcomes related to Contractor activities, operations and/or performance. Public reporting may include, but is not limited to, the following components:

                a) Use of evidence based guidlelines
                b) Identification and publication of top performing Contractors
                c) Identification and publication of top performing providers
                d) Program pay for performance payouts
                e) Mandated publication of guidelines
                f) Mandated publication of outcomes
                g) Identification of Centers of Excellence for specific conditions, procedures or member populations
                h) Establishment of Return on Investment goals

Any Contractor-selected and/or -developed pay for performance initiative that meets the requirements of 42
CFR 417.479 must be approved by AHCCCS Division of Health Care Management prior to implementation.

Public Reporting of Contractor Cost Management, Satisfaction and Quality Performance
AHCCCS is in the process of developing a cost management, satisfaction, and quality score card as part of the
AHCCCS value driven decision support initiative. The score card information will made available to beneficiaries, legislators and the public. These reports will be posted on the AHCCCS website and made available at enrollment and reenrollment or at any time that beneficiaries are choosing a Contractor.
Contractors are also encouraged to provide quality and cost information on network hospitals and providers to help enrollees choose among high performing value driven providers and hospitals.

43. MANAGEMENT SERVICES AGREEMENT AND COST ALLOCATION PLAN

If a Contractor has subcontracted for management services, the management service agreement must be approved in advance by AHCCCS, Division of Health Care Management. If there is a cost allocation plan as part of the management services agreement, it is subject to review by AHCCCS upon request. AHCCCS reserves the right to perform a thorough review of actual management fees charged and/or corporate allocations made.

If there is a change in ownership of the entity with which the Contractor has contracted for management services,
AHCCCS must review and provide prior approval of the assignment of the subcontract to the new owner.
AHCCCS may offer open enrollment to the members assigned to the Contractor should a change in ownership occur. AHCCCS will not permit two Contractors to utilize the same management service company in the same
GSA.

The performance of management service subcontractors must be evaluated and included in the Annual
Subcontractor Assignment and Evaluation Report required by Section D, Paragraph 37, Subcontracts and
Attachment F: Periodic Report Requirements.

44. RESERVED

45. RESERVED

46. PERFORMANCE BOND OR BOND SUBSTITUTE

The Contractor shall be required to provide a performance bond of standard commercial scope issued by a surety company authorized to do business in this State, an irrevocable letter of credit, or a cash deposit ("Performance
Bond") to AHCCCS for as long as the Contractor has AHCCCS-related liabilities of $50,000 or more outstanding, or 15 months following the termination date of this contract, whichever is later, to guarantee: (1)
payment of the Contractor's obligations to providers, non-contracting providers, and non-providers; and (2)
performance by the Contractor of its obligations under this contract [42 CFR 438.116(a)(1) and (b)(1)]. The
Performance Bond shall be in a form acceptable to AHCCCS as described in the ACOM Performance Bond
Policy available on the AHCCCS website.

In the event of a default by the Contractor, AHCCCS shall, in addition to any other remedies it may have under this contract, obtain payment under the Performance Bond or substitute security for the purposes of the following:

1. Paying any damages sustained by providers, non-contracting providers and non-providers by reason of a breach of the Contractor's obligations under this contract,
2. Reimbursing AHCCCS for any payments made by AHCCCS on behalf of the Contractor, and
3. Reimbursing AHCCCS for any extraordinary administrative expenses incurred by reason of a breach of the
   Contractor's obligations under this contract, including, but not limited to, expenses incurred after termination of this contract for reasons other than the convenience of the State by AHCCCS.

In the event AHCCCS agrees to accept substitute security in lieu of the Performance Bond, irrevocable letter of credit or cash deposit, the Contractor agrees to execute any and all documents and perform any and all acts necessary to secure and enforce AHCCCS's security interest in such substitute security including, but not limited to, security agreements and necessary UCC filings pursuant to the Arizona Uniform Commercial Code. The
Contractor must request acceptance from AHCCCS when a substitute security in lieu of the performance bond, irrevocable letter of credit or cash deposit is established. In the event such substitute security is agreed to and accepted by AHCCCS, the Contractor acknowledges that it has granted AHCCCS a security interest in such substitute security to secure performance of its obligations under this contract. The Contractor is solely responsible for establishing the credit-worthiness of all forms of substitute security. AHCCCS may, after written notice to the Contractor, withdraw its permission for substitute security, in which case the Contractor shall provide AHCCCS with a form of security described above.

The Contractor may not change the amount, duration or scope of the performance bond without prior written approval from AHCCCS, Division of Health Care Management. The Contractor shall not leverage the bond for another loan or create other creditors using the bond as security.

47. AMOUNT OF PERFORMANCE BOND

The initial amount of the Performance Bond shall be equal to 80% of the total capitation payment expected to be paid to the Contractor in the first month of the contract year, or as determined by AHCCCS. The total capitation amount (including delivery supplement) excludes premium tax. This requirement must be satisfied by the Contractor no later than 30 days after notification by AHCCCS of the amount required. Thereafter,
AHCCCS shall review the adequacy of the Performance Bond on a monthly basis to determine if the
Performance Bond must be increased. The Contractor shall have 30 days following notification by AHCCCS to increase the amount of the Performance Bond. The Performance Bond amount that must be maintained after the contract term shall be sufficient to cover all outstanding liabilities and will be determined by
AHCCCS. The Contractor may not change the amount of the performance bond without prior written approval from AHCCCS, Division of Health Care Management. Refer to the ACOM Performance Bond and
Equity Per Member Requirements Policy for more details.

48. ACCUMULATED FUND DEFICIT

The Contractor and its owners must review for accumulated fund deficits on a quarterly basis. In the event the
Contractor has a fund deficit, the Contractor and its owners shall fund the deficit through capital contributions in a form acceptable to AHCCCS within 30 days after the quarterly, draft or final annual financial statements in which the deficit is reported are due to AHCCCS, or in a timeframe otherwise requested by AHCCCS. AHCCCS may, at its option, impose enrollment caps in any or all GSA’s as a result of an accumulated deficit, even if unaudited.

49. ADVANCES, DISTRIBUTIONS, LOANS AND INVESTMENTS

The Contractor shall not, without the prior approval of AHCCCS, make any advances, distributions, loans or loan guarantees to related parties or affiliates including another fund or line of business within its organization. The
Contractor shall not, without prior approval of AHCCCS, make advances to providers in excess of $50,000. All requests for prior approval are to be submitted to the AHCCCS Division of Health Care Management. Refer to
the ACOM Provider and Affiliate Advance Request Policy for further information.

50. FINANCIAL VIABILITY STANDARDS

The Contractor must comply with the AHCCCS-established financial viability standards. On a quarterly basis,
AHCCCS will review the following ratios with the purpose of monitoring the financial health of the Contractor:
Current Ratio; Equity per Member; Medical Expense Ratio; and the Administrative Cost Percentage.
Sanctions may be imposed if the Contractor does not meet these financial viability standards. AHCCCS will take into account the Contractor’s unique programs for managing care and improving the heath status of members when analyzing medical expense and administrative ratio results. However, if a critical combination of the
Financial Viability Standards are not met, or if the Contractor’s experience differs significantly from other
Contractors, additional monitoring, such as monthly reporting, may be required.

FINANCIAL VIABILITY STANDARDS

Current Ratio
Current assets divided by current liabilities. "Current assets" includes any long-term investments that can be converted to cash within 24 hours without significant penalty (i.e., greater than 20%). A request to include long-term investments that can be converted to cash within 24 hours in the current ratio calculation must be sent to AHCCCS, DHCM, within 30 days of the contract start date and within 30 days of contract renewal.

Standard: At least 1.00

If current assets include a receivable from a parent company, the parent company must have liquid assets that support the amount of the intercompany loan.

Equity per Member
 Unrestricted equity, less on-balance sheet performance bond, divided by the number of non-SOBRA Family Planning Extension Services
members enrolled at the end of the period.

Standard: At least $150 for Contractors with enrollment < 100,000
$100 for Contractors with enrollment of 100,000+

Additional information regarding the Equity per Member requirement may be found in the Performance Bond and Equity per Member
Requirements policy in the ACOM.

Medical Expense Ratio
 Total medical expenses divided by the sum of total capitation + Delivery
Supplement +TPL+ Reinsurance less premium tax

Standard: At least 84%

Administrative Cost Percentage
Total administrative expenses divided by the sum of total capitation +
Delivery Supplement + TPL + Reinsurance less premium tax

Standard: No greater than 10%

The Contractor shall comply with all financial reporting requirements contained in Attachment F, Periodic Report
Requirements and the Reporting Guide for Acute Health Care Contractors with the Arizona Health Care Cost
Containment System, a copy of which may be found on the AHCCCS website. The required reports are subject to change during the contract term and are summarized in Attachment F, Periodic Report Requirements.

51. SEPARATE INCORPORATION

Within 60 days of contract award, a non-governmental Contractor shall have established a separate corporation for the purposes of this contract, whose sole activity is the performance of the requirements of this contract.

52. MERGER, REORGANIZATION AND CHANGE OF OWNERSHIP

A proposed merger, reorganization or change in ownership of the Contractor shall require prior approval of
AHCCCS and may require a contract amendment. AHCCCS may terminate this contract pursuant to Section D,
Paragraph 1, Term of Contract and Option to Renew, if the Contractor does not obtain prior approval or
AHCCCS determines that the change in ownership is not in the best interest of the State. AHCCCS may offer open enrollment to the members assigned to the Contractor should a change in ownership occur. AHCCCS will not permit one organization to own or manage more than one contract in the same GSA.

The Contractor must submit a detailed merger, reorganization and/or transition plan to AHCCCS, Division of
Health Care Management, for review at least 60 days prior to the effective date of the proposed change. The purpose of the plan review is to ensure uninterrupted services to members, evaluate the new entity's ability to support the provider network, ensure that services to members are not diminished and that major components of the organization and AHCCCS programs are not adversely affected by such merger, reorganization or change in ownership.

53. COMPENSATION

The method of compensation under this contract will be Prior Period Coverage (PPC) capitation, prospective capitation, delivery supplement, reinsurance and third party liability, as described and defined within this contract and appropriate laws, regulations or policies.

Actuaries establish the capitation rates using practices established by the Actuarial Standards Board. AHCCCS provides the following data to its actuaries for the purposes of rebasing the capitation rates.

                a. Utilization and unit cost data derived from adjudicated encounters
                b. Both audited and unaudited financial statements reported by the Contractor
                c. Market basket inflation trends
                d. AHCCCS fee-for-service schedule pricing adjustments
                e. Programmatic or Medicaid covered service changes that affect reimbursement
                f. Other changes to medical practices or administrative requirements that affect reimbursement

AHCCCS adjusts its rates to best match payment to risk. This further ensures the actuarial basis for the capitation rates. The following are examples of risk factors that may be included:

                a. Reinsurance (as described in Section D, Paragraph 57)
                b. Age/Gender
                c. Medicare enrollment for SSI members
                d. Delivery supplemental payment
                e. Geographic Service Area adjustments
                f. Risk sharing arrangements for specific populations
                g. Member specific statistics, e.g. member acuity, member choice, member diagnosis, etc.

The above information is reviewed by AHCCCS’ actuaries in renewal years to determine if adjustments are necessary. A Contractor may cover services that are not covered under the State Plan; however those services are not included in the data provided to actuaries for setting capitation rates [42 CFR 438.6(e)].

AHCCCS anticipates utilizing an episodic/diagnostic risk adjustment methodology that will be applied to
Contractor specific capitation rates for rates effective no sooner than April 1, 2009, and annually thereafter effective October 1. AHCCCS will use a national model, based on a Contractor's membership at a specified date, and will share the methodology with the Contractor prior to implementation. For the episodic/diagnostic risk adjustment in CYE 09, AHCCCS will apply no more than 50% of the capitation rate adjustment to the remaining months of the contract year. Effective October 1, 2009, the full impact of the model will be
applied.The methodology may apply to any or all risk groups and GSAs.

Prospective Capitation: The Contractor will be paid capitation for all prospective member months, including partial member months. This capitation includes the cost of providing medically necessary covered services to members during the prospective period coverage.

Prior Period Coverage (PPC ) Capitation: Except for SOBRA Family Planning, SSDI-TMC, KidsCare, HIFA
Parents and State Only Transplants, the Contractor will be paid capitation for all PPC member months, including partial member months. This capitation includes the cost of providing medically necessary covered services, including behavioral health services, to members during prior period coverage. The PPC capitation rates will be set by AHCCCS and will be paid to the Contractor along with the prospective capitation described above. The
Contractor will not receive PPC capitation for newborns of members who were enrolled at the time of delivery.

Reconciliation of PPC Costs to Reimbursement: AHCCCS will reconcile the Contractor’s PPC medical cost expenses to PPC capitation paid to the Contractor during the year. This reconciliation will limit the Contractor’s profits and losses to 2%. Any losses in excess of 2% will be reimbursed to the Contractor, and likewise, profits in excess of 2% will be recouped. Adjudicated encounter data will be used to determine medical expenses. Refer to the ACOM PPC Reconciliation Policy for further details.

Reconciliation of SSDI-TMC Costs to Reimbursement: AHCCCS will reconcile the Contractor’s SSDI-TMC medical expenses to SSDI-TMC capitation paid to the Contractor during the year. This reconciliation will limit the Contractor’s profits and losses to 2%. Any losses in excess of 2% will be reimbursed to the Contractor, and likewise, profits in excess of 2% will be recouped. Adjudicated encounter data will be used to determine medical expenses. Refer to the ACOM SSDI-Temporary Medical Coverage Reconciliation Policy for further details.

Delivery Supplement: When the Contractor has an enrolled woman who delivers during a prospective enrollment period, the Contractor will be entitled to a supplemental payment. Supplemental payments will not apply to women who deliver in a prior period coverage time period, SSDI-TMC members or State Only
Transplant members. AHCCCS reserves the right at any time during the term of this contract to adjust the amount of this payment for women who deliver at home.

State Only Transplants Option 1 and Option 2: The Contractor will only be paid capitation for an administrative component for those member months the member is enrolled with the Contractor. For Option 1 members the Contractor will be paid the administrative component up to a 12-month continuous period of extended eligibility. For Option 2 members the administrative component will be paid for the period of time the transplant is scheduled or performed. All medically necessary covered services will be reimbursed 100% with no deductible through Reinsurance payments based on adjudicated encounters. Delivery supplement payments will not apply to women who deliver during the 12 month continuous period of extended eligibility specified as
Option 1.

54. PAYMENTS TO CONTRACTORS

Subject to the availability of funds, AHCCCS shall make payments to the Contractor in accordance with the terms of this contract provided that the Contractor’s performance is in compliance with the terms and conditions of this contract. Payment must comply with requirements of A.R.S. Title 36. AHCCCS reserves the option to make payments to the Contractor by wire or National Automated Clearing House Association (NACHA) transfer and will provide the Contractor at least 30 days notice prior to the effective date of any such change.

Where payments are made by electronic funds transfer, AHCCCS shall not be liable for any error or delay in transfer or indirect or consequential damages arising from the use of the electronic funds transfer process. Any charges or expenses imposed by the bank for transfers or related actions shall be borne by the Contractor. Except for adjustments made to correct errors in payment, and as otherwise specified in this section, any savings remaining to the Contractor as a result of favorable claims experience and efficiencies in service delivery at the end of the contract term may be kept by the Contractor.

All funds received by the Contractor pursuant to this contract shall be separately accounted for in accordance with generally accepted accounting principles.

Except for funds received from the collection of permitted copayments and third-party liabilities, the only source of payment to the Contractor for the services provided hereunder is the Arizona Health Care Cost Containment
System Fund. An error discovered by the State, with or without an audit, in the amount of fees paid to the
Contractor will be subject to adjustment or repayment by AHCCCS making a corresponding decrease in a current
Contractor’s payment or by making an additional payment to the Contractor. When the Contractor identifies an overpayment, AHCCCS must be notified and reimbursed within 30 days of identification.

No payment due the Contractor by AHCCCS may be assigned or pledged by the Contractor. This section shall not prohibit AHCCCS at its sole option from making payment to a fiscal agent hired by the Contractor.

55. CAPITATION ADJUSTMENTS

Except for changes made specifically in accordance with this contract, the rates set forth in Section B shall not be subject to re-negotiation or modification during the contract period. AHCCCS may, at its option, review the effect of a program change and determine if a capitation adjustment is needed. In these instances the adjustment will be prospective with assumptions discussed with the Contractor prior to modifying capitation rates. The Contractor may request a review of a program change if it believes the program change was not equitable; AHCCCS will not unreasonably withhold such a review.

If the Contractor is in any manner in default in the performance of any obligation under this contract, AHCCCS may, at its option and in addition to other available remedies, adjust the amount of payment until there is satisfactory resolution of the default. The Contractor shall reimburse AHCCCS and/or AHCCCS may deduct from future monthly capitation for any portion of a month during which the Contractor was not at risk due to, for example:

a. death of a member
b. inmate of a public institution
c. duplicate capitation to the same Contractor
d. adjustment based on change in member’s contract type
e. voluntary withdrawal

Upon becoming aware that a member may be an inmate of a public institution, the Contractor must contact AHCCCS for an eligibility determination.

If a member is enrolled twice with the same Contractor, recoupment will be made as soon as the double capitation is identified. AHCCCS reserves the right to modify its policy on capitation recoupments at any time during the term of this contract.

56. RESERVED

57. REINSURANCE

Reinsurance is a stop-loss program provided by AHCCCS to the Contractor for the partial reimbursement of covered services, as described below, for a member with an acute medical condition beyond an annual deductible level. AHCCCS self-insures the reinsurance program through a deduction to capitation rates. For all reinsurance payments AHCCCS bases reimbursement on adjudicated and approved encounters. Refer to the
AHCCCS Reinsurance Processing Manual for further details on the Reinsurance Program.

Inpatient Reinsurance

Inpatient reinsurance covers partial reimbursement of covered inpatient facility medical services. See the table below for applicable deductible levels and coinsurance percentages. The coinsurance percent is the rate at which AHCCCS will reimburse the Contractor for covered inpatient costs incurred above the deductible. The deductible is the responsibility of the Contractor. Per diem rates paid for nursing facility services provided within 30 days of an acute hospital stay, including room and board, provided in lieu of hospitalization for up to
90 days in any contract year shall be eligible for reinsurance coverage. Same-day admit-and-discharge services do not qualify for reinsurance.

The following table represents deductible and coinsurance levels effective October 1, 2008, through September
30, 2009:

                                                                                Annual Deductible
Statewide Plan Enrollment                               Prospective Reinsurance                   Coinsurance
0-34,999                                                                  $20,000                                                   75%
35,000-49,999                                                         $35,000                                                   75%
50,000 and over                                                    $50,000                                                   75%

Annual deductible levels apply to all members except for SSDI-TMC, State Only Transplant and SOBRA
Family Planning members. Beginning October 1, 2009, and annually thereafter, each of the deductible levels above will increase by $5,000.

Prospective Reinsurance: This coverage applies to prospective enrollment periods. The deductible level is based on the Contractor’s statewide AHCCCS acute care enrollment (not including SOBRA Family Planning
Extension services) as of October 1st each contract year, as shown in the table above. AHCCCS will adjust the
Contractor’s deductible level at the beginning of a contract year if the Contractor’s enrollment changes to the next enrollment level. A Contractor at or above the 35,000 enrollment deductible level may elect a lower deductible prior to the beginning of a new contract year. These deductible levels are subject to change by
AHCCCS during the term of this contract. Any change in deductible levels will have a corresponding impact on capitation rates.

PPC inpatient expenses are not covered for any members under the reinsurance program unless they qualify under catastrophic or transplant reinsurance.

Catastrophic Reinsurance

The Catastrophic Reinsurance program encompasses members receiving certain biotech drugs (listed below), and those members diagnosed with hemophilia, Von Willebrand’s Disease or Gaucher’s Disease. For
additional detail and restrictions refer to the AHCCCS Reinsurance Processing Manual and the AMPM. There
are no deductibles for catastrophic reinsurance cases. For member’s receiving Biotech drugs outside of the specific conditions mentioned in this paragraph, AHCCCS will reimburse at 85% of the cost of the drug only.
For those members diagnosed with hemophilia, Von Willebrand’s Disease and Gaucher’s Disease, all
medically necessary covered services provided during the contract year shall be eligible for reimbursement at
85% of the AHCCCS allowed amount or the Contractor’s paid amount, whichever is lower, depending on the subcap code. Reinsurance coverage for anti-hemophilic blood factors will be limited to 85% of the AHCCCS contracted amount or the Contractor’s paid amount, whichever is lower. All catastrophic claims are subject to medical review by AHCCCS.

AHCCCS holds a single-source specialty contract for anti-hemophilic agents and related services for hemophilia. Non-hemophilia related services are not covered under this specialty contract. Non-hemophiliarelated care is defined as any care that is provided not related to the hemophilia services.

The Contractor may access anti-hemophilic agents and related pharmaceutical services for hemophilia or Von
Willebrand’s under the terms and conditions of the specialty contract for members enrolled in their plans. In that instance, the Contractor is the authorizing payor. As such, the Contractor will provide prior authorization, care coordination, and reimbursement for all components covered under the contract for their members. A
Contractor utilizing the contract will comply with the terms and conditions of the contract. A Contractor may use the AHCCCS contract or contract with a provider of their choice.

The Contractor must notify AHCCCS, Division of Health Care Management, Medical Management Unit, of
cases identified for catastrophic reinsurance coverage, excluding coverage of Biotech drugs outside of those condition mentioned in this paragraph, within 30 days of initial diagnosis and/orenrollment with the
Contractor, and annually 30 days prior to the beginning of each contract year. Catastrophic reinsurance will be paid for a maximum 30-day retroactive period from the date of notification to AHCCCS. The determination of whether a case or type of case is catastrophic shall be made by the Director or designee based on the following criteria; 1) severity of medical condition, including prognosis; and 2) the average cost or average length of hospitalization and medical care, or both, in Arizona, for the type of case under consideration.

HEMOPHILIA: Catastrophic reinsurance coverage is available for all members diagnosed with Hemophilia
(ICD9 codes 286.0, 286.1, 286.2).

VON WILLEBRAND’S DISEASE: Catastrophic reinsurance coverage is available for all members diagnosed with von Willebrand’s Disease who are non-DDAVP responders and dependent on Plasma Factor VIII.

GAUCHER’S DISEASE: Catastrophic reinsurance is available for members diagnosed with Gaucher’s Disease classified as Type I and are dependent on enzyme replacement therapy.

BIOTECH DRUGS: Catastrophic reinsurance is available to cover the cost of certain biotech drugs when medically necessary. These drugs, collectively referred to as Biotech Drugs, are the responsibility of the
Contractor unless the members is CRS enrolled, the medications are related to the management of a CRS-covered condition, and CRS is providing coverage. Catastrophic reinsurance will cover the drug cost only.
The drugs covered are Cerazyme, Aldurazyme, Fabryzyme, Myozyme, and Elaprase. The Biotech Drugs
covered under reinsurance will be reviewed by AHCCCS at the start of each contract year. AHCCCS reserves the right to require the use of a generic equivalent where applicable. AHCCCS will reimburse at the lesser of the Biotech Drug or its generic equivalent for reinsurance purposes.

Transplants

This program covers members who are eligible to receive covered major organ and tissue transplantation including bone marrow, heart, heart/lung, lung, liver, kidney, and other organ transplantation. Bone grafts and cornea transplantation services are not eligible for transplant reinsurance coverage but are eligible under the regular inpatient reinsurance program. Refer to the AMPM for covered services for organ and tissue transplants. Reinsurance coverage for transplants received at an AHCCCS contracted facility is paid at the lesser of 85% of the AHCCCS contract amount for the transplantation services rendered or 85% of the
Contractor’s paid amount. Reinsurance coverage for transplants received at a non-AHCCCS contracted facility is paid the lesser of 85% of the lowest AHCCCS contracted rate, for the same organ or tissue, or the Contractor paid amount. The AHCCCS contracted transplantation rates may be found on the AHCCCS website. When a member is referred to a transplant facility for an AHCCCS-covered organ transplant, the Contractor shall notify AHCCCS, Division of Health Care Management, Medical Management Unit.

Option 1 and Option 2 Transplant Services: Reinsurance coverage for State Only Option 1 and Option 2 members (as described in Section D, Paragraph 2, Eligibility Categories) for transplants received at an
AHCCCS contracted facility is paid at the lesser of 100% of the AHCCCS contract amount for the transplantation services rendered, or the Contractor paid amount, less the transplant share of cost. For transplants received at a facility not contracted with AHCCCS, payment is made at the lesser of 100% of the lowest AHCCCS contracted amount for the transplantation services rendered, or the Contractor paid amount, less the transplant share of cost. The AHCCCS contracted transplantation rates may be found on the AHCCCS website. When a member is referred to a transplant facility for an AHCCCS-covered organ transplant, the
Contractor shall notify AHCCCS, Division of Health Care Management, Medical Management Unit as
specified in the AMPM Chapter 300, Policy 310 Attachments A and B, Extended Eligibility Process/Procedure
for Covered Solid Organ and Tissue Transplants.

Option 1 Non-transplant Reinsurance

All medically necessary covered services provided to Option 1 members, unrelated to the transplant, shall be eligible for reimbursement, with no deductible, at 100% of the Contractor’s paid amount based on adjudicated encounters.

Other

For all reinsurance case types other than transplants, the Contractor will be reimbursed 100% for all medically necessary covered expenses provided in a contract year, after the Contractor paid amount in the reinsurance case reaches $650,000. It is the responsibility of the Contractor to notify AHCCCS, Division of Health Care
Management, Reinsurance Supervisor, once a reinsurance case reaches $650,000. The Contractor is required to split encounters as necessary once the reinsurance case reaches $650,000. Failure to notify AHCCCS or failure to split and adjudicate encounters appropriately within 15 months from the end date or service will disqualify the related encounters for 100% reimbursement consideration.

Encounter Submission and Payments for Reinsurance

a) Encounter Submission: All reinsurance associated encounters must reach a clean claim status within fifteen months from the end date of service, or date of eligibility posting, whichever is later. Encounters for reinsurance claims that have passed the fifteen month deadline and are being adjusted due to a claim dispute or hearing decision must be submitted and pass all encounter and reinsurance edits within 90 calendar days of the date of the claim dispute decision or hearing decision, or Director’s decision, whichever is applicable. Failure to submit the encounter within this timeframe will result in the loss of any related reinsurance dollars.

The Contractor must void encounters for any claims that are recouped in full. For recoupments that result in a reduced claim value or any adjustments that result in an increased claim value, replacement encounters must be submitted. For replacement encounters resulting in an increased claim value, the replacement encounter must reach adjudicated status within 15 months of end date of service to receive additional reinsurance benefits.
The Contractor should refer to Section D, Paragraph 65, Encounter Data Reporting, for encounter reporting requirements.

b) Payment of Inpatient and Catastrophic Reinsurance Cases: AHCCCS will reimburse a Contractor for costs incurred in excess of the applicable deductible level, subject to coinsurance percentages and
Medicare/TPL payment, less any applicable quick pay discounts, slow payment penalties and interest.
Amounts in excess of the deductible level shall be paid based upon costs paid by the Contractor, minus the coinsurance and Medicare/TPL payment, unless the costs are paid under a subcapitated arrangement. In subcapitated arrangements, the Administration shall base reimbursement of reinsurance encounters on the lower of the AHCCCS allowed amount or the reported health plan paid amount, minus the coinsurance and
Medicare/TPL payment and applicable quick pay discounts, slow payment penalties and interest.

When a member with an annual enrollment choice changes Contractors within a contract year, for reinsurance purposes, all eligible inpatient costs, nursing facility costs and inpatient psychiatric costs incurred for that member do not follow the member to the receiving Contractor. Encounters from the Contractor the member is leaving (for dates of service within the current contract year) will not be applied toward the receiving
Contractor’s deductible level. For further details regarding this policy and other reinsurance policies refer to the AHCCCS Reinsurance Processing Manual.

c) Payment of Transplant Reinsurance Cases: Reinsurance benefits are based upon the lower of the
AHCCCS contract amount or the Contractor’s paid amount, subject to coinsurance percentages. The
Contractor is required to submit all supporting encounters for transplant services. Reinsurance payments will be linked to transplant encounter submissions. In order to receive reinsurance payment for transplant stages, billed amounts and health plan paid amounts for adjudicated encounters must agree with related claims and/or invoices. Timeliness for each stage payment will be calculated based on the latest adjudication date for the complete set of encounters related to the stage. Please refer to the AHCCCS Reinsurance Processing Manual for the appropriate billing of transplant services.

Reinsurance Audits

Pre-Audit: Any medical audits on reinsurance cases will be conducted on a statistically significant random sample selected based on utilization trends. The Division of Health Care Management will select reinsurance cases based on encounter data received during the contract year to assure timeliness of the audit process. The
Contractor will be notified of the documentation required for the medical audit. For closed contracts, a 100%
audit may be conducted.

Audit: AHCCCS will give the Contractor at least 45 days advance notice of any audit. The Contractor shall have all requested medical records and financial documentation available to the nurse auditors. Any documents not requested in advance by AHCCCS shall be made available upon request of the Audit Team during the course of the audit. The Contractor representative shall be available to the Audit Team at all times during AHCCCS audit activities. If an audit should be conducted on-site, the Contractor shall provide the
Audit Team with workspace, access to a telephone, electrical outlets and privacy for conferences.
Audits may be completed without an on-site visit. For these audits, the Contractor will be asked to send the required documentation to AHCCCS. The documentation will then be reviewed by AHCCCS.

Audit Considerations: Reinsurance consideration will be given to inpatient facility contracts and hearing decisions rendered by the Office of Legal Assistance. Pre-hearing and/or hearing penalties discoverable during the review process will not be reimbursed under reinsurance.

Per diem rates may be paid for nursing facility and rehabilitation services provided the services are rendered within 30 days of an acute hospital stay, including room and board, provided in lieu of hospitalization for up to
90 days in any contract year. The services rendered in these sub-acute settings must be of an acute nature and, in the case of rehabilitative or restorative services, steady progress must be documented in the medical record.

Audit Determinations: The Contractor will be furnished a copy of the Reinsurance Post-Audit Results letter approximately 45 days after the audit and given an opportunity to comment and provide additional medical or financial documentation on any audit findings. AHCCCS may limit reinsurance reimbursement to a lower or alternative level of care if the Director or designee determines that the less costly alternative could and should have been used by the Contractor. A recoupment of reinsurance reimbursements made to the Contractor may occur based on the results of the medical audit.

A Contractor whose reinsurance case is reduced or denied shall be notified in writing by AHCCCS and will be informed of rationale for reduction or denial determination and the applicable grievance and appeal process available.

58. COORDINATION OF BENEFITS

Pursuant to federal and state law, AHCCCS is the payer of last resort except under limited situations. This means
AHCCCS shall be used as a source of payment for covered services only after all other sources of payment have been exhausted. The Contractor shall coordinate benefits in accordance with 42 CFR 433.135 et seq., ARS 36-
2903, and A.A.C. R9-22-1001 et seq. so that costs for services otherwise payable by the Contractor are cost avoided or recovered from a liable party. The term “State” shall be interpreted to mean “Contractor” for purposes of complying with the federal regulations referenced above. The Contractor may require subcontractors to be responsible for coordination of benefits for services provided pursuant to this contract.

The two methods used in the coordination of benefits are cost avoidance and post payment recovery. The
Contractor shall use these methods as described in A.A.C. R9-22-1001 et seq. and federal and state law. See also
Section D, Paragraph 60, Medicare Services and Cost Sharing.

Cost Avoidance: The Contractor shall take reasonable measures to determine all legally liable parties. This refers to any individual, entity or program that is or may be liable to pay all or part of the expenditures for covered services. The Contractor shall cost-avoid a claim if it has established the probable existence of a liable party at the time the claim is filed. Establishing liability takes place when the Contractor receives confirmation that another party is, by statute, contract, or agreement, legally responsible for the payment of a claim for a healthcare item or service delivered to a member. If the probable existence of a party’s liability cannot be established the Contractor must adjudicate the claim. The Contractor must then utilize post payment recovery which is described in further detail below. If the Administration determines that the Contractor is not actively engaged in cost avoidance activities the Contractor shall be subject to sanctions in an amount not less than three times the amount that could have been cost avoided.

The Contractor shall not deny a claim for untimeliness if the untimely claim submission results from a provider’s efforts to determine the extent of liability.
If a third party insurer other than Medicare requires the member to pay any copayment, coinsurance or deductible, the Contractor is responsible for making these payments, even if the services are provided outside of the Contractor network. The Contractor is not responsible for paying coinsurance and deductibles that are in excess of what the Contractor would have paid for the entire service per a written contract with the provider performing the service, or the AHCCCS FFS payment equivalent when no contract exists. If the Contractor refers the member for services to a third-party insurer, other than Medicare, and the insurer requires payment in advance of all copaycopayments, coinsurance and deductibles, the Contractor must make such payments in advance.

Members with CRS condition: A member with private insurance or Medicare coverage is not required to utilize
CRSA. This includes members with Medicare whether they are enrolled in Medicare FFS or a Medicare
Managed Care Plan. If the member uses the private insurance network for a CRS-covered condition, the
Contractor is responsible for all applicable deductibles and copayments. However, if the member has
Medicare coverage, the AHCCCS Policy 201- Medicare Cost Sharing for Members in Traditional Fee for
Service Medicare and Policy 202 - Medicare Cost Sharing for Members in Medicare Managed Care Plans
shall apply. When the private insurance or Medicare is exhausted, or certain annual or lifetime limits are reached with respect to CRS-covered conditions, the Contractor shall refer the member to CRSA for determination for CRS services. If the member with private insurance or Medicare chooses to enroll with CRS,
CRS becomes the secondary payer responsible for all applicable deductibles and copayments. The Contractor is not responsible to provide services in instances when the CRS-eligible member, who has no primary insurance or Medicare, refuses to receive CRS-covered services through the CRS Program. If the Contractor becomes aware that a member with a CRS-covered condition refuses to participate in the CRS application process or refuses to receive services through the CRS Program, the member may be billed by the provider in accordance with AHCCCS regulations regarding billing for unauthorized services.

Post-payment Recoveries: Post-payment recovery is necessary in cases where the Contractor has not established the probable existence of a liable party at the time services were rendered or paid for, or was unable to cost-avoid.The following sections set forth requirements for Contractor recovery actions including recoupment activities, other recoveries and total plan case requirements.

Recoupments: The Contractor must follow the protocols established in the ACOM Recoupment Request Policy.
The Contractor must void encounters for claims that are recouped in full. For recoupments that result in an adjusted claim value, the Contractor must submit replacement encounters.

Other Recoveries: The Contractor shall identify the existence of potentially liable parties through the use of trauma code edits, utilizing diagnostic codes 799.9 and 800 to 999.9 (excluding code 994.6), and other procedures. The Contractor shall not pursue recovery in the following circumstances, unless the case has been referred to the Contractor by AHCCCS or AHCCCS’s authorized representative:

Uninsured/underinsured motorist insurance                  Restitution Recovery
First-and third-party liability insurance                            Worker’s Compensation
Tortfeasors, including casualty                                         Estate Recovery
Special Treatment Trust Recovery

Upon identification of any of the above situations, the Contractor shall promptly report cases to AHCCCS’s authorized representative for determination of a “total plan” case. The Contractor is responsible for all recovery actions for a “total plan” case. A total plan case is a case where payments for services rendered to the member are exclusively the responsibility of the Contractor; no reinsurance or fee-for-service payments are involved. By contrast, a “joint” case is one where fee-for-service payments and/or reinsurance payments are involved. In joint cases, the Contractor shall notify AHCCCS’s authorized representative within 10 business days of the identification of a liable party. Failure to report these cases may result in one of the remedies specified in Section D, Paragraph 72, Sanctions. The Contractor shall cooperate with AHCCCS’s authorized representative in all collection efforts.

Total Plan Case Requirements: In “total plan” cases, the Contractor is responsible for performing all research, investigation, the mandatory filing of initial liens on cases that exceed $250, lien amendments, lien releases, and payment of other related costs in accordance with A.R.S. 36-2915 and A.R.S. 36-2916. The Contractor shall use the AHCCCS-approved casualty recovery correspondence when filing liens and when corresponding to others in regard to casualty recovery. The Contractor may retain up to 100% of its recovery collections if all of the following conditions exist:

                a. Total collections received do not exceed the total amount of the Contractor’s financial liability for the member;
                b. There are no payments made by AHCCCS related to fee-for-service, reinsurance or administrative costs (i.e., lien filing , etc.); and
                c. Such recovery is not prohibited by state or Federal law.

Prior to negotiating a settlement on a total plan case, the Contractor shall notify AHCCCS to ensure that there is no reinsurance or fee-for-service payment that has been made by AHCCCS. Failure to report these cases prior to negotiating a settlement amount may result in one of the remedies specified in Section D, Paragraph
72, Sanctions.

Total Plan Cases: the Contractor shall report settlement information to AHCCCS, utilizing the AHCCCS-approved casualty recovery Notification of Settlement form, within 10 business days from the settlement date.
Failure to report these cases may result in one of the remedies specified in Section D, Paragraph 72, Sanctions.

Joint Cases: AHCCCS’s authorized representative is responsible for performing all research, investigation and payment of lien-related costs, subsequent to the referral of any and all relevant case information to AHCCCS’s authorized representative by the Contractor. In joint cases, AHCCCS’s authorized representative is also responsible for negotiating and acting in the best interest of all parties to obtain a reasonable settlement in joint cases and may compromise a settlement in order to maximize overall reimbursement, net of legal and other costs. The Contractor will be responsible for their prorated share of the contingency fee. The Contractor’s share of the contingency fee will be deducted from the settlement proceeds prior to AHCCCS remitting the settlement to the Contractor.

Other Reporting Requirements: If a Contractor discovers the probable existence of a liable party that is not known to AHCCCS, the Contractor must report the information to the AHCCCS contracted vendor not later than 10 days from the date of discovery. In addition, the Contractor shall notify AHCCCS of any known changes in coverage within deadlines and in a format prescribed by AHCCCS in the Technical Interface
Guidelines. Failure to report these cases may result in one of the remedies specified in Section D, Paragraph
72, Sanctions.

At AHCCCS’s request, the Contractor shall provide an electronic extract of the Casualty cases, including open and closed cases. Data elements include, but are not limited to: the member’s first and last name; AHCCCS
ID; date of incident; claimed amount; paid/recovered amount; and case status. The AHCCCS TPL Section shall provide the format and reporting schedule for this information to the Contractor. AHCCCS will provide the Contractor with a file of all other coverage information, for the purpose of updating the Contractor’s files, as decribed in the Technical Interface Guidelines.

Title XXI (KidsCare), HIFA Parents, BCCTP, SOBRA Family Planning and SSDI-TMC: Eligibility for
KidsCare, HIFA Parents, BCCTP, SOBRA Family Planning and SSDI-TMC benefits require that the applicant/member not be enrolled with any other creditable health insurance plan. If the Contractor becomes aware of any such coverage, the Contractor shall notify AHCCCS immediately. AHCCCS will determine if the other insurance meets the creditable coverage definition in A.R.S. 36-2982(G).

Contract Termination: Upon termination of this contract, the Contractor will complete the existing third party liability cases or make any necessary arrangements to transfer the cases to AHCCCS’s authorized TPL representative.

59. COPAYMENTS

Most of the AHCCCS members remain exempt from copayments while others are subject to an optional copayment. Those populations exempt or subject to optional copayments may not be denied services for the inability to pay the copayment [42 CFR 438.108]. Any copayments collected shall belong to the Contractor or its subcontractors. Attachment K, Copayments, provides detail of the populations and their related copayment structure.

60. MEDICARE SERVICES AND COST SHARING

AHCCCS has members enrolled who are eligible for both Medicaid and Medicare. These members are referred to as “dual eligibles”. Generally, the Contractor is responsible for payment of Medicare coinsurance and/or deductibles for covered services provided to dual eligible members. However, there are different cost sharing responsibilities that apply to dual eligible members based on a variety of factors. Unless prior approval is obtained from AHCCCS, the Contractor must limit their cost sharing responsibility according to the ACOM Medicare Cost Sharing Policy. The Contractor shall have no cost sharing obligation if the
Medicare payment exceeds what the Contractor would have paid for the same service of a non-Medicare member. Please refer to Section D, Paragraph 10, Scope of Services, for information regarding prescription medication for Medicare Part D.

When a person with Medicare who is also eligible for Medicaid (dual eligible) is in a medical institution that is funded by Medicaid for a full calendar month, the dual eligible person is not required to pay copayments for their Medicare covered prescription medications for the remainder of the calendar year. To ensure appropriate information is communicated for these members to the Centers for Medicare and Medicaid Services (CMS),
the Contractor must, using the approved form, notify the AHCCCS Member Database Management
Administration (MDMA), via fax at (602) 253-4807 as soon as it determines that a dual eligible person is expected to be in a medical institution that is funded by Medicaid for a full calendar month, regardless of the status of the dual eligible person’s Medicare lifetime or annual benefits. This includes:
                a. Members who have Medicare part “B” only;
                b. Members who have used their Medicare part “A” life time inpatient benefit;
                c. Members who are in a continuous placement in a single medical institution or any combination of continuous placements in a medical institution.

For purposes of the medical institution notification, medical institutions are defined as acute hospitals, psychiatric hospital – Non IMD, psychiatric hospital – IMD, residential treatment center – Non IMD, residential treatment center – IMD, skilled nursing facilities, and Intermediate Care Facilities for the Mentally
Retarded.

61. MARKETING

The Contractor shall submit all proposed marketing and outreach materials and events that will involve the general public to the AHCCCS Marketing Committee for prior approval in accordance with the ACOM
Marketing Outreach and Incentives Policy [42 CFR 438.104]. The Contractor must have signed contracts with
PCPs, specialists, dentists, and pharmacies in order for them to be included in marketing materials. Marketing materials that have received prior approval must be resubmitted to the Division of Health Care Management every two years for re-approval.

62. CORPORATE COMPLIANCE

In accordance with A.R.S. Section 36-2918.01, and AHCCCS Contractor Operation Manual (ACOM), Chapter
100, the Contractor and its subcontractors and providers are required to immediately notify the AHCCCS
Office of Program Integrity (OPI) regarding any suspected fraud and report the information within 10 business days of discovery by completing the confidential AHCCCS Referral for Preliminary Investigation form for any and all suspected fraud or abuse [42 CFR 455.1(a)(1)] This shall include acts of suspected fraud or abuse that were resolved internally but involved AHCCCS members or funds.

As stated in A.R.S. Section 13-2310, incorporated herein by reference, any person who knowingly obtains any benefit by means of false or fraudulent pretenses, representations, promises, or material omissions is guilty of a
Class 2 felony.

The Contractor agrees to permit and cooperate with any onsite review. A review by the AHCCCS Office of
Program Integrity may be conducted without notice and for the purpose of ensuring program compliance. The
Contractor also agrees to respond to electronic, telephonic or written requests for information within the timeframe specified by AHCCCS Administration. The Contractor agrees to provide documents, including original documents, to representatives of the Office of Program Integrity upon request. The OPI shall allow a reasonable time for the Contractor to copy the requested documents, not to exceed 20 business days from the date of the OPI request.

The Contractor must have a mandatory compliance program, supported by other administrative procedures, that is designed to guard against fraud and abuse [42 CFR 438.608(a) and (b)] The Contractor shall have written criteria for selecting a Compliance Officer and job description that clearly outlines the responsibilities and authority of the position. The Compliance Officer shall have the authority to assess records and independently refer suspected member fraud, provider fraud and member abuse cases to AHCCCS, Office of
Program Integrity or other duly authorized enforcement agencies [42 CFR 455.17].

The compliance program shall be designed to both prevent and detect suspected fraud or abuse. The compliance program must include:

1. The written designation of a compliance officer and a compliance committee that are accountable to the Contractor’s top management.
2. The Compliance Officer must be an onsite management official who reports directly to top management.
3. Effective training and education.
4. Effective lines of communication between the compliance officer and the organization’s employees.
5. Enforcement of standards through well-publicized disciplinary guidelines.
6. Provision for internal monitoring and auditing.
7. Provision for prompt response to problems detected.
8. Written policies, procedures, and standards of conduct that articulate the organization’s commitment to comply with all applicable Federal and state standards.
9. A Compliance Committee which shall be made up of, at a minimum, the Compliance Officer, a budgetary official and other executive officials with decision making authority. The Compliance
   Committee will assist the Compliance Officer in monitoring, reviewing and assessing the effectiveness of the compliance program and timeliness of reporting.
10. Pursuant to the Deficit Reduction Act of 2005 (DRA), the Contractor, as a condition for receiving payments shall establish written policies for employees detailing:
                a. The federal False Claims Act provisions;
                b. The administrative remedies for false claims and statements;
                c. Any state laws relating to civil or criminal penalties for false claims and statements;
                d. The whistleblower protections under such laws.
11. The Contractor must establish a process for training existing staff and new hires on the compliance program and on the items in section 10. All training must be conducted in such a manner that can be verified by AHCCCS.
12. The Contractor must require, through documented policies and subsequent contract amendments, that providers train their staff on the following aspects of the Federal False Claims Act provisions:
                a. The administrative remedies for false claims and statements;
                b. Any state laws relating to civil or criminal penalties for false claims and statements;
                c. The whistleblower protections under such laws.

The Contractor is required to research potential overpayments identified by the AHCCCS Office of Program
Integrity [42 CFR 455.1(a)]. After conducting a cost benefit analysis to determine if such action is warranted, the Contractor should attempt to recover any overpayments identified. The AHCCCS Office of Program
Integrity shall be advised of the final disposition of the research and advised of actions, if any, taken by the
Contractor.

63. RECORDS RETENTION

The Contractor shall maintain records relating to covered services and expenditures including reports to

AHCCCS and documentation used in the preparation of reports to AHCCCS. The Contractor shall comply with all specifications for record keeping established by AHCCCS. All records shall be maintained to the extent and in such detail as required by AHCCCS Rules and policies. Records shall include but not be limited to financial statements, records relating to the quality of care, medical records, prescription files and other records specified by AHCCCS.

The Contractor agrees to make available, at all reasonable times during the term of this contract, any of its records for inspection, audit or reproduction by any authorized representative of AHCCCS, State or Federal government.
The Contractor shall be responsible for any costs associated with the reproduction of requested information.
The Contractor shall preserve and make available all records for a period of five years from the date of final payment under this contract. HIPAA related documents must be retained for a period of six years per 45 CFR
164.530(j)(2).

If this contract is completely or partially terminated, the records relating to the work terminated shall be preserved and made available for a period of five years from the date of any such termination. Records which relate to grievances, disputes, litigation or the settlement of claims arising out of the performance of this contract, or costs and expenses of this contract to which exception has been taken by AHCCCS, shall be retained by the Contractor for a period of five years after the date of final disposition or resolution thereof.

64. DATA EXCHANGE REQUIREMENTS

The Contractor is authorized to exchange data with AHCCCS relating to the information requirements of this contract and as required to support the data elements to be provided to AHCCCS in the formats prescribed by
AHCCCS, which include formats prescribed by the Health Insurance Portability and Accountability Act
(HIPAA). Details for the formats may be found in the HIPAA Transaction Companion Documents & Trading
Partner Agreements, the AHCCCS Encounter Reporting User Manual and in the AHCCCS Technical Interface
Guidelines, available on the AHCCCS website.

The information so recorded and submitted to AHCCCS shall be in accordance with all procedures, policies, rules, or statutes in effect during the term of this contract. If any of these procedures, policies, rules, regulations or statutes are hereinafter changed, both parties agree to conform to these changes following appropriate notification by AHCCCS.

The Contractor is responsible for any incorrect data, delayed submission or payment (to the Contractor or its subcontractors), and/or penalty applied due to any error, omission, deletion, or erroneous insert caused by
Contractor-submitted data. Any data that does not meet the standards required by AHCCCS shall not be accepted by AHCCCS.

The Contractor is responsible for identifying any inconsistencies immediately upon receipt of data from
AHCCCS. If any unreported inconsistencies are subsequently discovered, the Contractor shall be responsible for the necessary adjustments to correct its records at its own expense.

The Contractor shall accept from AHCCCS original evidence of eligibility and enrollment in a form appropriate for electronic data exchange. Upon request by AHCCCS, the Contractor shall provide to AHCCCS updated date-sensitive PCP assignments in a form appropriate for electronic data exchange.

The Contractor shall be provided with a Contractor-specific security code for use in all data transmissions made in accordance with contract requirements. Each data transmission by the Contractor shall include the Contractor's security code. The Contractor agrees that by use of its security code, it certifies that any data transmitted is accurate and truthful, to the best of the Contractor's Chief Executive Officer, Chief Financial Officer or
designee’s knowledge [42 CFR 438.606]. The Contractor further agrees to indemnify and hold harmless the
State of Arizona and AHCCCS from any and all claims or liabilities, including but not limited to consequential damages, reimbursements or erroneous billings and reimbursements of attorney fees incurred as a consequence of any error, omission, deletion or erroneous insert caused by the Contractor in the submitted input data. Neither the
State of Arizona nor AHCCCS shall be responsible for any incorrect or delayed payment to the Contractor’s
AHCCCS services providers (subcontractors) resulting from such error, omission, deletion, or erroneous input data caused by the Contractor in the submission of AHCCCS claims.

The costs of software changes are included in administrative costs paid to the Contractor. There is no separate payment for software changes. A PMMIS systems contact will be assigned after contract award. AHCCCS will work with the contractor as they evaluate Electronic Data Interchange options.

Health Insurance Portability and Accountability Act (HIPAA): The Contractor shall comply with the
Administrative Simplification requirements of Subpart F of the HIPAA of 1996 (Public Law 107-191, 110
Statutes 1936) and all Federal regulations implementing that Subpart that are applicable to the operations of the
Contractor by the dates required by the implementing Federal regulations as well as all subsequent requirements and regulations as published.

65. ENCOUNTER DATA REPORTING

Encounter Submissions

The accurate and timely reporting of encounter data is crucial to the success of the AHCCCS program. AHCCCS uses encounter data to pay reinsurance benefits, set fee-for-service and capitation rates, determine reconciliation amounts, determine disproportionate share payments to hospitals, and to determine compliance with performance standards. The Contractor shall submit encounter data to AHCCCS for all services for which the Contractor incurred a financial liability and claims for services eligible for processing by the Contractor where no financial liability was incurred, including services provided during prior period coverage. This requirement is a condition of the CMS grant award [42 CFR 438.242(b)(1)].

A Contractor shall prepare, review, verify, certify, and submit, encounters for consideration to AHCCCS.
Upon submission, the Contractor certifies that the services listed were actually rendered [42 CFR 455.1(a)(2)].
The encounters must be submitted in the format prescribed by AHCCCS.

Encounter data must be provided to AHCCCS as outlined in the HIPAA Transaction Companion Documents &
Trading Partner Agreements and the AHCCCS Encounter Reporting User Manual and should be received by
AHCCCS no later than 240 days after the end of the month in which the service was rendered, or the effective date of the enrollment with the Contractor, whichever date is later. Refer to Paragraph 64, Data Exchange
Requirements, for further information.

The Contractor will be assessed sanctions for noncompliance with encounter submission requirements.

Encounter Reporting

An Encounter Submission Tracking Report (ESTR) must be maintained and made available to AHCCCS upon request. The Tracking Report’s purpose is to link each claim to an adjudicated or pended encounter returned to the Contractor. Further information regarding the Encounter Submission Tracking Report may be found in the
AHCCCS Encounter Reporting User Manual.

In addition to the Encounter Submission Tracking Report, the Contractor must maintain and review a report which reconciles financial fields of a claim (health plan paid, billed amount, health plan allowed, etc.) with the financial fields of adjudicated encounters. This report shall be available to AHCCCS upon request.

At least twice each month, AHCCCS provides the Contractor with full replacement files containing provider and medical coding information. These files should be used by the Contractor to ensure accurate Encounter
Reporting. Refer to the AHCCCS Encounter Reporting User Manual for further information.

Pended Encounter Corrections

The Contractor must resolve all pended encounters within 120 days of the original processing date. Sanctions will be imposed according to the following schedule for each encounter pended for more than 120 days unless the pend is due to AHCCCS error:

0 – 120 days          121 – 180 days      181 – 240 days      241 – 360 days      361 + days
No sanction          $ 5 per month        $ 10 per month      $ 15 per month      $ 20 per month

“AHCCCS error” is defined as a pended encounter, which (1) AHCCCS acknowledges to be the result of its own error, and/or (2) requires a change to the system programming, an update to the database reference table, or further research by AHCCCS. AHCCCS reserves the right to adjust the sanction amount if circumstances warrant. Upon completion of any changes to the AHCCCS system programming or updates to the database reference tables, sanctions may be imposed from date of resolution. AHCCCS reserves the right to adjust the sanction amount if circumstances warrant.

Before imposing sanctions, AHCCCS will notify the Contractor, in writing, of the total number of sanctionable encounters pended more than 120 days. Pended encounters shall not be voided by the Contractor as a means of avoiding sanctions for failure to correct encounters within 120 days. The Contractor shall document voided encounters and shall maintain a record of the voided Claim Reference Number(s) (CRN) with appropriate reasons indicated. The Contractor shall, upon request, make this documentation available to AHCCCS for review. Refer to the AHCCCS Encounter Reporting User Manual for further information.

Encounter Corrections

Contractors are required to submit replacement or voided encounters in the event that claims are subsequently corrected following the initial encounter submission as described below. This includes corrections as a result of inaccuracies identified by fraud and abuse audits or investigations conducted by AHCCCS or the
Contractor. The Contractor must void encounters for claims that are recouped in full. For recoupments that result in a reduced claim value or adjustments that result in an increased claim value, replacement encounters must be submitted. For those recoupments requiring approval from AHCCCS, replacement encounters must be submitted within 120 days of the recoupment approval from AHCCCS. Refer to the AHCCCS Encounter
Reporting User Manual for instructions regarding the submission of corrected encounters.

Encounter Validation Studies

Per the CMS requirement, AHCCCS will conduct encounter validation studies of the Contractor’s encounter submissions, and sanction the Contractor for noncompliance with encounter submission requirements. The purpose of encounter validation studies is to compare recorded utilization information from a medical record or other source with the Contractor’s submitted encounter data. Any and all covered services may be validated as part of these studies. Encounter validation studies will be conducted at least yearly.

AHCCCS may revise study methodology, timelines, and sanction amounts based on agency review or as a result of consultations with CMS. The Contractor will be notified in writing of any significant change in study methodology.

AHCCCS will notify the Contractor in writing of the sanction amounts and of the selected data needed for encounter validation studies. The Contractor will have 90 days to submit the requested data to AHCCCS. In the case of medical records requests, the Contractor’s failure to provide AHCCCS with the records requested within 90 days may result in a sanction of $1,000 per missing medical record. If AHCCCS does not receive a sufficient number of medical records from the Contractor to select a statistically valid sample for a study, the
Contractor may be sanctioned up to 5% of its annual capitation payment.

The criteria used in encounter validation studies may include timeliness, correctness, and omission of encounters. Refer to the AHCCCS Data Validation User Manual for further information.

AHCCCS may also perform special reviews of encounter data, such as comparing encounter reports to the
Contractor’s claims files. Any findings of incomplete or inaccurate encounter data may result in the imposition of sanctions or requirement of a corrective action plan.

66. ENROLLMENT AND CAPITATION TRANSACTION UPDATES

AHCCCS produces daily enrollment transaction updates identifying new members and changes to existing members' demographic, eligibility and enrollment data, which the Contractor shall use to update its member records. The daily enrollment transaction update, that is run immediately prior to the monthly enrollment and capitation transaction, is referred to as the "last daily" and will contain all rate code changes made for the prospective month, as well as any new enrollments and disenrollments as of the 1st of the prospective month.
AHCCCS also produces a daily Manual Payment Transaction, which identifies enrollment or disenrollment activity that was not included on the daily enrollment transaction update due to internal edits. The Contractor shall use the Manual Payment Transaction in addition to the daily enrollment transaction update to update its member records.

On a monthly basis AHCCCS provides the Contractor with an electronic file of all Acute members who must complete a review of their eligibility in order to maintain enrollment with the Contractor. AHCCCS strongly encourages the Contractor to utilize this file to support member retention efforts.

A weekly capitation transaction will be produced to provide the Contractor with member-level capitation payment information. This file will show changes to the prospective capitation payments, as sent in the monthly file, resulting from enrollment changes that occur after the monthly file is produced. This file will also identify mass adjustments to and/or manual capitation payments that occurred at AHCCCS after the monthly file is produced.

The monthly enrollment and monthly capitation transaction updates are generally produced two days before the end of every month. The update will identify the total active population for the Contractor as of the first day of the next month. These updates contain the information used by AHCCCS to produce the monthly capitation payment for the next month. The Contractor must reconcile their member files with the AHCCCS monthly update. After reconciling the monthly update information, the Contractor will record the results of the reconciliation, which will be made available upon request, and will resume posting daily updates beginning with the last two days of the month. The last two daily updates are different from the regular daily updates in that they pay and/or recoup capitation into the next month. If the Contractor detects an error through the monthly update process, the Contractor shall notify AHCCCS, Information Services Division.

Refer to Section D, Paragraph 64, Data Exchange Requirements, for further information.

67. PERIODIC REPORT REQUIREMENTS

AHCCCS, under the terms and conditions of its CMS grant award, requires periodic reports and other information from the Contractor. The submission of late, inaccurate, or otherwise incomplete reports shall constitute failure to report subject to the penalty provisions described in Section D, Paragraph 72, Sanctions and
Attachement F, Periodic Report Requirements.

Standards applied for determining adequacy of required reports are as follows [42 CFR 438.242(b)(2)]:

                a. Timeliness: Reports or other required data shall be received on or before scheduled due dates.
                b. Accuracy: Reports or other required data shall be prepared in strict conformity with appropriate authoritative sources and/or AHCCCS defined standards.
                c. Completeness: All required information shall be fully disclosed in a manner that is both responsive and pertinent to report intent with no material omissions.

The Contractor shall comply with all reporting requirements contained in this contract. AHCCCS requirements regarding reports, report content and frequency of submission of reports are subject to change at any time during the term of the contract. The Contractor shall comply with all changes specified by AHCCCS. The Contractor shall be responsible for continued reporting beyond the term of the contract.

68. REQUESTS FOR INFORMATION

AHCCCS may, at any time during the term of this contract, request financial or other information from the
Contractor. Responses shall fully disclose all financial or other information requested. Information may be designated as confidential but may not be withheld from AHCCCS as proprietary. Information designated as confidential may not be disclosed by AHCCCS without the prior written consent of the Contractor except as required by law. Upon receipt of such written requests for information, the Contractor shall provide complete information as requested no later than 30 days after the receipt of the request unless otherwise specified in the request itself.

69. DISSEMINATION OF INFORMATION

Upon request, the Contractor shall assist AHCCCS in the dissemination of information prepared by AHCCCS or the Federal government to its members. The cost of such dissemination shall be borne by the Contractor. All advertisements, publications and printed materials that are produced by the Contractor and refer to covered services shall state that such services are funded under contract with AHCCCS.

70. OPERATIONAL AND FINANCIAL READINESS REVIEWS

AHCCCS may conduct Operational and Financial Readiness Reviews on the Contractor and will, subject to the availability of resources, provide technical assistance as appropriate. The Readiness Review will be conducted prior to the start of business. The purpose of a Readiness Review is to assess Contractor’s readiness and ability to provide covered services to members at the start of the contract. The Contractor will be permitted to commence operations only if the Readiness Review factors are met to AHCCCS's satisfaction.

71. OPERATIONAL AND FINANCIAL REVIEWS

In accordance with CMS requirements, AHCCCS, or an independent external agent, will conduct annual
Operational and Financial Reviews for the purpose of (but not limited to) identifying best practices and ensuring operational and financial program compliance [42 CFR 438.204]. The reviews will identify areas where improvements can be made and make recommendations accordingly, monitor the Contractor's progress towards implementing mandated programs and provide the Contractor with technical assistance if necessary. The
Contractor shall comply with all other medical audit provisions as required by AHCCCS Rule R9-22-521.

The type and duration of the Operational and Financial Review will be solely at the discretion of AHCCCS.
Except in cases where advance notice is not possible or advance notice may render the review less useful,
AHCCCS will give the Contractor at least three weeks advance notice of the date of the on-site review. In preparation for the on-site Operational and Financial Reviews, the Contractor shall cooperate fully with
AHCCCS and the AHCCCS Review Team by forwarding in advance such policies, procedures, job descriptions, contracts, logs and other information that AHCCCS may request. The Contractor shall have all requested medical records on-site. Any documents, not requested in advance by AHCCCS, shall be made available upon request of the Review Team during the course of the review. The Contractor personnel, as identified in advance, shall be available to the Review Team at all times during AHCCCS on-site review activities. While on-site, the
Contractor shall provide the Review Team with appropriate workspace, access to a telephone, electrical outlets, internet access and privacy for conferences.

The Contractor will be furnished a draft copy of the Operational and Financial Review Report and given an opportunity to comment on any review findings prior to AHCCCS publishing the final report. Operational and
Financial Review findings may be used in the scoring of subsequent bid proposals by that Contractor.
Recommendations, made by the Review Team to bring the Contractor into compliance with Federal, State,
AHCCCS, and/or contract requirements, must be implemented by the Contractor. AHCCCS may conduct a follow-up Operational and Financial Review to determine the Contractor's progress in implementing recommendations and achieving program compliance. Follow-up reviews may be conducted at any time after the initial Operational and Financial Review.

The Contractor shall not distribute or otherwise make available the Operational and Financial Review Tool, draft Operational and Financial Review Report nor final report to other AHCCCS Contractors.
AHCCCS may conduct an Operational and Financial Review in the event the Contractor undergoes a merger, reorganization, has a change in ownership or makes changes in three or more key staff positions within a 12-
month period.

AHCCCS may request, at the expense of the Contractor, to conduct on-site reviews of functions performed at out-of-state locations. AHCCCS will coordinate travel arrangements and accommodations with the Contractor.
In addition to the annual Operational and Financial Review AHCCCS may conduct unannounced site visits to monitor contractual requirements and performance as needed.

72. SANCTIONS

AHCCCS may impose monetary sanctions, suspend, deny, refuse to renew, or terminate this contract or any related subcontracts in accordance with AHCCCS Rules R9-22-606, ACOM Sanctions Policy and the terms of this contract and applicable Federal or State law and regulations [42 CFR 422.208, 42 CFR 438.700, 702, 704 and 45 CFR 92.36(i)(1)]. Written notice will be provided to the Contractor specifying the sanction to be imposed, the grounds for such sanction and either the length of suspension or the amount of capitation to be withheld. The Contractor may dispute the decision to impose a sanction in accordance with the process outlined in A.A.C. 9-34-401 et seq. Intermediate sanctions may be imposed, but are not limited to the following actions:

a. Substantial failure to provide medically necessary services that the Contractor is required to provide under the terms of this contract to its enrolled members.
b. Imposition of premiums or charges in excess of the amount allowed under the AHCCCS 1115 Waiver.
c. Discrimination among members on the basis of their health status of need for health care services.
d. Misrepresentation or falsification of information furnished to CMS or AHCCCS.
e. Misrepresentation or falsification of information furnished to an enrollee, potential enrollee, or provider.
f. Failure to comply with the requirement for physician incentive plan as delineated in Section D, Paragraph 42,
   Physician Incentives/Pay for Performance.
g. Distribution directly, or indirectly through any agent or independent Contractor, of marketing materials that have not been approved by AHCCCS or that contain false or materially misleading information.
h. Failure to meet AHCCCS Financial Viability Standards.
i. Material deficiencies in the Contractor’s provider network.
j. Failure to meet quality of care and quality management requirements.
k. Failure to meet AHCCCS encounter standards.
l. Violation of other applicable State or Federal laws or regulations.
m. Failure to fund accumulated deficit in a timely manner.
n. Failure to increase the Performance Bond in a timely manner.
o. Failure to comply with any provisions contained in this contract and all policies referenced in this contract.
p. Failure to report recovery cases as described in Section D, Paragraph 58, Coordination of Benefits.

AHCCCS may impose the following types of intermediate sanctions:

a. Civil monetary penalties
b. Appointment of temporary management for a Contractor as provided in 42 CFR 438.706 and
   A.R.S. §36-2903 (M).
c. Granting members the right to terminate enrollment without cause and notifying the affected members of their right to disenroll [42 CFR 438.702(a)(3)].
d. Suspension of all new enrollments, including auto assignments after the effective date of the sanction.
e. Suspension of payment for recipients enrolled after the effective date of the sanction until CMS or AHCCCS is satisfied that the reason for imposition of the sanction no longer exists and is not likely to recur.
f. Additional sanctions allowed under statue or regulation that address areas of noncompliance.

Cure Notice Process: Prior to the imposition of a sanction for non-compliance, AHCCCS may provide a written cure notice to the Contractor regarding the details of the non-compliance. The cure notice will specify the period of time during which the Contractor must bring its performance back into compliance with contract requirements. If, at the end of the specified time period, the Contractor has complied with the cure notice requirements, AHCCCS will take no further action. If, however, the Contractor has not complied with the cure notice requirements, AHCCCS may proceed with the imposition of sanctions. Refer to the ACOM Sanctions Policy for details.

Automatic Sanctions: AHCCCS will assess the sanctions listed in Attachment F, Periodic Reporting
Requirements on deliverables listed under DHCM Acute Care Operations, Clinical Quality Management and
Medical Management that are not received by 5:00 PM on the due date indicated. If the due date falls on a weekend or a State Holiday, sanctions will be assessed on deliverables not received by 5:00 PM on the next business day.

73. BUSINESS CONTINUITY AND RECOVERY PLAN

The Contractor shall adhere to all elements of the ACOM Business Continuity and Recovery Plan Policy. The
Contractor shall develop a Business Continuity and Recovery Plan to deal with unexpected events that may affect its ability to adequately serve members. This plan shall, at a minimum, include planning and staff training for:

            • Electronic/telephonic failure at the Contractor's main place of business
                • Complete loss of use of the main site and satellite offices out of state
                • Loss of primary computer system/records
                • Communication between the Contractor and AHCCCS in the event of a business disruption
                • Periodic Testing

The Business Continuity and Recovery Plan shall be updated annually. The Contractor shall submit a summary of the plan as specified in the ACOM Business Continuity and Recovery Plan Policy 15 days after the start of the contract year. All key staff shall be trained and familiar with the Plan.

74. TECHNOLOGICAL ADVANCEMENT

The Contractor must have a website with links to the following information:

                1. Formulary
                2. Provider manual
                3. Member handbook
                4. Provider listing
                5. When available, Member and Provider Survey Results
                6. Performance Measure Results
                7. Prior Authorization criteria
                8. Evidence Based Medicine Guidelines

In addition to the above, the Contractor must include member related information, as described in the
Website section of the ACOM Member Information Policy and ACOM Provider Network Information
Policy, on its website.

The Contractor must be able to perform the following functions electronically:

                1. Provide Enrollment Verification in a HIPAA compliant 270/271 format
                2. Accept the Benefit Enrollment and Maintenance transaction (834 format)
                3. Accept the Payroll Deduction and Other Group Premium Payment for Insurance Products
                   transaction (820 format)
                4. Allow Claims inquiry and response in a HIPAA compliant 276/277 format
                5. Accept HIPAA compliant electronic claims transactions in the 837 format (See Section D,
                   Paragraph 38, Claims Payment/Health Information System)
                6. Generate HIPAA compliant electronic remittance in the 835 format (See Section D, Paragraph 38,
                   Claims Payment/Health Information System)
                7. Make Claims payments via electronic funds transfer (See Section D, Paragraph 38, Claims
                   Payment/Health Information System)
                8. Acceptance of Prior Authorization requests, in a HIPAA compliant 278 format, no later than
                   10/01/09. AHCCCS will work with Contractors to develop functionality requirements.

Use of Website: The Contractor is required to post their clinical performance indicators compared to
AHCCCS standard and statewide averages on their website. In addition, AHCCCS will post Contractor performance indicators on its website.

Arizona Health-e Connection
In February of 2007, AHCCCS was awarded a CMS Transformation Grant of $11.7M to build a health information exchange (HIE) and a web based suite of applications for accessing electronic health records
(EHR). The HIE will serve to provide real time patient health information and clinical care automation for
AHCCCS contracted health care providers, in accordance with the Governor’s executive order #2005-25 on
Arizona Health-e Connection Roadmap.

AHCCCS will develop a unified approach for AHCCCS Contractors to meet the goal of the executive order and to connect AHCCCS, AHCCCS Contractors, ancillary subcontractors and registered providers into a common web based electronic health information data exchange that will meet the standards established by
State and Federal governments. AHCCCS health plans and program Contractors will cooperate in assisting
AHCCCS with developing the Health-e project plan and shall implement required data exchange interfaces as required to meet the goals of the Governor's executive order.

CMS will provide grants to state Medicaid agencies to support development of IT infrastructure and applications to achieve the goal of health information data exchange. AHCCCS Contractors will be required to:

                1) Encourage lab, pharmacy and ancillary subcontractors to develop common electronic interfaces for the exchange of data using standards based transactions.

                2) AHCCCS may issue Minimum Subcontract language that will require subcontractors to participate in the e-Health Initiative. The Contractor must amend all provider subcontracts to include the amended Minimum Subcontract provisions within six (6) months of issuance.

                3) The Contractor will cooperate in passing on any AHCCCS professional fee or facility reimbursement rate adjustments to primary care providers, nursing facility contractor, hospitals and any other providers determined by AHCCCS to be eligible for reimbursement for participation in the health information data exchange.

AHCCCS will continually work to enhance the functionality of the health information exchange, electronic health records, electronic prescribing and web based applications. The AHCCCS Contractor is expected to deploy upgrades and enhancements as necessary to contracted providers.

75. PENDING LEGISLATIVE / OTHER ISSUES

The following constitute pending items that may be resolved after the issuance of this contract. Any program changes due to the resolution of the issues will be reflected in future amendments to the contract. Capitation rates may also be adjusted to reflect the financial impact of program changes. The items in this paragraph are subject to change and should not be considered all-inclusive.

Federal and State Legislation: AHCCCS and its Contractors are subject to legislative mandates that may result in changes to the program. AHCCCS will either amend the contract or incorporate changes in policies incorporated in the contract by reference.

Member Incentives: AHCCCS may explore opportunities to develop member incentive programs to increase the use of preventive health services and compliance with guidelines for recommended care and services for specific health conditions. The Contractor shall participate in the development and implementation of such programs as directed by AHCCCS.

Medical Home: AHCCCS shall initiate a process to develop, implement and expand the medical home concept.
Through the RFP process, a Contractor may be selected to work with AHCCCS and take the leadership role in creating medical homes in conjunction with the Acute Care program. The selected Contractor will be paid an administrative fee for the development of the medical home model. The administrative fee will only be paid until the project is completed, as determined by AHCCCS. The Contractor will be expected to participate in all phases of this project. The Contractor shall deploy best practices in medical home concepts as identified and selected for implementation.

KidsShare: KidsShare is a health insurance buy-in program for children, that is currently being proposed.
KidsShare would allow families below 350% of the FPL to purchase health insurance coverage from the State based on the KidsCare model. Eligible children would also be required to meet other challenges, such as:
being priced out of the private insurance market; having pre-existing conditions that make obtaining private insurance extremely difficult; or not having access to employer based insurance because either it is not offered at their parents' work or their parents' employer does not extend coverage to dependents. Unlike KidsCare, the program would not be subsidized by the State. Benefit packages and premium levels would be designed to make the program affordable yet self sustaining. KidsShare would be administered through KidsCare health plans; these plans would have to go through a bidding process in order to participate.

SSDI-TMC: Due to limited funding and the high cost of the population, the covered services array is being evaluated and may be changed.

HIFA: The state statute authorizing AHCCCS to provide services to HIFA eligible individuals expires on June
30, 2008, and will require new legislation to continue.

Enrollment Guarantees: AHCCCS intends to modify the rule requiring a 6 month enrollment guarantee as described in R9-22 Article 17.

Eligibility Privatization: AHCCCS is currently conducting an RFP process to evaluate the potential of awarding a contract to a private vendor for the determination of eligibility for KidsCare and HIFA Parents. A similar RFP process will be conducted for the Title XIX eligibility determination process as well.

Coordination of Benefits: Based on the Deficit Reduction Act of 2006, there may be changes to Coordination of
Benefits requirements.

76. SUPPORT OF ARIZONA BASED TRANSLATIONAL AND CLINICAL RESEARCH

AHCCCS is collaborating with the University of Arizona Medical School, Arizona State University, TGen,
and other Arizona based research programs to encourage greater participation of the community in Arizona based translation and clinical research. The Contractor is encouraged to support AHCCCS-approved volunteer opportunities for member participation in community based clinical studies and translation research. As part of this collaboration AHCCCS providers will have the opportunity to be community research associates. The
Arizona Translational Research and Education Consortium will provide statewide governance and oversight of the community engagement in Arizona translational and clinical research. The Consortium is expecting to receive a grant from the National Institutes of Health to support the infrastructure for this community involvement in beneficially translation research trials and studies.

77. RESERVED

78. RESERVED

[END OF SECTION D]

SECTION E: CONTRACT CLAUSES

1) APPLICABLE LAW
Arizona Law - The law of Arizona applies to this contract including, where applicable, the Uniform
Commercial Code, as adopted in the State of Arizona.

Implied Contract Terms - Each provision of law and any terms required by law to be in this contract are a part of this contract as if fully stated in it.

2) AUTHORITY
This contract is issued under the authority of the Contracting Officer who signed this contract. Changes to the contract, including the addition of work or materials, the revision of payment terms, or the substitution of work or materials, directed by an unauthorized state employee or made unilaterally by the Contractor are violations of the contract and of applicable law. Such changes, including unauthorized written contract amendments, shall be void and without effect, and the Contractor shall not be entitled to any claim under this contract based on those changes.

3) ORDER OF PRECEDENCE
The parties to this contract shall be bound by all terms and conditions contained herein. For interpreting such terms and conditions the following sources shall have precedence in descending order: The Constitution and laws of the United States and applicable Federal regulations; the terms of the CMS 1115 waiver for the State of Arizona; the Constitution and laws of Arizona, and applicable State rules; the terms of this contract, including any attachments and executed amendments and modifications; and AHCCCS policies and procedures.

4) CONTRACT INTERPRETATION AND AMENDMENT
No Parol Evidence - This contract is intended by the parties as a final and complete expression of their agreement. No course of prior dealings between the parties and no usage of the trade shall supplement or explain any term used in this contract.

No Waiver - Either party's failure to insist on strict performance of any term or condition of the contract shall not be deemed a waiver of that term or condition even if the party accepting or acquiescing in the nonconforming performance knows of the nature of the performance and fails to object to it.

Written Contract Amendments - The contract shall be modified only through a written contract amendment within the scope of the contract signed by the procurement officer on behalf of the State.

5) SEVERABILITY
The provisions of this contract are severable to the extent that any provision or application held to be invalid shall not affect any other provision or application of the contract, which may remain in effect without the invalid provision, or application.

6) RELATIONSHIP OF PARTIES
The Contractor under this contract is an independent contractor. Neither party to this contract shall be deemed to be the employee or agent of the other party to the contract.

7) ASSIGNMENT AND DELEGATION
The Contractor shall not assign any right nor delegate any duty under this contract without prior written approval of the Contracting Officer, who will not unreasonably withhold such approval.

8) INDEMNIFICATION
Contractor/Vendor Indemnification (Not Public Agency)
The parties to this contract agree that the State of Arizona, its departments, agencies, boards and commissions shall be indemnified and held harmless by the Contractor for the vicarious liability of the State as a result of entering into this contract. The Contractor agrees to indemnify, defend, and hold harmless the State from and against any and all claims, losses, liability, costs, and expenses, including attorney’s fees and costs, arising out of litigation against the AHCCCS Administration including, but not limited to, class action lawsuits challenging actions by the Contractor. The requirement for indemnification applies irrespective of whether or not the Contractor is a party to the lawsuit. Each Contractor shall indemnify the State, on a pro rata basis based on population, attorney’s fees and costs awarded against the State as well as the attorney’s fees and costs incurred by the State in defending the lawsuit. The Contractor shall also indemnify the AHCCCS
Administration, on a pro rata basis based on population, the administrative expenses incurred by the AHCCCS
Administration to address Contractor deficiencies arising out of the litigation. The parties further agree that the
State of Arizona, its departments, agencies, boards and commissions shall be responsible for its own negligence. Each party to this contract is responsible for its own negligence.

Contractor/Vendor Indemnification (Public Agency)
Each party (“as indemnitor”) agrees to indemnify, defend, and hold harmless the other party (“as indemnitee”)
from and against any and all claims, losses, liability, costs, or expenses (including reasonable attorney’s fees)
(hereinafter collectively referred to as ‘claims’) arising out of bodily injury of any person (including death) or property damage but only to the extent that such claims which result in vicarious/derivative liability to the indemnitee, are caused by the act, omission, negligence, misconduct, or other fault of the indemnitor, its officers, officials, agents, employees, or volunteers.

9) INDEMNIFICATION -- PATENT AND COPYRIGHT
To the extent permitted by applicable law, the Contractor shall defend, indemnify and hold harmless the State against any liability including costs and expenses for infringement of any patent, trademark or copyright arising out of contract performance or use by the State of materials furnished or work performed under this contract. The State shall reasonably notify the Contractor of any claim for which it may be liable under this paragraph.

10) COMPLIANCE WITH APPLICABLE LAWS, RULES AND REGULATIONS
The Contractor shall comply with all applicable Federal and State laws and regulations including Title VI of the Civil Rights Act of 1964; Title IX of the Education Amendments of 1972 (regarding education programs and activities); the Age Discrimination Act of 1975; the Rehabilitation Act of 1973 (regarding education programs and activities), and the Americans with Disabilities Act; EEO provisions; Copeland Anti-Kickback
Act; Davis-Bacon Act; Contract Work Hours and Safety Standards; Rights to Inventions Made Under a
Contract or Agreement; Clean Air Act and Federal Water Pollution Control Act; Byrd Anti-Lobbying
Amendment. The Contractor shall maintain all applicable licenses and permits.

11) ADVERTISING AND PROMOTION OF CONTRACT
The Contractor shall not advertise or publish information for commercial benefit concerning this contract without the prior written approval of the Contracting Officer.

12) PROPERTY OF THE STATE
Except as otherwise provided in this contract, any materials, including reports, computer programs and other deliverables, created under this contract are the sole property of AHCCCS. The Contractor is not entitled to maintain any rights on those materials and may not transfer any rights to anyone else. The Contractor shall not use or release these materials without the prior written consent of AHCCCS.

If a Contractor declares information to be confidential, AHCCCS will maintain the information as confidential and will not disclose it unless it is required by law or court order.

13) THIRD PARTY ANTITRUST VIOLATIONS
The Contractor assigns to the State any claim for overcharges resulting from antitrust violations to the extent that those violations concern materials or services supplied by third parties to the Contractor toward fulfillment of this contract.

14) RIGHT TO ASSURANCE
If AHCCCS, in good faith, has reason to believe that the Contractor does not intend to perform or continue performing this contract, the procurement officer may demand in writing that the Contractor give a written assurance of intent to perform. The demand shall be sent to the Contractor by certified mail, return receipt required. Failure by the Contractor to provide written assurance within the number of days specified in the demand may, at the State's option, be the basis for terminating the contract.

15) TERMINATION FOR CONFLICT OF INTEREST
AHCCCS may cancel this contract without penalty or further obligation if any person significantly involved in initiating, negotiating, securing, drafting or creating the contract on behalf of AHCCCS is, or becomes at any time while the contract or any extension of the contract is in effect, an employee of, or a consultant to, any other party to this contract with respect to the subject matter of the contract. The cancellation shall be effective when the Contractor receives written notice of the cancellation unless the notice specifies a later time.

If the Contractor is a political subdivision of the State, it may also cancel this contract as provided by A.R. S.
38-511.

16) GRATUITIES
AHCCCS may, by written notice to the Contractor, immediately terminate this contract if it determines that employment or a gratuity was offered or made by the Contractor or a representative of the Contractor to any officer or employee of the State for the purpose of influencing the outcome of the procurement or securing the contract, an amendment to the contract, or favorable treatment concerning the contract, including the making of any determination or decision about contract performance. AHCCCS, in addition to any other rights or remedies, shall be entitled to recover exemplary damages in the amount of three times the value of the gratuity offered by the Contractor.

17) SUSPENSION OR DEBARMENT
The Contractor shall not employ, consult, subcontract or enter into any agreement for Title XIX services with any person or entity who is debarred, suspended or otherwise excluded from Federal procurement activity or from participating in non-procurement activities under regulations issued under Executive Order No. 12549 or under guidelines implementing Executive Order 12549 [42 CFR 438.610(a) and (b)]. This prohibition extends to any entity which employs, consults, subcontracts with or otherwise reimburses for services any person substantially involved in the management of another entity which is debarred, suspended or otherwise excluded from Federal procurement activity.

The Contractor shall not retain as a director, officer, partner or owner of 5% or more of the Contractor entity, any person, or affiliate of such a person, who is debarred, suspended or otherwise excluded from Federal procurement activity.

AHCCCS may, by written notice to the Contractor, immediately terminate this contract if it determines that the
Contractor has been debarred, suspended or otherwise lawfully prohibited from participating in any public procurement activity.

18) TERMINATION FOR CONVENIENCE
AHCCCS reserves the right to terminate the contract in whole or in part at any time for the convenience of the
State without penalty or recourse. The Contracting Officer shall give written notice by certified mail, return receipt requested, to the Contractor of the termination at least 90 days before the effective date of the termination. In the event of termination under this paragraph, all documents, data and reports prepared by the
Contractor under the contract shall become the property of and be delivered to AHCCCS. The Contractor shall be entitled to receive just and equitable compensation for work in progress, work completed and materials accepted before the effective date of the termination.

19) TEMPORARY MANAGEMENT/OPERATION OF A CONTRACTOR AND TERMINATION
Temporary Management and Operation of a Contractor: Pursuant to the Balanced Budget Act of 1997, 42
CFR 438.700 et seq. and State Law ARS §36-2903, AHCCCSA is authorized to impose temporary management for a Contractor under certain conditions. Under federal law, temporary management may be imposed if AHCCCS determines that there is continued egregious behavior by the Contractor, including but not limited to the following: substantial failure to provide medically necessary services the Contractor is required to provide; imposition on enrollees premiums or charges that exceed those permitted by AHCCCSA, discrimination among enrollees on the basis of health status or need for health care services; misrepresentation or falsification of information to AHCCCSA or CMS; misrepresentation or falsification of information furnished to an enrollee or provider; distribution of marketing materials that have not been approved by
AHCCCS or that are false or misleading; or behavior contrary to any requirements of Sections 1903(m) or
1932 of the Social Security Act. Temporary management may also be imposed if AHCCCSA determines that there is substantial risk to enrollees’ health or that temporary management is necessary to ensure the health of enrollees while the Contractor is correcting the deficiencies noted above or until there is an orderly transition or reorganization of the Contractor. Under federal law, temporary management is mandatory if AHCCCSA determines that the Contractor has repeatedly failed to meet substantive requirements in Sections 1903(m) or
1932 of the Social Security Act. In these situations, AHCCCSA shall not delay imposition of temporary management to provide a hearing before imposing this sanction.

State law ARS §36-2903 authorizes AHCCCSA to operate a Contractor as specified in this contract. In addition to the bases specified in 42 CFR 438.700 et seq., AHCCCSA may directly operate the Contractor if, in the judgment of AHCCCSA, the Contractor's performance is in material breach of the contract or the
Contractor is insolvent. Under these circumstances, AHCCCSA may directly operate the Contractor to assure delivery of care to members enrolled with the Contractor until cure by the Contractor of its breach, by demonstrated financial solvency or until the successful transition of those members to other Contractors. Prior to operation of the Contractor by AHCCCSA pursuant to state statute, the Contractor shall have the opportunity for a hearing. If AHCCCSA determines that emergency action is required, operation of the
Contractor may take place prior to hearing. Operation by AHCCCSA shall occur only as long as it is necessary to assure delivery of uninterrupted care to members, to accomplish orderly transition of those members to other
Contractors, or until the Contractor reorganizes or otherwise corrects contract performance failure.

If AHCCCS undertakes direct operation of the Contractor, AHCCCS, through designees appointed by the
Director, shall be vested with full and exclusive power of management and control of the Contractor as necessary to ensure the uninterrupted care to persons and accomplish the orderly transition of persons to a new or existing Contractor, or until the Contractor corrects the Contract Performance failure to the satisfaction of
AHCCCS. AHCCCS shall have the power to employ any necessary assistants, to execute any instrument in the name of the Contractor, to commence, defend and conduct in its name any action or proceeding in which the
Contractor may be a party.

All reasonable expenses of AHCCCS related to the direct operation of the Contractor, including attorney fees, cost of preliminary or other audits of the Contractor and expenses related to the management of any office or other assets of the Contractor, shall be paid by the Contractor or withheld from payment due from AHCCCS to the Contractor.

Termination: AHCCCSA reserves the right to terminate this contract in whole or in part due to the failure of the Contractor to comply with any term or condition of the contract and as authorized by the Balanced Budget
Act of 1997 and 42 CFR 438.708. If the Contractor is providing services under more than one contract with
AHCCCSA, AHCCCSA may deem unsatisfactory performance under one contract to be cause to require the
Contractor to provide assurance of performance under any and all other contracts. In such situations,
AHCCCSA reserves the right to seek remedies under both actual and anticipatory breaches of contract if adequate assurance of performance is not received. The Contracting Officer shall mail written notice of the termination and the reason(s) for it to the Contractor by certified mail, return receipt requested. Pursuant to the
Balanced Budget Act of 1997 and 42 CFR 438.708, AHCCCSA shall provide the contractor with a pre-
determination hearing before termination of the contract.

Upon termination, all documents, data, and reports prepared by the Contractor under the contract shall become the property of and be delivered to AHCCCSA on demand.

AHCCCSA may, upon termination of this contract, procure on terms and in the manner that it deems appropriate, materials or services to replace those under this contract. The Contractor shall be liable for any excess costs incurred by AHCCCSA in re-procuring the materials or services.

20) TERMINATION - AVAILABILITY OF FUNDS
Funds are not presently available for performance under this contract beyond the current fiscal year. No legal liability on the part of AHCCCS for any payment may arise under this contract until funds are made available for performance of this contract.

Notwithstanding any other provision in the Agreement, this Agreement may be terminated by AHCCCS, if, for any reason, there are not sufficient appropriated and available monies for the purpose of maintaining this
Agreement. In the event of such termination, the Contractor shall have no further obligation to AHCCCS, except as otherwise provided in this contract.

21) RIGHT OF OFFSET
AHCCCS shall be entitled to offset against any amounts due the Contractor any expenses or costs incurred by
AHCCCS concerning the Contractor's non-conforming performance or failure to perform the contract.

22) NON-EXCLUSIVE REMEDIES
The rights and the remedies of AHCCCS under this contract are not exclusive.

23) NON-DISCRIMINATION
The Contractor shall comply with State Executive Order No. 99-4, which mandates that all persons, regardless of race, color, religion, gender, national origin or political affiliation, shall have equal access to employment opportunities, and all other applicable Federal and state laws, rules and regulations, including the Americans with Disabilities Act and Title VI. The Contractor shall take positive action to ensure that applicants for employment, employees, and persons to whom it provides service are not discriminated against due to race, creed, color, religion, gender, national origin or disability.

24) EFFECTIVE DATE
The effective date of this contract shall be the date referenced on page 1 of this contract.

25) INSURANCE
A certificate of insurance naming the State of Arizona and AHCCCS as the "additional insured" must be submitted to AHCCCS within 10 days of notification of contract award and prior to commencement of any services under this contract. This insurance shall be provided by carriers rated as "A+" or higher by the A.M.
Best Rating Service. The following types and levels of insurance coverage are required for this contract:

a. Commercial General Liability: Provides coverage of at least $1,000,000 for each occurrence for bodily injury and property damage to others as a result of accidents on the premises of or as the result of operations of the Contractor.
b. Commercial Automobile Liability: Provides coverage of at least $1,000,000 for each occurrence for bodily injury and property damage to others resulting from accidents caused by vehicles operated by the
   Contractor.
c. Workers Compensation: Provides coverage to employees of the Contractor for injuries sustained in the course of their employment. Coverage must meet the obligations imposed by Federal and State statutes and must also include Employer's Liability minimum coverage of $100,000. Evidence of qualified self-insured status will also be considered.
d. Professional Liability (if applicable): Provides coverage for alleged professional misconduct or lack of ordinary skills in the performance of a professional act of service.

The above coverages may be evidenced by either one of the following:

a. The State of Arizona Certificate of Insurance: This is a form with the special conditions required by the contract already pre-printed on the form. The Contractor's agent or broker must fill in the pertinent policy information and ensure the required special conditions are included in the Contractor's policy.
b. The Accord form: This standard insurance industry certificate of insurance does not contain the preprinted special conditions required by this contract. These conditions must be entered on the certificate by the agent or broker and read as follows:

The State of Arizona and Arizona Health Care Cost Containment System are hereby added as additional insureds. Coverage afforded under this Certificate shall be primary and any insurance carried by the State or any of its agencies, boards, departments or commissions shall be in excess of that provided by the insured Contractor. No policy shall expire, be canceled or materially changed without 30 days written notice to the State. This Certificate is not valid unless countersigned by an authorized representative of the insurance company.
c. If the Contractor is insured pursuant to A.R.S. § 11-981, the Insurance provisions required by the Contract are satisfied.

26) DISPUTES
Contract claims and disputes shall be adjudicated in accordance with State Law, AHCCCS Rules and this contract.

Except as provided by 9 A.A.C. Chapter 28, Article 6, the exclusive manner for the Contractor to assert any dispute against AHCCCS shall be in accordance with the process outlined in 9 A.A.C. Chapter 34, Article 4 and ARS §36-2903.01. All disputes except as provided under 9 A.A.C. Chapter 22, Article 6 shall be filed in writing and be received by AHCCCS no later than 60 days from the date of the disputed notice. All disputes shall state the factual and legal basis for the dispute. Pending the final resolution of any disputes involving this contract, the Contractor shall proceed with performance of this contract in accordance with AHCCCS's instructions, unless AHCCCS specifically, in writing, requests termination or a temporary suspension of performance.

27) RIGHT TO INSPECT PLANT OR PLACE OF BUSINESS
AHCCCS may, at reasonable times, inspect the part of the plant or place of business of the Contractor or subcontractor that is related to the performance of this contract, in accordance with A.R.S. §41-2547.

28) INCORPORATION BY REFERENCE
This solicitation and all attachments and amendments, the Contractor's proposal, best and final offer accepted by AHCCCS, and any approved subcontracts are hereby incorporated by reference into the contract.

29) COVENANT AGAINST CONTINGENT FEES
The Contractor warrants that no person or agency has been employed or retained to solicit or secure this contract upon an agreement or understanding for a commission, percentage, brokerage or contingent fee. For violation of this warranty, AHCCCS shall have the right to annul this contract without liability.

30) CHANGES
AHCCCS may at any time, by written notice to the Contractor, make changes within the general scope of this contract. If any such change causes an increase or decrease in the cost of, or the time required for, performance of any part of the work under this contract, the Contractor may assert its right to an adjustment in compensation paid under this contract. The Contractor must assert its right to such adjustment within 30 days from the date of receipt of the change notice. Any dispute or disagreement caused by such notice shall constitute a dispute within the meaning of Section E, Paragraph 26, Disputes, and be administered accordingly.

When AHCCCS issues an amendment to modify the contract, the provisions of such amendment will be deemed to have been accepted 60 days after the date of mailing by AHCCCS, even if the amendment has not been signed by the Contractor, unless within that time the Contractor notifies AHCCCS in writing that it refuses to sign the amendment. If the Contractor provides such notification, AHCCCS will initiate termination proceedings.

31) TYPE OF CONTRACT
Firm Fixed-Price stated as capitated per member per month, except as otherwise provided

32) AMERICANS WITH DISABILITIES ACT
People with disabilities may request special accommodations such as interpreters, alternative formats or assistance with physical accessibility. Requests for special accommodations must be made with at least three days prior notice by contacting the Solicitation Contact person.

33) WARRANTY OF SERVICES
The Contractor warrants that all services provided under this contract will conform to the requirements stated
herein. AHCCCS's acceptance of services provided by the Contractor shall not relieve the Contractor from its obligations under this warranty. In addition to its other remedies, AHCCCS may, at the Contractor's expense, require prompt correction of any services failing to meet the Contractor's warranty herein. Services corrected by the Contractor shall be subject to all of the provisions of this contract in the manner and to the same extent as the services originally furnished.

34) NO GUARANTEED QUANTITIES
AHCCCS does not guarantee the Contractor any minimum or maximum quantity of services or goods to be provided under this contract.

35) CONFLICT OF INTEREST
The Contractor shall not undertake any work that represents a potential conflict of interest, or which is not in the best interest of AHCCCS or the State without prior written approval by AHCCCS. The Contractor shall fully and completely disclose any situation that may present a conflict of interest. If the Contractor is now performing or elects to perform during the term of this contract any services for any AHCCCS contractor, provider or Contractor or an entity owning or controlling same, the Contractor shall disclose this relationship prior to accepting any assignment involving such party.

36) CONFIDENTIALITY AND DISCLOSURE OF CONFIDENTIAL INFORMATION
The Contrator shall safeguard confidential information in accordance with Federal and State laws and regulations, including but not limited to, 42 CFR 431.300 et seq., 45 CFR parts 160 and 164, and AHCCCS
Regulation A.A.C. R9-22-512.

The Contractor shall establish and maintain procedures and controls that are acceptable to AHCCCS for the purpose of assuring that no information contained in its records or obtained from AHCCCS or others carrying out its functions under the contract shall be used or disclosed by its agents, officers or employees, except as required to efficiently perform duties under the contract. Except as required or permitted by law, the contractor also agrees that any information pertaining to individual persons shall not be divulged other than to employees or officers of the contractor as needed for the performance of duties under the contract, unless otherwise agreed to, in writing, by AHCCCS.

The Contractor shall not, without prior written approval from AHCCCS, either during or after the performance of the services required by this contract, use, other than for such performance, or disclose to any person other than AHCCCS personnel with a need to know, any information, data, material, or exhibits created, developed, produced, or otherwise obtained during the course of the work required by this contract. This nondisclosure requirement shall also pertain to any information contained in reports, documents, or other records furnished to the Contractor by AHCCCS.

37) COOPERATION WITH OTHER CONTRACTORS
AHCCCS may award other contracts for additional work related to this contract and Contractor shall fully cooperate with such other contractors and AHCCCS employees or designated agents, and carefully fit its own work to such other contractors' work. The Contractor shall not commit or permit any act which will interfere with the performance of work by any other contractor or by AHCCCS employees.

38) ASSIGNMENT OF CONTRACT AND BANKRUPTCY
This contract is voidable and subject to immediate cancellation by AHCCCS upon the Contractor becoming insolvent or filing proceedings in bankruptcy or reorganization under the United States Code, or assigning rights or obligations under this contract without the prior written consent of AHCCCS.

39) OWNERSHIP OF INFORMATION AND DATA
Any data or information system, including all software, documentation and manuals, developed by the
Contractor pursuant to this contract, shall be deemed to be owned by AHCCCS. The Federal government reserves a royalty-free, nonexclusive, and irrevocable license to reproduce, publish, or otherwise use and to authorize others to use for Federal government purposes, such data or information system, software, documentation and manuals. Proprietary software which is provided at established catalog or market prices and sold or leased to the general public shall not be subject to the ownership or licensing provisions of this section.

Data, information and reports collected or prepared by the Contractor in the course of performing its duties and obligations under this contract shall be deemed to be owned by AHCCCS. The ownership provision is in consideration of the Contractor's use of public funds in collecting or preparing such data, information and reports. These items shall not be used by the Contractor for any independent project of the Contractor or publicized by the Contractor without the prior written permission of AHCCCS. Subject to applicable state and
Federal laws and regulations, AHCCCS shall have full and complete rights to reproduce, duplicate, disclose and otherwise use all such information. At the termination of the contract, the Contractor shall make available all such data to AHCCCS within 30 days following termination of the contract or such longer period as approved by AHCCCS, Office of the Director. For purposes of this subsection, the term "data" shall not include member medical records.

Except as otherwise provided in this section, if any copyrightable or patentable material is developed by the
Contractor in the course of performance of this contract, the Federal government, AHCCCS and the State of
Arizona shall have a royalty-free, nonexclusive, and irrevocable right to reproduce, publish, or otherwise use, and to authorize others to use, the work for state or Federal government purposes. The Contractor shall additionally be subject to the applicable provisions of 45 CFR Part 74 and 45 CFR Parts 6 and 8.

40) AUDITS AND INSPECTIONS
The Contractor shall comply with all provisions specified in applicable AHCCCS Rule R9-22-521 and
AHCCCS policies and procedures relating to the audit of the Contractor's records and the inspection of the
Contractor's facilities. The Contractor shall fully cooperate with AHCCCS staff and allow them reasonable access to the Contractor's staff, subcontractors, members, and records [42 CFR 438.6(g)].

At any time during the term of this contract, the Contractor's or any subcontractor's books and records shall be subject to audit by AHCCCS and, where applicable, the Federal government, to the extent that the books and records relate to the performance of the contract or subcontracts [42 CFR 438.242(b)(3)].

AHCCCS, or its duly authorized agents, and the Federal government may evaluate through on-site inspection or other means, the quality, appropriateness and timeliness of services performed under this contract.

41) LOBBYING
No funds paid to the Contractor by AHCCCS, or interest earned thereon, shall be used for the purpose of influencing or attempting to influence an officer or employee of any Federal or State agency, a member of the
United States Congress or State Legislature, an officer or employee of a member of the United States Congress or State Legislature in connection with awarding of any Federal or State contract, the making of any Federal or
State grant, the making of any Federal or State loan, the entering into of any cooperative agreement, and the extension, continuation, renewal, amendment or modification of any Federal or State contract, grant, loan, or cooperative agreement. The Contractor shall disclose if any funds, other than those paid to the Contractor by
AHCCCS, have been used or will be used to influence the persons and entities indicated above and will assist
AHCCCS in making such disclosures to CMS.

42) CHOICE OF FORUM
The parties agree that jurisdiction over any action arising out of or relating to this contract shall be brought or filed in a court of competent jurisdiction located in the State of Arizona.

43) DATA CERTIFICATION
The Contractor shall certify that financial and encounter data submitted to AHCCCS is complete, accurate and truthful. Certification of financial and encounter data must be submitted concurrently with the data.
Certification may be provided by the Contractor CEO, CFO or an individual who is delegated authority to sign for, and who report directly to the CEO or CFO [42 CFR 438.604 et seq.].

44) OFF SHORE PERFORMANCE OF WORK PROHIBITED
Due to security and identity protection concerns, direct services under this contract shall be performed within the borders of the United States. Any services that are described in the specifications or scope of work that directly serve the State of Arizona or its clients and may involve access to secure or sensitive data or personal client data or development or modification of software for the State shall be performed within the borders of the United States. Unless specifically stated otherwise in the specifications, this definition does not apply to indirect or “overhead” services, redundant back-up services or services that are incidental to the performance of the contract. This provision applies to work performed by subcontractors at all tiers.

45) FEDERAL IMMIGRATION AND NATIONALITY ACT
The Contractor shall comply with all federal, state and local immigration laws and regulations relating to the immigration status of their employees during the term of the contract. Further, the Contractor shall flow down this requirement to all subcontractors utilized during the term of the contract. The State shall retain the right to perform random audits of Contractor and subcontractor records or to inspect papers of any employee thereof to ensure compliance. Should the State determine that the Contractor and/or any subcontractors be found noncompliant, the State may pursue all remedies allowed by law, including, but not limited to; suspension of work, termination of the contract for default and suspension and/or debarment of the Contractor.

46) IRS W-9 FORM
In order to receive payment under any resulting contract, the Contractor shall have a current IRS W-9 Form on file with the State of Arizona.

47) CONTINUATION OF PERFORMANCE THROUGH TERMINATION
The Contractor shall continue to perform, in accordance with the requirements of the contract, up to the date of termination and as directed in the termination notice.

[END OF SECTION E]

SECTION F: RESERVED

SECTION G: REPRESENTATIONS and CERTIFICATIONS of OFFEROR

The Offeror must complete all information requested below.

1. CERTIFICATION OF ACCURACY OF INFORMATION PROVIDED

By signing this offer, the Offeror certifies, under penalty of law, that the information provided herein is true, correct and complete to the best of the Offeror's knowledge and belief. The Offeror also acknowledges that, should investigation at any time disclose any misrepresentation or falsification, any subsequent contract may be terminated by AHCCCS without penalty to or further obligation by AHCCCS.

2. CERTIFICATION OF NON-COERCION

By signing this offer, the Offeror certifies, under penalty of law, that it has not made any requests or inducements to any provider not to contract with another potential program contractor in relation to this solicitation.

3. CERTIFICATION OF COMPLIANCE - ANTI-KICKBACK / LABORATORY TESTING

By signing this offer, the Offeror certifies that it has not engaged and will not engage in any violation of the
Medicare Anti-Kickback or the “Stark I” and “Stark II” laws governing related-entity and compensation therefrom. If the Offeror provides laboratory testing, it certifies that it has complied with, and has sent to
AHCCCS, simultaneous copies of the information required to be sent to the Centers for Medicare and Medicaid
Services (see 42 USC §1320a-7b, P.L. 101-239 and 42 CFR §411.361).

4. AUTHORIZED SIGNATORY

Authorized Signatory for _________________________________________________________
                                                                                [OFFEROR’S Name]
_____________________________________ ___________________________________
                [INDIVIDUAL'S Name]                                                       [Title]

is the person authorized to sign this contract on behalf of the Offeror.

5. OFFEROR'S MAILING ADDRESS

AHCCCS should address all notices relative to this offer to the attention of:

________________________________________________________________________
Name                                                                      Title

________________________________________________________________________
Address                                                                 Telephone Number

________________________________________________________________________
Fax Number                                                           Email Address

________________________________________________________________________
City                                                                         State                                       ZIP

OFFEROR GENERAL INFORMATION (Page 1 of 2)

1. If other than a governmental agency, when was your organization formed? _______________________

2. License/Certification: Attach a list of all licenses and certifications (e.g. federal HMO status or state certifications) your organization maintains. Use a separate sheet of paper listing the license requirement and the renewal dates.

Have any licenses been denied, revoked or suspended within the past 10 years? Yes _____ No _____
If yes, please explain.

__________________________________________________________________________________________
__________________________________________________________________________________________

3. Civil Rights Compliance Data: Has any federal or state agency ever made a finding of noncompliance with any civil rights requirements with respect to your program? Yes _____ No_____ If yes, please explain.
__________________________________________________________________________________________
__________________________________________________________________________________________

4. Accessibility Assurance: Does your organization provide assurance that no qualified person with a disability will be denied benefits of, or excluded from, participation in a program or activity because the Offeror's facilities (including subcontractors) are inaccessible to, or unusable by, persons with disabilities? (Note: Check local zoning ordinances for accessibility requirements). Yes____ No____ If yes, describe how such assurance is provided or how your organization is taking affirmative steps to provide assurance.
__________________________________________________________________________________________
__________________________________________________________________________________________

5. Prior Convictions: List all felony convictions within the past 15 years of any key personnel (i.e.,
Administrator, Medical Director, financial officers, major stockholders or those with controlling interest, etc.).
Failure to make full and complete disclosure shall result in the rejection of your proposal.
__________________________________________________________________________________________
__________________________________________________________________________________________

6. Compliance Agreements/Criminal or Civil Judgments: List any compliance agreements the organization has entered into within the last 10 years with any regulatory body (include name of regulator and summary of agreement). Additionally, list any criminal or civil judgments against the organization within the last 10 years
(provide a summary of the judgment).
__________________________________________________________________________________________
__________________________________________________________________________________________

7. Federal Government Suspension/Exclusion: Has the Offeror been suspended or excluded from any federal government programs for any reason? Yes_____ No_____ If yes, please explain.
_________________________________________________________________________________________
_________________________________________________________________________________________

8. Did a firm or organization provide the Offeror with any assistance in making this offer (to include developing capitation rates or providing any other technical assistance)? Yes_____ No_____ If yes, what is the name of this firm or organization?
__________________________________________________________________________________________
Name
__________________________________________________________________________________________
Address                                                                                                 City                                                         State

FINANCIAL DISCLOSURE STATEMENT (Page 1 of 2)

The Offeror must provide the following information as required by 42 CFR 455.103. This Financial Disclosure
Statement shall be prepared as of 12/31/07 or as specified below. However, continuing Offerors who have filed the required Financial Disclosure Statement within the last 12 months need not complete this section if no significant changes have occurred since the last filing.

1. Ownership: List the name and address of each person with an ownership or controlling interest, as defined by 42 CFR 455.101, in the entity submitting this offer:

                                                                                                                                                Percent of
Name                                                                      Address                                                 Ownership or Control
______________________________________________________________________________________
______________________________________________________________________________________
______________________________________________________________________________________
______________________________________________________________________________________

2. Subcontractor Ownership: List the name and address of each person with an ownership or control interest in any subcontractor in which the Offeror has direct or indirect ownership of 5% or more:
                                                                                                                                                Percent of
Name                                                                      Address                                                 Ownership or Control
______________________________________________________________________________________
______________________________________________________________________________________
______________________________________________________________________________________
______________________________________________________________________________________

Names of above persons who are related to one another as spouse, parent, child or sibling:
______________________________________________________________________________________
______________________________________________________________________________________
______________________________________________________________________________________

3. Ownership in Other Entities: List the name of any other entity in which a person with an ownership or controlling interest in the Offeror entity also has an ownership or controlling interest:
______________________________________________________________________________________
______________________________________________________________________________________
______________________________________________________________________________________
______________________________________________________________________________________
______________________________________________________________________________________
______________________________________________________________________________________
______________________________________________________________________________________
______________________________________________________________________________________

FINANCIAL DISCLOSURE STATEMENT (Page 2 of 2)

4. Long-Term Business Transactions: List any significant business transactions, as defined in 42 CFR
455.101, between the Offeror and any wholly-owned provider or supplier during the five-year period ending on the Contractor’s most recent fiscal year end:

Describe Ownership                            Type of Business                                                 Dollar Amount
of Wholly Owned Provider                Transaction with Provider                                  of Transaction
______________________________________________________________________________________
______________________________________________________________________________________
______________________________________________________________________________________
______________________________________________________________________________________

5. Criminal Offenses: List the name of any person who has ownership or control interest in the Offeror, or is an agent or managing employee of the Offeror and has been convicted of a criminal offense related to that person’s involvement in any program under Medicare, Medicaid or the Title XIX or Title XXI services program since the inception of those programs:

Name                                                                      Address                                                 Title
______________________________________________________________________________________
______________________________________________________________________________________
______________________________________________________________________________________
______________________________________________________________________________________

6. Creditors: List the name and address of each creditor whose loans or mortgages exceed 5% of total Offeror equity and are secured by assets of the Offeror’s company.

                                                                                                                Description           Amount
Name                                                                      Address                 of Debt                   of Security
______________________________________________________________________________________
______________________________________________________________________________________
______________________________________________________________________________________
______________________________________________________________________________________

RELATED PARTY TRANSACTIONS (Page 1 of 1)

1. Board of Directors: List the names and addresses of the Board of Directors of the Offeror.

Name/Title                                                             Address
______________________________________________________________________________________
______________________________________________________________________________________
______________________________________________________________________________________
______________________________________________________________________________________
______________________________________________________________________________________

2. Related Party Transactions: Describe transactions between the Offeror and any related party in which a transaction or series of transactions during any one fiscal year exceeds the lesser of $50,000 or 2% of the total operating expenses of the Offeror. The Offeror must list property, goods, services and facilities in detail noting, the dollar amounts or other consideration for each transaction and the date thereof. Include a justification as to
(1) the reasonableness of the transaction, (2) its potential adverse impact on the fiscal soundness of the Offeror, and (3) that the transaction is without conflict of interest:

a) Describe all transactions between Offeror and any related party which includes advances of money, the lending of money, extensions of credit or any investment in a related party.

Description of                                       Name of Related Party                         Dollar Amount for
Transaction                                           and Relationship                                  Reporting Period
______________________________________________________________________________________
______________________________________________________________________________________
______________________________________________________________________________________
______________________________________________________________________________________
______________________________________________________________________________________

Justification:
______________________________________________________________________________________
______________________________________________________________________________________
______________________________________________________________________________________
______________________________________________________________________________________

b) List the name and address of any individual who owns or controls more than 10% of stock or that has a controlling interest (i.e., formulates, determines or vetoes business policy decisions):
                                                                                                                                                                Has Controlling
                                                                                                                Owner or                                Interest?
Name                                                                      Address                 Controller                              Yes / No
_____________________________________________________________________________________
______________________________________________________________________________________
______________________________________________________________________________________
______________________________________________________________________________________

[END OF SECTION G]

SECTION H: EVALUATION FACTORS AND SELECTION PROCESS

AHCCCS has established a scoring methodology that is designed to evaluate fairly an Offeror’s ability to provide cost-effective, high-quality contract services in a managed care setting in accordance with the AHCCCS overall mission and goals. The following evaluation factors will be weighted in the order listed:

                1. Capitation
                2. Program
                3. Organization
                4. Network

Capitation and the Network Development portion of the Network section will be scored by Geographic Service
Area. The remaining submission areas; the Network Management portion of Network, Program and
Organization, are anticipated to be scored statewide, except as otherwise specified in the submission requirements listed in Section I, Instructions to Offerors. The scores received for each of the four required components will be weighted separately and combined to derive a final score for the Offeror by GSA. A contract will be awarded to a qualified Offeror whose proposal is deemed to be advantageous to the State in accordance with Section I,
Paragraph 10, Award of Contract.

In the case of negligible differences between two or more competing proposals for a particular GSA, in the best interest of the State, AHCCCS may consider one or all of the following factors in awarding the contract:

            • an Offeror who is an incumbent Contractor and has performed in an adequate manner (in the interest of continuity of care);

            • an Offeror who participates satisfactorily in other lines of AHCCCS business;

            • an Offeror’s past performance with AHCCCS;

            • an Offeror is a Medicare Advantage Plan, or has developed formal relationships with a Medicare
                   Advantage Plan that allow the Contractor to provide coordinated care for dual eligible members;

            • an award of contract would enhance the diversity of the AHCCCS Contractor network.;

            • the nature, frequency and significance of any compliance agreements with any regulatory authority;

            • any convictions or civil judgments entered against the organization.

Offerors are encouraged to submit a bid for more than one GSA and/or for more than just urban GSAs.

AHCCCS reserves the right to waive immaterial defects or omissions in this solicitation or submitted proposals.
The Offeror should note that, if successful, it must meet all AHCCCS requirements, irrespective of what is requested and evaluated through this solicitation. The proposal provided by the Offeror will become part of the contract with AHCCCS.

__________________________________________________________________________________________
All of the components listed below will be evaluated against relevant statutes, AHCCCS Rules and policies and the requirements contained in this RFP. The Offeror’s Checklist (Attachment J) contains RFP references for each of these items:

1. CAPITATION

The Offeror shall submit initial capitation bids by risk group within a GSA. These initial bids will be evaluated and scored. The lowest bid within each GSA and risk group will receive the maximum allowable points. If a bid is below the actuarial rate range, the bid will be evaluated as if it were at the bottom of the actuarial rate range.
No additional points will be given for bids below the actuarial rate range. Conversely, the highest bid (within or above the actuarial rate range) will receive the least number of points.

If AHCCCS requests best and final offers, these offers will be scored using the same methodology as was used to score the initial bids. The initial bid will be weighted 60% and the final bid 40%.

Offerors should note that AHCCCS may not offer the opportunity to submit best and final offers.

2. PROGRAM

Program refers to the Offeror’s policies and procedures supporting the provision of all covered services. In particular, the Offeror's proposal will be evaluated on the following:

                a. Quality Management
                b. Medical Management
                c. EPSDT/Maternal and Child Health
                d. Behavioral Health

3. ORGANIZATION

Organization refers to the Offeror's ability to perform the administrative tasks necessary to support the requirements identified in this solicitation. The following areas will be evaluated:

                a. Organization and Staffing
                b. Information Systems
                c. Claims
                d. Corporate Compliance
                e. Encounters
                f. Member Services
                g. Grievance and Appeals
                h. Finance

4. NETWORK

Network refers to the Offeror’s capacity to develop and manage a provider network sufficient for the provision of all covered services. A signed Letter of Intent will receive the same weight and consideration as a signed contract.
The following areas will be evaluated:

                a. Network Development
                b. Network Management

[END OF SECTION H]

SECTION I: INSTRUCTIONS TO OFFERORS

1. PROSPECTIVE OFFEROR’S INQUIRIES

Any questions related to this solicitation must be directed to the Solicitation Contact Person listed in Section
A. Offerors shall not contact or ask questions of other AHCCCS staff unless authorized by the Contracting
Solicitation Contact Person. Questions shall be e-mailed, hand delivered or mailed to the Solicitation Contact
Person in the prescribed MS Word format available in the Bidder’s Library. In addition, questions hand delivered or mailed must also be submitted on a Compact Disk (CD) and saved in the specified format. The envelope must be marked "RFP Questions- ACUTE CARE". All questions are due to AHCCCS by the dates found in Paragraph 11 of this section. AHCCCS will respond, in writing, to all questions submitted through this process. Written responses will be posted in the Bidder’s Library in accordance with the schedule of milestone dates found in Paragraph 11 of this section.

2. PROSPECTIVE OFFEROR’S CONFERENCE AND TECHNICAL INTERFACE MEETING

An Offeror’s Conference will be held on February 11, 2008, from 8:30 a.m. until 5:00 p.m., at AHCCCS, 701 E.
Jefferson St., Phoenix, Arizona, in the third floor Gold Room. The purpose of this conference will be to: 1) orient new Offerors to AHCCCS, 2) clarify the contents of this solicitation, and 3) clarify the AHCCCS PMMIS System and interface requirements. Any doubt as to the contents and requirements of this solicitation or any apparent omission or discrepancy should be presented at this conference. Questions posed during the Prospective Offeror’s
Conference must also be submitted as specified in Paragraph 1 of this section. Verbal responses provided during the Conference are not binding.

3. PROPOSAL OPENING

Proposals will be opened publicly immediately following the proposal due date and time. The name of each
Offeror will be read aloud and recorded, but no other information contained in the proposals will be disclosed.
Proposals will not be available for public inspection until after contract award.

4. LATE PROPOSALS

Late proposals will not be considered.

5. WITHDRAWAL OF PROPOSAL

At any time prior to the proposal due date and time, the Offeror (or designated representative) may withdraw its proposal. Withdrawals must be provided in writing and submitted to the Solicitation Contact Person listed in
Section A.

6. AMENDMENTS TO RFP

Amendments may be issued subsequent to the issue date of this solicitation. Receipt of solicitation amendments must be acknowledged by signing and returning the signature page of the amendment to the Solicitation Contact
Person listed in Section A.

7. ON-SITE REVIEW

Prior to or as part of a contract award, all Offerors may be subject to on-site review(s) to determine that an infrastructure is in place that will support the provision of services to the Acute population within the GSAs bid.

8. BEST AND FINAL OFFERS

AHCCCS reserves the right to accept any or all initial offers without further negotiation and may choose not to request a best and final offer (BFO). Offerors are therefore advised to submit their most competitive offers at the outset. However, if it is considered in the best interest of the State, AHCCCS may issue a written request to submit a BFO in a particular GSA. The purpose of a BFO request is to allow Offerors an opportunity to resubmit bids for rates not previously accepted by AHCCCS. This request will notify the Offeror of the date, time and place for the resubmission of the capitation rate bid. In addition, AHCCCS will disclose to each
Offeror which of its bid rates are acceptable (within or below actuarial rate range), and which are not acceptable (above the actuarial rate range). Final bid rates that fall below the bottom of the actuarial rate range will be increased to the bottom of that rate range after the final BFO. If an Offeror does not submit a notice of withdrawal or participate in a requested BFO, its immediate previous offer will be considered its best and final offer.

All BFOs must be submitted via the AHCCCS website. AHCCCS will limit the number of BFO rounds if it is in the best interest of the State. Offerors will be permitted, within the restrictions and limitations defined below, to adjust a capitation rate upward for a risk group that was previously accepted to offset the reduction of a capitation rate in another risk group in the first BFO round only. These restrictions and limitations include, but are not limited to:

                a. An Offeror will be allowed to adjust upward a previously accepted rate only during the first BFO round;

                b. The weighted amount of BFO increase cannot exceed the weighted amount of BFO reduction.
                   AHCCCS will furnish the Offeror, in the Data Supplement, the enrollment percentages, by risk group, by GSA, to be used in determining the weighted amount. Should the weighted amount of the adjustment exceed the weighted amount of the BFO reduction, AHCCCS shall reject the first BFO and the adjustment (costing the Offeror the loss of the first BFO round in that GSA). Since a risk group can only be adjusted during the first BFO round, the Offeror will lose the opportunity to make an upward capitation adjustment to previously accepted risk group bids in that GSA.

                For example, assume that SSI w/o Medicare was the risk group where a BFO was needed and the
                Offeror reduced this rate by $10 PMPM. Also assume the SSI w/o Medicare risk group accounted for
                9% of the members in the GSA.

                Weighted Average Capitation Reduction - 9% X $10.00 = $.90

                Assume the risk group adjusted upward was TANF and this risk group was increased by $2.00 PMPM.
                Also assume this risk group accounted for 50% of the members in the GSA.

                Weighted Average Capitation Increase - 50% X $2.00 = $1.00

                Therefore, the BFO would be rejected because the weighted amount of the BFO upward adjustment exceeded the weighted amount of the BFO reduction.

                c. Offerors will not be allowed to decrease a bid in a BFO round if the initial bid was below the bottom of the rate range. If such a BFO is submitted it will be rejected.

                d. If an adjustment during the initial BFO round causes the Offeror to exceed the upper range of any risk group, AHCCCS will reject the adjustment and return the (adjusted) risk group to the initial capitation rate bid by the Offeror. Since a previously accepted risk group bid can only be adjusted during the first
                   BFO round, the Offeror will lose the opportunity to make an upward capitation adjustment for this risk group.

                e. AHCCCS reserves the sole right to accept or reject any adjustment. By submitting an adjustment to a risk group, the Offeror is requesting approval by AHCCCS; such approval shall not be automatic. If an initial bid is below the bottom of a rate range, it cannot be adjusted downward by the Offeror in a
                   BFO round.

Capitation Rates Offered after the BFOs: As stated above, AHCCCS may limit the number of BFO rounds.
After the final BFO round is complete, provided it is in the best interest of the State, AHCCCS will cease issuing
BFO requests. At this point, should the Offeror have a risk group without an accepted capitation rate, AHCCCS shall offer a capitation rate to the Offeror. The capitation rate offered should be somewhere in the bottom half of the rate range (specific placement to be determined by AHCCCS and its actuaries). Note that all rates offered in this manner shall be identical for all offerors in the same GSA and risk group.

9. AWARD OF CONTRACT

AHCCCS has determined that the provision of covered services to eligible populations in the GSAs as described below will stabilize risk sharing. The Offeror must therefore bid on at least one entire GSA in order to be considered for a contract award. Although AHCCCS encourages Offerors to bid on multiple GSAs, AHCCCS may limit the number of GSAs awarded to any one Offeror, if deemed in the best interest of the State.

Notwithstanding any other provision of this solicitation, AHCCCS expressly reserves the right to:

                a. Waive any immaterial mistake or informality;
                b. Reject any or all proposals, or portions thereof; and/or
                c. Reissue a Request for Proposal

AHCCCS will not make an award in a single GSA to any single organization that owns or manages more than one contract, or to two Contractors that utilize the same management service company.

If there are significant compliance issues with a current Contractor, or a Contractor’s contract in a particular GSA has been previously terminated, AHCCCS retains the right to address that compliance or termination issue on an individual basis, according to what is deemed in the best interest of the State. A new bid proposal may not be accepted until it has been determined that the reason for the significant compliance or termination issue has been resolved and there is a reasonable assurance that it will not recur.
If there are significant compliance issues with a new Offeror’s performance in another state or with another governmental entity, AHCCCS retains the right to address that compliance or termination issue on an individual basis according to what is deemed in the best interest of the State.

Subsequent to the award of contracts, in the event of significant non-compliance issues with a Contractor in a particular GSA, AHCCCS may refer back to the results of the evaluation of this solicitation and select another
Contractor for a particular GSA that is considered to be in the best interest of the State.

A response to this Request for Proposals is an offer to contract with AHCCCS based upon the terms, conditions, scope of work and specifications of the RFP. All of the terms and conditions of the contract are contained in this solicitation, solicitation amendments and subsequent contract amendments, if any, signed by the Contracting
Officer. Proposals do not become contracts unless and until they are accepted by the Contracting Officer. The proposal provided by the Offeror will become part of the contract with AHCCCS. A contract is formed when the
AHCCCS Contracting Officer signs the award page and provides written notice of the award(s) to the successful
Offeror(s), and the Offeror accepts any special provisions to the contract and the final rates awarded. AHCCCS may also, at its sole option, modify any requirements described herein. All Offerors will be promptly notified of award.

AHCCCS reserves the right to specify and/or modify the number of contracts to be awarded in any GSA.
AHCCCS anticipates awarding contracts as follows:

GSA#:	County or Counties	Number of Awards
2 4 6 8 10 12 14	Yuma, La Paz Apache, Coconino, Mohave, and Navajo Yavapai Gila, Pinal Pima, Santa Cruz* Maricopa Graham, Greenlee, Cochise	Maximum of 2 Maximum of 2 Maximum of 2 Maximum of 2 Maximum of 5 Maximum of 6 Maximum of 2

Note: *AHCCCS anticipates awarding up to five contracts in the Pima County portion of the Pima/Santa Cruz
GSA. Contracts will be awarded in Santa Cruz County to only two of the five Pima contract awardees.

An existing contractor in Maricopa or Pima County who is not awarded a CYE 09 contract may request to have its enrollment capped and to continue providing services under the terms and conditions of this new Contract.
AHCCCS may, at its sole option, grant or deny such a request. If AHCCCS approves such an enrollment cap, the
Contractor would continue to serve its existing members but would not receive any new members and their membership will not be included in the Conversion Group described below. The enrollment cap will not be lifted during the term of this or any subsequent contract period unless one of the following conditions exists:

                a. Another contractor is terminated and increased member capacity is needed, or
                b. Legislative action creates a sudden and substantial increase in the overall AHCCCS population, or
                c. Extraordinary and unforeseen circumstances make such an action necessary and in the best interest of the State.

If an existing contractor is not awarded a new or capped (as mentioned above) contract, AHCCCS will assign the membership as follows:

Conversion Group
On June 30, 2008, AHCCCS will identify all members that are currently enrolled in a plan that is exiting any
GSA effective September 30, 2008, and will classify those members as the Conversion Group. The
Conversion Group members will be auto-assigned to select Contractors as described in Attachment G Auto-
Assignment Algorithm.

On July 1, 2008, the Conversion Group will be mailed a letter indicating that the Contractor with which they are currently enrolled will no longer be available, and will be provided with the name of the Contractor that they will be assigned to as of October 1, 2008. From July, 1, 2008, to August 31, 2008, and again from
October 1, 2008 to November 30, 2008, the Conversion Group will be provided with an opportunity to change plans by selecting from the Contractors that have been awarded CYE09 contracts in their GSA.

AHCCCS will provide all Contractors with a potential membership files on July 1, 2008 that contains the
Conversion Group Contractor assignments that will be effective October 1, 2008 as well as any regular Annual
Enrollment Choice plan changes. Contractors will receive additional membership files on or about August 15,
September 1, and September 15, 2008. These additional files will identify the members that have elected to change Contractors.

Beginning on September 2, 2008, Relinquishing Contractors (Contractors who are exiting a GSA) will provide electronic files containing member transition information, in the format established by AHCCCS, to the Receiving Contractors (those Contractors to which Conversion Group members are assigned). This information exchange must be completed by September 5, 2008.

Based on the importance of continuity of care during the transition period, the Receiving Contractor is expected to honor the Relinquishing Contractor’s previously issued prior authorizations or waive its own prior authorization requirements for any previously scheduled outpatient services and/or prescribed pharmaceuticals until November 30, 2008. The Contractor is also expected to waive any requirement for Conversion Group members to use the Contractor’s provider network until October 31, 2008. The Receiving Contractor should apply medical necessity criteria when paying for services.The Contractor will receive an official enrollment file for October enrollment prior to October 1, 2008. Receiving Contractors are expected to secure an appropriate network for the membership identified in the transition files in order to address any potential service gaps by November 30, 2008. Receiving Contractors must attempt to contract with Primary Care
Physicians historically utilized by the transitioning members for both continuity of care and to maintain its membership.

New Members after Contract Awards
Members who become eligible and enrolled between May 1, 2008 and July 31, 2008 will have the opportunity to choose from all of the Contractors currently contracted with AHCCCS. AHCCCS will continue to auto assign members to all Contractors currently contracted with AHCCCS until July 31, 2008. Starting August 1,
2008, new members will only be offered choice of Continuing Contractors (currently an AHCCCS Contractor in the GSA and awarded a CYE 09 Contract). Members who do not make a choice will be auto assigned to a
Continuing Contractor.

If none of the current Contractors in a GSA are awarded a CYE09 contract, members will have the ability to choose Contractors in their GSA that are currently contracted with AHCCCS in that GSA. Members that do not make a choice will be auto assigned to one of the Contractors in their GSA that are currently contracted with AHCCCS in that GSA.

Members who have chosen or have been assigned to an Exiting Contractor (a Contractor not awarded a CYE
09 contract) between May 1, 2008 and June 30, 2008 will be included in the Conversion Group, assigned to a new Contractor, and their transition must be managed as indicated in the Conversion Group section.
Members who have chosen or have been assigned to an Exiting Contractor after June 30, 2008, through and including July 31, 2008 will be auto assigned by the process described in Attachment G Auto-Assignment
Algorithm and included in the October official enrollment file.

Although choice of an Exiting Contractor ends July 31, 2008, there are limited instances (family continuity, newborn enrollment or 90-day re-enrollment) when assignment to an Exiting Contractor will occur through
September 30, 2008. Members assigned under these circumstances will be moved via the process described in
Attachment G Auto-Assignment Algorithm and included in the October official enrollment file.

All of the members who became eligible and enrolled after contracts have been awarded but before October 1,
2008, that are not transitioned into the Conversion Group, will also be provided with the opportunity to select any of the Contractors available in their GSA from October 1, 2008 to November 30, 2008. The Contractor is encouraged to execute contracts with the providers utilized by the transitioning members, in an attempt to maintain its membership.

Annual Enrollment Choice
AHCCCS will suspend Annual Enrollment Choice for all members who would have been notified of their
AEC opportunity for the months of May, June and July 2008. The affected members will be afforded an opportunity to choose from the Contractors awarded CYE09 contracts in their GSA starting in August, 2008 for an October 1, 2008 effective date.

10. FEDERAL DEADLINE FOR SIGNING CONTRACT

The Center for Medicare and Medicaid Services (CMS) has imposed strict deadlines for finalization of contracts in order to qualify for federal financial participation. This contract, and all subsequent amendments, must be completed and signed by both parties, and must be available for submission to CMS prior to the beginning date for the contract term (October 1, 2008). All public entity Offerors must ensure that the approval of this contract is placed on appropriate agendas well in advance to ensure compliance with this deadline. Any withholding of federal funds caused by the Offeror’s failure to comply with this requirement shall be borne in full by the Offeror.

11. RFP MILESTONE DATES

The following is the schedule of events regarding the solicitation process. These dates are subject to change based on the best interest of the State:

Activity	Date
RFP Issued	February 1, 2008
Prospective Offerors Conference and Technical Assistance Session	February 11, 2008 - AM
Information Technology (IT) PMMIS Technical Interface Meeting	February 11, 2008 – PM
Technical Assistance and RFP Questions Due by 5:00 P.M. MST	February 15, 2008
RFP Amendment, if necessary, and Formal Response to Questions	February 29, 2008
Second Set of Technical Assistance and RFP Questions Due Due by 5:00 P.M. MST	March 7, 2008
Second RFP Amendment Issued, if necessary, and Formal Response to Second Set of Questions	March 14, 2008
Proposals Due by 3:00 P.M. MST	March 28, 2008
Contracts Awarded	May 1, 2008
Readiness Reviews Begin	July 1, 2008
New Contracts Effective	October 1, 2008

12. AHCCCS BIDDER’S LIBRARY

The Bidder’s Library contains critical reference material including, but not limited to, AHCCCS policies;
utilization; member data; and performance requirements to assist the Offeror in preparing a thorough and realistic response to this solicitation. References are made throughout this solicitation to material in the Bidder’s Library and on the AHCCCS website. Offerors are responsible for reviewing the contents of the Bidder’s Library material as if they were printed in full herein. All such material is incorporated into the contract by reference. The
Bidder’s Library is located on the AHCCCS website at http://www.azahcccs.gov/Contracting/BidderLib.asp

13. OFFEROR’S INABILITY TO MEET REQUIREMENTS

If a potential offeror cannot meet the minimum capitalization requirements, the performance bond requirements, or the minimum network standards described herein, AHCCCS requests that the potential offeror not submit a bid.

Minimum Capitalization Requirements:

The Offeror must meet a minimum capitalization requirement for each GSA bid in order for the bid to be scored. The capitalization requirement must be met within 30 days after contract award.

Minimum capitalization requirements by GSA are as follows:

Geographic Service Area (GSA)      Capitalization Requirement

Mohave/Coconino/Apache/Navajo $4,400,000
La Paz/Yuma                                         $3,000,000
Maricopa                                               $5,000,000
Pima/Santa Cruz                                   $4,500,000
Cochise/Graham/ Greenlee                 $2,150,000
Pinal/Gila                                               $2,400,000
Yavapai                                                  $1,600,000

New Offerors (any Offeror that is not currently an Acute Care Contractor with AHCCCS): To be considered for a contract award in a given GSA or group of GSAs, a new Offeror must meet the minimum capitalization requirements listed above. The capitalization requirement is subject to a $10,000,000 ceiling regardless of the number of GSAs awarded. This requirement is in addition to the Performance Bond requirements defined in Section D, Paragraphs 46, Performance Bond or Bond Substitute, and 47, Amount of
Performance Bond, and must be met with cash with no encumbrances, such as a loan subject to repayment.
The capitalization requirement may be applied toward meeting the equity per member requirement (see
Section D, Paragraph 50, Financial Viability Standards) and is intended for use in operations of the Contractor.

Continuing Offerors: Continuing Offerors that are bidding a county or GSA in which they currently have a contract must meet the equity per member standard (see Section D, Paragraph 50, Financial Viability
Standards) for their current membership. Continuing Offerors that do not meet the equity standard must fund, through capital contribution, the necessary amount to meet the minimum capitalization requirement.
Continuing Offerors that are bidding a new GSA must provide the additional capitalization for the new GSA they are bidding. The amount of the required capitalization for continuing Offerors may differ from that for new Offerors due to size of the continuing Offeror’s current enrollment. Continuing Offerors will not be required to provide additional capitalization for new GSAs if they currently meet the equity per member standard with their existing membership and their excess equity is sufficient to cover the proposed additional members, or they have at least $10,000,000 in equity.

14. CONTENTS OF OFFEROR'S PROPOSAL
All proposals (original and seven copies) shall be organized with strict adherence to the Offeror’s Checklist
(Attachment J) as described in this section and submitted using the forms and specifications provided in this RFP.
All pages of the Offeror's proposal must be numbered sequentially with documents placed in sturdy 3-inch, 3-ring binders. All responses shall be in 11 point font or larger with borders no less than ½”. Unless otherwise specified, responses to each submission requirement must be limited to three (3) 8½” x 11” one sided, single spaced, type written pages. Erasures, interlineations or other modifications in the proposal must be initialed in original ink by the authorized person signing the offer. A policy, brochure, or reference to a policy or manual does not constitute an adequate response. AHCCCS will not reimburse the Offeror the cost of proposal preparation.

It is the responsibility of the Offeror to examine the entire RFP, seek clarification of any requirement that may not be clear, and check all responses for accuracy before submitting its proposal. The proposal becomes a part of the contract; thus, what is stated in the proposal may be evaluated either during the proposal evaluation process or during other reviews. Proposals may not be withdrawn after the published due date and time.

All proposals will become the property of AHCCCS. The Offeror may designate certain information to be proprietary in nature by typing the word "proprietary" on top of every page for which nondisclosure is requested.
Final determinations of nondisclosure, however, rest with the AHCCCS Director. Regardless of such determinations, all portions of the Offeror's proposal, even pages that are proprietary, will be provided to CMS.

All proposals shall be organized according to the following major categories:

                I. General Matters
                II. Network
                III. Capitation
                IV. Program
                V. Organization
                VI. Other

Each section shall be separated by a divider and contain all information requested in this solicitation. Numbering of pages should continue in sequence through each separate section. For example, "Provider Network" would begin with the page number following the last page number in "Program”. Each section shall begin with a table of contents.

Proposals that are not submitted in conformance with the guidelines described herein will not be considered.
References to various sections of the RFP document in Section I are intended to be of assistance and are not intended to represent all requirements. Other possible resources may be found in the Bidder’s Library.

All responses incorporating examples of past performance and/or outcome data must comply with the following requirements:

            • Incumbents must submit based on their AHCCCS Acute line of business
                • New Offerors currently operating as Managed Care Organizations (MCO), must submit all historical information from the same MCO/line of business

The following specifies the submission requirements.

I. General Matters

See the Offeror’s Checklist (Attachment J) for information to be submitted under this section.

II. Network

The Offeror shall have in place an adequate network of providers capable of meeting contract requirements.
Attachment B lists minimum geographic network requirements by GSA. The following specifies the submission requirements.

Required Submissions: Network

Network Questions

1. The Offeror must provide the:

                a. Network Attestation Statement and attachments, located in the Bidder’s Library, listing the number of providers by provider type in each community listed within for each GSA bid.

                b. The Offeror must also submit 3 CDs containing the Offeror’s complete network by GSA on the
                   CYE ‘09 RFP Minimum Network Standards Excel Spreadsheet located in the Bidder’s
                   Library.

References: Section D, Paragraph 27, Attachment B; Network Attestation Statement; Minimum Network
Standards Excel Spreadsheet; Minimum Network Standards Instructions

2. The Offeror must submit a Network Development and Management plan. The submission may exceed the three (3) page maximum.
   References: Section D, Paragraphs 27, Network Development, and 29, Network Management; ACOM
   415, Provider Network Development and Management Plan Policy

3. Any Offeror that is new to a GSA or is a Continuing Offeror with less than 50,000 members in the
   Maricopa GSA, or 30,000 members in Pima County, or less than 50% of the members in a rural GSA, must submit a description of how it will launch a network capable of supporting this minimum membership by October 1, 2008. (Current Contractors that are not bidding on a new GSA and have a membership higher than those listed above in the GSAs in which they are currently operating, will not be evaluated on this Submission Requirement)
   References: Section D, Paragraph 6, Auto Assignment Algorithm, 27, Network Development, and 29,
   Network Management; ACOM 415, Provider Network Development and Management Plan Policy,
   and 416, Provider Information Policy

4. Describe the methodologies and interventions used by the Offeror that are considered to be innovative and proactive for reducing unnecessary ER utilization. Include the reason(s) why these are felt to be innovative and proactive.
   References: Section D, Paragraph 27, Network Development; ACOM 415, Provider Network
   Information Policy; AMPM Chapter 400.

5. Describe the contents of the initial PCP training offered to providers that are new to the network.
   References: Section D, Paragraph 29, Network Management; ACOM 416, Provider Information Policy;
   AMPM Chapter 400

6. Describe how the organization will communicate with its provider network regarding program standards, changes in laws and regulations and changes in subcontract requirements.
   References: Section D, Paragraph, 29, Network Management; ACOM 416, Provider Information Policy

7. Describe the process for accepting and managing provider inquiries, complaints, and requests for information that are received outside of the Claim Dispute process.
   References: Section D, Paragraph 29, Network Management

8. Describe how the results obtained through various types of provider and network monitoring (i.e.,
   Provider Relations, Quality Management, Case Management, Grievance System, Medical Management
   etc.) are used to manage and improve the network. Identify how provider issues are communicated within the organization.
   References: Section D, Paragraph 27, Network Development, and 29, Network Management; ACOM
   415, Provider Network Development and Management Plan Policy

9. Describe how the organization will monitor the potential for and handle the loss (i.e., contract termination, closure or natural disaster) in a GSA of a) hospital/hospital system and/or b) a large provider group. The response must address how the Offeror will ensure that members receive medically necessary services if such a situation occurs.
   References: Section D, Paragraphs 27, Network Development, and 29, Network Management;
   ACOM 104, Business Continuity and Recovery Plan

10. Describe how feedback (turnover, complaints, survey results etc.) from the contracted network is used to drive changes and/or improvements to the Offeror’s Operations.
     References: Section D, Paragraphs 19, Surveys, 27, Network Development, and 29, Network
     Management;

11. Describe the process to identify and reduce the member no-show rate for appointments across the spectrum of care (e.g. oral heath, physician, transportation, Children’s Rehabilitative Services, etc.). Describe no-show identification methods, interventions, best practices, member and provider outreach approaches, and how outcomes of the processes implemented to reduce the noshow rate are or will be evaluated for effectiveness. Submission requirement can be a maximum of five (5) pages.
      References: Section D, Paragraph 33, Appointment Standards; ACOM 417, Appointment
      Availability Monitoring and Reporting Policy

III. Capitation

Capitation is a fixed (per-member) monthly payment to a Contractor for the provision of covered services to members. It is an actuarially sound amount to cover expected utilization and costs for the individual risk groups in a risk-sharing, managed care environment. The Offeror must demonstrate that the capitation rates proposed are actuarially sound. In general terms, this means that the Offeror that is awarded a contract should be able to keep utilization at or near its proposed levels and should be able to contract for unit costs that average at or near the amounts shown on the CCFR. This requirement also applies to bids submitted in best and final offer rounds.
Prior Period Coverage (PPC), Delivery Supplement, SOBRA Family Planning, SSDI-TMC and State Only
Transplant rates will be set by the AHCCCS actuaries and not bid by the Contractor. See Section D, Paragraph
53, Compensation, for information regarding risk sharing for the PPC time period and the SSDI-TMC members.
All other risk groups will be subject to competitive bidding.

To facilitate the preparation of capitation proposals, a Data Supplement is provided in the Bidder’s Library. This data source should not be used as the sole source of information in making decisions concerning the capitation proposal. Each Offeror is solely responsible for research, preparation and documentation of its capitation proposal.

Required Submission: Capitation

Capitation

12. Submit a capitation proposal using the AHCCCS bid web tool. Instructions for accessing and using the web tool will be issued on or about February 15, 2008. The Offeror must have an actuary who is a member of the American Academy of Actuaries certify that the bid submission is actuarially sound.
     This certification is also required with subsequent submissions in Best and Final Offer rounds (if applicable). The Offeror must also submit hard copy print outs of the web tool. Refer to Attachment E for more details.

     The Offeror should assume that all AHCCCS-covered medical services are included in the capitation rates. The Offeror must prepare and submit its capitation proposal assuming a $20,000 deductible level for regular reinsurance, for all risk groups, in all GSAs. AHCCCS will provide the reinsurance offset amounts via the bid web tool and Section N of the data supplement for each risk group, for each
     GSA. Prior to the contract award AHCCCS will provide a table of per-member per-month reinsurance adjustments to be made to capitation rates for the Contractor whose actual deductible level exceeds
     $20,000.

IV. Program

Required Submissions: Program

Program Questions

13. Describe how the Offeror identifies quality improvement opportunities. Describe the process to select a performance improvement project, and the process to develop multi-departmental interventions to improve care or services. Describe the process for evaluating the effectiveness of the interventions. In addition to the three-page submission the Offeror must include a two-page sample Performance
     Improvement methodology for a relevant topic.
     References: Section D, Paragraph 23, Quality Management (QM); AMPM, Chapter 900

14. Describe how the results of the Offeror’s monitoring and evaluation of overall performance is incorporated into the Quality Management/Quality Improvement Program structure.
     References: Section D, Paragraph 23, Quality Management (QM); AMPM, Chapter 900

15. Describe how peer review is utilized by Offeror and incorporated into quality management processes.
     References: Section D, Paragraph 23, Quality Management (QM); AMPM, Chapter 900

16. Describe how quality of care and service complaints are identified, researched, resolved and the resolution will be communicated to the member.
     References: Section D, Paragraph 23, Quality Management (QM); AMPM, Chapter 900

17. Describe the qualifications of the staff that will perform the quality management and quality improvement functions for the Offeror. Note if these persons are solely responsible for quality management functions.
     References: Section D, Paragraph 16, Staff Requirements and Support Services; AMPM, Chapter 900

18. Describe the process for provisional credentialing, initial credentialing, recredentialing and organizational credentialing for all provider types specified in the AMPM. Please include a description of the Quality Management Unit and the Medical Director’s role in the Offeror’s process.
     References: Section D, Paragraph 23, Quality Management (QM); AMPM, Chapter 900

19. Describe the process utilized to train Offeror’s staff, other than Quality Management staff, regarding identification and appropriate referral of quality of care concerns.
     References: Section D, Paragraph 23, Quality Management (QM); AMPM, Chapter 900

20. Describe the process utilized to coordinate care or provide additional assistance to members identified as having difficulties with accessing care. Include processes for assisting challenging members identified through the quality of care process and those members that may be referred by AHCCCS.
     References: Section D, Paragraphs 23, Quality Management (QM), and 24, Medical Management;
     AMPM, Chapters 400, 900, and 1000

21. Describe the Offeror’s experience and commitment to improving quality of care and performance in specific measures of health care services, and how this commitment is spread throughout the organization.
     References: Section D, Paragraph 23, Quality Management (QM); AMPM, Chapter 900.

22. Provide results/rates for any HEDIS or HEDIS-like measure from a state in which the Offeror participates in the Medicaid line of business and in which the Offeror has experienced sustained, statistically significant improvement within the last three years. Include a minimum of three years of results, including numerators and denominators for the measure and statistical significance of change
      (e.g. chi-square test).
     References: Section D, Paragraph 23, Quality Management (QM); AMPM, Chapter 900.

23. Describe how the Offeror gathers and analyzes utilization data. In addition to no more than three pages of narrative, the Offeror must include three pages of example utilization reports.
     References: Section D, Paragraph 24, Medical Management (MM); AMPM, Chapter 1000

24. Provide an example of when the Offeror’s analysis of data resulted in changes to medical management programs.
     References: Section D, Paragraph 24, Medical Management (MM); AMPM, Chapter 1000

25. Describe the Offeror’s existing or planned disease/chronic care management programs that are designed to improve care for members with one or more chronic illnesses.
     References: Section D, Paragraph 24, Medical Management (MM); AMPM, Chapter 1000

26. Describe the staff and processes utilized by the Offeror to conduct concurrent and retrospective review of hospital stays.
     References: Section D, Paragraph 24, Medical Management (MM); AMPM, Chapter 1000

27. Describe the staff and processes utilized by the Offeror to review requests for prior authorization.
     References: Section D, Paragraph 24, Medical Management (MM); AMPM, Chapter 1000

28. Describe existing or planned relationships with Medicare plans (MA, PDP or PDP) that will allow for coordination of care between Medicare and Medicaid services.
     References: Section D, Paragraphs 10, Scope of Services, and 60, Medicare Services and Cost
     Sharing; Section H, Evaluation Factors and Selection Process

29. Describe how the Offeror identifies members needing assistance navigating the health care delivery system. Describe what assistance is provided, and how the effectiveness of the assistance is evaluated.
     References: Section D, Paragraphs 11, Special Health Care Needs, 23, Quality Management (QM),
     and 24, Medical Management (MM); AMPM, Chapters 900 and 1000

30. Describe planned health promotion, outreach, and monitoring of adult preventive/early detection services including well woman, well man, adult immunizations and chronic disease.
     References: Section D, Paragraph 10, Scope of Services; AMPM, Chapters 400, 900 and 1000

31. Describe planned health promotion, outreach, and monitoring for Early and Periodic Screening,
     Diagnosis and Treatment (EPSDT) and explain how the EPSDT program is integrated within the organization. Describe how EPSDT Tracking Forms are utilized to identify specific member needs such as AzEIP referral, PEDS tool, behavioral health, oral health, and CRS conditions.
     References: Section D, Paragraph 10, Scope of Services - EPSDT; AMPM, Chapters 400 and 900

32. Describe planned outreach and care coordination processes for populations of children with special health care needs and other hard-to-reach populations such as those identified through the use of the
     PEDS tool and eligible or enrolled in the AzEIP, CRS and/or a Regional Behavioral Health Authority
      (RBHA).
     References: Section D, Paragraph 11, Special Health Care Needs; AMPM, Chapters 400 and 900

33. Describe planned health promotion, outreach, and monitoring strategies for maternity care, including post partum care. Include a description of how care will be coordinated for physical and behavioral care needs. Describe process to increase provider participation in Baby Arizona.
     References: Section D, Paragraphs 10, Scope of Services, and 30, Primary Care Provider Standards;
     AMPM, Chapters 400, 900 and 1000

34. Describe how intervention activities to improve access to adult preventive health/early detection,
     EPSDT and maternity care will be evaluated for effectiveness. Describe what the Offeror will do if interventions are not effective.
     References: Section D, Paragraph 23, Quality Management (QM); AMPM, Chapters 400 and 900

35. Describe the Offeror’s EPSDT and Maternal (MCH) organizational structure. Describe the staff functions within the organizational structure to ensure care needs are met. The Offeror must note if staff persons are dedicated solely to EPSDT and/or MCH functions.
     References: Section D, Paragraph 16, Staff Requirements and Support Services; AMPM, Chapters
     400 and 900

36. Describe strategies, both implemented and planned, to improve utilization of EPSDT oral health services to ensure increased member participation beginning at age 1 and continuing through age 20.
     References: Section D, Paragraph 10, Scope of Services; AMPM, Chapter 400

37. Describe how members are educated on the availability of family planning services and how to access those services. Describe the process to be used to facilitate access to primary care services (a noncovered benefit) by SOBRA Family Planning Extension participants, as well as no- or low-cost family planning services when these members lose eligibility.
     References: Section D, Paragraphs 10, Scope of Services, and 32, Referral Management Procedures
     and Standards; AMPM, Chapter 400; AHCCCS 1115 Waiver, Special Terms and Conditions #39

38. Describe Offeror’s participation and/or planned participation in the Arizona Quality Improvement
     Organization’s initiatives such as, but not limited to: diabetes management, hospital quality improvement, and activities/initiatives of other Arizona community organizations.
     References: Section D, Paragraph 23, Quality Management (QM); AMPM, Chapters 400 and 900

39. Describe how the Offeror identifies members with Behavioral Health needs.
     References: Section D, Paragraph 12, Behavioral Health Services; AMPM, Chapters 400, 500, 900
     and 1000

40. Describe the Offeror’s process for referring members with behavioral health care needs to the RBHA, and for assisting members in accessing services in the RBHA system.
     References: Section D, Paragraph 12, Behavioral Health Services; AMPM, Chapters 400, 500, 900
     and 1000

41. Describe the Offeror’s process for coordinating care between the RBHA/treating provider and the
     PCP.
     References: Section D, Paragraph 12, Behavioral Health Services; AMPM, Chapters 400, 500, 900
     and 1000

42. Describe how PCPs are educated on their ability to treat attention deficit/hyperactivity disorder
      (ADHD), depression and anxiety behavioral health conditions, and monitors PCPs to ensure appropriate care is provided.
     References: Section D, Paragraph 12, Behavioral Health Services; AMPM, Chapters 400, 500, and
     900

43. Essay – Describe how the Offeror envisions Medical Homes to be developed and integrated as a service for members with special health care needs and for members with chronic illnesses who would benefit from the assistance a Medical Home would provide. Please include in the description what services would be provided and by what type of staff (provider or health plan), how providers would be involved in and participate in the Medical Home model, and how reimbursement would be modified to appropriately reimburse for a true Medical Home.
      Consideration should also be given to how outcomes of the Medical Home, including utilization patterns, would be evaluated.

                –Please include a description of how Offeror will staff/resource this project if selected as the successful Offeror, with additional funding anticipated to be paid until the project is completed as determined by AHCCCS (prorated if less than a complete year).

                –The response submitted for this submission requirement will not be used to consider contract award for the RFP. The response will be evaluated to determine the potential award of additional administrative funds for one to two
                Offerors awarded contracts in this RFP. The AHCCCS Administration reserves the right to request additional information before making final awards in the development of a Medical Home model program.
                References: Section D Paragraph 75, Pending Legislative/Other Issues; AMPM Chapters 400,
                900 and 1000

V. Organization

Organization refers to the Offeror's ability to perform the administrative tasks necessary to support the requirements identified throughout this RFP. The following identifies the submission requirements.

Required Submissions: Organization

Organization Questions

44. Submit resumes of key personnel. Include information on how long the personnel have been in these positions. If personnel are not in place, submit job descriptions outlining the minimum qualifications of the position(s). Each resume or job description is limited to three pages.
     References: Section D, Paragraph 16, Staff Requirements and Support Services

45. Submit an organizational chart down to the supervisor level that includes the number of employees under the supervisor for the following functional areas: Member Services, Provider Services, Medical
     Management, Grievance System, Finance, Claims, Encounters, Information Systems, EPSDT and
     Quality Management.

                –The chart must identify the functions that have been subcontracted in a Delegated
                Agreement, Management Service Agreement and or Service Level Agreement.

                –Provide the number of full-time equivalent employees who are or will be devoted to the program by functional area.
                References: Section D, Paragraphs 16, Staff Requirements and Support Services, and 37,
                Subcontracts

46. Describe the Offeror’s initial and ongoing employee training program. In addition to the three page submission the Offeror must include a syllabus of the Offeror’s initial and ongoing trainings.
     References: Section D, Paragraph 16, Staff Requirements and Support Services

47. Describe the Offeror’s experience as a managed care contractor in a publicly funded program and or as a managed care organization in a non-publicly funded program. Include a table showing current Medicare and Medicaid risk contracts and other risk contracts to include date started and enrollees by risk group.
     In addition, include a table of Medicare and Medicaid contracts discontinued within the past five years
      (January 1, 2003) and the reason(s) for the termination.

48. Please provide the information listed below for a minimum of three governmental entities with which the Offeror or a related organization (e.g. parent company) holds a managed care risk agreement. If the Offeror does not have three separate contracts with governmental entities, the
      Offeror must specify this fact and submit the information below for all governmental entities with which it holds a contract.

                –Contact information must include: name of governmental entity, type of contract and relevant contract number(s), contact person, telephone number and address.

                –Submissions must include, and identify, at least one reference (other than
                Arizona) for an entity with which the Offeror has received a performance sanction (does not have to be monetary). Not applicable if no sanctions have been levied.

49. Describe the Offeror’s process to select and monitor subcontracted entities (Delegated Agreement,
     Management Service Agreement and or Service Level Agreement) providing services in any or all of the following functional areas: health plan Administration, Member Services, Provider Services,
     Medical Management, Grievance System, Finance, Claims, Encounters, Information Systems, EPSDT
     and Quality Management. Describe the authority the Offeror’s CEO (as identified on the Organization
     Chart, not the CEO of the subcontractor) has to effectuate change over each subcontracted functional area.
     References: Section D, Paragraph 37, Subcontracting

50. Describe any sanctions levied against the Offeror, its parent corporation or any legally related corporate entity since January 1, 2005 that have been imposed by AHCCCS, Medicaid programs in other states, Medicare or any state insurance regulatory body. Include the description of the sanction, the specific reason for the sanction and the timeline to resolve or correct the deficiency. Sanctions are defined as any monetary and non-monetary punitive actions taken by regulatory bodies.

51. Describe the Offeror’s information services organization, and the hardware and software that will support the AHCCCS line of business, including a diagram of the information system and data processing flow with all existing or planned interfaces. If not a current Contractor, the Offeror must include a detailed plan for ensuring that all IS requirements will be met prior to the contract start date.
      (Submission requirement not to exceed 10 pages, plus flowcharts)
     References: Section D, Paragraphs 38, Claims Payment/Health Information System, and 64, Data
     Exchange Requirements

52. Describe the Offeror’s information system change order or software modification processes, the date of the last major version update, and indicate if there is a planned system conversion within the contract period (five years). If yes, indicate which subsystems will be affected and describe the planning and system implementation process.

     System conversion is defined as a significant modification to the managed care system used by the Offeror. Significant modification would include migration from one software product or vendor to another, or a major version upgrade to the product from its current vendor. This would also include any significant changes or enhancements in functionality to the system for enrollment of members, maintenance of member benefits, premium/capitation payment posting, provider contracts, prior authorization of claims, and payment/encounter reporting.
     References: Section D, Paragraphs 38, Claims Payment/Health Information System, and 64, Data
     Exchange Requirements

53. When was the last IT-specific external operational audit or external performance review of the
     Offeror’s system/division? Provide the contact information for the external organization if applicable.
     References: Section D, Paragraphs 38, Claims Payment/Health Information System, and 64, Data
     Exchange Requirements

54. Describe Offeror’s HIPAA version migration plans, ability to support future HIPAA mandates, and the system’s ability to support E-health connectivity (i.e., electronic health records)
     References: Section D, Paragraphs 38, Claims Payment/Health Information System, and 64, Data
     Exchange Requirements, and 74, Technology Advancements

55. Indicate how many years the Offeror’s IT organization or software vendor has supported the information system, and whether or the not the software version currently operated by the Offeror is supported by the software vendor. If Offeror’s software is vendor supported, include vendor name(s), address, contact person and version(s) being used.
     References: Section D, Paragraphs 38, Claims Payment/Health Information System, and 64, Data
     Exchange Requirements

56. Provide a detailed flowchart and narrative description of the claims adjudication process, addressing both paper and electronic claims submissions. Include processing timeliness standards, coordination of benefit activities and how claim inquiries are handled. The submission requirement should not exceed three pages of narrative and an additional three pages of flowcharts.
     References: Section D, Paragraphs 38, Claims Payment/Health Information System, and 58,
     Coordination of Benefits

57. Provide a description of the monitoring process for accurate and timely claim adjudication and how identified deficiencies are resolved.
     References: Section D, Paragraph 38, Claims Payment/Health Information System

58. Provide a description of the clinical edits and data related edits included in the claims adjudication process.
     References: Section D, Paragraph 38, Claims Payment/Health Information System

59. Describe the Offeror’s Corporate Compliance Program.
     References: Section D, Paragraph 62, Corporate Compliance

60. Describe the Compliance Officer’s level of authority and reporting relationships.
     References: Section D, Paragraph 62, Corporate Compliance

61. Submit a description of the Offeror’s encounter submissions process including, but not limited to, how accuracy, timeliness and completeness are ensured and the remediation process when AHCCCS standards are not met.
     References: Section D, Paragraph 65, Encounter Data Reporting; Encounter Reporting User Manual

62. Describe the Member Grievance process from identification to resolution. Include the communication process with other departments, internal benchmarks for timely resolution and average time of resolution.
     References: Section D, Paragraph 26, Grievance System; Attachment H(1); ACOM Enrollee
     Grievance Policy

63. Describe how the organization monitors the operational effectiveness of the Member Services
     Department.
     References: Section D, Paragraph 25, Administrative Performance Standards

64. Describe the Offeror’s member orientation and on-going education regarding how to access benefits.
     References: Section D, Paragraphs 8, Mainstreaming of AHCCCS Members, 18, Member Information,
     20, Cultural Competency; ACOM 404, Member Information Policy

65. Describe how feedback (disenrollment, complaints, survey results etc.) from members is used to drive changes and/or improvements to the Offeror’s operations.
     References: Section D, Paragraph 26, Grievance System; Attachments H(1), Enrollee Grievance System
     Standards and Policy; ACOM, 406 Enrollee Grievance Policy

66. Provide a flowchart and written description of the Offeror’s grievance system. At a minimum, the description should include the member grievance and appeal process, and the provider and subcontractor claim dispute process. The submission requirement should not excced five pages of narrative with a maximum of three pages of flowcharts.
     References: Section D, Paragraph 26, Grievance System; Attachments H(1), Enrollee Grievance System
     Standards and Policy, and H(2), Provider Claim Dispute Standards and Policy

67. Describe how data resulting from the grievance system is used to improve the operational performance of the Offeror.
     References: Section D, Paragraph 26, Grievance System; Attachments H(1), Enrollee Grievance System
     Standards and Policy, and H(2), Provider Claim Dispute Standards and Policy

68. Submit the Offeror’s plan for meeting the Performance Bond or Bond Substitute requirement including the type of bond to be posted, source of funding and timeline for meeting the requirement.
     References: Section D, Paragraphs 46, Performance Bond or Bond Substitute, and 47, Amount of
     Performance Bond

69. Submit a plan for meeting the minimum capitalization requirement.
     References: Section I, Paragraph 13, Minimum Capitalization Requirements

70. Provide the Offeror’s two most recent audited financial statements, including enrollment and member month amounts. Include the parent company’s two most recent audited statements as well, if applicable. There is no page limit on this requirement. Current Acute Care Contractors who have met this requirement through deliverable submission do not need to resubmit.

                The Offeror refers to the separate corporation established for the purposes of this contract. If no separate corporation exists, the Offeror should submit audited financial statements for the line of business most like the services provided under this contract. If no other financial information is available, AHCCCS will accept the Offeror’s corporate financial statement, with an explanation of why other data is not available.

     References: AHCCCS Reporting Guide for Acute Health Care Contractors

71. Provide the organization’s most recent quarterly financial statements, including year-to-date information where applicable and including enrollment and member month amounts. There is no page limit on this requirement. Current Acute Care Contractors who have met this requirement through deliverable submission do not need to resubmit.
     References: AHCCCS Reporting Guide for Acute Health Care Contractors

72. Submit prospective time period financial forecasts by GSA and statewide totals for the first three years of the contract starting with October 1, 2008, including a balance sheet and a statement of revenues, expenses and changes in equity in at least the level of detail specified for annual audited financial statements as outlined in the AHCCCS Reporting Guide for Acute Health Care Contractors. Balance
     sheet and changes in equity statements should be statewide. Income statements should be by GSA and statewide. Include all assumptions used for the forecasts, including enrollment and member months.
     There is no page limit to this requirement. For the purposes of this question, “Statewide” should be understood to mean all of the GSAs for which the Offeror is submitting a bid combined.
     References: AHCCCS Reporting Guide for Acute Health Care Contractors

73. Submit financial viability calculations for the three-year financial projections.
     References: Section D, Paragraph 50, Financial Viability Standards; AHCCCS Reporting Guide for
     Acute Health Care Contractors

74. Describe the Offeror’s process for monitoring the appropriateness of the Total Medical Claims liability including the frequency of internal and external reviews; the individuals or entity that will conduct the review; and the method for necessary adjustments resulting from such reviews.
     References: AHCCCS Reporting Guide for Acute Health Care Contractors

75. Describe the Offeror’s methodology for recording reinsurance revenue and reinsurance receivables and the process for monitoring the appropriateness of reinsurance revenue and reinsurance receivables. The description should include the frequency of review and adjustment.
     References: Section D, Paragraph 57, Reinsurance; AHCCCS Reporting Guide for Acute Health Care
     Contractors

VI. Other

This submission requirement will not be scored or used to determine contract awards for AHCCCS Acute or
KidsCare business pursuant to this request for proposals.

Required Submissions: Other

Other Question

76. As described in Section D, Paragraph 75, KidsShare is a health insurance program being considered in the 2008 Legislative Session. Should the program be enacted, it is currently structured as follows:

                Program Design:
                                • A full risk program for children only (under 19 years of age)
                                • AHCCCS would set a capitation rate range; Offerors awarded contracts under this RFP will be afforded an opportunity to bid a capitation rate and potentially be offered a KidsShare contract.
                                • Benefit would be designed based on an affordable premium

                Eligibility Criteria including but not limited to:
                                • Resident of Arizona, citizen of the US, or a legal resident
                                • Family income above 200% not to exceed 350% of the Federal Poverty Level
                                • Parent/guardian employer does not offer insurance, or coverage is not extended to dependents
                                • Employer sponsored coverage or private commercial coverage is unaffordable for the family,
                                   i.e. greater than 10% of the family income or exceeding 150% of the premium(s) for KidsShare.
                                • Child or family member has preexisting conditions that precludes coverage under commercial coverage.

                Eligibility and Enrollment:
                                • AHCCCS would determine eligibility
                                • Family would choose a Contractor

                Please indicate if Offeror is interested in participating in this program. Identify any additional issues for consideration in the development or design of the program. Response must be limited to one page.

[END OF SECTION I]

SECTION J: LIST OF ATTACHMENTS

Attachment A: Minimum Subcontract Provisions
Attachment B: Geographic Service Area; Minimum Network Requirements
Attachment C: RESERVED
Attachment D: Sample Letter of Intent: Network Submission Requirements
Attachment E: Instructions for Preparing Capitation Proposal
Attachment F: Periodic Reporting Requirements
Attachment G: Auto-Assignment Algorithm
Attachment H: Grievance System Standards and Policy
Attachment I: RESERVED
Attachment J: Offeror’s Checklist
Attachment K: Cost Sharing Copayments

ATTACHMENT A: MINIMUM SUBCONTRACT PROVISIONS

For the sole purpose of this Attachment, the following definitions apply:

“Subcontract” means any contract between the Contractor and a third party for the performance of any or all services or requirements specified under the Contractor’s contract with AHCCCS.

“Subcontractor” means any third party with a contract with the Contractor for the provision of any or all services or requirements specified under the Contractor’s contract with AHCCCS.

Subcontractors who provide services under the AHCCCS ALTCS and or the Acute Care Program must comply with the following applicable rules and statutes:

            • Rules for the ALTCS are found in Arizona Administrative Code (AAC) Title 9, Chapter 28.
                AHCCCS statutes for long term care are generally found in Arizona Revised Statue (ARS) 36,
                Chapter 29, Article 2.

            • Rules for the Acute Care Program are found in AAC Title 9, Chapter 22. AHCCCS statutes for the
                Acute Care Program are generally found in ARS 36, Chapter 29, Article 1. Rules for the KidsCare
                Program are found in AAC Title 9, Chapter 31 and the statutes for KidsCare Program may be found in
                ARS 36, Chapter 29, Article 4.

All statutes, rules and regulations cited in this attachment are listed for reference purposes only and are not intended to be all inclusive.

[The following provisions must be included verbatim in every contract.]

1. ASSIGNMENT AND DELEGATION OF RIGHTS AND RESPONSIBILITIES

No payment due the Subcontractor under this subcontract may be assigned without the prior approval of the
Contractor. No assignment or delegation of the duties of this subcontract shall be valid unless prior written approval is received from the Contractor. (AAC R2-7-305)

2. AWARDS OF OTHER SUBCONTRACTS

AHCCCS and/or the Contractor may undertake or award other contracts for additional or related work to the work performed by the Subcontractor and the Subcontractor shall fully cooperate with such other contractors, subcontractors or state employees. The Subcontractor shall not commit or permit any act which will interfere with the performance of work by any other contractor, subcontractor or state employee. (AAC R2-7-308)

3. CERTIFICATION OF COMPLIANCE – ANTI-KICKBACK AND LABORATORY TESTING

By signing this subcontract, the Subcontractor certifies that it has not engaged in any violation of the Medicare
Anti-Kickback statute (42 USC §§1320a-7b) or the “Stark I” and “Stark II” laws governing related-entity referrals (PL 101-239 and PL 101-432) and compensation there from. If the Subcontractor provides laboratory testing, it certifies that it has complied with 42 CFR §411.361 and has sent to AHCCCS simultaneous copies of the information required by that rule to be sent to the Centers for Medicare and Medicaid Services. (42 USC
§§1320a-7b; PL 101-239 and PL 101-432; 42 CFR §411.361)

4. CERTIFICATION OF TRUTHFULNESS OF REPRESENTATION

By signing this subcontract, the Subcontractor certifies that all representations set forth herein are true to the best of its knowledge.

5. CLINICAL LABORATORY IMPROVEMENT AMENDMENTS OF 1988

The Clinical Laboratory Improvement Amendment (CLIA) of 1988 requires laboratories and other facilities that test human specimens to obtain either a CLIA Waiver or CLIA Certificate in order to obtain reimbursement from the Medicare and Medicaid (AHCCCS) programs. In addition, they must meet all the requirements of 42 CFR
493, Subpart A.

To comply with these requirements, AHCCCS requires all clinical laboratories to provide verification of CLIA
Licensure or Certificate of Waiver during the provider registration process. Failure to do so shall result in either a termination of an active provider ID number or denial of initial registration. These requirements apply to all clinical laboratories.

Pass-through billing or other similar activities with the intent of avoiding the above requirements are prohibited.
The Contractor may not reimburse providers who do not comply with the above requirements (CLIA of 1988; 42
CFR 493, Subpart A).

6. COMPLIANCE WITH AHCCCS RULES RELATING TO AUDIT AND INSPECTION

The Subcontractor shall comply with all applicable AHCCCS Rules and Audit Guide relating to the audit of the
Subcontractor's records and the inspection of the Subcontractor's facilities. If the Subcontractor is an inpatient facility, the Subcontractor shall file uniform reports and Title XVIII and Title XIX cost reports with AHCCCS
(ARS 41-2548; 45 CFR 74.48 (d)).

7. COMPLIANCE WITH LAWS AND OTHER REQUIREMENTS

The Subcontractor shall comply with all federal, State and local laws, rules, regulations, standards and executive orders governing performance of duties under this subcontract, without limitation to those designated within this subcontract [42 CFR 434.70 and 42 CFR 438.6(l)].

8. CONFIDENTIALITY REQUIREMENT

Confidential information shall be safeguarded pursuant to 42 CFR Part 431, Subpart F, ARS §36-107, 36-2932,
41-1959 and 46-135, AHCCCS Rules and the Health Insurance Portability and Accountability Act (CFR 164).

9. CONFLICT IN INTERPRETATION OF PROVISIONS

In the event of any conflict in interpretation between provisions of this subcontract and the AHCCCS Minimum
Subcontract Provisions, the latter shall take precedence.

10. CONTRACT CLAIMS AND DISPUTES

Contract claims and disputes shall be adjudicated in accordance with AHCCCS Rules.

11. ENCOUNTER DATA REQUIREMENT

If the Subcontractor does not bill the Contractor (e.g., Subcontractor is capitated), the Subcontractor shall submit encounter data to the Contractor in a form acceptable to AHCCCS.

12. EVALUATION OF QUALITY, APPROPRIATENESS, OR TIMELINESS OF SERVICES

AHCCCS or the U.S. Department of Health and Human Services may evaluate, through inspection or other means, the quality, appropriateness or timeliness of services performed under this subcontract.

13. FRAUD AND ABUSE

If the Subcontractor discovers, or is made aware, that an incident of suspected fraud or abuse has occurred, the
Subcontractor shall report the incident to the prime Contractor as well as to AHCCCS, Office of Program
Integrity. All incidents of potential fraud should be reported to AHCCCS, Office of the Director, Office of
Program Integrity.

14. GENERAL INDEMNIFICATION

The parties to this contract agree that AHCCCS shall be indemnified and held harmless by the Contractor and
Subcontractor for the vicarious liability of AHCCCS as a result of entering into this contract. However, the parties further agree that AHCCCS shall be responsible for its own negligence. Each party to this contract is responsible for its own negligence.

15. INSURANCE

[This provision applies only if the Subcontractor provides services directly to AHCCCS members]

The Subcontractor shall maintain for the duration of this subcontract a policy or policies of professional liability insurance, comprehensive general liability insurance and automobile liability insurance in amounts that meet
Contractor’s requirements. The Subcontractor agrees that any insurance protection required by this subcontract, or otherwise obtained by the Subcontractor, shall not limit the responsibility of Subcontractor to indemnify, keep and save harmless and defend the State and AHCCCS, their agents, officers and employees as provided herein.
Furthermore, the Subcontractor shall be fully responsible for all tax obligations, Worker's Compensation
Insurance, and all other applicable insurance coverage, for itself and its employees, and AHCCCS shall have no responsibility or liability for any such taxes or insurance coverage. (45 CFR Part 74) The requirement for
Worker’s Compensation Insurance does not apply when a Subcontractor is exempt under ARS 23-901, and when such Subcontractor executes the appropriate waiver (Sole Proprietor/Independent Contractor) form.

16. LIMITATIONS ON BILLING AND COLLECTION PRACTICES

Except as provided in federal and state law and regulations, the Subcontractor shall not bill, or attempt to collect payment from a person who was AHCCCS eligible at the time the covered service(s) were rendered, or from the financially responsible relative or representative for covered services that were paid or could have been paid by the System.

17. MAINTENANCE OF REQUIREMENTS TO DO BUSINESS AND PROVIDE SERVICES

The Subcontractor shall be registered with AHCCCS and shall obtain and maintain all licenses, permits and authority necessary to do business and render service under this subcontract and, where applicable, shall comply with all laws regarding safety, unemployment insurance, disability insurance and worker's compensation.

18. NON-DISCRIMINATION REQUIREMENTS

The Subcontractor shall comply with State Executive Order No. 99-4, which mandates that all persons, regardless of race, color, religion, gender, national origin or political affiliation, shall have equal access to employment opportunities, and all other applicable Federal and state laws, rules and regulations, including the
Americans with Disabilities Act and Title VI. The Subcontractor shall take positive action to ensure that applicants for employment, employees, and persons to whom it provides service are not discriminated against due to race, creed, color, religion, sex, national origin or disability. (Federal regulations, State Executive order
# 99-4)

19. PRIOR AUTHORIZATION AND UTILIZATION MANAGEMENT

The Contractor and Subcontractor shall develop, maintain and use a system for Prior Authorization and
Utilization Review that is consistent with AHCCCS Rules and the Contractor’s policies.

20. RECORDS RETENTION

The Subcontractor shall maintain books and records relating to covered services and expenditures including reports to AHCCCS and working papers used in the preparation of reports to AHCCCS. The Subcontractor shall comply with all specifications for record keeping established by AHCCCS. All books and records shall be maintained to the extent and in such detail as required by AHCCCS Rules and policies. Records shall include but not be limited to financial statements, records relating to the quality of care, medical records, dental records, prescription files and other records specified by AHCCCS.

The Subcontractor agrees to make available at its office at all reasonable times during the term of this contract and the period set forth in the following paragraphs, any of its records for inspection, audit or reproduction by any authorized representative of AHCCCS, State or Federal government.

The Subcontractor shall preserve and make available all records for a period of five years from the date of final payment under this contract unless a longer period of time is required by law.

If this contract is completely or partially terminated, the records relating to the work terminated shall be preserved and made available for a period of five years from the date of any such termination. Records which relate to grievances, disputes, litigation or the settlement of claims arising out of the performance of this contract, or costs and expenses of this contract to which exception has been taken by AHCCCS, shall be retained by the
Subcontractor for a period of five years after the date of final disposition or resolution thereof unless a longer period of time is required by law. (45 CFR 74.53; 42 CFR 431.17; ARS 41-2548)

21. SEVERABILITY

If any provision of these standard subcontract terms and conditions is held invalid or unenforceable, the remaining provisions shall continue valid and enforceable to the full extent permitted by law.

22. SUBJECTION OF SUBCONTRACT

The terms of this subcontract shall be subject to the applicable material terms and conditions of the contract existing between the Contractor and AHCCCS for the provision of covered services.

23. TERMINATION OF SUBCONTRACT

AHCCCS may, by written notice to the Subcontractor, terminate this subcontract if it is found, after notice and hearing by the State, that gratuities in the form of entertainment, gifts, or otherwise were offered or given by the
Subcontractor, or any agent or representative of the Subcontractor, to any officer or employee of the State with a view towards securing a contract or securing favorable treatment with respect to the awarding, amending or the making of any determinations with respect to the performance of the Subcontractor; provided, that the existence of the facts upon which the state makes such findings shall be in issue and may be reviewed in any competent court. If the subcontract is terminated under this section, unless the Contractor is a governmental agency, instrumentality or subdivision thereof, AHCCCS shall be entitled to a penalty, in addition to any other damages to which it may be entitled by law, and to exemplary damages in the amount of three times the cost incurred by the Subcontractor in providing any such gratuities to any such officer or employee. (AAC R2-5-501; ARS 41-
2616 C.; 42 CFR 434.6, a. (6))

24. VOIDABILITY OF SUBCONTRACT

This subcontract is voidable and subject to immediate termination by AHCCCS upon the Subcontractor becoming insolvent or filing proceedings in bankruptcy or reorganization under the United States Code, or upon assignment or delegation of the subcontract without AHCCCS’s prior written approval.

25. WARRANTY OF SERVICES

The Subcontractor, by execution of this subcontract, warrants that it has the ability, authority, skill, expertise and capacity to perform the services specified in this contract.

26. OFF-SHORE PERFORMANCE OF WORK PROHIBITED

Due to security and identity protection concerns, direct services under this contract shall be performed within the borders of the United States. Any services that are described in the specifications or scope of work that directly serve the State of Arizona or its clients and may involve access to secure or sensitive data or personal client data or development or modification of software for the State shall be performed within the borders of the United
States. Unless specifically stated otherwise in specifications, this definition does not apply to indirect or
“overhead” services, redundant back-up services or services that are incidental to the performance of the contract.
This provision applies to work performed by subcontractors at all tiers.

27. FEDERAL IMMIGRATION AND NATIONALITY ACT

The Subcontractor shall comply with all federal, state and local immigration laws and regulations relating to the immigration status of their employees during the term of the contract. Further, the Subcontractor shall flow down this requirement to all subcontractors utilized during the term of the contract. The State shall retain the right to perform random audits of Contractor and subcontractor records or to inspect papers of any employee thereof to ensure compliance. Should the State determine that the Contractor and/or any subcontractors be found noncompliant, the State may pursue all remedies allowed by law, including, but not limited to; suspension of work, termination of the contract for default and suspension and/or debarment of the Contractor.

ATTACHMENT B: MINIMUM NETWORK STANDARDS (By Geographic Service Area)

INSTRUCTIONS:

Contractors shall have in place an adequate network of providers capable of meeting contract requirements. The information that follows describes the minimum network requirements by Geographic Service Area (GSA).

In some GSAs there are required service sites located outside of the geographical boundary of a GSA. The reason for this relates to practical access to care. In certain instances, a member must travel a much greater distance to receive services within their assigned GSA, than if the member were not allowed to receive services in an adjoining Border Community.

Split zip codes occur in some counties. Split zip codes are those which straddle two different counties.
Enrollment for members residing in these zip codes is based upon the county and GSA to which the entire zip code has been assigned by AHCCCS. The Contractor shall be responsible for providing services to members residing in the entire zip code that is assigned to the GSA for which the Contractor has agreed to provide services.
The split zip codes GSA assignments are as follows:

ZIP CODE	SPLIT BETWEEN THESE COUNTIES	COUNTY ASSIGNED TO	ASSIGNED GSA

85220	Pinal and Maricopa	Maricopa	12
85242	Pinal and Maricopa	Maricopa	12
85292	Gila and Pinal	Gila	12
85342	Yavapai and Maricopa	Maricopa	12
85358	Yavapai and Maricopa	Maricopa	12
85390	Yavapai and Maricopa	Maricopa	12
85643	Graham and Cochise	Cochise	14
85645	Pima and Santa Cruz	Santa Cruz	10
85943	Apache and Navajo	Navajo	4
86336	Coconino and Yavapai	Yavapai	6
86351	Coconino and Yavapai	Coconino	4
86434	Mohave and Yavapai	Yavapai	6
86340	Coconino and Yavapai	Yavapai	6

If outpatient specialty services (OB, family planning, and pediatrics) are not included in the primary care provider contract, at least one subcontract is required for each of these specialties in the service sites specified.

In Tucson (GSA 10) and Metropolitan Phoenix (GSA 12), the Contractor must have a network that is able to provide PCP, dental and pharmacy services so that members do not need to travel more than 5 miles from their residence. The Contractor must also obtain at least one hospital contract in each service district listed on the
Hospitals in Phoenix and Tucson Metropolitan area pages within this section, respectively. Metropolitan
Phoenix is further defined on the Minimum Network Standard page specific to GSA # 12.

At a minimum, the Contractor shall have contracts with physicians with admitting and treatment privileges at each hospital in its network.

For the remaining GSAs and areas not included in the Phoenix or Tucson Metropolitan Areas, the Contractor is
required to obtain contracts with Physician(s) with admission and treatment privileges in the communities identified under Hospitals on the Minimum Network Standard page specific to each GSA. The Contractor must have a network that is able to provide PCP, dental and pharmacy services in each of the communities identified on the Minimum Network Standard Page specific to each GSA.

Provider categories required at various service delivery sites included in the Service Area Minimum Network
Standards are indicated as follows:

H Hospitals
P Primary Care Providers (physicians, certified nurse practitioners and physician assistants)
D Dentists
Ph Pharmacies

HOSPITALS IN PHOENIX METROPOLITAIN AREA (By service district, by zip code)

DISTRICT 1

85006 Banner Good Samaritan Medical Center
85281 St. Luke’s Medical Center
85008 Maricopa Medical Center
85013 St. Joseph’s Hospital & Medical Center
85020 John C. Lincoln Hospital – North Mountain

DISTRICT 2

85015 Phoenix Baptist Hospital & Medical Center
85027 John C. Lincoln Hospital – Deer Valley
85037 Banner Estrella Medical Center
85306 Banner Thunderbird Medical Center
85308 Arrowhead Community Hospital & Medical Center
85338 West Valley Hospital
85351 Walter O. Boswell Memorial Hospital
85375 Del E. Webb Memorial Hospital
85031 Maryvale Hospital Medical Center

DISTRICT 3

85031 Paradise Valley Hospital
85054 Mayo Clinic Hospital
85251 Scottsdale Healthcare – Osborn
85261 Scottsdale Healthcare – Shea
85255 Scottsdale Healthcare – Thompson Peak

DISTRICT 4

85201 Mesa General Hospital Medical Center
85201 Mesa Lutheran Hospital
85202 Banner Desert Medical Center
85206 Valley Lutheran Hospital
85224 Chandler Regional Hospital
85281 Tempe St. Luke’s Hospital
85296 Mercy Gilbert
85234 Banner Gateway
85209 Mountain Vista

HOSPITALS IN TUCSON METROPOLITAN AREA (By service district, by zip code)

DISTRICT 1

85719 University Medical Center
85741 Northwest Hospital
85745 Carondelet St. Mary’s Hospital
85775 Northwest Medical Center Oro Valley

DISTRICT 2

85711 Carondelet St. Joseph’s Hospital
85712 El Dorado Hospital
85717 Tucson Medical Center
85713 University Physicians Hospital at Kino Campus

COUNTIES: LA PAZ AND YUMA – Geographic Service Area 2

HospitalsPhysician(s) w/admit and
treatment privileges required
in the following communities
Blythe, CA
Lake Havasu City
Parker
Yuma

Primary Care Providers
Blythe, CA
Lake Havasu City
Parker
San Luis
Somerton
Wellton
Yuma

Dentists
Blythe, CA
Lake Havasu City
Parker
San Luis
Yuma

Pharmacies
Blythe, CA
Lake Havasu City
Parker
Somerton
San Luis
Yuma

H=Hospital P=Primary Care Physician D=Dentist Ph=Pharmacy

COUNTIES: APACHE, COCONINO, MOHAVE, AND NAVAJO – Geographic Service Area 4

HospitalsPhysician(s) w/admit
and treatment privileges required
in the following communities
Bullhead City
Flagstaff
Gallup, NM
Kanab, UT
Kingman
Lake Havasu City
Needles, CA
Page
Payson
Show Low
Springerville
St. George, UT
Winslow

Primary Care Providers
Ash Fork/Seligman
Bullhead City
Colorado City or Hilldale or Kanab, UT
Flagstaff
Fort Mohave
Gallup, NM
Holbrook
Kingman
Lake Havasu City
Page
Payson
Sedona
Show Low or Pinetop or Lakeside
Snowflake or Taylor
Springerville or Eager
St. George, UT or Mesquite, NV
St. Johns
Williams
Winslow

Dentists
SAME AS PRIMARY
CARE PROVIDERS
(except for Fort Mohave,
no dentist required)

Pharmacies
SAME AS PRIMARY
CARE PROVIDERS

H=Hospital P=Primary Care Physician D=Dentist Ph=Pharmacy

COUNTY: YAVAPA – Geographic Service Area 6

HospitalsPhysician(s) w/admit
and treatment privileges required
in the following communities
Cottonwood
Flagstaff
Maricopa County
Prescott

Primary Care Providers
Ash Fork or Seligman
Camp Verde
Cottonwood
Maricopa County or Wickenburg
Prescott
Prescott Valley
Sedona

Dentists
SAME AS PRIMARY CARE
PROVIDERS

Pharmacies
SAME AS PRIMARY CARE
PROVIDERS
(except for Ash Fork/Seligman,
no pharmacy required)

H=Hospital P=Primary Care Physician D=Dentist Ph=Pharmacy

COUNTIES: PINAL AND GILA – Geographic Service Area 8

HospitalsPhysician(s) w/admit
and treatment privileges required
in the following communities
Casa Grande
Globe
Maricopa County District 4
Payson

Primary Care Providers
Apache Junction
Casa Grande
Coolidge or Florence
Eloy
Globe or Miami or Claypool
Kearney
Mammoth or San Manuel or
Oracle
Mesa or Gilbert or Queen Creek
Payson

Dentists
Apache Junction
Casa Grande
Coolidge or Florence
Eloy
Globe or Miami or Claypool
Kearney
Mammoth or San Manuel or
Oracle
Mesa or Gilbert or Queen Creek
Payson

Pharmacies
Apache Junction
Casa Grande
Coolidge or Florence
Globe or Miami or Claypool
Kearney
Mammoth or San Manuel or
Oracle
Mesa or Gilbert or Queen Creek
Payson

H=Hospital P=Primary Care Physician D=Dentist Ph=Pharmacy

COUNTY: PIMA AND SANTA CRUZ – Geographic Service Area 10

Hospital
Tucson
District 1
Contract Required
District 2
Contract Required
Nogales
Physician(s) w/admit and
treatment privileges required

Primary Care Providers
Ajo
Green Valley
Marana
Nogales
Oro Valley
Tucson

Dentists
SAME AS PRIMARY CARE
PROVIDERS

Pharmacies
SAME AS PRIMARY CARE
PROVIDERS

H=Hospital P=Primary Care Physician D=Dentist Ph=Pharmacy

COUNTY: MARICOPA – Geographic Service Area 12

Hospital
Metropolitan Phoenix*
   District 1
Contract Required
   District 2
Contract Required
   District 3
Contract Required
   District 4
Contract Required

Primary Care Providers
Buckeye
Cave Creek or Carefree
Gila Bend
Goodyear or Litchfield Park
Metropolitan Phoenix*
Queen Creek
Wickenburg

Dentists
Buckeye or Goodyear or Litchfield Park
Metropolitan Phoenix*
Wickenburg

Pharmacies
Buckeye
Cave Creek or Carefree
Goodyear or Litchfield Park
Metropolitan Phoenix*
Wickenburg

*For Purposes of this RFP, Metropolitan Phoenix encompasses the following: Apache Junction, Avondale, Chandler, El Mirage, Fountain Hills, Gilbert, Glendale, Mesa, Paradise Valley, Peoria, Phoenix, Scottsdale, Sun City/Sun City West, Surprise, Tempe, Tolleson, and Youngtown. Within this area, distance standards must be met as specified in Attachment B.

H=Hospital P=Primary Care Physician D=Dentist Ph=Pharmacy

COUNTIES: COCHISE, GRAHAM AND GREENLEE – Geographic Service Area 14

HospitalsPhysician(s) w/admit and treatment privileges required in the following communities
Benson
Bisbee
Douglas
Safford
Sierra Vista
Tucson
Willcox

Primary Care Providers
Benson
Bisbee
Douglas
Morenci or Clifton
Safford
Sierra Vista
Willcox

Dentists
Benson or Willcox
Bisbee
Douglas
Morenci or Clifton
Safford
Sierra Vista

Pharmacies
Benson
Bisbee
Douglas
Morenci or Clifton
Safford or Thatcher
Sierra Vista
Willcox

H=Hospital P=Primary Care Physician D=Dentist Ph=Pharmacy

ATTACHMENT C: RESERVED

ATTACHMENT D: SAMPLE LETTER OF INTENT

The following information is provided as early notification for Offerors’ benefit. However, complete instructions regarding this Letter of Intent will be provided when the RFP is released. Only instructions included in the RFP are considered official. Do not send completed Letter of Intent to AHCCCS at this time.

Letter of Intent Instructions

The following is the mandated format for the Arizona Health Care Cost Containment System, Contract Year
Ending 2007 Letter of Intent (LOI). It is to be used to show a provider’s intention to enter into a contract with an Offeror. No alterations or changes are permitted, except for shaded areas which identify the Offeror. The
Offeror may print the form on its letterhead or insert its name or logo in the box at the top of the forms. The completed LOI or an executed contract will be acceptable evidence of an Offeror’s proposed network.

If a provider has multiple sites that offer identical services, only one LOI should be signed, with additional service site information (items 1 to 6) attached to the LOI. If services differ between sites, a separate LOI must be obtained for each service site.

If a representative signs an LOI on behalf of a provider, evidence of authority for the representative must be available upon request.

[OFFEROR’S LOGO]

Please do not sign this Letter of Intent unless you seriously intend to enter into negotiations with the Offeror mentioned below and understand that the Arizona Health Care Cost Containment System Administration (AHCCCS) requires all contracts to include Minimum Subcontract Provisions as listed at http://www.azahcccs.gov/Contracting/BidderLib_Acute.asp.

No alterations or changes are permitted, except for shaded areas which identify the Offeror. This letter is subject to verification by AHCCCS.

The provider signing below is willing to enter into contract negotiations with (Offeror’s name), for provision of covered services to AHCCCS members enrolled with (Offeror’s name). This provider intends to sign a contract with (Offeror’s name) if (Offeror’s name) is awarded an AHCCCS contract beginning October 1, 2008 in the provider’s service area and an acceptable agreement can be reached between the provider and (Offeror’s name). Signing this Letter of Intent does not obligate the provider to sign a contract with (Offeror’s name) however, please do not sign this Letter of Intent unless you seriously intend to enter into negotiations with the above mentioned health plan.

The following information is furnished by the provider:

1. NATIONAL PROVIDER IDENTIFICATION NUMBER (NPI) or AHCCCS PROVIDER IDENTIFICATION NUMBER
_____________________________________________________________

2. PROVIDER’S PRINTED NAME ____________________________________________________________

3. ADDRESS (where services will be provided) ___________________________________________________
_________________________________________________ZIP CODE________________________________

4. COUNTY ________________ 5. TELEPHONE ________________ 6. FAX _________________________

___ Please check here if additional service site information is attached to the Letter of Intent

7. CHECK ALL THAT APPLY

___ A. Primary Care Physician                          ___ Family Practice
                                                                                ___ General Practice
                                                                                ___ Pediatrics
                                                                                ___ Internal Medicine

                                                Services:                ___ EPSDT
                                                                                ___ OB

___ B. Primary Care Nurse Practitioner            ___ Family Practice
                                                                                ___ Adult
                                                                                ___ Pediatrics
                                                                                ___ Midwife

                                                Services:                ___ EPSDT
                                                                                ___ OB

___ C. Primary Care Physician’s Assistant

                                                Services:                ___ EPSDT
                                                                                ___ OB

___ D. Physician – Specialist – (Specify)_____________________________________________________

___ E. Hospital
___ F. Urgent Care Facility
___ G. Pharmacy
___ H. Laboratory
___ I. Medical Imaging
___ J. Medically Necessary Transportation
___ K. Nursing Facility
___ L. Dentist
___ M. Therapy (Specify Physical Therapy, Occupational Therapy, Speech, Respiratory) _____________
________________________________________________________________________________
___ N. Behavioral Health Provider (Specify) __________________________________________________
___ O. Durable Medical Equipment
___ P. Home Health Agency
___ Q. Other (Please Specify)______________________________________________________________

8. LANGUAGES SPOKEN BY THE PROVIDER (OTHER THAN ENGLISH) _____________________

______________________________________________________________________________________

9. NAME OF HOSPITAL(S) WHERE PHYSICIAN HAS ADMITTING PRIVILEGES ______________

______________________________________________________________________________________

NOTICE TO PROVIDERS: This Letter of Intent will be used by AHCCCS in its bid evaluation and contract award process. You should only sign this Letter of Intent if you intend to enter into contract negotiations with (Offeror’s name) should they receive a contract award. If you are signing on behalf of a physician, please provide evidence of your authority to do so.

Do not return completed Letter of Intent to AHCCCS. Completed Letter of Intent needs to be returned to (Offeror’s name).

10. PROVIDER’S SIGNATURE ____________________________________DATE _______________

11. PRINTED NAME OF SIGNER _________________________________TITLE _______________

[OFFEROR’S LOGO]

ADDITIONAL SERVICE SITES:

1. NATIONAL PROVIDER IDENTIFICATION NUMBER (NPI) or AHCCCS PROVIDER IDENTIFICATION NUMBER

_____________________________________________________________

2. PROVIDER’S PRINTED NAME ____________________________________________________________

3. ADDRESS (where services will be provided) ___________________________________________________

_________________________________________________ZIP CODE________________________________

4. COUNTY ________________ 5. TELEPHONE ________________ 6. FAX _________________________

3. ADDRESS (where services will be provided) ___________________________________________________

_________________________________________________ZIP CODE________________________________

4. COUNTY ________________ 5. TELEPHONE ________________ 6. FAX _________________________

3. ADDRESS (where services will be provided) ___________________________________________________

_________________________________________________ZIP CODE________________________________

4. COUNTY ________________ 5. TELEPHONE ________________ 6. FAX _________________________

3. ADDRESS (where services will be provided) ___________________________________________________

_________________________________________________ZIP CODE________________________________

4. COUNTY ________________ 5. TELEPHONE ________________ 6. FAX _________________________

3. ADDRESS (where services will be provided) ___________________________________________________

_________________________________________________ZIP CODE________________________________

4. COUNTY ________________ 5. TELEPHONE ________________ 6. FAX _________________________

3. ADDRESS (where services will be provided) ___________________________________________________

_________________________________________________ZIP CODE________________________________

4. COUNTY ________________ 5. TELEPHONE ________________ 6. FAX _________________________

ATTACHMENT E: INSTRUCTIONS FOR PREPARING CAPITATION PROPOSAL

All capitation rate bid proposals (including best and final offers, if applicable) must be submitted to AHCCCS via the AHCCCS Web Based Capitation Rate Proposal application. A CCFR must be completed for every risk group in each Geographic Service Area (GSA) in which the Offeror bids.

The Offeror must also use the Web Tool to print and submit Section B, Capitation Rates, of the Request for
Proposal (RFP). In the event that the Web Tool bid submission differs from the bid submission included with
Section B of the RFP, the bid submitted via the Web Tool will prevail. The first page of Section B should be the certification that the capitation rates are actuarially sound, signed by an actuary who is a member of the American
Academy of Actuaries.

The Web Tool will present the CCFR bid screens by GSA and Risk Group.

The following is a list of the GSAs and the counties associated to each GSA that will be effective 10/1/08.

GSA #     County or Counties
2              Yuma, La Paz
4              Apache, Coconino, Mohave, and Navajo
6              Yavapai
8              Gila, Pinal
10            Pima, Santa Cruz
12            Maricopa
14            Graham, Greenlee, Cochise

The following is a listing of the risk groups for which capitation rates need to be bid. All risk groups apply to each GSA.

1. TANF <1
2. TANF 1-13
3. TANF 14-44 Female
4. TANF 14-44 Male
5. TANF 45+
6. SSI with Medicare
7. SSI without Medicare
8. MED
9. AHCCCS Care (Non-MED)

Note: 1931s, KidsCare, HIFA Parents, SOBRA Children, SOBRA Mothers, and Breast and Cervical Cancer
Treatment Program populations are included in TANF risk groups. See the Data Supplement for the roll up of rate codes in the risk groups.

Detailed instructions for the Web tool will be included within the Data Supplement. These instructions will include general guidelines for the usage of the Web tool as well as the following items:

            • Process to receive a unique ID and password for the Web Tool
                • Application software requirements
                • Customer technical support desk phone number

ATTACHMENT F: PERIODIC REPORT REQUIREMENTS

The following table is a summary of the periodic reporting requirements for the Contractor and is subject to change at any time during the term of the contract. The table is presented for convenience only and should not be construed to limit the Contractor’s responsibilities in any manner. Content for all deliverables is subject to review; AHCCCS may assess sanctions if it is determined that inaccurate or incomplete data is submitted.

The deliverables listed below are due by 5:00 PM on the due date indicated, if the due date falls on a weekend or a State Holiday the due date is 5:00 PM on the next business day.

REPORT	WHEN DUE	SOURCE/REFERENCE	SEND TO:
DHCM Finance
Monthly Financial Reporting Package	30 days after the end of the month, only when required by AHCCCS	Reporting Guide For Acute Health Care Contractors	Finance Manager
Quarterly Financial Reporting Package	60 days after the end of each quarter	Reporting Guide For Acute Health Care Contractors	Finance Manager
FQHC Member Information	60 days after the end of each quarter	Reporting Guide For Acute Health Care Contractors; Section D, Paragraph 34	Finance Manager
Draft Annual Financial Reporting Package	90 days after the end of each fiscal year	Reporting Guide For Acute Health Care Contractors	Finance Manager
Final Annual Financial Reporting Package	120 days after the end of each fiscal year	Reporting Guide For Acute Health Care Contractors	Finance Manager
Advances/Loans/Equity Distributions	Submit for approval prior to effective date	Section D, Paragraph 49;	Finance Manager
Premium Tax Reporting	March 15th, June 15th, September 15th and December 15th	ACOM Premium Tax Reporting Policy	Finance Manager

REPORT	WHEN DUE	SOURCE/REFERENCE	SEND TO:
DHCM Data Analysis and Research
Corrected Pended Encounter Data	Monthly, according to established schedule	Encounter Reporting User Manual	Encounter Administrator
New Day Encounter	Monthly, according to established schedule	Encounter Reporting User Manual	Encounter Administrator
Medical Records for Data Validation	90 days after the request received from AHCCCS	Data Validation User Manual	Encounter Administrator

REPORT	WHEN DUE	SOURCE/REFERENCE	SEND TO:
Office of Program Integrity
Provider Fraud/Abuse Report	Within 10 days of discovery	Section D, Paragraph 62	Office of Program Integrity Manager
Eligible Person Fraud/Abuse Report	Within 10 days of discovery	Section D, Paragraph 62	Office of Program Integrity Manager

AHCCCS will assess the following sanctions on the deliverables listed below, under DHCM Acute Care
Operations, Clinical Quality Management and Medical Management that are not received by 5:00 PM on the due date indicated, if the due date falls on a weekend or a State Holiday, sanctions will be assessed on deliverables not received by 5:00 PM on the next business day.

Late Deliverables
1st time “late” sanction/ 1-10 days:                  $5,000
1st time “late” sanction/ 11-20 days:                $10,000
1st time “late” sanction/ over 21 days:             $15,000

2nd time “late” sanction/ 1-10 days: $10,000
2nd time “late” sanction/ 11-20 days:               $20,000
2nd time “late” sanction/over 21 days:            $30,000

3rd time “late” sanction/ 1-10 days:                  $20,000
3rd time “late” sanction/ 11-20 days:                $40,000
3rd time “late” sanction/over 21 days:             $60,000

The sanctions outlined above are deliverable specific. For example, if the Contractor submits its claims dashboard 5 days late in January, a $5,000 sanction will be assessed. The next month, if the Contractor submits its administrative measures 5 days late, it will be assessed a 1st time late sanction of $5,000. However if the Contractor submits the claims dashboard 5 days late again in March AHCCCS will asses a 2nd time late sanction of $10,000.

REPORT	WHEN DUE	SOURCE/REFERENCE	SEND TO:
DHCM Acute Care Operations
Annual Subcontractor Assignment and Evaluation Report	90 days after the beginning of the contract year	Section D, Paragraph 37; Section D, Paragraph 43	Operations and Compliance Officer
Provider Affiliation Transmission	15 days after the end of each quarter	Provider Affiliation Transmission Manual, submitted to PMMIS Provider-to- Contractor FTP	Operations and Compliance Officer
Claims Dashboard	15th day of each month following the reporting period	Section D, Paragraph 38; Claims Dashboard Reporting Guide	Operations and Compliance Officer
Subcontracts	As required by Contract	Section D, Paragraph 37; ACOM Templates Policy	Operations and Compliance Officer
Third Party Administrator subcontracts	30 days prior to the effective date of the subcontract	Section D, Paragraph 37; ACOM Templates Policy	Operations and Compliance Officer
Provider Advances	As required by Policy	ACOM Provider and Affiliate Advance Request Policy	Operations and Compliance Officer
Claim recoupments >$50,000	Upon identification by Contractor	Section D, Paragraph 38; ACOM Recoupment Request Policy	Operations and Compliance Officer
Administrative Measures	15th day of each month following the reporting period	Section D, Paragraph 25	Operations and Compliance Officer
Grievance System Report	See Grievance System Reporting Guide for frequency	Section D, Paragraph 26; Grievance System Reporting Guide	Operations and Compliance Officer
Provider Network Development and Management Plan	45 days after the first day of a new contract year	Section D, Paragraph 27; ACOM Provider Network Development and Management Plan Policy	Operations and Compliance Officer
Cultural Competency Plan	45 days after the first day of a new contract year	ACOM Cultural Competency Policy	Operations and Compliance Officer
Business Continuity and Recovery Plan	15 days after the beginning of each contract year	ACOM Business Continuity and Recovery Plan Policy	Operations and Compliance Officer
Marketing Attestation Statement	45 days after the beginning of each contract year	ACOM Marketing Outreach and Incentives Policy	Operations and Compliance Officer
Marketing and Outreach Materials	30 days prior to dissemination	ACOM Marketing Outreach and Incentives Policy	Marketing Committee Chairperson
Member Handbook	By August 15th of contract year, or within 4 weeks of receiving annual amendment, whichever is later.	Section D, Paragraph 18; ACOM Member Information Policy	Operations and Compliance Officer
Provider Network – Material Change	Submit change for approval prior to effective date	Section D, Paragraph 29; ACOM Provider Network Information Policy	Operations and Compliance Officer
Provider Network – Unexpected change	Within one business day	Section D, Paragraph 29	Operations and Compliance Officer
System Change Plan	Six months prior to implementation	Section D, Paragraph 38	Operations and Compliance Officer
Key Position Change	Within 7 days after an employee leaves and as soon as new hire has taken place	Section D, Paragraph 16	Operations and Compliance Officer
Listing of Local Presence	Within 45 days of the beginning of the Contract Year	Section D, Paragraph 16	Operations and Compliance Officer

REPORT	WHEN DUE	SOURCE/REFERENCE	SEND TO:
DHCM Clinical Quality Management
EPSDT Quarterly Monitoring Report	Annually on December 15th	Section D, Paragraph 10, Scope of Services, AMPM, Chapter 400	DHCM/CQM
EPSDT Improvement and Adult Quarterly Monitoring Report (Template must be used)	15 days after the end of each quarter	Section D, Paragraph 10, Scope of Services, AMPM, Chapter 400	DHCM/CQM
Quality Assessment/Performance Improvement Plan and Evaluation (Checklist to be submitted with Document)	Annually on December 15th	AMPM, Chapter 900	DHCM/CQM
Credentialing Quarterly Report	30 days after the end of each quarter	Section D, Paragraph 25	DHCM/CQM
Monthly Pregnancy Termination Report	End of the month following the pregnancy termination	AMPM, Chapter 400	DHCM/CQM
Maternity Care Plan	Annually on December 15th	AMPM, Chapter 400	DHCM/CQM
Sterilization Report	Immediately following procedure	AMPM, Chapter 400	DHCM/CQM
Stillbirth Report	Immediately following procedure	AMPM, Chapter 400	DHCM/CQM
Semi-annual report of number of pregnant women who are HIV/AIDS positive	30 days after the end of the 2nd and 4th quarter of each contract year	AMPM, Chapter 400	DHCM/CQM
Performance Improvement Project Baseline Report (Standardized format to be utilized)	Annually on December 15th	AMPM, Chapter 900	DHCM/CQM
Performance Improvement Project Re-measurement Report (Standardized format to be utilized)	Annually on December 15th	AMPM, Chapter 900	DHCM/CQM
Performance Improvement Project Final Report (Standardized format to be utilized)	Within 180 days of the end of the project, as defined in the project proposal approved by AHCCCS DHCM	AMPM, Chapter 900	DHCM/CQM
QM Quarterly Report	30 Days after the end of each quarter	Section D, Paragraph 23	DHCM/CQM
Pediatric Immunization Audit	As requested	Section D, Paragraph 23	DHCM/CQM
REPORT	WHEN DUE	SOURCE/REFERENCE	SEND TO:
DHCM Medical Management
Quarterly Inpatient Hospital Showing	15 days after the end of each quarter	State Medicaid Manual and the AMPM, Chapter 1000	DHCM/MM
Utilization Management Plan and Evaluation	Annually on December 15th	AMPM, Chapter 900	DHCM/MM
UM Quarterly Report	60 Days after the end of each quarter	Section D, Paragraph 24	DHCM/MM
HIV Specialty Provider List	Annually, on December 15th	AMPM, Chapter 300	DHCM/MM
Transplant Report	15 days after the end of each month	AMPM, Chapter 1000	DHCM/MM
Non-Transplant Catastrophic Reinsurance covered Diseases	Annually, within 30 days of the beginning of the contract year, enrollment to the plan, and when newly diagnosed.	Section D, Paragraph 57	DHCM/MM

ATTACHMENT G: AUTO-ASSIGNMENT ALGORITHM

Members who have the right to choose, but do not exercise this right, will be assigned to a Contractor through an auto-assignment algorithm. The algorithm is a mathematical formula used to distribute members to the various
Contractors in a manner that is consistent with AHCCCS goals.

With the exception of an enhanced auto-assignment algorithm that may be in effect at the start of a new contract cycle (October 1, 2008) for a three to six month period, the auto-assignment algorithm calculation details are as follows:

The algorithm employs a data table and a formula to assign cases (a case may be a member or a household of members) to Contractors using the target percentages developed. The algorithm data table consists of all the geographic service areas (GSA) in the state, all Contractors serving each GSA, and the target percentages by risk group within each GSA.

The Contractor farthest away from its target percentage within a GSA and risk group, the largest negative difference, is assigned the next case for that GSA. The equation used is:

                (t/T) – P = d

t = The total members assigned to the GSA, per risk group category, for the Contractor
T = The total members assigned to the GSA, per risk group category, all Contractors combined
P = The target percentage of members per risk group for the Contractor
d = The difference

The algorithm is calculated after each assignment to give a new difference for each Contractor. When more than one Contractor has the same difference, and their differences are greater than all other Contractors, the Contractor with the lowest Health Plan I.D. Number will be assigned the case.

Assignment by the algorithm applies to:

                1.             Members who are newly eligible to the AHCCCS program that did not choose a Contractor within the prescribed time limits.

                2.             Members whose assigned health plan is no longer available after the member moves to a new
                                GSA and did not choose a new Contractor within the prescribed time limits.

All Contractors, within a given geographic service area (GSA) and for each risk group, will have a placement in the algorithm and will receive members accordingly. A Contractor with a more favorable target percentage in the algorithm will receive proportionally more members. Conversely, a Contractor with a lower target percentage in the algorithm will receive proportionally fewer members. The initial algorithm formula favors Contractors with both lower awarded capitation rates and higher scores on the Program Component of the proposal.

In future contract years, AHCCCS may adjust the auto-assignment algorithm in consideration of Contractors’
clinical performance measure results when calculating target percentages. Ranking in the algorithm may be weighted based on the number of Performance Measures for which a Contractor is meeting the current AHCCCS
Minimum Performance Standard (MPS) as a percentage of the total number of measures utilized in the calculation. AHCCCS will determine the Performance Measures used to evaluate Contractor performance and apply the criterion universally when making the adjustment.

Development of the Target Percentages

Beginning in CYE ’09, the algorithm target percentages will be developed using the methodology described below, subject to the enhanced algorithm described below, if applicable. However, for subsequent years,
AHCCCS reserves the right to change the algorithm methodology to assure assignments are made in the best interest of the AHCCCS program and the State.

A Contractor’s placement in the algorithm is based upon the following two factors, which are weighted as follows:

#	Factor	Weighting
1	The Contractor’s final awarded capitation rate from AHCCCS.	50%
2	The Contractor’s score on the Program component of the proposal.	50%

Points will be assigned to each Contractor by risk group by GSA. Based on the rankings of the final awarded capitation rates and the final Program component scores, each Contractor will be assigned a number of points for each of these two components separately using the table below:

TABLE OF POINTS FOR FACTORS #1 (LOWEST CAPITATION RATE) AND #2 (HIGHEST
PROGRAM SCORE)

Number of Awards in GSA	1st Place	2nd Place	3rd Place	4th Place	5th Place	6th Place
2	60	40
3	44	32	24
4	35	28	22	15
5	30	25	20	15	10
6	26	23	19	15	11	6

Two or more Contractors that have equal final awarded capitation rates or Program component scores in a GSA for the same risk group will be given an equal percentage of the points for all of the positions held by the tied
Contractors combined.

The points awarded for the two components will be combined as follows to give the target percentage for each
Contractor by GSA by risk group:

Final Awarded Capitation Rate (.50) + Program Component Score (.50)= TARGET PERCENTAGE

Enrollment Considerations

AHCCCS will favor new and small Contractors in each GSA with increased auto-assignment. A new Contractor is defined as a Contractor new to the AHCCCS program or an incumbent Contractor that is new to a GSA. Small
Contractors will be determined based on enrollment as of May 1, 2008. A small Contractor is defined by GSA and has a membership level as delineated in the following table:

County/GSA	GSA-specific Enrollment Threshold
Maricopa – GSA 12	<50,000
Pima County Only	<30,000
Rural GSAs (including Santa Cruz County)	less than or equal to 45% of enrollment in the entire GSA as of May 1, 2008

Conversion Group Auto-Assignment

Members who are enrolled as of June 30, 2008 in an Exiting Contractor (Conversion Group) will be assigned to new and small Contractors within their GSA, effective October 1, 2008 via the coversion auto-assignment algorithm. These members will be allowed to remain with the Contractor to which they were auto-assigned or to choose a different Contractor by August 31, 2008 from any of the incumbent or new Contractors in the GSA that are effective October 1, 2008. These members will again have an opportunity to change Contractors from
October 1, 2008 until November 30, 2008 in order to provide them with the choice of any incumbent or new
Contractors.

If the number of members in the Conversion Group in a GSA is enough to bring all new and small Contractors within the GSA above the thresholds listed in the table above, the conversion auto-assignment algorithm will be applied until all of the new and small Contractors reach the thresholds. The remaining members of the
Conversion Group will be auto-assigned to all Contractors in the GSA according to the initial algorithm methodology based on awarded capitation rates and Program Component scores.

If the number of Conversion Group members in a GSA is not enough to bring all new and small Contractors within the GSA above the thresholds listed in the table above, an enhanced auto-assignment will be utilized to bring all new and small Contractors as close to equal as possible, without reducing any Contractor size.

In a rural GSA, if both Contractors are new to AHCCCS, the Conversion Group members will be auto-assigned approximately equally between the two Contractors.

For details on member choice of Contractors for the months of July, August and September 2008, see Section
I. For members being auto-assigned in July 2008, the algorithm will be based on the CYE 08 Contract. For members auto-assigned during August and September 2008, the algorithm will be based on the CYE 08
Contract with exiting Contractors in each GSA excluded, except in family continuity, newborn enrollment, and
90-day re-enrollment situations. For GSAs in which all Contractors are exiting, the CYE 08 algorithm will remain in effect through September 30, 2008.

Post-Conversion Auto-Assignment

For purposes of determining the enhanced algorithm, new Contractors and Continuing Contractors still below the thresholds on September 1, 2008 will receive members under the enhanced auto-assign algorithm beginning October 1, 2008. The enhanced algorithm will continue to favor those Contractors below the threshold, for at least three months but no longer than six months, regardless of their membership level during or at the end of the time period. In this situation, the plans not qualifying for the enhanced autoassignment algorithm will not receive any members via auto-assignment for the time period. After the three to six month time period, the algorithm will revert to the initial methodology based on final awarded capitation and Program Component score and all Contractors will again be included in the algorithm.

All efforts will be made to auto-assign members based on the methodology and thresholds above, however amounts may not be exact due to issues such as family continuity, newborns, 90-day re-enrollment etc.

ATTACHMENT H(1): ENROLLEE GRIEVANCE SYSTEM STANDARDS AND POLICY

The Contractor shall have a written policy delineating its Grievance System which shall be in accordance with applicable Federal and State laws, regulations and policies, including, but not limited to 42 CFR Part 438
Subpart F. The Contractor shall provide the ACOM Enrollee Grievance Policy to all providers and subcontractors at the time of contract. The Contractor shall also furnish this information to enrollees within a reasonable time after the Contractor receives notice of the enrollment. Additionally, the Contractor shall provide written notification of any significant change in this policy at least 30 days before the intended effective date of the change.

The written information provided to enrollees describing the Grievance System including the grievance process, the appeals process, enrollee rights, the grievance system requirements and timeframes, shall be in each prevalent non-English language occurring within the Contractor’s service area and in an easily understood language and format. The Contractor shall inform enrollees that oral interpretation services are available in any language, that additional information is available in prevalent non-English languages upon request and how enrollees may obtain this information.

Written documents, including but not limited to the Notice of Action, the Notice of Appeal Resolution, Notice of
Extension for Resolution, and Notice of Extension of Notice of Action shall be translated in the enrollee’s language if information is received by the Contractor, orally or in writing, indicating that the enrollee has a limited English proficiency. Otherwise, these documents shall be translated in the prevalent non-English language(s) or shall contain information in the prevalent non-English language(s) advising the enrollee that the information is available in the prevalent non-English language(s) and in alternative formats along with an explanation of how enrollees may obtain this information. This information must be in large, bold print appearing in a prominent location on the first page of the document.

At a minimum, the Contractor’s Grievance System Standards and Policy shall specify:

1. That the Contractor shall maintain records of all grievances and appeals and requests for hearing.

2. Information explaining the grievance, appeal, and fair hearing procedures and timeframes. This information shall include a description of the circumstances when there is a right to a hearing, the method for obtaining a hearing, the requirements which govern representation at the hearing, the right to file grievance and appeals and the requirements and timeframes for filing a grievance, appeal, or request for hearing.

3. The availability of assistance in the filing process and the Contractor’s toll-free numbers that an enrollee can use to file a grievance or appeal by phone if requested by the enrollee.

4. That the Contractor shall acknowledge receipt of each grievance and appeal. For Appeals, the Contractor shall acknowledge receipt of standard appeals in writing within five business days of receipt and within one business day of receipt of expedited appeals.

5. That the Contractor shall permit both oral and written appeals and grievances and that oral inquiries appealing an action are treated as appeals.

6. That the Contractor shall ensure that individuals who make decisions regarding grievances and appeals are individuals not involved in any previous level of review or decision making and that individuals who make decisions regarding: 1) appeals of denials based on lack of medical necessity, 2) a grievance regarding denial of expedited resolution of an appeal or 3) grievances or appeals involving clinical issues are health care professionals as defined in 42 CFR 438.2 with the appropriate clinical expertise in treating the enrollee’s condition or disease.

7. The resolution timeframes for standard appeals and expedited appeals may be extended up to 14 days if the enrollee requests the extension or if the Contractor establishes a need for additional information and that the delay is in the enrollee’s interest.

8. That if the Contractor extends the timeframe for resolution of an appeal when not requested by the enrollee, the Contractor shall provide the enrollee with written notice of the reason for the delay.

9. The definition of grievance as a member’s expression of dissatisfaction with any aspect of their care, other than the appeal of actions.

10. That an enrollee must file a grievance with the Contractor and that the enrollee is not permitted to file a grievance directly with the AHCCCS Administration.

11. That the Contractor must dispose of each grievance in accordance with the ACOM Enrollee Grievance
   Policy, but in no case shall the timeframe exceed 90 days.

12. The definition of action as the [42 CFR 438.400(b)]:
                a. Denial or limited authorization of a requested service, including the type or level of service;
                b. Reduction, suspension, or termination of a previously authorized service;
                c. Denial, in whole or in part, of payment for a service;
                d. Failure to provide services in a timely manner;
                e. Failure to act within the timeframes required for standard and expedited resolution of appeals and standard disposition of grievances; or
                f. Denial of a rural enrollee’s request to obtain services outside the Contractor’s network under
                   42 CFR 438.52(b)(2)(ii), when the contractor is the only Contractor in the rural area.

13. The definition of a service authorization request as an enrollee’s request for the provision of a service [42
   CFR 431.201].

14. The definition of appeal as the request for review of an action, as defined above.

15. Information explaining that a provider acting on behalf of an enrollee and with the enrollee’s written consent, may file an appeal.

16. That an enrollee may file an appeal of: 1) the denial or limited authorization of a requested service including the type or level of service, 2) the reduction, suspension or termination of a previously authorized service, 3) the denial in whole or in part of payment for service, 4) the failure to provide services in a timely manner, 5) the failure of the Contractor to comply with the timeframes for dispositions of grievances and appeals and 6) the denial of a rural enrollee’s request to obtain services outside the
   Contractor’s network under 42 CFR 438.52(b)(2)(ii) when the Contractor is the only Contractor in the rural area.

17. The definition of a standard authorization request. For standard authorization decisions, the Contractor must provide a Notice of Action to the enrollee as expeditiously as the enrollee’s health condition requires, but not later than 14 days following the receipt of the authorization request with a possible extension of up to 14 days if the enrollee or provider requests an extension or if the Contractor establishes a need for additional information and delay is in the enrollee’s best interest [42 CFR 438.210(d)(1)]. The Notice of
   Action must comply with the advance notice requirements when there is a termination or reduction of a previously authorized service OR when there is a denial of an authorization request and the physician asserts that the requested service/treatment is a necessary continuation of a previously authorized service.

18. The definition of an expedited authorization request. For expedited authorization decisions, the Contractor must provide a Notice of Action to the enrollee as expeditiously as the enrollee’s health condition requires,

   but not later than 3 business days following the receipt of the authorization request with a possible extension of up to 14 days if the enrollee or provider requests an extension or if the Contractor establishes a need for additional information and delay is in the enrollee’s interest [42 CFR 438.210(d)(2)].

19. That the Notice of Action for a service authorization decision not made within the standard or expedited timeframes, whichever is applicable, will be made on the date that the timeframes expire. If the Contractor extends the timeframe to make a standard or expedited authorization decision, the contractor must give the enrollee written notice of the reason to extend the timeframe and inform the enrollee of the right to file a grievance if the enrollee disagrees with the decision. The Contractor must issue and carry out its decision as expeditiously as the enrollee’s health condition requires and no later than the date the extension expires.

20. That the Contractor shall notify the requesting provider of the decision to deny or reduce a service authorization request. The notice to the provider must be written.

21. The definition of a standard appeal and that the Contractor shall resolve standard appeals no later than 30 days from the date of receipt of the appeal unless an extension is in effect. If a Notice of Appeal
   Resolution is not completed when the timeframe expires, the member’s appeal shall be considered to be denied by the Contractor, and the member can file a request for hearing.

22. The definition of an expedited appeal and that the Contractor shall resolve all expedited appeals not later than three business days from the date the Contractor receives the appeal (unless an extension is in effect)
   where the Contractor determines (for a request from the enrollee), or the provider (in making the request on the enrollee’s behalf indicates) that the standard resolution timeframe could seriously jeopardize the enrollee’s life or health or ability to attain, maintain or regain maximum function. The Contractor shall make reasonable efforts to provide oral notice to an enrollee regarding an expedited resolution appeal. If a
   Notice of Appeal Resolution is not completed when the timeframe expires, the member’s appeal shall be considered to be denied by the Contractor, and the member can file a request for hearing.

23. That if the Contractor denies a request for expedited resolution, it must transfer the appeal to the 30-day timeframe for a standard appeal. The Contractor must make reasonable efforts to give the enrollee prompt oral notice and follow-up within two days with a written notice of the denial of expedited resolution.

24. That an enrollee shall be given 60 days from the date of the Contractor’s Notice of Action to file an appeal.

25. That the Contractor shall mail a Notice of Action: 1) at least 10 days before the date of a termination, suspension or reduction of previously authorized AHCCCS services, except as provided in (a)-(e) below;
   2) at least 5 days before the date of action in the case of suspected fraud; 3) at the time of any action affecting the claim when there has been a denial of payment for a service, in whole or in part; 4) within 14 days from receipt of a standard service authorization request and within three business days from receipt of an expedited service authorization request, unless an extension is in effect. For service authorization decisions, the Contractor shall also ensure that the Notice of Action provides the enrollee with advance notice and the right to request continued benefits for all terminations and reductions of a previously authorized service and for denials when the physician asserts that the requested service/treatment which has been denied is a necessary continuation of a previously authorized service. As described below, the
   Contractor may elect to mail a Notice of Action no later than the date of action when:
                a. The Contractor receives notification of the death of an enrollee;
                b. The enrollee signs a written statement requesting service termination or gives information requiring termination or reduction of services (which indicates understanding that the termination or reduction will be the result of supplying that information);
                c. The enrollee is admitted to an institution where he is ineligible for further services;
                d. The enrollee’s address is unknown and mail directed to the enrollee has no forwarding address;
                e. The enrollee has been accepted for Medicaid in another local jurisdiction;

26. That the Contractor include, as parties to the appeal, the enrollee, the enrollee’s legal representative, or the legal representative of a deceased enrollee’s estate.

27. That the Notice of Action must explain: 1) the action the Contractor has taken or intends to take, 2) the reasons for the action, 3) the enrollee’s right to file an appeal with the Contractor, 4) the procedures for exercising these rights, 5) circumstances when expedited resolution is available and how to request it and
   6) the enrollee’s right to receive continued benefits pending resolution of the appeal, how to request continued benefits and the circumstances under which the enrollee may be required to pay for the cost of these services. The Notice of Action shall comply with ACOM Policy 414.

28. That benefits shall continue until a hearing decision is rendered if: 1) the enrollee files an appeal before the later of a) 10 days from the mailing of the Notice of Action or b) the intended date of the Contractor’s action, 2) a) the appeal involves the termination, suspension, or reduction of a previously authorized course of treatment or b) the appeal involves a denial and the physician asserts that the requested service/treatment is a necessary continuation of a previously authorized service, 3) the services were ordered by an authorized provider and 4) the enrollee requests a continuation of benefits.

   For purposes of this paragraph, benefits shall be continued based on the authorization which was in place prior to the denial, termination, reduction, or suspension which has been appealed.

29. That for appeals, the Contractor provides the enrollee a reasonable opportunity to present evidence and allegations of fact or law in person and in writing and that the Contractor informs the enrollee of the limited time available in cases involving expedited resolution.

30. That for appeals, the Contractor provides the enrollee and his representative the opportunity before and during the appeals process to examine the enrollee’s case file including medical records and other documents considered during the appeals process.

31. That the Contractor must ensure that punitive action is not taken against a provider who either requests an expedited resolution or supports an enrollee’s appeal.

32. That the Contractor shall provide written Notice of Appeal Resolution to the enrollee and the enrollee’s representative or the representative of the deceased enrollee’s estate which must contain: 1) the results of the resolution process, including the legal citations or authorities supporting the determination, and the date it was completed, and 2) for appeals not resolved wholly in favor of enrollees: a) the enrollee’s right to request a State fair hearing (including the requirement that the enrollee must file the request for a hearing in writing) no later than 30 days after the date the enrollee receives the Contractor’s notice of appeal resolution and how to do so, b) the right to receive continued benefits pending the hearing and how to request continuation of benefits and c) information explaining that the enrollee may be held liable for the cost of benefits if the hearing decision upholds the Contractor.

33. That the Contractor continues extended benefits originally provided to the enrollee until any of the following occurs: 1) the enrollee withdraws appeal, 2) the enrollee has not specifically requested continued benefits pending a hearing decision within 10 days of the Contractor mailing of the appeal resolution notice, or 3) the AHCCCS Administration issues a state fair hearing decision adverse to the enrollee.

34. That if the enrollee files a request for hearing the Contractor must ensure that the case file and all supporting documentation is received by the AHCCCS Office of Administrative Legal Services (OALS)
   as specified by OALS. The file provided by the Contractor must contain a cover letter that includes:

                a. Enrollee’s name
                b. Enrollee’s AHCCCS I.D. number

                c. Enrollee’s address
                d. Enrollee’s phone number (if applicable)
                e. date of receipt of the appeal
                f. summary of the Contractor’s actions undertaken to resolve the appeal and summary of the appeal resolution

35. The following material shall be included in the file sent by the Contractor:

                a. the Enrollee’s written request for hearing
                b. copies of the entire appeal file which includes all supporting documentation including pertinent findings and medical records;
                c. the Contractor’s Notice of Appeal Resolution
                d. other information relevant to the resolution of the appeal

36. That if the Contractor or the State fair hearing decision reverses a decision to deny, limit or delay services not furnished during the appeal or the pendency of the hearing process, the Contractor shall authorize or provide the services promptly and as expeditiously as the enrollee's health condition requires irrespective of whether the Contractor contests the decision..

37. That if the Contractor or State fair hearing decision reverses a decision to deny authorization of services and the disputed services were received pending appeal, the Contractor shall pay for those services, as specified in policy and/or regulation.

38. That if the Contractor or State fair hearing decision upholds a decision to deny authorization of services and the disputed services were received pending appeal, the Contractor may recover the cost of those services from the enrollee.

ATTACHMENT H(2): PROVIDER CLAIM DISPUTE STANDARDS AND POLICY

The Contractor shall have in place a written claim dispute policy for providers. The policy shall be in accordance with applicable Federal and State laws, regulations and policies. The claim dispute policy shall include the following provisions:

1. The Provider Claim Dispute Policy shall be provided to all subcontractors at the time of contract. For providers without a contract, the claim dispute policy may be mailed with a remittance advice, provided the remittance is sent within 45 days of receipt of a claim.

2. The Provider Claim Dispute Policy must specify that all claim disputes challenging claim payments, denials or recoupments must be filed in writing with the Contractor no later than 12 months from the date of service, 12 months after the date of eligibility posting or within 60 days after the payment, denial or recoupment of a timely claim submission, whichever is later.

3. Specific individuals are appointed with authority to require corrective action and with requisite experience to administer the claim dispute process.

4. A log is maintained for all claim disputes containing sufficient information to identify the
   Complainant, date of receipt, nature of the claim dispute and the date the claim dispute is resolved.
   Separate logs must be maintained for provider and behavioral health recipient claim disputes.

5. Within five business days of receipt, the Complainant is informed by letter that the claim dispute has been received.

6. Each claim dispute is thoroughly investigated using the applicable statutory, regulatory, contractual and policy provisions, ensuring that facts are obtained from all parties.

7. All documentation received by the Contractor during the claim dispute process is dated upon receipt.

8. All claim disputes are filed in a secure designated area and are retained for five years following the
   Contractor’s decision, the Administration’s decision, judicial appeal or close of the claim dispute, whichever is later, unless otherwise provided by law.

9. A copy of the Contractor’s Notice of Decision (hereafter referred to as Decision) shall be mailed to all parties no later than 30 days after the provider files a claim dispute with the Contractor, unless the provider and Contractor agree to a longer period. The Decision must include and describe in detail, the following:

                a. the nature of the claim dispute
                b. the issues involved
                c. the reasons supporting the Contractor’s Decision, including references to applicable statute, rule, applicable contractual provisions, policy and procedure
                d. the Provider’s right to request a hearing by filing a written request for hearing to the
                   Contractor no later than 30 days after the date the Provider receives the Contractor’s decision.
                e. If the claim dispute is overturned, the requirement that the Contractor shall reprocess and pay the claim(s) in a manner consistent with the decision within 15 business days of the date of the Decision.

10. If the Provider files a written request for hearing, the Contractor must ensure that all supporting documentation is received by the AHCCCS Office Administrative Legal Services (OALS), no later than five business days from the date the Contractor receives the provider’s written hearing request.
   The file sent by the Contractor must contain a cover letter that includes:

                a. Provider’s name
                b. Provider’s AHCCCS ID number
                c. Provider’s address
                d. Provider’s phone number (if applicable)
                e. the date of receipt of claim dispute
                f. a summary of the Contractor’s actions undertaken to resolve the claim dispute and basis of the determination

11. The following material shall be included in the file sent by the Contractor:

                a. written request for hearing filed by the Provider
                b. copies of the entire file which includes pertinent records; and the Contractor’s Decision
                c. other information relevant to the Notice of Decision of the claim dispute

12. If the Contractor’s decision regarding a claim dispute is reversed through the appeal process, the
   Contractor shall reprocess and pay the claim (s) in a manner consistent with the decision within 15 business days of the date of the Decision.

ATTACHMENT I: RESERVED

ATTACHMENT J: OFFEROR’S CHECKLIST

Offerors must submit all items below, unless otherwise noted. In the column titled “Offeror’s Page #”, the
Offeror must enter the appropriate page number(s) from its proposal where the AHCCCS Evaluation Panel may find the Offeror’s response to the specified requirement.

I. GENERAL MATTERS

Subject	Reference	Offeror’s Page #
Offeror’s signature page	(Front Page)	N/A
Solicitation Amendment #1 signature page	(Front Page of Amendment)
Solicitation Amendment #2 signature page	(Front Page of Amendment)
Offeror’s Checklist (this attachment)	N/A
Completion of all items in Section G of the RFP	Section G

II. PROVIDER NETWORK

Subject	Reqmt. #	Offeror’s Page #
Provider Network Management
1
Provider Network Development
2
3
4
5
6
7
8
9
10
11

III. CAPITATION

Subject	Reqmt. #	Offeror’s Page #
Capitation	12

IV. PROGRAM

Subject	Reqmt. #	Offeror’s Page #
Quality Management
13
14
15
16
17
18
19
20
21
22
Medical Management
23
24
25
26
27
28
29
EPSDT/Maternal Health
30
31
32
33
34
35
36
37
38
Behavioral Health
39
40
41
42
Medical Homes
43

V. ORGANIZATION

Subject	Reqmt. #	Offeror’s Page #
Organization and Staffing
44
45
46
47
48
49
50
Information Systems
51
52
53
54
55
Claims
56
57
58
Corporate Compliance
59
60
Encounters
61
Member Services
62
63
64
65
Grievance and Appeals
66
67
Finance
68
69
70
71
72
73
74
75

VI. OTHER

Subject	Reqmt. #	Offeror’s Page #
KidsShare
76

ATTACHMENT K: COST SHARING COPAYMENTS

I.              EXEMPT POPULATIONS (REGARDLESS OF RATE CODE)
                The following populations are exempt from copayments for ALL services ($0 copay):
                • All members under the age of 19, including all KidsCare members
                • All Pregnant Women
                • All ALTCS enrolled members
                • All persons with Serious Mental Illness receiving RBHA services
                • All members who are receiving CRS services
                • SOBRA Family Planning Services Only members

                Additionally, no member may be asked to make a copayment for family planning services or supplies.

II.            STANDARD COPAYMENTS APPLY TO THE TITLE XIX WAIVER GROUP
                Services to this population may not be denied for failure to pay copayment.

                The standard copayments apply to the Title XIX Waiver Group, including RBHA General Mental
                Health and Substance Abuse service members. The standard copayments are as follows:

Service	Copayment
Generic Prescriptions or Brand Name if generic not available	$ 0
Brand Name Prescriptions when generic is available	$ 0
Non Emergency Use of ER	$ 1
Physician Office Visits	$ 1

III.           STANDARD COPAYMENTS APPLY TO THE FOLLOWING POPULATIONS
                Services to this population may not be denied for failure to pay copayment.

            • AHCCCS for Families with Children
                • Supplemental Security Income with and without Medicare

Service	Copayment
Generic Prescriptions or Brand Name if generic not available	$ 0
Brand Name Prescriptions when generic is available	$ 0
Non Emergency Use of ER	$ 1
Physician Office Visits	$ 0